EXHIBIT 3(a)

                              STATE OF INDIANA
                       OFFICE OF THE SECRETARY OF STATE
                     Edgar D. Whitcomb, Secretary of State
                         CERTIFICATE OF INCORPORATION
                                      OF
                         LINCOLN NATIONAL CORPORATION
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

  I, Edgar D. Whitcomb, Secretary of State of the State of Indiana, hereby certify that Articles of Incorporation of the above Corporation, in the form prescribed by my office, prepared and signed in triplicate by all of the incorporators and acknowledged and verified by at least three of them before a Notary Public, have been presented to me at my office accompanied by the fees prescribed by law; that I have found such Articles conform to law; that I have endorsed my approval upon the triplicate copies of such Articles; that all fees have been paid as required by law;that one copy of such Articles has been filed in my office; and that two copies of such Articles bearing the endorsement of my approval and filing have been returned by me to the incorporators or their representatives; all as prescribed by the provisions of the Indiana General Corporation Act, as amended.

  Wherefore, I hereby issue to such Corporation this Certificate of Incorporation, and further certify that its corporate existence has begun.

                                   In Witness Whereof, I have hereunto set my hand and affixed the seal of the State of Indiana, at the City of Indianapolis,

                                                     5th
                                   this.................................day of
[SEAL OF STATE OF INDIANA]
                                             January               68
                                   ............................, 19..
                                   ...........................................
                                      Edgar D. Whitcomb, Secretary of State,

                                   By.........................................
                                                                 Deputy

                           ARTICLES OF INCORPORATION
                           -------------------------
                                      OF
                                      --
                         LINCOLN NATIONAL CORPORATION
                         ----------------------------

  The undersigned incorporators, desiring to form a corporation (hereinafter referred to as the "Corporation") pursuant to the provisions of The Indiana General Corporation Act, as amended (hereinafter referred to as the "Act"), execute the following Articles of Incorporation.

                                   ARTICLE I
                                   ---------
                                     Name
                                     ----

  The name of the Corporation is Lincoln National Corporation.

                                  ARTICLE II
                                  ----------
                                   Purposes
                                   --------
  The purposes for which the Corporation is formed are:

       1. To acquire, by purchase, subscription or otherwise, own, hold, guarantee, use, sell, assign, transfer, exchange, mortgage, pledge, hypothecate, create security interests in, or otherwise deal with and dispose of, except as otherwise hereinafter provided, any and all securities, as hereinafter defined, and to possess and exercise any and all rights, powers and privileges of ownership of any and all such securities, including the right to vote thereon and to consent, assent or dissent with respect thereto for any and all purposes, and to issue or deliver its own securities in payment or exchange, in whole or in part, for any securities or to make payment therefor by any other lawful means; to aid by loan, subsidy or in any other lawful manner any corporation, firm, organization, association or other entity in which the Corporation may be or become interested through the direct or indirect holding of securities or in any other manner; to do any and all acts and things for the enhancement, protection or preservation of any securities which are in any manner, directly or indirectly, held or guaranteed by the Corporation, and to do any and all acts and things designed to accomplish any such purpose.

  The term "securities", as used in this Article, shall mean any and all shares, stocks, bonds, debentures, notes, acceptances, voting trust certificates, certificates of deposit, evidences of indebtedness, other obligations, certificates of any interest in or of the deposit of any of the foregoing, scrip, interim or other receipts, warrants or rights to subscribe for or purchase, or guarantees of, any of the foregoing, or any other interests or instruments commonly known as securities.

  2. To cause to be formed, organized, reorganized, consolidated, merged, wound up or liquidated and to take charge of, any corporation, firm, organization, association or other entity.

  3. To acquire, as a going concern or otherwise, and pay for in cash, securities, other consideration, or any combination thereof, the whole or any part of the business, goodwill, rights, or other assets and to undertake or assume the whole or any part of the obligations or liabilities of any person, corporation, firm, organization, association or other entity.

  4. To furnish services to and perform services for, and to act in any representative capacity for, any government, corporation, firm, organization, association, or other entity in which the Corporation may be or become interested through the direct or indirect holding of securities or in any other manner, whether in the development, exploitation, promotion, operation, management, liquidation, or otherwise, of any of the business or property thereof or of any lawful enterprise related thereto.

  5. To make loans and give other forms of credit, with or without security.

  6. To borrow money for its corporate purposes; to draw, make, accept, endorse, execute, issue, deliver and negotiate bonds, debentures, promissory notes, drafts, bills of exchange and other negotiable or transferable instruments and, except as otherwise hereinafter provided, to secure the payment thereof and the interest thereon by a deed or deeds of trust or by mortgage or pledge of or upon, or by the creation of a security interest in, all or any part of the property of the Corporation, real or personal, or any interest therein, wherever situated, whether at the time owned or thereafter acquired, and to sell, pledge, create security interests in or otherwise dispose of such bonds, debentures, notes or other obligations.

  7. To purchase, lease or otherwise acquire, take, hold, own, use, improve, maintain, develop, complete, extend, manage, operate, mortgage or otherwise impose a lien upon or create a security interest in, produce, sell, exchange, lease or otherwise dispose of or convey or transfer in any manner, buildings, storage and other facilities, real and personal property of all kinds, and any and all rights, interests or easements therein, without limit as to amount and wherever situated, and to engage in and conduct any enterprise not contrary to law.

  8. To enter into partnership or into any arrangement for sharing of profits, union of interests, joint adventure, reciprocal concession or otherwise, with any person, entity, syndicate, government, partnership, association, corporation or others.

  9. In general, to do any and all of the acts and things herein set forth to the same extent as natural persons could do, and in any part of the world, as principal, factor, agent, contractor, or otherwise, either alone or in company with any person, entity, syndicate, government, partnership, association, corporation or others; to establish and maintain offices and agencies within and anywhere outside of the State of Indiana; and to exercise all or any of its corporate powers and rights in the State of Indiana and in any and all other states, territories, districts, possessions, or dependencies of the United States of America and in any other countries or places.

     10. To do everything necessary, convenient or expedient for the accomplishment of any of the purposes herein set forth and to do every other act and thing incidental thereto or connected therewith, provided the same be not forbidden herein or by law. For the accomplishment of the aforesaid purposes and in furtherance thereof the Corporation shall have and may exercise all of the powers conferred by the Act upon corporations formed thereunder, provided, however, that nothing in the aforesaid purposes or powers shall confer upon the Corporation the purpose of, or the power to become, an investment company subject to the federal Investment Company Act of 1940, as amended.

                                  ARTICLE III
                                  -----------
                               Term of Existence
                               -----------------

  The period during which the Corporation shall continue is perpetual.

                                  ARTICLE IV
                                  ----------
                     Principal Office and Resident Agent
                     -----------------------------------

  The post-office address of the principal office of the Corporation is 1301 South Harrison Street, Fort Wayne, Indiana 46801; and the name and post-office address of its Resident Agent in charge of such office is Gordon C. Reeves, 1301 South Harrison Street, Fort Wayne, Indiana 46801.

                                   ARTICLE V
                                   ---------
                                Number of Shares
                               ----------------

  The total number of shares which the Corporation shall have authority to issue is fifteen million (15,000,000) shares with the par value of Two Dollars and Fifty CentS ($2.50) per share, all of one class designated as Common Stock.

                                  ARTICLE VI
                                  ----------
                            Initial Stated Capital
                            ----------------------

  The Corporation will not commence business until consideration of the value of at least One Thousand Dollars ($1,000) has been received for the issuance of shares.

                                  ARTICLE VII
                                  -----------
                                   Directors
                                   ---------

  Section 1. Number. The initial Board of Directors shall be composed of thirteen members. The number of Directors may from time to time be fixed by the bylaws of the Corporation at any number not less than three. In the absence of a bylaw fixing the number of Directors, the number shall be thirteen.

  Section 2. Qualifications. Directors need not be shareholders of the Corporation, but shall have other qualifications as the bylaws of the Corporation prescribe.

  Section 3. Classification. When the Board of Directors consists of nine or more members, the bylaws of the Corporation may provide that the Directors shall be divided into two or more classes whose terms of office shall expire at different times, but no term shall continue longer than three years.

    Section 4. Removal. Any or all of the members of the Board of Directors may be removed,with or without cause, at a meeting of shareholders called expressly for that purpose by a vote of the holders of three-fourths of the shares of the Corporation outstanding and then entitled to vote at an election of Directors.

                                 ARTICLE VIII
                                 ------------
                          Initial Board of Directors
                          --------------------------

    The names and post-office addresses of the first Board of Directors of the Corporation are as follows:

    Name                 Number and Street         City       State  Zip Code
    ----                 -----------------         ----       -----  --------

Edward D. Auer       The Lincoln National Life   Fort Wayne   Indiana   46801
                     Insurance Company
                     1301 South Harrison Street

Wallis B. Dunckel    Bankers Trust Company       New York     New York  10015
                     P. O. Box 318

Robert A. Efroymson  Real Silk Hosiery           Indianapolis Indiana   46204
                     Mills, Inc.
                     611 North Park Avenue

William B. F. Hall   2000 Lincoln Bank Tower     Fort Wayne   Indiana   46801

A. J. Hettinger, Jr. Lazard Freres & Co.         New York     New York  10005
                     44 Wall Street

James F. Keenan      Keenan Hotel Co., Inc.      Fort Wayne   Indiana   46801
                     1006 South Harrison Street

William T. McKay        1423 East California Road    Fort Wayne    Indiana     46805

Walter O. Menge         The Lincoln National Life    Fort Wayne    Indiana     46801
                        Insurance Company
                        1301 South Harrison Street

Henry W. Persons        The Lincoln National Life    Fort Wayne    Indiana     46801
                        Insurance Company
                        1301 South Harrison Street

Henry F. Rood           The Lincoln National Life    Fort Wayne    Indiana     46801
                        Insurance Company
                        1301 South Harrison Street

Ronald G. Stagg         The Lincoln National Life    Fort Wayne    Indiana     46801
                        Insurance Company
                        1301 South Harrison Street

Harold A. MacKinnon     1391 Ruffner Road            Schenectady   New York    12309

Thomas A. Watson        The Lincoln National Life    Fort Wayne    Indiana     46801
                        Insurance Company
                        1301 South Harrison Street

                                  ARTICLE IX
                                  ----------
                                 Incorporators
                                 -------------

   Section 1. Names and Post-Office Addresses. The names and post-office addresses of the incorporators of the Corporation are as follows:

     Name               Number and Street            City       State  Zip Code
     ----               -----------------            ----       -----  --------
Henry F. Rood       1301 South Harrison Street    Fort Wayne   Indiana   46801
Gordon C. Reeves    1301 South Harrison Street    Fort Wayne   Indiana   46801
Jack D. Hunter      1301 South Harrison Street    Fort Wayne   Indiana   46801

    Section 2. Age. All of such incorporators are of lawful age.

                                   ARTICLE X
                                   ---------
                    Provisions for Regulation of Business
                    -------------------------------------
                    and Conduct of Affairs of Corporation
                    -------------------------------------

  Section 1. Disposition of Assets. To the extent permitted by law, any sale, lease, exchange, mortgage, pledge, or other disposition of all or any part of the assets of the Corporation may be made by authority of a resolution of the Board of Directors; provided, that no shares of the Common Stock of The Lincoln National Life Insurance Company owned by the Corporation shall be sold, leased, exchanged, mortgaged, pledged, or otherwise disposed of except by the vote of the holders of three-fourths of the shares of the Corporation outstanding and entitled to vote thereon at an annual or special meeting of the shareholders held upon notice which includes notice of the proposed sale, lease, exchange, mortgage, pledge, or other disposition.

  Section 2. Ownership by Corporation of Its Own Shares. The Corporation shall have the right to purchase, take, receive or otherwise acquire, hold, own, pledge, transfer or otherwise dispose of its own shares, and purchases of its own shares whether direct or indirect may be made to the extent of unreserved and unrestricted capital surplus available therefor.

  Section 3. Place of Shareholders Meetings. All meetings of shareholders shall be held at the principal office of the Corporation or at such other place, either within or without the State of Indiana, as may be designated by a majority of the whole Board of Directors.

IN WITNESS WHEREOF, the undersigned, being all of the incorporators designated in Article IX, execute these Articles of Incorporation and certify to the truth of the facts herein stated, this 2nd day of January, 1968.

                                                /s/ Henry F. Rood
                                                ---------------------------
                                                              Henry F. Rood

                                                /s/ Gordon C. Reeves
                                                ---------------------------
                                                           Gordon C. Reeves

                                                /s/ Jack D. Hunter
                                                ---------------------------
                                                             Jack D. Hunter
STATE OF INDIANA )
                 ) SS:
COUNTY OF ALLEN  )

  I, the undersigned, a Notary Public duly commissioned to take acknowledgments and administer oaths in the State of Indiana, certify that Henry F.Rood, Gordon
C. Reeves and Jack D. Hunter, being all of the incorporators referred to in
Article IX of the foregoing Articles of Incorporation, personally appeared before me; acknowledged the execution thereof; and swore to the truth of the facts therein stated.

  WITNESS my hand and Notarial Seal this 2nd day of January, 1968.

                                       /s/ Edith M. Harris
                                       -----------------------------------
                                                 EDITH M. HARRIS
                              Notary Public in and for Allen County, Indiana
                                    Residing in Monroeville, Indiana
                                 My commission expires January 4, 1970

This instrument was prepared by:  Gordon C. Reeves, Attorney at Law
                                  Jack D. Hunter, Attorney at Law
                                  White & Case, Attorneys at Law

Certificate No. 4

                               STATE OF INDIANA
                       OFFICE OF THE SECRETARY OF STATE
                             INDIANAPOLIS, INDIANA

To Whom These Presents Come, Greeting:

     Whereas, there has been presented to me at this office Articles of Amendment in triplicate of LINCOLN NATIONAL CORPORATION

                                THE AMENDMENTS
                                --------------
The exact text of Article V and Section II(2) of ARTICLE X.

ARTICLE V. - See rider Attached.



Said Articles of Amendment having been prepared and signed in accordance with "An Act concerning domestic and foreign corporations for profit, providing penalties for the violation hereof, and repealing all laws or parts of laws in conflict herewith," approved March 16, 1929, and Acts supplemental thereto.
    Whereas, upon due examination, I find that they conform to law:
    Now, therefore, I hereby certify that I have this day endorsed my approval upon the triplicate copies of Articles so presented, and, having received the fees required by law, in the sum of $30,013.00 have filed one copy of the Articles in this office and returned two copies bearing the endorsement of my approval to the Corporation.

                                  In Witness Whereof, I have hereunto set my hand and affixed the seal of the State of Indiana, at the City of Indianapolis, this 28th day of May, 1969.

                                  -----------------------------------------
                                                        Secretary of State.
                                  By ______________________________________
                                                                    Deputy.

                             ARTICLES OF AMENDMENT
                             ---------------------
                                    OF THE
                                    ------
                           ARTICLES OF INCORPORATION
                           -------------------------
                                      OF
                                      --
                         LINCOLN NATIONAL CORPORATION
                         ----------------------------


     The undersigned officers of Lincoln National Corporation (hereinafter referred to as the "Corporation"), existing pursuant to the provisions of The Indiana General Corporation Act, as amended (hereinafter referred to as the "Act"), desiring to give notice of corporate action effectuating amendment of certain provisions of its Articles of Incorporation, certify the following facts:

                                 SUBDIVISION A
                                 -------------
                                THE AMENDMENTS
                                --------------

     The exact text of Article V of the Articles of Incorporation of the Corporation, as amended, now is as follows:

                                   ARTICLE V
                                   ---------
                   Number, Terms and Voting Rights of Shares
                   -----------------------------------------
         Section 1. Number of Shares. The total number of shares which the Corporation shall have authority to issue is thirty million (30,000,000) shares, consisting of twenty million (20,000,000) shares with the par value of Two Dollars and Fifty Cents ($2.50) per share, and ten million (10,000,000) shares without par value.

   Section 2. Terms of Common Stock. The twenty million (20,000,000) shares with a par value of Two Dollars and Fifty Cents ($2.50) per share which the Corporation shall have authority to issue shall constitute a single class of shares to be known as Common Stock. Only when all dividends accrued on all preferred or special classes of shares entitled to preferential dividends shall have been paid or declared and set apart for payment, but not otherwise, the holders of Common Stock shall be entitled to receive dividends, when and as declared by the Board of Directors. In event of any dissolution, liquidation or winding up of the Corporation, the holders of the Common Stock shall be entitled, after due payment or provision for payment of the debts and other liabilities of the Corporation, and the amounts to which the holders of preferred or special classes of shares may be entitled, to share ratably in the remaining net assets of the Corporation.
     Section 3. Voting Rights of Common Stock. Except as otherwise provided by law, every holder of Common Stock of the Corporation shall have the right at every shareholders' meeting to one vote for each share of Common Stock standing in his name on the books of the

Corporation on the date established by the Board of Directors as the record date for determination of shareholders entitled to vote at such meeting.
     Section 4. Terms of Preferred Stock, No Par Value. The ten million (10,000,000) shares without par value which the Corporation shall have authority to issue shall constitute a single class of shares to be known as Preferred Stock, No Par Value. The Board of Directors shall have authority to determine and state in the manner provided by law the rights, preferences, qualifications, limitations and restrictions (other than voting rights) of the Preferred Stock, No Par Value. The Preferred Stock, No Par Value, may be issued in one or more series for such an amount of consideration as may be fixed from time to time by the Board of Directors, and the Board of Directors shall have authority to determine and state in the manner provided by law the designations and the relative rights, preferences, qualifications, limitations and restrictions (other than voting rights) of each such series.
     Section 5. Voting Rights of Preferred Stock, No Par Value. Except as otherwise provided by law, every holder of Preferred Stock, No Par Value, of the

Corporation shall have the right at every shareholders' meeting to one vote for each share of Preferred Stock, No Par Value, standing in his name on the books of the Corporation on the date established by the Board of Directors as the record date for determination of shareholders entitled to vote at such meeting.
     At any time when six or more quarterly dividends, whether or not consecutive, on the Preferred Stock, No Par Value, or on any one or more series thereof, shall be in default, the holders of all Preferred Stock, No Par Value, at the time or times outstanding as to which such default shall exist shall be entitled, at the next annual meeting of shareholders, voting as a class, to vote for and elect two Directors of the Corporation.
     In the case of any vacancy in the office of a Director occurring among the Directors elected by the holders of the shares of the Preferred Stock, No Par Value, voting as a class pursuant to this Section, the remaining Director or Directors elected by the holders of the shares of the Preferred Stock, No Par Value, pursuant to this Section may elect a successor or successors to hold office until the next annual or special meeting of the shareholders.

     At all meetings of shareholders held for the purpose of electing Directors during such time as the holders of the shares of the Preferred Stock, No Par Value, shall have the right, voting as a class, to elect Directors pursuant to this Section,the presence in person or by proxy of the holders of a majority of the outstanding shares of the Preferred Stock, No Par Value,then entitled, as a class, to elect Directors pursuant to this Section shall be required to constitute a quorum of such class for the election of Directors; provided, that the absence of a quorum of the holders of Preferred Stock, No Par Value, shall not prevent the election at any such meeting or adjournment thereof of Directors by any other class or classes of stock if the necessary quorum of the holders of such stock is present in person or by proxy at such meeting.
     The right of the holders of Preferred Stock, No Par Value, voting as a class, to participate in the election of Directors pursuant to this Section shall continue in effect, in the case of all Preferred Stock, No Par Value, entitled to receive cumulative dividends, until all accumulated and unpaid dividends have been paid or declared and set apart for payment on all cumulative Preferred Stock, No Par Value, the holders of which shall have been entitled to vote at the previous annual meeting of shareholders, or in the case of all non-cumulative Preferred Stock, No Par Value, until non-cumulative dividends have been paid or declared and set apart for payment for four consecutive quarterly dividend periods on all non-cumulative Preferred Stock, No Par Value, the holders of which shall have been entitled to vote at the previous annual meeting of shareholders, and thereafter the right of the holders of Preferred Stock, No Par Value, voting as a class, to participate in the election of Directors pursuant to this Section shall terminate.
     Upon termination of the right of the holders of Preferred Stock, No Par Value, voting as a class, to participate in the election of Directors pursuant to this Section, the term of office of each Director then in office elected by the holders of the Preferred Stock, No Par Value, shall terminate, and any vacancy so created may be filled as provided by the bylaws of the Corporation.
     Any Director or Directors elected by the holders of Preferred Stock, No Par Value, voting as a class pursuant to this Section, may be removed, with or without cause, only by a vote of the holders of three-fourths of the outstanding shares of Preferred Stock, No Par Value, taken at a meeting as provided by Section 4 of
Article VII of these Articles of Incorporation.
     The Corporation shall not, without the approval of the holders of at least two-thirds of the Preferred Stock, No Par Value, at the time outstanding, voting as a class:
     (a) Amend these Articles of Incorporation to create or authorize any kind of stock ranking prior to or on a parity with the Preferred Stock, No Par Value, with respect to payment of dividends or distribution on dissolution, liquidation or winding up, or create or authorize any security convertible into shares of stock of any such kind; or
     (b) Amend, alter, change or repeal any of the express terms of the Preferred Stock, No Par Value, or of any series thereof, then outstanding in a manner prejudicial to the holders thereof; provided, that if any such amendment, alteration, change or repeal would be prejudicial to the holders of one or more, but not all, of the series of the Preferred Stock, No Par Value, at the time outstanding, only such consent of the holders of two-thirds of the total number of outstanding shares of all series so affected shall be required, unless a different or greater vote shall be required by law; or
     (c) Authorize the voluntary dissolution of the Corporation or any revocation of dissolution proceedings theretofore approved, authorize any Special Corporate Transaction, as defined in the Act, as amended from time to time, or approve any limitation of the term of existence of the Corporation; or
      (d) Merge or consolidate with another corporation in such manner that the Corporation does not survive as a continuing entity, if thereby the rights, preferences, or powers of the Preferred Stock, No Par Value, would be adversely affected, or if there would thereupon be authorized or outstanding securities which the Corporation, if it owned all of the properties then owned by the resulting corporation, could not create without the approval of the holders of the Preferred Stock, No Par Value.
     Section 6. Class Voting. The holders of the outstanding shares of a class, or of any series thereof, shall not be entitled to vote as a class except as shall be expressly provided by this Article or by law.

     The exact text of Section 2 of Article X of the Articles of Incorporation of the Corporation, as amended, now is as follows:
       Section 2. Ownership by Corporation of Its Own Shares. The Corporation shall have the right to purchase, take, receive or otherwise acquire, hold, own, pledge, transfer or otherwise dispose of its own shares, and purchases of its own shares whether direct or indirect may be made to the extent of unreserved and unrestricted earned surplus or capital surplus available therefor; provided, that the Corporation shall not use its funds or other assets in effecting the retirement of its preferred shares by redemption or purchase when such use would cause any impairment of its capital.
     The exact text of Article V and Section 2 of Article X of the Articles of Incorporation of the Corporation, as amended, are together herein referred to as the "Amendments".

                                 SUBDIVISION B
                                 -------------
                          MANNER OF ADOPTION AND VOTE
                          ---------------------------

1.  Action by Directors
     The Board of Directors of the Corporation, at a special meeting thereof, duly called, constituted and held on April 28, 1969, at which a quorum of such Board of Directors was present, duly adopted a resolution proposing to the Shareholders of the Corporation entitled to vote in respect of the Amendments that the provisions and terms of Article V and Section 2 of Article X of its Articles of Incorporation be amended so as to read as set forth in the Amendments, and directing that the Amendments be submitted to a vote of such Shareholders at the annual meeting of Shareholders to be held May 28, 1969.

2.  Action by Shareholders

       The Shareholders of the Corporation entitled to vote in respect of the Amendments, at a meeting thereof, duly called, constituted and held on May 28, 1969, at which 8,213,647 shares were present in person or by proxy, adopted the Amendments.

       The holders of the one class of issued and outstanding shares, designated as Common Stock, were entitled to vote in respect of the Amendments.

       9,685,904 shares were entitled to vote in respect of the Amendments. The number of shares voted in favor of the adoption of the Amendments and the number of shares voted against such adoption are as follows:


                         Amendment of       Amendment of
                          Article V     Section 2 of Article X
                         ------------   ----------------------
Shares voted in favor:    7,979,573           7,996,268
Shares voted against:       148,138             152,576


3.  Compliance with Legal Requirements

      The manner of the adoption of the Amendments, and the vote by which they were adopted, constitute full legal compliance with the provisions of the Act, the Articles of Incorporation, and the Bylaws of the Corporation.

                             SUBDIVISION C
                             -------------
             STATEMENT OF CHANGES MADE WITH RESPECT TO THE
             ---------------------------------------------
                  SHARES HERETOFORE AUTHORIZED
                  ----------------------------
1.  Shares Heretofore Authorized
    The number of shares which the Corporation had authority to issue prior to the Amendments was fifteen million (15,000,000) shares with the par value of Two Dollars and Fifty Cents ($2.50) per share, all of one class designated as Common Stock.
2.  Additional Shares Authorized by Amendments
    The number of additional shares authorized by the Amendments is fifteen million (15,000,000) shares, consisting of five million (5,000,000) shares with the par value of Two Dollars and Fifty Cents ($2.50) per share designated as Common Stock, and ten million (10,000,000) shares without par value designated as Preferred Stock, No Par Value.
3.  Aggregate Number of Shares Hereafter Authorized
    The aggregate number of shares which the Corporation will have authority to issue after giving effect to the Amendments, itemized by class, is as follows:

                    Class                     Number Authorized
                    -----                     -----------------
   Common Stock                                  20,000,000
   Preferred Stock, No Par Value                 10,000,000

     IN WITNESS WHEREOF, the undersigned officers execute these Articles of Amendment of the Articles of Incorporation of the

Corporation, and certify to the truth of the facts herein stated, this 28th day of May, 1969.


                                    /s/ Gordon C. Reeves
                                  ---------------------------------------
                                        Gordon C. Reeves
                                        President of
                                        Lincoln National Corporation


                                    /s/ Paul J. Sauerteig
                                  ---------------------------------------
                                        Paul J. Sauerteig
                                        Secretary of
                                        Lincoln National Corporation

STATE OF INDIANA  )
                  )  SS:
COUNTY OF ALLEN   )

     I, the undersigned, a Notary Public duly commissioned to take acknowledgments and administer oaths in the State of Indiana, certify that Gordon C. Reeves, the President, and Paul J. Sauerteig, the Secretary, of Lincoln National Corporation, the officers executing the foregoing Articles of Amendment of Articles of Incorporation, personally appeared before me; acknowledged the execution thereof; and swore to the truth of the facts therein stated.

     WITNESS my hand and Notarial Seal this 28th day of May, 1969.


                                  /s/ Edith M. Harris
                                  ---------------------------------------
                                  Notary Public in and for Allen
                                  County, Indiana
                                  Residing in Monroeville, Indiana
                                  My Commission expires January 4, 1970

This instrument was prepared by Jack D. Hunter, Attorney at Law.

                               STATE OF INDIANA
                       OFFICE OF THE SECRETARY OF STATE
                              SECRETARY OF STATE

To Whom These Presents Come, Greeting:

    WHEREAS, there has been presented to me at this office a Certificate of statement of the [Issurance] of Resolution by the Board of Directors, Determining the Stating and Designations and Relative Rights, Preferences, Qualifications, Limitations, or Restrictions of

                         LINCOLN NATIONAL CORPORATION

as follows:  (H.I.)

NOW, THEREFORE, I hereby certify that I have this day endorsed my approval upon the triplicate copies of the Certificates so presented and having received the fees required by law in the sum of $13.00, have filed one copy of the Certificate in this office and returned two copies bearing the [encorsement] of my approval to the Corporation.


                                 In Witness Whereof, I have hereunto set my hand and affixed the seal of the State of Indiana, at the City of Indianapolis, this 20th day of August, 1969.

                                 -----------------------------------------
                                                        Secretary of State.
                                 By ______________________________________
                                                                    Deputy.

                CERTIFICATE OF RESOLUTION BY BOARD OF DIRECTORS
                DETERMINING AND STATING THE DESIGNATION AND THE
                 RELATIVE RIGHTS, PREFERENCES, QUALIFICATIONS,
            LIMITATIONS AND RESTRICTIONS (OTHER THAN VOTING RIGHTS)
                  OF A SERIES OF A CLASS OF PREFERRED SHARES

                                      OF

                         LINCOLN NATIONAL CORPORATION

     Pursuant to Section 6(b) of The Indiana General Corporation Act, as amended, Paul J. Sauerteig, Secretary of Lincoln National Corporation (a corporation existing pursuant to the provisions of The Indiana General Corporation Act, as amended, and hereinafter referred to as the "Corporation"), says that the Board of Directors of the Corporation at a duly called meeting of said board on May 28, 1969, duly adopted the following resolution by a majority vote, a quorum being present and voting:

     RESOLVED that, pursuant to the authority expressly granted to and vested in the Board of Directors of the Corporation by the provisions of the Articles of Incorporation of the Corporation, this Board of Directors hereby creates and authorizes the issue of, for the consideration stated, a series of the Preferred Stock, No Par Value, of the Corporation, to consist of 2,233,421 shares of Preferred Stock, No Par Value, of the Corporation, and this Board of Directors hereby fixes the designation and the relative rights, preferences, qualifications, limitations and restrictions (other than voting rights) of the shares of such series as follows:

SECTION 1.  Designation.
     1.1 The designation of the series of Preferred Stock, No Par Value, created by this resolution shall be "$3.00 Cumulative Convertible Preferred Stock, Series A (No Par Value)" (the "Series A Preferred Stock").

SECTION 2.  Dividends.
     2.1 The holders of the Series A Preferred Stock shall be entitled to receive, but only when and as declared by the Board of Directors, out of any assets of the Corporation legally available for the purpose, cash dividends at the rate of $3.00 per share per annum, and no more, payable $0.75 per share quarterly on the fifth day of March, June, September, and December of each year to such stockholders of record on the respective dates, not exceeding 50 days preceding such dividend dates, fixed for the purpose by the Board of Directors.
     2.2 Dividends shall be cumulative on shares of the Series A Preferred Stock from and after dates determined as follows:
    (a) if issued on or prior to the record date for the first dividend on such shares, then from and after the fifth day of March, June, September or December next preceding such record date;

   (b) if issued during the period immediately after a record date for a dividend on the Series A Preferred Stock and ending on the payment date for such dividend, then from and after such dividend payment date; and
   (c) otherwise from and after the fifth day of March, June, September or December next preceding the date of issue of such shares.
Accumulation of dividends shall not bear interest.
     2.3 No dividends (other than dividends payable in Common Stock of the Corporation) shall be paid or declared on the Common Stock of the Corporation or on any other series of the Preferred Stock, No Par Value, or on any other class or series of stock of the Corporation ranking as to dividends junior to or on a parity with the Series A Preferred Stock, unless full dividends on all outstanding shares of the Series A Preferred Stock for all past dividend periods have been paid and unless full dividends on all such shares for the then current dividend period shall have been paid or declared.
SECTION 3. Preference in Liquidation.
     3.1 In the event of the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the Series A Preferred Stock then outstanding shall be entitled to receive, after payment or provision for payment of all creditors of the Corporation, but before any distribution or payment shall be made in respect of the Common Stock or any other stock of the Corporation ranking junior to the Series A Preferred Stock as to assets on liquidation, dissolution or winding up, an amount equal to $80 per share, plus an amount equal to all unpaid dividends thereon accrued on a daily basis to the date when funds for payment are made available to the holders; and no payments on account of liquidation, dissolution or winding up shall be made to the holders of any series of Preferred Stock, No Par Value, or any other stock of the Corporation ranking on a parity with the Series A Preferred Stock as to assets, unless there shall likewise be paid at the same time to the holders of all shares of Series A Preferred Stock like proportionate distributive amounts ratably, in proportion to the full distributive amounts to which they are respectively entitled. The holders of the Series A Preferred Stock shall have no rights in respect of the remaining assets of the Corporation.
     3.2 Neither the consolidation or merger of the Corporation with or into any other corporation or corporations, nor the sale or transfer by the Corporation of all or any part of its assets, shall be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this Section 3.

SECTION 4. Redemption.

     4.1 At any time or from time to time after October 31, 1974, (but not before such time) and so long as any dividends on the Series A Preferred Stock are not in arrears, the Corporation at the option of its Board of Directors, shall have the right to redeem the Series A Preferred Stock, in whole or from time to time in part, at a price equal to $80 per share plus an amount equal to all unpaid dividends thereon accrued on a daily basis to the date of redemption.
     4.2 Notice of every redemption shall be mailed at least 30 days, but not more than 60 days, prior to the date fixed for redemption, addressed to the holders of record of the shares to be redeemed at their respective addresses as the same shall appear on the books of the Corporation. In the case of a redemption of a part only of the Series A Preferred Stock the Corporation shall select by lot the shares so to be redeemed.
     4.3 If notice of redemption shall have been mailed as aforesaid, and if on or before the redemption date specified in such notice a sum equal to the redemption price of the shares so called for redemption shall have been set aside by the Corporation, separate and apart from its other funds for the pro rata benefit of the holders of the shares so called for redemption, so as to be and continue to be available therefor, then, whether or not certificates for the shares so called for redemption shall have been surrendered for cancellation, such shares, from and after the date of redemption so designated, shall be deemed to be no longer outstanding, the right to receive dividends thereon shall cease to accrue and all rights with respect to such shares shall forthwith on such redemption date cease and terminate except only the right of the holders thereof to receive the redemption price.
     4.4 The Corporation may, however, at any time prior to the redemption date specified in the notice of redemption but after such notice of redemption shall have been mailed as aforesaid, deposit in trust, for the account of the holders of the Series A Preferred Stock to be redeemed, with a bank or trust company in good standing organized under the laws of the United States of America or of the State of New York, or of the State of Illinois, doing business in the Borough of Manhattan, City of New York, or in the City of Chicago, Illinois, having capital, surplus and undivided profits aggregating at least $5,000,000, designated in such notice of redemption, a sum equal to the redemption price of such shares so called for redemption, and thereupon, whether or not certificates for the shares so called for redemption shall have been surrendered for cancellation (if such notice shall state that holders of the shares so called for redemption may receive their redemption price at any time after such deposit), all shares with respect to which such deposit shall have been made shall be deemed to be no longer outstanding, the right to receive dividends thereon for any period after the date so fixed for redemption shall cease to accrue and all rights with respect to such shares shall forthwith upon such deposit in trust cease and terminate except only (a) the rights of the holders thereof to receive from such bank or trust company, at any time after the time of such deposit, the redemption price of such shares to be redeemed, or (b) the right to exercise, on or before the close of business on the third business day prior to the date fixed for redemption, the privileges of conversion. Any moneys so deposited by the Corporation which shall not be required for such redemption because of the exercise of any such right of conversion, shall be repaid to the Corporation forthwith. Any moneys so deposited by the Corporation and unclaimed at the end of six years from the date fixed for such redemption shall be repaid to the Corporation upon its request expressed in a resolution of its Board of Directors, after which repayment the holders of the shares so called for redemption shall look only to the Corporation for the payment thereof.
     4.5 Shares of Series A Preferred Stock so redeemed shall, after the Corporation takes appropriate steps required or permitted by the laws of Indiana, have the status of authorized and unissued shares of Preferred Stock, No Par Value, and the number of shares of Preferred Stock, No Par Value, which the Corporation shall have authority to issue shall not be decreased by the redemption of shares of Series A Preferred Stock.
     4.6 Nothing in this Section 4 shall limit any legal right of the Corporation to purchase or otherwise acquire any shares of the Preferred Stock, No Par Value, at not exceeding the price at which the same may be redeemed at the option of the Corporation.
SECTION 5. Conversion Rights.
     5.1 Subject to adjustment as provided in this Section 5, each share of Series A Preferred Stock shall be convertible at the option of the respective holder thereof, at the office of the transfer agent for the Common Stock, and at such other place or places, if any, as the Board of Directors may determine, into one fully paid and non-assessable share of Common Stock of the par value of $2.50 per share (the "Common Stock") of the Corporation. In case of the redemption of any shares of Series A Preferred Stock, such right of conversion shall terminate, as to the shares called for redemption, at the close of business on the third business day prior to the date fixed for redemption, unless default shall be made in the payment of the redemption price. Upon conversion the

Corporation shall make no payment or adjustment on account of unpaid dividends accrued on the Series A Preferred Stock surrendered for conversion.
     5.2 The Common Stock issuable upon conversion of Series A Preferred Stock shall be Common Stock as constituted at the date of this resolution, except as otherwise provided in subdivision (b) of Section 5.5.
     5.3 Before any holder of Series A Preferred Stock shall be entitled to convert the same into Common Stock, he shall surrender the certificate or certificates for such Series A Preferred Stock at the office of the transfer agent for the Common Stock, which certificate or certificates, if the Corporation shall so request, shall be duly endorsed to the Corporation or in blank or accompanied by proper instruments of transfer to the Corporation or in blank, and shall give written notice to the Corporation at that office that he elects so to convert Series A Preferred Stock, and shall state in writing therein the name or names in which he wishes the certificate or certificates for Common Stock to be issued. Every such notice of election to convert shall constitute a contract between the holder of such Series A Preferred Stock and the Corporation, whereby the holder of such Series A Preferred Stock shall be deemed to subscribe for the amount of Common Stock which he shall be entitled to receive upon such conversion, and, in satisfaction of such subscription, to deposit the Series A Preferred Stock to be converted and to release the Corporation from all liability thereunder, and thereby the Corporation shall be deemed to agree that the surrender of the certificate or certificates for the Series A Preferred Stock and the extinguishment of liability thereon shall constitute full payment of such subscription for Common Stock to be issued upon such conversion.
     5.4 As soon as practicable after such deposit of certificates for Series A Preferred Stock accompanied by the written notice and the statement above prescribed, the Corporation will issue and deliver at the office of the transfer agent to the person for whose account such Series A Preferred Stock was so surrendered, or to his nominee or nominees, certificates for the number of full shares of Common Stock to which he shall be entitled as aforesaid, together with a cash adjustment of any fraction of a share as herein stated, if not evenly convertible. Subject to the following provisions of this paragraph, such conversion shall be deemed to have been made as of the date of such surrender of the Series A Preferred Stock to be converted; and the person or persons entitled to receive the Common Stock issuable upon conversion of such Series A Preferred Stock shall be treated for all purposes as the record holder or holders of such Common Stock on such date. The Corporation shall not be required to convert, and no surrender of

Series A Preferred Stock shall be effective for that purpose, while the stock transfer books of the Corporation are closed for any purpose; but the surrender of Series A Preferred Stock for conversion during any period while such books are so closed shall become effective for conversion immediately upon the reopening of such books, as if the conversion had been made on the date such Series A Preferred Stock was surrendered.
     5.5 The number of shares of Common Stock into which the shares of Series A Preferred Stock shall be convertible shall be subject to adjustment from time to time as follows:
   (a) In case the Corporation shall at any time or from time to time
     (1) declare a dividend payable in Common Stock,
     (2) issue any shares of its Common Stock in subdivision of outstanding shares of Common Stock, by reclassification or otherwise, or
     (3) make any combination of shares of Common Stock, by reclassification or otherwise, the conversion rate shall be adjusted so that the holder of each share of Series A Preferred Stock shall thereafter be entitled to receive upon the conversion of such share the number of shares of the Corporation which he would have owned or have been entitled to receive after the happening of any of the events described above had such share been converted immediately prior to the happening of such event. Further such adjustments shall be made whenever any of the events listed above shall occur.
   (b) In case of any capital reorganization or any reclassification of the capital stock of the Corporation or in case of the consolidation or merger of the Corporation with or into another corporation, or in case of any sale or conveyance to another corporation of the assets of the Corporation as an entirety or substantially as an entirety, the holder of each share of Series A Preferred Stock then outstanding shall have the right to convert such share into the kind and number of shares of stock and other securities and property receivable upon such reorganization, reclassification, consolidation, merger, sale or conveyance, as the case may be, by a holder of that number of shares of Common Stock into which one share of Series A Preferred Stock is convertible; and, in any such case, appropriate adjustment (as determined in good faith by a resolution of the Board of Directors of the Corporation) shall be made in the application of the provisions herein set forth with respect to rights and interests thereafter of the holders of the Series A Preferred Stock, to the end that the provisions set forth herein (including the specified adjustments) shall thereafter be applicable, as near as reasonably may be, in relation to any shares or other property thereafter deliverable upon the conversion of the Series A Preferred Stock.
   (c) In case the Corporation shall issue rights or warrants to the holders of its Common Stock for the purpose of entitling them to subscribe for or purchase shares of Common Stock at a price per share less than 95% of the "current market price" per share of Common Stock (as defined in Section
   5.9) on the date at which a record is taken of the holders of such issuance, the number of shares of Common Stock into which each share of Series A Preferred Stock shall thereafter be convertible shall be determined by multiplying the number of shares of Common Stock into which such share of Series A Preferred Stock was immediately theretofore convertible by a fraction, of which the numerator shall be the sum of the number of shares of Common Stock outstanding at the time of the taking of such record plus the number of additional shares of Common Stock so offered for subscription or purchase, and of which the denominator shall be the sum of the number of shares of Common Stock outstanding at the time of the taking of such record plus the number of shares of Common Stock which the aggregate offering price of the total number of shares so offered would purchase at such current market price per share for such date. (d) No adjustment in the number of shares of Common Stock into which any share of Series A Preferred Stock is convertible shall be required unless such adjustment would require an increase or decrease of at least 5% in the number of shares of Common Stock into which a share of Series A Preferred Stock is then convertible; provided, however, that any adjustments which by reason of this subdivision (d) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this
   Section 5.5 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.
     Whenever such an adjustment is to be made, the Corporation shall forthwith file with the transfer agent for the Series A Preferred Stock and the Common Stock, a statement signed by the

President or one of the Vice Presidents of the Corporation and by its Treasurer or an Assistant Treasurer, stating the adjustment to be made. Such statement shall show in detail the facts requiring such adjustment. Whenever such an adjustment is to be made, the Corporation will forthwith cause a notice stating the adjustment to be mailed to the respective holders of record of Series A Preferred Stock. Where appropriate, such notice may be given in advance and included as a part of a notice required to be mailed under the provisions of the following paragraph of this Section 5.5.
    In case at any time:
    (i) the Corporation shall pay any dividend payable in stock upon its Common Stock or make any distribution (other than cash dividends) to the holders of its Common Stock; or
    (ii) the Corporation shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or any other rights; or
    (iii) the consolidation or merger of the Corporation with or into another corporation or the sale or conveyance of all or substantially all the assets of the Corporation shall be proposed by the Corporation;
    then in any one or more of those cases, the Corporation shall cause at least fifteen days' prior notice to be mailed to the transfer agent for the Series A Preferred Stock and the Common Stock and to the holders of record of the outstanding Series A Preferred Stock of the date on which (x) the books of the Corporation shall close, or a record be taken for such stock dividend, distribution or subscription rights, or (y) such consolidation or merger or conveyance shall take place, as the case may be.
Such notice shall also specify the date as of which holders of Common Stock of record shall participate in the dividend, distribution or subscription rights or shall be entitled to exchange their Common Stock for securities or other property deliverable upon such consolidation, merger, sale or conveyance, as the case may be, and shall specify the proposed transactions in reasonable detail.
     5.6 Shares of Series A Preferred Stock converted into Common Stock shall have the status of authorized and unissued shares of Preferred Stock, No Par Value, and the number of shares of Preferred Stock, No Par Value, which the Corporation shall have authority to issue shall not be decreased by the conversion of shares of Series A Preferred Stock.
     5.7 The Corporation shall at all times reserve and keep available, out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Series A Preferred Stock, such number of shares as shall from time to time be sufficient to effect the conversion of all shares of Series A Preferred Stock from time to time outstanding. The Corporation shall from time to time, in accordance with the laws of Indiana increase the authorized amount of its Common Stock if at any time the number of shares of Common Stock remaining unissued shall not be sufficient to permit the conversion of all the then outstanding Series A Preferred Stock.
     5.8 No fractions of shares of Common Stock will be issued upon conversion. In the event that because of any adjustments required to be made by Section 5.5 fractions of shares of Common Stock would be required to be issued upon conversion, the Corporation will, in lieu of issuing such fractions of shares, pay to the person otherwise entitled to such fractions the cash value of such fractions based upon the current market price (as defined in Section 5.9) per share of Common Stock on the day prior to that on which shares of Series A Preferred Stock are surrendered by such person for conversion.
     5.9 The "current market price" per share of Common Stock as to any specified day shall be deemed to be the last reported sale price of the Common Stock for such day (or, if there is no sale on such day, the last bid quotation for the Common Stock) on the New York Stock Exchange (or, if the Common Stock is not listed on the New York Stock Exchange, on a national securities exchange designated by the Corporation) or, if the Common Stock is not listed upon any national securities exchange, the average of the closing bid and asked quotations for the Common Stock for such day as furnished by the trading department of any New York Stock Exchange member firm selected from time to time by the Corporation for the purpose and deemed by it to be reliable. If an exchange was not open, or if the Common Stock was not traded on an exchange or elsewhere, on a day as of which the current market price is to be determined, the determination of price or quotation shall be made as of the last business day before such day.
     5.10 The Corporation will pay any and all issue and other taxes that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of Series A Preferred Stock pursuant hereto. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of Common Stock in a name other than that in which the Series A Preferred Stock so converted was registered, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Corporation the amount of any such tax, or has established, to the satisfaction of the Corporation, that such tax has been paid.
     5.11 The Corporation covenants that if any shares of Common Stock, required to be reserved for purposes of conversion of the Series A Preferred Stock hereunder, require registration with, or approval of, any governmental authority under any federal or state law or listing on any national securities exchange, before such shares may be issued upon conversion, the Corporation will in good faith and as expeditiously as possible take such action as may be necessary to secure such registration or approval or listing on the relevant national securities exchange, as the case may be.

SECTION 6.  Consideration for Issue of Series A Preferred Stock.
     6.1 Shares of Series A Preferred Stock shall be issued in exchange for shares of common stock of Chicago Title and Trust Company pursuant to the terms of the Memorandum of Understanding between this Corporation and Chicago Title and Trust Company, which memorandum was approved by the Board of Directors of the Corporation at its special meeting of April 28, 1969. Pursuant to Section 4 of Article V of the Articles of Incorporation, the Board of Directors hereby fixes as the amount of consideration to be received by the Corporation for the issue of each share of Series A Preferred Stock, one share of common stock of Chicago Title and Trust Company.


     Said Paul J. Sauerteig further says that the authority to adopt said foregoing resolution is by the Articles of Incorporation legally vested in said Board of Directors of the Corporation.

                                            /s/ Paul J. Sauerteig
                                            ---------------------------
                                            Paul J. Sauerteig
                                            Secretary of
                                            Lincoln National Corporation

STATE OF INDIANA  )
                  )  ss:
COUNTY OF ALLEN   )

     Gordon C. Reeves, being duly sworn upon his oath, says that he is the duly elected, qualified and acting President of Lincoln National Corporation and that the foregong certificate is true in substance and in fact; and that he verifies the same.

     Witness my hand and seal this 20 day of August 1969.

                                    /s/ Gordon C. Reeves
                                  ---------------------------------------
                                        Gordon C. Reeves
                                        President of
                                        Lincoln National Corporation

STATE OF INDIANA  )
                  )  ss:
COUNTY OF ALLEN   )

     Subscribed and sworn to before me, a Notary Public, in and for Allen County, State of Indiana, this 20 day of August 1969.

                            /s/ Bess M. Leadbetter
                            ---------------------------------------
                            Notary Public in and for Allen County, Indiana Residing in Fort Wayne, Indiana
                            My Commission Expires July 1, 1970

This instrument was prepared by Jack D. Hunter, Attorney at Law.

                               STATE OF INDIANA
                       OFFICE OF THE SECRETARY OF STATE
                              SECRETARY OF STATE


To Whom These Presents Come, Greeting:

                           CERTIFICATE OF AMENDMENT
                                      OF
                         LINCOLN NATIONAL CORPORATION

I, LARRY A. CONRAD, Secretary of State of the State of Indiana, hereby certify that Articles of Amendment for the above Corporation, in the form prescribed by my office, prepared and signed in duplicate in accordance with "An Act concerning domestic and foreign corporations for profit, providing penalties for the violation hereof, and repealing all laws or parts of laws in conflict herewith," approved March 16, 1929, and Acts supplemental thereto.
                                THE AMENDMENT:
THE EXACT TEXT OF ARTICLE V SECTION 1 AND THE EXACT TEXT OF THE FIRST SENTENCE OF SECTION 2 OF ARTICLE V:

Whereas, upon due examination, I find that the Articles of Amendment conform to law, and have endorsed my approval upon the duplicate copies of such Articles; that all fees have been paid as required by law; that one copy of such Articles has been filed in my office; and that the remaining copy of such Articles bearing the endorsement of my approval and filing has been returned by me to the Corporation.

               In Witness Whereof, I have hereunto set my hand and affixed the seal of the State of Indiana, at the City of Indianapolis, this 24th day of May, 1972.

               -------------------------------------------------------------
                  LARRY A CONRAD                         Secretary of State.

              By ___________________________________________________________
                                                                      Deputy

                             ARTICLES OF AMENDMENT
                             ---------------------
                                    OF THE
                                    ------
                           ARTICLES OF INCORPORATION
                           -------------------------
                                      OF
                         LINCOLN NATIONAL CORPORATION
                         ----------------------------

     The undersigned officers of Lincoln National Corporation (hereinafter referred to as the "Corporation"), existing pursuant to the provisions of The Indiana General Corporation Act, as amended (hereinafter referred to as the "Act"), desiring to give notice of corporate action effectuating amendment of certain provisions of its Articles of Incorporation, certify the following facts:

                                 SUBDIVISION A
                                 -------------
                                THE AMENDMENTS
                                --------------

     The exact text of Section 1 of Article V of the Articles of Incorporation of the Corporation, as amended, now is as follows:

         Section 1. Number of Shares. The total number of shares which the Corporation shall have authority to issue is fifty million (50,000,000) shares, consisting of forty million (40,000,000) shares with the par value of Two Dollars and Fifty Cents ($2.50) per share, and ten million (10,000,000) shares without par value.

     The exact text of the first sentence of Section 2 of Article V of the Articles of Incorporation of the Corporation, as amended (immediately following the heading "Section 2. Terms of Common Stock."), now is as follows:

     The forty million (40,000,000) shares with a par value of Two Dollars and Fifty Cents ($2.50) per share which the Corporation shall have authority to issue shall constitute a single class of shares to be known as Common Stock.

     The heading and other sentences of Section 2 and the subsequent sections of Article V remain in full effect as heretofore adopted.

                                 SUBDIVISION B
                                 -------------
                          MANNER OF ADOPTION AND VOTE
                          ---------------------------

1.  Action by Directors

     The Board of Directors of the Corporation, at a meeting thereof, duly called, constituted and held on March 16, 1972, at which a quorum of such Board of Directors was present, duly adopted a resolution proposing to the Shareholders of the Corporation entitled to vote in respect of the Amendments that the provisions and terms of Section 1 of Article V and the first sentence of Section 2 of
Article V of its Articles of Incorporation be amended so as to read as set forth in the Amendments, and directing that the Amendments be submitted to a vote of such Shareholders at the annual meeting of Shareholders to be held on May 24, 1972.
2. Action by Shareholders
     The Shareholders of the Corporation entitled to vote in respect of the Amendments, at a meeting thereof, duly called, constituted and held on May 24, 1972, at which 10,302,465 shares were present in person or by proxy, adopted the Amendments.
     The holders of the following classes of shares were entitled to vote as a class in respect of the Amendments:
 (1) Common Stock
 (2) Preferred Stock, No Par Value, of which the only outstanding series is $3.00 Cumulative Convertible Preferred Stock, Series A (No Par Value)
The holders of the above classes of shares were also entitled to vote together in respect of the Amendments.

     The number of shares entitled to vote in respect of the Amendments, the number of shares voting in favor of the adoption of the Amendments, and the number of shares voted against such adoption are as follows:

                          All Classes of Shares       Shares Voting
                             Voting Together            as a Class
                          ---------------------   ---------------------
                                                   Common     Preferred
                                                  ---------   ---------
Shares entitled to vote:       11,911,148         9,687,925   2,223,223
                               ----------         ---------   ---------
Shares voted in favor:         10,160,478         8,449,317   1,711,161
                               ----------         ---------   ---------
Shares voted against:             141,887            40,269     101,618
                               ----------         ---------   ---------


3.  Compliance with Legal Requirements

     The manner of the adoption of the Amendments, and the vote by which they were adopted, constitute full legal compliance with the provisions of the Act, the Articles of Incorporation, and the Bylaws of the Corporation.

                                 SUBDIVISION C
                                 -------------
                 STATEMENT OF CHANGES MADE WITH RESPECT TO THE
                 ---------------------------------------------
                         SHARES HERETOFORE AUTHORIZED
                         ----------------------------

1.  Shares Heretofore Authorized

     The number of shares which the Corporation had authority to issue prior to the Amendments was thirty million (30,000,000) shares, consisting of twenty million

(20,000,000) shares with the par value of Two Dollars and Fifty Cents ($2.50) per share designated as Common Stock, and ten million (10,000,000) shares without par value designated as Preferred Stock, No Par Value.

2. Additional Shares Authorized by Amendments

     The number of additional shares authorized by the Amendments is twenty million (20,000,000) shares with the par value of Two Dollars and Fifty Cents ($2.50) per share designated as Common Stock.

3. Aggregate Number of Shares Hereafter Authorized

     The aggregate number of shares which the Corporation will have authority to issue after giving effect to the Amendments, itemized by class is as follows:

                   Class                    Number Authorized
                   -----                    -----------------
         Common Stock                           40,000,000
         Preferred Stock, No Par Value          10,000,000

     IN WITNESS WHEREOF, the undersigned officers execute these Articles of Amendment of the Articles of Incorporation of the Corporation and certify to the truth of the facts herein stated, this 24th day of May, 1972.

                                        /s/ Thomas A. Watson
                                        --------------------------------
                                        Thomas A. Watson, President
                                        Lincoln National Corporation

                                        /s/ Paul J. Sauerteig
                                        --------------------------------
                                        Paul J. Sauerteig, Secretary
                                        Lincoln National Corporation

STATE OF INDIANA  )
                  )  SS:
COUNTY OF ALLEN   )

     I, the undersigned, a Notary Public duly commissioned to take acknowledgments and administer oaths in the State of Indiana, certify that Thomas A. Watson, the President, and Paul J. Sauerteig, the Secretary, of Lincoln National Corporation, the officers executing the foregoing Articles of Amendment of Articles of Incorporation, personally appeared before me; acknowledged the execution thereof; and swore to the truth of the facts therein stated.

     WITNESS my hand and Notarial Seal this 24th day of May, 1972.

                             /s/ Patricia J. Stump
                           --------------------------------------
                          Notary Public in and for Allen County, Indiana Residing in Fort Wayne, Indiana
                          My Commission Expires October 30, 1974

This instrument was prepared by Jack D. Hunter, Attorney at Law.

STATE OF INDIANA  )
                  )  SS:
COUNTY OF ALLEN   )

     I, the undersigned, a Notary Public duly commissioned to take acknowledgments and administer oaths in the State of Indiana, certify that Ian M. Rolland, the President, and Paul J. Sauerteig, the Secretary, of Lincoln National Corporation, the officers executing the foregoing Notice of Change of Principal Office and Resident Agent, personally appeared before me; acknowledged the execution thereof; and swore to the truth of the facts therein stated.

     WITNESS my hand and Notarial Seal this twelfth day of May, 1977.

                             /s/ Joan L. Spreen
                         --------------------------------------
                         Notary Public in and for Allen County, Indiana Residing in Fort Wayne, Indiana
                         My Commission Expires February 18, 1980

This instrument was prepared by Jack D. Hunter, Attorney at Law.

                               STATE OF INDIANA
                       OFFICE OF THE SECRETARY OF STATE

To Whom These Presents Come, Greeting:
WHEREAS, there has been presented to me at this office a Statement of Reduction of the Authorized Capital Stock of

                         LINCOLN NATIONAL CORPORATION

showing reduction of authorized Capital Stock from

1. Shares Hertofore Authorized

   COMMON            40,000,000
   PREFERRED         10,000,000
   ____________________________

2. Shares Reduced and Cancelled

   COMMON             2,074,400
   ____________________________
   ____________________________

3. Shares Hereafter Authorized

   COMMON            40,000,000
   PREFERRED         10,000,000
   ____________________________

4. Number of Issued and Unissued (Preferred) Shares

      Class          Shares Issued   Shares Unissued

   COMMON STOCK      20,707,184       19,292,816
   PREFERRED STOCK      520,256        9,497,644
   _______________   _____________   _______________

5. Number Restored to the Status of Authorized by Unissued
   The total number of shares hereby restored to the status of authorized but unissued shares of the Corporation is 2,074,400.

WHEREAS, said Statement of Reduction of Authorized Capital Stock has been prepared and signed in accordance with the Indiana General Corporation Act (approved March 16, 1929) /The Indiana Cooperative Association Act (approved February 23, 1925):

WHEREAS, upon due examination, I find that they conform to law:

NOW, THEREFORE, I, EDWIN J. SIMCOX, Secretary of State of the State of Indiana, hereby certify that I have this day endorsed my approval upon all copies of Articles so presented, and, having received the fees required by law, in the sum of $4,154.80, have filed one copy of the Articles in this office and returned the remaining copies bearing the endorsement of my approval to the Corporation.

                                    In Witness Whereof, I have hereunto set my hand and affixed the seal of the State of Indiana, at the City of Indianapolis, this 4th day of OCTOBER, 1979.

                                    ------------------------------------------
                                                           Secretary of State
                                    By:_______________________________________

                     STATEMENT OF CANCELLATION AND
                     -----------------------------
                   RESTORATION OR DEAUTHORIZATION OF
                   ---------------------------------
                                SHARES
                                ------
                                  OF
                                  --
                     LINCOLN NATIONAL CORPORATION

     The undersigned officers of Lincoln National Corporation (hereinafter referred to as the "Corporation"), existing pursuant to the provisions of The Indiana General Corporation Act as amended (hereinafter referred to as the "Act"), desiring to give notice of corporate action effectuating cancellation of shares of the Corporation, which have been reacquired by it, and restored to the status of authorized by unissued shares or deauthorized shares, certify the following facts:
                            SUBDIVISION A
                            -------------
                          Shares Cancelled

                      1.  (Check appropriate box)

[X] This statement relates to the cancellation of shares of the Corporation other than preferred shares.
[_] This statement relates to the cancellation of preferred shares of the Corporation only.

                      2.  (Check appropriate box)

[X] The shares cancelled hereby shall have the status of authorized but unissued shares.
[_] The shares cancelled hereby shall no longer be authorized shares of the Corporation.

                                 SUBDIVISION B
                                 -------------
                              ACTION BY DIRECTORS
                              -------------------

                        (Select appropriate paragraph)

[X] The Board of Directors of the Corporation at a meeting thereof, duly called, constituted and held on October 2, 1979, at which a quorum of such Board of Directors was present, duly adopted the following resolutions:

[_]  By written consent, executed on   N/A  , 19  , signed by all of the members
     of the Board of Directors of the Corporation, the following resolutions were adopted:

        RESOLVED, that 2,074,400 shares of the Corporation heretofore reacquired by it, as itemized below by class, are hereby cancelled.

               2,074,400 shares of Common Stock, $2.50 par value

        RESOLVED, that the Corporation (shall) have authority to reissue the shares cancelled hereby.

        RESOLVED, that the Treasurer of the Corporation is authorized and directed to reflect such cancellation upon the books of account of the Corporation, and in connection therewith, to reduce the stated capital of the Corporation by the aggregate par value of the shares so cancelled having a par value, and by the aggregate consideration allocated by the Board of Directors to stated capital in respect of the shares so cancelled having no par value.

                                 SUBDIVISION C
                                 -------------
                 STATEMENT OF CHANGES MADE WITH RESPECT TO THE
                 ---------------------------------------------
                         SHARES HERETOFORE AUTHORIZED
                         ----------------------------

(Note: If preferred shares only are cancelled by this statement, the information required to be given in this subdivision need be given only in respect of preferred shares of the Corporation. If shares other than preferred shares are cancelled, strike out the word "preferred" each time it occurs.)

1.  Aggregate Number of (XXXXXXXXX) Shares Heretofore Authorized
    The aggregate number of XXXXXXXXX shares which the Corporation had authority to issue prior to such cancellation, itemized by class, is as follows:

              Class                             Shares Heretofore Authorized
   Common Stock, $2.50 par value             40,000,000
   Preferred Stock, no par value             10,000,000

   _____________________________             __________

2.  Aggregate Number of XXXXXXXXX Shares Cancelled
    The number of XXXXXXXXX shares which are cancelled hereby itemized by class is as follows:

              Class                             Shares Cancelled
   Common Stock                              2,074,400
   _____________________________             __________
   _____________________________             __________

3.  Aggregate Number of XXXXXXXXX Shares Hereafter Authorized
    The aggregate number of XXXXXXXXX shares which the Corporation will have authority to issue after giving effect to such cancellation, itemized by class, is as follows:

              Class                             Shares Hereafter Authorized
   Common Stock                              40,000,000
   Preferred Stock                           10,000,000
   _____________________________             __________

4.  Number of Issued and Unissued XXXXXXXXX Shares
    The aggregate number of issued XXXXXXXXX shares and the aggregate number of unissued XXXXXXXXX shares of the Corporation, after giving effect to such cancellation, itemized by class, are as follows:

              Class               Shares Issued          Shares Unissued
   Common Stock                   20,707,184             19,292,816
   Preferred Stock                   520,356              9,479,644
   __________________             __________             __________

5.  Number Restored to the Status of Authorized by Unissued
    The total number of shares hereby restored to the status of authorized but unissued shares of the Corporation is 2,074,400.

    IN WITNESS WHEREOF, the undersigned officers execute this Statement and certify to the truth of the facts herein stated, this 2nd day of October, 1979.
                                                   /s/ Ian M. Rolland
                                           -----------------------------------
                                                   (Written Signature)

                                                      Ian M. Rolland
                                               ----------------------------
                                                 (Printed Signature)
                                                  President of
                                                Lincoln National Corporation
                                                ----------------------------
                                                     (Name of Corporation)

                                                /s/ Thagrus A. Burns
                                         -----------------------------------
                                                   (Written Signature)
                                                      Thagrus A. Burns
                                                ----------------------------
                                                    (Printed Signature)

                                                Secretary of
                                                Lincoln National Corporation
                                                ----------------------------
                                                   (Name of Corporation)

STATE OF INDIANA}
                } SS:
COUNTY OF ALLEN }

     I, the undersigned, a Notary Public duly commissioned to take acknowledgments and administer oaths in the State of Indiana, certify that Ian M. Rolland, the President and Thagrus A. Burns, the Secretary of
Lincoln National Corporation, the officers executing the foregoing Statement, personally appeared before me; acknowledged the execution thereof; and swore to the truth of the facts therein stated.

     WITNESS my hand and Notarial Seal this 2nd day of October, 1979.

                                                  /s/ Joan L. Kendall
                                          -----------------------------------
                                                 (Written Signature)
                                                 JOAN L. KENDALL
                                          Notary Public in and for
                                          Huntington County, Indiana
                                          Residing at Huntington County
                                      My Commission Expires February 18, 1980

                                           ----------------------------
                                                  (Printed Signature)
                                                     Notary Public
My commission expires

- ---------------------

This instrument was prepared by J. Michael Keefer, Esq.
                                1300 South Clinton St.
                                Fort Wayne, Indiana 46801

                               STATE OF INDIANA
                       OFFICE OF THE SECRETARY OF STATE

                           CERTIFICATE OF AMENDMENT
                                      OF
                         LINCOLN NATIONAL CORPORATION

     I, EDWIN J. SIMCOX, Secretary of State of Indiana, hereby certify that Articles of Amendment for the above Corporation have been filed in the form prescribed by my office, prepared and signed in duplicate in accordance with Chapter Four of the Indiana General Corporation Act (IC 23-1-4).

    NOW, THEREFORE, upon due examination, I find that the Articles of Amendment conform to law, and have endorsed my approval upon the duplicate copies of such Articles; that all fees have been paid as required by law; that one copy of such Articles has been filed in my office; and that the remaining copy of such Articles bearing the endorsement of my approval and filing has been returned by me to the Corporation.

                                      In Witness Whereof, I have hereunto set my hand and affixed the seal of the State of Indiana, at the City of Indianapolis, this 29th day of December, 1983

                                      ------------------------------------------
                                         EDWIN J. SIMCOX, Secretary of State
                                      By________________________________________
                                                                         Deputy

                             ARTICLES OF AMENDMENT
                             ---------------------
                                    OF THE
                                    ------
                           ARTICLES OF INCORPORATION
                           -------------------------
                                      OF
                                      --
                         LINCOLN NATIONAL CORPORATION
                         ----------------------------

   The undersigned officers of Lincoln National Corporation (hereinafter referred to as the "Corporation") existing pursuant to the provisions of the Indiana General Corporation Act (Medical Professional Corporation Act/Dental Professional Corporation Act/Professional Corporation Act of 1965), as amended (hereinafter referred to as the "Act"), desiring to give notice of corporate action effectuating amendment of certain provisions of its Articles of Incorporation, certify the following facts:

                                   ARTICLE I
                                   ---------
                             Text of the Amendment
                             ---------------------
                             X
   The exact text of Article(s) V, Sections 1 and 2 of the Articles of Incorporation of the Corporation, as amended (hereinafter referred to as the "Amendments"), now is as follows:

       See Page 1-A

                                                                  Page 1-A
                           ARTICLE V
     Number, Terms and Voting Rights of Shares
     Section 1. The total number of shares which the Corporation shall have authority to issue is one hundred thirty-five million (135,000,000) shares, consisting of one hundred twenty-five million (125,000,000) shares with the par value of One Dollar and Twenty-Five Cents ($1.25) per share, and ten million (10,000,000) shares without par value.
     Section 2. The one hundred twenty-five million (125,000,000) shares with a par value of One Dollar and Twenty-Five Cents ($1.25) per share which the Corporation shall have authority to issue shall constitute a single class of shares to be known as Common Stock. Only when all dividends accrued on all preferred or special classes of shares entitled to preferential dividends shall have been paid or declared and set apart for payment, but not otherwise, the holders of Common Stock shall be entitled to receive dividends, when and as declared by the Board of Directors. In event of any dissolution, liquidation or winding up of the Corporation, the holders of the Common Stock shall be entitled, after due payment or provision for payment of the debts and other liabilities of the Corporation, and the amounts to which the holders of preferred or special classes of shares may be entitled, to share ratably in the remaining net assets of the Corporation.

                                  ARTICLE II
                                  ----------
                          Manner of Adoption and Vote
                          ---------------------------

   Section 1. Action by Directors (select appropriate paragraph).

   (a) The Board of Directors of the Corporation, at a meeting thereof, duly called, constituted and held on November 10, 1983, at which a quorum of such Board of Directors was present, duly adopted a resolution proposing to the Shareholders of the Corporation entitled to vote in respect of the Amendments that the provisions and terms of Article V of its Articles of Incorporation be amended so as to read as set forth in the Amendments; and called a meeting of such shareholders, to be held December 28, 1983, to adopt or reject the Amendments, unless the same were so approved prior to such date by unanimous written consent.

   (b) By written consent executed on ___________, 19__, signed by all of the members of the Board of Directors of the Corporation, a resolution was adopted proposing to the Shareholders of the Corporation entitled to vote in respect of the Amendments, that the provisions and terms of Articles of its Articles of Incorporation be amended so as to read as set forth in the Amendments, and a meeting of such shareholders was called to be held ___________, 19__, to adopt or reject the Amendments, unless the same were so approved prior to such date by unanimous written consent.

   Section 2. Action by Shareholders (select appropriate paragraph).

   (a) The Shareholders of the Corporation entitled to vote in respect of the Amendments, at a meeting thereof, duly called, constituted and held on December 28, 1983, at which a quorum of such shareholders was present, adopted the Amendments.

   The holders of the following classes of shares were entitled to vote as a class in respect of the Amendments:

     (1) Common Stock

     (2)

     (3)

     The number of shares entitled to vote in respect of the Amendments, the number of shares voted in favor of the adoption of the Amendments, and the number of shares voted against such adoption are as follows:


                               Total        Shares Entitled to Vote as a Class
                                              (as listed immediately above)
                                              -----------------------------
                                               (1)             (2)            (3)
Shares entitled to vote:     21,411,628     21,116,200     __________     __________
Shares voted in favor:       15,543,632     15,372,129     __________     __________
Shares voted against:           344,807        340,500     __________     __________

     By written consent executed on _____________________________, 19____, signed by the holders of ___________ shares of the Corporation, being all of the shares of the Corporation entitled to vote in respect of the Amendments, the Shareholders adopted the Amendments.

     Section 3. Compliance with Legal Requirements.

     The manner of the adoption of the Amendments, and the vote by which they were adopted, constitute full legal compliance with the provisions of the Act, the Articles of Incorporation, and the By-Laws of the Corporation.

                                  ARTICLE III
                                  -----------
            Statement of Changes Made With Respect to Any Increase
            ------------------------------------------------------
                 In The Number of Shares Heretofore Authorized
                 ---------------------------------------------

                                               Common Stock
                                               ------------

Aggregate Number of Shares                      40,000,000
     Previously Authorized

Increase (indicate "O" or "N/A" if no increase) 85,000,000

Aggregate Number of Shares
     To Be Authorized After Effect of This Amendment          125,000,000

     No change is proposed in authorized Preferred Stock.

     IN WITNESS WHEREOF, the undersigned officers execute these Articles of Amendment of the Articles of Incorporation of the Corporation, and certify to the truth of the facts herein stated, this 28th day of December, 1983.

/s/ Ian M. Rolland                     /s/ Marilyn A. Vachon
- -----------------------------          ------------------------------
     (Written Signature)                    (Written Signature)

Ian M. Rolland                         Marilyn A. Vachon
- -----------------------------          ------------------------------
     (Printed Signature)                    (Printed Signature)

President                              Secretary

STATE OF INDIANA )
COUNTY OF ALLEN  ) SS:

     I, the undersigned, a Notary Public duly commissioned to take acknowledgements and administer oaths in the State of Indiana, certify that Ian M. Rolland, the President, and Marilyn A. Vachon, the Secretary of the Corporation, the officers executing the foregoing Articles of Amendment of the Articles of Incorporation, personally appeared before me, acknowledged the execution thereof, and swore or attested to the truth of the facts therein stated.

     Witness my hand and Notarial Seal this 28th day of December, 1983.

                                       /s/ Julie A. Romine
                                       ------------------------------
                                            (Written Signature)

                                       Julie A. Romine
                                       ------------------------------
                                            (Printed Signature)

                                                NOTARY PUBLIC

My Commission Expires:                 My County of Residence is:

February 15, 1986                                Allen
- -----------------------------          -----------------------------

This instrument was prepared by J. Michael Keefer, Attorney at Law,
                                -----------------
                                     (Name)
1300 South Clinton Street,      Fort Wayne, Indiana  46801
- --------------------------------------------------------------------
(Number and Street or Building) (City)      (State)     (Zip Code)

                               STATE OF INDIANA
                      OFFICE OF THE SECRETARY OF STATE

To Whom These Presents Come, Greeting:

            I, EDWIN J. SIMCOX, Secretary of State of the State of Indiana, do hereby certify that

                         LINCOLN NATIONAL CORPORATION
                         ----------------------------
a corporation duly organized and existing under the laws of the State of Indiana, has this day filed in the [the] Office of the Secretary of State, a certificate in triplicate showing a statement of the relative rights, preferences, limitations, or restrictions of shares as adopted by the Board of Directors acting by committee (pursuant to (1) Chapter 1-2-11 (g) of The Indiana General Corporation Act, as amended, (2) Section 1, Article IV of the Bylaws and (3) Resolution No. 735 of the Board of Directors), at a duly [heald] and [constitued] meeting held November 13, 1984, under the certificate of the Secretary and verification of its President in accordance with The Indiana General Corporation Act.

         I furthe certify that said certificate is now of record and on file in this office.

                        In Witness Whereof, I have hereunto set my hand and affixed the seal of the State of Indiana, at the
                        City of Indianapolis, this    14th      day of
                                                  --------------
                               November       , 19  84
  [SEAL OF THE            --------------------    ------
  STATE OF
  INDIANA]                ---------------------------------------------------
                          EDWIN J. SIMCOX                 Secretary of State,

                          By--------------------------------------------------
                                                                        Deputy

               CERTIFICATE OF RESOLUTION BY THE BOARD OF DIRECTORS
                DETERMINING AND STATING THE DESIGNATION AND THE
                 RELATIVE RIGHTS, PREFERENCES, QUALIFICATIONS,
            LIMITATIONS AND RESTRICTIONS (OTHER THAN VOTING RIGHTS)
                  OF A SERIES OF A CLASS OF PREFERRED SHARES
                                      OF
                        LINCOLN NATIONAL CORPORATION

     Pursuant to Chapter 1-2-6(b) of The Indiana General Corporation Act, as amended, Marilyn A. Vachon, Secretary of Lincoln National Corporation (a corporation existing pursuant to the provisions of The Indiana General Corporation Act, as amended, and hereinafter referred to as the "Corporation") states that the Board of Directors of the Corporation acting by committee pursuant to Chapter 1-2-11(g) of The Indiana General Corporation Act, as amended, at a duly called meeting on November 13, 1984, duly adopted the following resolution:

       RESOLVED: Pursuant to the authority expressly granted to and vested in the Board of Directors of the Corporation by the provisions of the Articles of Incorporation of the Corporation, this Board of Directors hereby creates and authorizes the issue of a series of the Preferred Stock, No Par Value, of the Corporation, to consist of one thousand (1,000) shares of Preferred Stock, No Par Value, of the Corporation, and this Board of Directors hereby fixes the designation and the relative rights, preferences, qualifications, limitations and restrictions (other than voting rights) of the shares of such series as follows:

ARTICLE ONE.  SHORT TERM AUCTION RATE CUMULATIVE PREFERRED STOCK, SERIES B
              (NO PAR VALUE)

Section 1.  Designation.

     (a) The designation of such series of Preferred Stock, No Par Value, shall be "Short Term Auction Rate Cumulative Preferred Stock, Series B (No Par Value)" (hereinafter referred to as "STAR Preferred").

     (b) The number of authorized shares constituting STAR Preferred is 1,000. Shares of STAR Preferred shall be issued with a liquidation value of $100,000 per share plus accrued dividends and shall be without par value.

Section 2.  Definitions.

     As used herein, the following terms shall have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and vice versa), unless the context otherwise requires:

     (a) "AA Composite Commercial Paper Rate", on any date, shall mean (i) the interest equivalent of the 60-day rate on commercial paper placed on behalf of issuers whose corporate bonds are rated "AA" by Standard & Poor's Corporation or its successor, or the equivalent of such rating by another rating agency, as made available on a discount basis or otherwise by the Federal Reserve Bank of New York for the immediately preceding Business Day prior to such date, or (ii) in the event that the Federal Reserve Bank of New York does not make available such a rate, then the arithmetic average of the interest equivalent of the 60-day rate on commercial paper placed on behalf of such issuers, as quoted on a discount basis or otherwise by the Commercial Paper Dealers to the Trust Company or the Corporation, as the case may be, for the close of business of the immediately preceding Business Day prior to such date. If any Commercial Paper Dealer does not quote a rate required to determine the "AA" Composite Commercial Paper Rate, the "AA" Composite Commercial Paper Rate shall be determined on the basis of the quotation or quotations furnished by the remaining Commercial Paper Dealer or Commercial Paper Dealers and any Substitute Commercial Paper Dealer or Substitute Commercial Paper Dealers selected by the Corporation to provide such rate or rates not being supplied by any Commercial Paper Dealer or Commercial Paper Dealers, as the case may be, or, if the Corporation does not select any such Substitute Commercial Paper Dealer or Substitute Commercial Paper Dealers, by the remaining Commercial Paper Dealer or Commercial Paper Dealers. If the Board of Directors of the Corporation shall make the adjustment referred to in clause (A) of the second sentence of Section 3(b) of this ARTICLE ONE with the result that (i) the dividend period days (as defined in such subparagraph (b)) shall be less than 70 days, such rate shall be the interest equivalent of the 60-day rate on such commercial paper, (ii) the dividend period days shall be 70 or more days but fewer than 85 days, such rate shall be the arithmetic average of the interest equivalent of the 60-day and 90-day rates on such commercial paper, and (iii) the dividend period days shall be 85 or more days but 98 or less days, such rate shall be the interest equivalent of the 90-day rate on such commercial paper. For purposes of this definition, the "interest equivalent" of a rate stated on a discount basis (a "discount rate") for commercial paper of a given days' maturity shall be equal to the quotient of (A) the discount rate divided by (B) the difference between
(x) 1.00 and (y) a fraction the numerator of which shall be the product of the discount rate times the number of days in which such commercial paper matures and the denominator of which shall be 360.

     (b) "Applicable Rate" shall have the meaning specified in Section 3(c)(i) of this ARTICLE ONE.

     (c) "Business Day" shall mean a day on which the New York Stock Exchange is open for trading and which is not a day on which banks in The City of New York, New York are authorized by law to close.

     (d) "Commercial Paper Dealers" shall mean The First Boston Corporation, Salomon Brothers Inc and Merrill Lynch, Pierce, Fenner & Smith Incorporated, or, in lieu of any thereof, their respective affiliates or successors.

     (e) "Common Shares" shall mean all shares now or hereafter authorized of the class of common shares of the Corporation presently authorized and any other shares into which such shares may hereafter be changed from time to time.

     (f) "Date of Original Issue" means the date on which the corporation initially issues shares of STAR Preferred.

     (g) "Dividend Payment Date" shall have the meaning specified in Section 3(b) of this ARTICLE ONE.

     (h) "Dividend Period" and "Dividend Periods" shall have the respective meanings specified in Section 3(c)(i) of this ARTICLE ONE.

     (i) "Holder" shall mean the holder of shares of STAR Preferred as the same appears on the stock transfer books of the Corporation.

     (j) "Initial Dividend Payment Date" shall have the meaning specified ln
Section 3(b) of this ARTICLE ONE.

     (k) "Initial Dividend Period" shall have the meaning specified in Section 3(c)(i) of this ARTICLE ONE.

     (l) "LIBOR" shall mean for any Dividend Period the average (rounded to the nearest 1/16 of 1%) of the respective rates per annum quoted by each of the Reference Banks at which United States dollar deposits for a two-month period in the amount of U.S. $10,000,000 are offered by such Reference Bank in the London interbank market at approximately 11:00 A.M. (London time) on the first day of such Dividend Period. If any Reference Bank does not quote a rate required to determine LIBOR, LIBOR shall be determined on the basis of the quotation or quotations furnished by the remaining Reference Bank or Reference Banks and any Substitute Reference Bank or Substitute Reference Banks selected by the Corporation to provide such quotation or quotations not being supplied by any Reference Bank or Reference Banks, as the case may be, or, if the Corporation does not select any such Substitute Reference Bank or Substitute Reference Banks, by the remaining Reference Bank or Reference Banks. If the Board of Directors of the Corporation shall make the adjustment referred to in clause
(A) of the second sentence of Section 3(b) of this ARTICLE ONE with the result that (i) the dividend period days (as defined in such subparagraph) shall be less than 70 days, LIBOR shall be based on the rates per annum quoted for United States dollar deposits for a two-month period, (ii) the dividend period days shall be 70 or more days but less than 85 days, LIBOR shall be the arithmetic average of the rates per annum quoted for United States dollar deposits for two- and three-month periods, or (iii) the dividend period days shall be 85 or more days but 98 or less days, such rate shall be based on the rates per annum quoted for United States dollar deposits for a three-month period.

     (m) "LIBOR Event" shall mean the failure by the Corporation timely to pay to the Trust Company, not later than 12 Noon, New York City time, (i) on the Business Day next preceding any Dividend Payment Date the full amount of any dividend (whether or not earned or declared) to be paid on such Dividend Payment Date on any share of STAR Preferred or (ii) on the Business Day next preceding any redemption date the redemption price to be paid on such redemption date of any share of STAR Preferred after notice of redemption is given pursuant to
Section 4(b) of this ARTICLE ONE.

     (n) "Reference Banks" shall mean the principal London offices of Bank of America National Trust and Savings Association, Barclays Bank PLC, Citibank, N.A., Lloyds Bank PLC, Midland Bank PLC and National Westminister Bank PLC, or their respective successors.

     (o) "Subsequent Dividend Period" and "Subsequent Dividend Periods" shall have the respective meanings specified in Section 3(c)(i) of this ARTICLE ONE.

     (p) "Substitute Commercial Paper Dealer" shall mean Goldman, Sachs & Co. or Lehman Commercial Paper Incorporated, or, in lieu of any thereof, their respective affiliates or successors.

     (q) "Substitute Reference Bank" shall mean the principal London offices of the Chase Manhattan Bank (National Association), Deutsche Bank
Aktiengesellschaft, Morgan Guaranty Trust Company of New York or Swiss Bank Corporation, or their respective successors.

     (r) "Trust Company" shall mean a bank or trust company appointed as such by a resolution of the Board of Directors of the corporation.

Section 3.  Dividends.

     (a) The Holders of shares of STAR Preferred shall be entitled to receive, when and as declared by the Board of Directors of the Corporation out of funds legally available therefor, cumulative cash dividends at the Applicable Rate per annum thereof, determined as set forth below, and no more, payable on the respective dates set forth below.

     (b) Dividends on shares of STAR Preferred, at the Applicable Rate per annum, shall accrue from the Date of Original Issue and shall be payable commencing on the 51st day after the Date of Original Issue and on each day thereafter which is the last day of successive 49-day periods after such 51st day after the Date of Original Issue, or if either (i) in the case of the Initial Dividend Payment Date, such 51st day after the Date of Original Issue or, in the case of any subsequent Dividend Payment Date, any such last day (in either case, the "normal day") is not a Business Day or (ii) the day next succeeding the normal day is not a Business Day, then on the first Business Day preceding the normal day that is next succeeded by a day that is also a Business Day, and if any particular Dividend Payment Date does not occur on the normal day because of the exceptions in clauses (i) or (ii), the next succeeding Dividend Payment Date shall be, subject to such exceptions, the 49th day following the normal day for the prior Dividend Period. Notwithstanding the foregoing, (A) in the event of a change in law altering the minimum holding period (currently found in Section 246(c) of the Internal Revenue Code of 1954, as amended) required for taxpayers to be entitled to the dividends received deduction on preferred stock held by non-affiliated corporations (currently found in Section 243(a) of such Code), the Board of Directors of the Corporation may, subject to clauses (i) and (ii) of this subparagraph (b), adjust the period of time between Dividend Payment Dates so as to adjust uniformly the number of days (such number of days without giving effect to such clauses (i) and (ii) being hereinafter referred to as "dividend period days") in Dividend Periods commencing after the date of such change in law to equal or exceed the then current minimum holding period, provided in such event that the number of dividend period days shall not exceed by more than nine days the length of such then current minimum holding period and shall be evenly divisible by seven, and the maximum number of dividend period days in no event shall exceed 98 days; (B) if, as a result of applying the procedures set forth in this subparagraph (b) for determining a Dividend Payment Date, the number of days in any Dividend Period would not equal or exceed the then current minimum holding period for a taxpayer to be entitled to the dividends received deduction on preferred stock held by a non-affiliated corporation referred to in clause
(A) of this subparagraph, the Board of Directors of the Corporation may fix the Dividend Payment Date for that Dividend Period on the first Business Day next preceding the originally designated normal day, even though the day next succeeding such Business Day is not a Business Day and (C) in the event of a default in the payment of a dividend on shares of STAR Preferred, dividends on shares of STAR Preferred shall thereafter become payable quarterly, commencing on the 90th day after the Dividend Payment Date on which such default occurred with respect to any Dividend Period ending during such 90-day period, and on each day thereafter that is the last day of successive 90-day periods with respect to any Dividend Period ending during each such 90-day period, in each case subject to clauses (i) and (ii) of this subparagraph (b), until such time as no dividend on STAR Preferred shall be in default, in which case, dividends shall next be payable on the last day of the Dividend Period which includes the first day on which no dividend was in default and thereafter dividends shall become payable on the 49th day after the last day of such Dividend Period and on each day thereafter which is the last day of successive 49-day periods after such date, subject to clause (i) and (ii) of this subparagraph (b) (each date on which payment of dividends is due being herein referred to as a "Dividend Payment Date" and the first Dividend Payment Date being herein referred to as the "Initial Dividend Payment Date"). Upon any change in the number of dividend period days as a result of a change in law as set forth in clause (A), or upon a change as set forth in clause (B) or (C), the Corporation shall give notice of such change to all Holders by first-class mail, postage prepaid. Each such dividend shall be paid to the Holders as their names appear on the books and records of the corporation on the Business Day next preceding the Dividend Payment Date thereof; provided, however, that if such dividend shall be calculated based upon LIBOR, as set forth in Section 3(c)(i) of this ARTICLE ONE, such dividend shall be paid to the Holders as their names appear on the books and records of the Corporation on such date, not exceeding 15 days preceding the payment date thereof, as may be fixed by the Board of Directors of the Corporation. Dividends in arrears for any past Dividend Period may be declared and paid at any time, without reference to any regular Dividend Payment Date, to the Holders as their names appear on the books and records of the Corporation on such date, not exceeding 15 days preceding the payment date thereof, as may be fixed by the Board of Directors of the Corporation.

     (c)(i) The dividend rate on shares of STAR Preferred shall be 8% per annum during the period from and after the Date of Original Issue to the Initial Dividend Payment Date (the "Initial Dividend Period"). Commencing the day that is the Initial Dividend Payment Date, the dividend rate on shares of STAR Preferred for each Subsequent Dividend Period (as hereinafter defined) shall be equal to the rate per annum that results from implementation of the Auction Procedures described in ARTICLE TWO hereof; provided, however, that (A) if a LIBOR Event shall have occurred prior to the first day of such Subsequent Dividend Period, the dividend rate for such Subsequent Dividend Period shall be at a rate per annum equal to LIBOR plus 1/4 of 1% and (B) if there is no Trust Company on the day prior to the first day of a Dividend Period (unless a LIBOR event has occurred), the dividend rate for such Dividend Period shall be at a rate per annum equal to 110% of the "AA" Composite Commercial Paper Rate, as determined by the Corporation, on the first day of such Dividend Period. The rate per annum at which dividends are payable on shares of STAR Preferred for any Dividend Period (as hereinafter defined) is herein referred to as the "Applicable Rate".

    Each dividend period following the Initial Dividend Period (herein referred to as a "Subsequent Dividend Period" and collectively as "Subsequent Dividend Period" and the Initial Dividend Period or any Subsequent Dividend Period being herein referred to as a "Dividend Period" and collectively as "Dividend Periods") shall commence on the day that is the last day of the preceding Dividend Period and shall end on the next succeeding Dividend Payment Date; provided, however, that if the provisions of clause (C) of Section 3(b) are applicable, each Dividend Period shall end on the date which would have been the next succeeding Dividend Payment Date if the provisions of such clause had not been applicable.

     (ii) The amount of dividends payable on each share of STAR Preferred for any Dividend Period shall be computed by multiplying the Applicable Rate for such Dividend Period by a fraction the numerator of which shall be the number of days in the Dividend Period (calculated by counting the first day thereof but excluding the last day thereof) such share was outstanding and the denominator of which shall be 360 and applying the rate obtained against $100,000 per share of STAR Preferred.

     (d)(i) Holders of shares of STAR Preferred shall not be entitled to any interest, or sum of money in lieu of interest, in respect of any dividend payment or payments on shares of STAR Preferred which may be in arrears.

    (ii) Except as otherwise provided in resolutions of the Board of Directors of the Corporation adopted on May 28, 1969 creating the Corporation's $3.00 Cumulative Convertible Preferred Stock, Series A (No Par Value) (the "Series A Preferred Stock"), as such resolutions relate to the payment of dividends on the Series A Preferred Stock and except as hereinafter provided, no full dividends shall be declared or paid or set apart for payment on any series of Preferred Stock, No Par Value, for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for payment thereof set apart for such payment on shares of STAR Preferred for the current and all past Dividend Periods. When dividends are not paid or set apart in full, as aforesaid, upon the shares of STAR Preferred and any other Preferred Stock ranking on a parity as to dividends with STAR Preferred, all dividends declared upon shares of STAR Preferred and any other Preferred Stock ranking on a parity as to dividends with STAR Preferred shall be declared pro rata so that the amount of dividends declared per share on STAR Preferred and such other Preferred Stock ranking on a parity as to dividends with STAR Preferred shall in all cases bear to each other the same ratio that accrued dividends per share on the shares of STAR Preferred and such other Preferred Stock ranking on a parity as to dividends with shares of STAR Preferred bear to each other.

     (iii) Except with respect to dividends on the Series A Preferred Stock and as otherwise provided in paragraph (d)(ii) above, so long as any shares of STAR Preferred are outstanding, no dividend (other than a dividend payable in Common Shares or payable in any other stock of the Corporation ranking junior to shares of STAR Preferred as to dividends and upon liquidation) shall be declared or paid or set aside for payment or other distribution declared or made upon Common Shares or upon any other stock of the Corporation ranking junior to or on a parity with shares of STAR Preferred as to dividends or upon liquidation, nor shall any such Common Shares or any other stock of the Corporation ranking junior to or on a parity with shares of STAR Preferred as to dividends or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Corporation (except by conversion into or exchange for stock of the Corporation ranking junior to shares of STAR Preferred as to dividends and upon liquidation) unless, in each case, the full cumulative dividends on all outstanding shares of STAR Preferred shall have been paid or contemporaneously are declared and paid for the current and all past Dividend Periods.

Section 4.  Redemption.

     (a)(i)(A) At the option of the Corporation, shares of STAR Preferred may be redeemed, as a whole at any time or from time to time in part, on any Dividend Payment Date at a redemption price equal to:

              (I) $103,000 per share if redeemed during the twelve months ending on the first anniversary of the Date of Original Issue;

              (II) $102,000 per share if redeemed during the twelve months ending on the second anniversary of the Date of Original Issue;

              (III) $101,000 per share if redeemed during the twelve months ending on the third anniversary of the Date of Original Issue;

              (IV) $100,000 per share thereafter;

     plus, in each case, accrued and unpaid dividends thereon to the date fixed for redemption.

     (B) If fewer than all the outstanding shares of STAR Preferred are to be redeemed pursuant to Section 4(a)(i)(A) of this ARTICLE ONE, the number of shares to be redeemed shall be determined by the Board of Directors of the Corporation, and such shares shall be redeemed pro rata from the Holders in proportion to the number of such shares held by such Holders (rounding to the nearest whole share to avoid redemption of fractional shares).

     (ii) At the option of the Corporation, shares of STAR Preferred may be redeemed, as a whole but not in part, on any Dividend Payment Date at a redemption price of $100,000 per share, plus accrued and unpaid dividends thereon to the date fixed for redemption, if the Applicable Rate fixed for the Dividend Period ending on such Dividend Payment Date shall equal or exceed the "AA" Composite Commercial Paper Rate on the date of determination of such Applicable Rate.

     (b) In the event the Corporation shall redeem shares of STAR Preferred, notice of such redemption shall be given by first class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the redemption date, to each Holder of record of the shares to be redeemed, at such Holder's address as the same appears on the stock record books of the Corporation. Each such notice shall state: (i) the redemption date; (ii) the number of shares of STAR Preferred to be redeemed and, if fewer than a11 the shares held by such Holder are to be redeemed, the number of such shares to be redeemed from such Holder;
(iii) the redemption price; (iv) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (v) that dividends on the shares to be redeemed will cease to accrue on such redemption date.

     (c) Notice having been mailed as aforesaid, and if the Corporation shall have deposited a sum sufficient to redeem the shares of STAR Preferred as to which notice of redemption has been given with the Trust Company, with irrevocable instructions and authority to pay the redemption price to the Holders thereof upon surrender of certificates therefor or, if no such deposit is made, then from and after the redemption date (unless default shall be made by the Corporation in providing money for the payment of the redemption price of the shares called for redemption), dividends on the shares of STAR Preferred so called for redemption shall cease to accrue, and said shares shall no longer be deemed to be outstanding, and all rights of the Holders thereof as shareholders of the Corporation (except the right to receive from the Corporation the redemption price) shall cease and terminate. Upon surrender in accordance with said notice of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors of the Corporation shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the redemption price aforesaid but without interest. In case fewer than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the Holder thereof.

     (d) Any shares of STAR Preferred which shall at any time have been redeemed or purchased by the Corporation shall, after such redemption or purchase, be cancelled in the manner provided by the laws of the State of Indiana.

     (e) Notwithstanding the foregoing provisions of this Section 4, unless the full cumulative dividends on all outstanding shares of STAR Preferred shall have been paid or contemporaneously are declared and paid for all past Dividend Periods, (i) no shares of STAR Preferred shall be redeemed unless all outstanding shares of STAR Preferred are simultaneously redeemed, and (ii) the Corporation shall not purchase or otherwise acquire any shares of STAR Preferred except pursuant to a purchase or exchange offer made on the same terms to Holders of all outstanding shares of STAR Preferred.

Section 5.  Conversion or Exchange.

     The Holders of shares of STAR Preferred shall not have any rights to convert such shares into or exchange such shares for shares of any other class or classes or of any other series of any class or classes of capital stock of the Corporation.

Section 6. Voting.

     The shares of STAR Preferred shall have such voting rights as are provided in Section 5 Article V of the Corporation's Articles of Incorporation.

Section 7. Liquidation Rights.

     (a) In the event of the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the Holders of shares of STAR Preferred then outstanding shall be entitled to receive, after payment or provision for payment of all creditors of the Corporation, but before any distribution or payment shall be made in respect of the Common Stock or any other stock of the Corporation ranking junior to shares of STAR Preferred as to assets on liquidation, dissolution or winding up, an amount equal to $100,000 per share, plus an amount equal to all unpaid dividends thereon accrued on a daily basis to and including the date fixed for such distribution or payment, but the Holders shall be entitled to no further participation in any distribution or payment in connection with any such liquidation, dissolution or winding-up. If, upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the net assets of the Corporation distributable among the holders of all outstanding shares of STAR Preferred and of any other series of Preferred Stock, No Par Value, or any other stock of the Corporation ranking on a parity with STAR Preferred as to assets on liquidation shall be insufficient to permit the payment in full to such holders of the preferential amounts to which they are entitled, then the entire net assets of the Corporation remaining after the distributions to holders of any stock of the Corporation ranking senior to STAR Preferred to which they may be entitled shall be distributable among the holders of shares of STAR Preferred and of any other series of Preferred Stock, No Par Value, or of any other stock of the Corporation ranking on a parity with STAR Preferred as to assets on liquidation ratably in proportion to the full amounts to which they would otherwise respectively be entitled.

  (b) Neither the consolidation or merger of the Corporation with or into any other corporation or corporations, nor the sale or transfer by the Corporation of all or any part of its assets, shall be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this Section 7. All shares of STAR Preferred and the Corporation's outstanding Series A Preferred Stock will rank on a parity as to assets upon liquidation.

ARTICLE TWO. AUCTION PROCEDURES

Section 1. Definitions.

  Capitalized terms not defined in this Section 1 shall have the respective meanings specified in Section 2 of ARTICLE ONE. As used in this ARTICLE TWO, the following terms shall have the following meanings, unless the context otherwise requires:

  (a) "Affiliate" shall mean any Person known to the Trust Company to be controlled by, in control of or under common control with the Corporation.

  (b) "Agent Member" shall mean the member of the Securities Depository that will act on behalf of a Bidder and is identified as such in such Bidder's Purchaser's Letter.

  (c) "Auction" shall mean the periodic operation of the procedures set forth in this ARTICLE TWO.

  (d) "Auction Date" shall mean the Business Day next preceding a Dividend Payment Date.

  (e) "Available STAR Preferred" shall have the meaning specified in Section 4(a) of this ARTICLE TWO.

  (f) "Bid" and "Bids" shall have the respective meanings specified in Section 2(a) of this ARTICLE TWO.

  (g) "Bidder" and "Bidders" shall have the respective meanings specified in
Section 2(a) of this ARTICLE TWO.

  (h) "Broker-Dealer" shall mean any broker-dealer, or other entity permitted by law to perform the functions required of a Broker-Dealer in this ARTICLE TWO, that has been selected by the corporation and has entered into a Broker-Dealer Agreement with the Trust Company that remains effective.

  (i) "Broker-Dealer Agreement" shall mean an agreement between the Trust Company and a Broker-Dealer pursuant to which such BROKER-DEALER agrees to follow the procedures specified in this ARTICLE TWO.

  (j) "Existing Holder," when used with respect to shares of STAR Preferred, shall mean a Person who has signed a Purchaser's Letter and is listed as the beneficial owner of shares of STAR Preferred in the records of the Trust Company.

  (k) "Hold Order" and "Hold Orders" shall have the respective meanings specified in subparagraph 2(a) of this ARTICLE TWO.

  (l) "Maximum Rate", on any Auction Date, shall mean the product of (i) 1.10 and (ii) the "AA" Composite Commercial Paper Rate.

  (m) "Minimum Rate", on any Auction Date, shall mean the product of (i) .58 and (ii) the "AA" Composite Commercial Paper Rate.

  (n) "Order" and "Orders" shall have the respective meanings specified in
Section 2(a) of this ARTICLE TWO.

  (o) "Outstanding" shall mean, as of any date, shares of STAR Preferred theretofore issued by the Corporation except, without duplication, (i) any shares of STAR Preferred theretofore cancelled or delivered to the Trust Company for cancellation or redeemed by the Corporation or as to which a notice of redemption shall have been given by the Corporation, (ii) any shares of STAR Preferred as to which the Corporation or any Affiliate thereof (other than a broker-dealer Affiliate) shall be an Existing Holder and (iii) any shares of STAR Preferred represented by any certificate in lieu of which a new certificate has been executed and delivered by the Corporation.

  (p) "Person" shall mean and include an individual, a partnership, a corporation, a trust, an unincorporated association, a joint venture or other entity or a government or any agency or political subdivision thereof.

  (q) "Potential Holder" shall mean any Person, including any Existing Holder,
(i) who shall have executed a Purchaser's Letter and (ii) who may be interested in acquiring shares of STAR Preferred (or, in the case of an Existing Holder, additional shares of STAR Preferred).

  (r) "Purchaser's Letter" shall mean a letter addressed to the Corporation, the Trust Company and a Broker-Dealer in which a Person agrees, among other things, to offer to purchase, purchase, offer to sell and/or sell shares of STAR Preferred as set forth in this ARTICLE TWO.

  (s) "Securities Depository" shall mean The Depository Trust Company and its successors and assigns or any other securities depository selected by the Corporation which agrees to follow the procedures required to be followed by such securities depository in connection with shares of STAR Preferred.

  (t) "Sell Order" and "Sell Orders" shall have the respective meanings specified in Section 2(a) of this ARTICLE TWO.

  (u) "Submission Deadline" shall mean 12:30 P.M., New York City time, on any Auction Date or such other time on any Auction Date by which Broker-Dealers are required to submit Orders to the Trust Company as specified by the Trust Company from time to time.

  (v) "Submitted Bid" and "Submitted Bids" shall have the respective meanings specified in Section 4(a) of this ARTICLE TWO.

  (w) "Submitted Hold Order" and "Submitted Hold Orders" shall have the respective meanings specified in Section 4(a) of this ARTICLE TWO.

  (x) "Submitted Order" and "Submitted Orders" shall have the respective meanings specified in Section 4(a) of this ARTICLE TWO.

  (y) "Submitted Sell Order" and "Submitted Sell Orders" shall have the respective meanings specified in Section 4(a) of this ARTICLE TWO.

  (z) "Sufficient Clearing Bids" shall have the meaning specified in Section 4(a) of this ARTICLE TWO.

  (aa) "Winning Bid Rate" shall have the meaning specified in Section 4(a) of this ARTICLE TWO.

Section 2. Orders by Existing Holders and Potential Holders.

 (a) On or prior to each Auction Date and prior to the Submission Deadline:

       (i) each Existing Holder may submit to a Broker-Dealer by telephone information as to:

              (A) the number of Outstanding shares, if any, of STAR Preferred held by such Existing Holder which such Existing Holder desires to continue to hold without regard to the Applicable Rate for the next succeeding Dividend Period;

              (B) the number of Outstanding shares, if any, of STAR Preferred that such Existing Holder desires to continue to hold if the Applicable Rate for the next succeeding Dividend Period shall not be less than the rate per annum specified by such Existing Holder; and/or

              (C) the number of Outstanding shares, if any, of STAR Preferred held by such Existing Holder which such Existing Holder offers to sell without regard to the Applicable Rate for the next succeeding Dividend Period;

   and

      (ii) each Broker-Dealer, using a list of Potential Holders that shall be maintained by such Broker-Dealer in good faith for the purpose of conducting a competitive Auction, shall contact Potential Holders on such list to determine the number of shares, if any, of STAR Preferred which each such Potential Holder offers to purchase if the Applicable Rate for the next succeeding Dividend Period shall be not less than the rate per annum specified by such Potential Holder.

  For the purposes hereof, the communication to a Broker-Dealer of information referred to in clause (i)(A), (i)(B), (i)(C) or (ii) of this Section 2(a) is hereinafter referred to as an "Order" and collectively as "Orders" and each Existing Holder and each Potential Holder placing an Order is hereinafter referred to as a "Bidder" and collectively as "Bidders"; an Order containing the information referred to in clause (i)(A) of this Section 2(a) is hereinafter referred to as a "Hold Order" and collectively as "Hold Orders"; an Order containing the information referred to in clause (i)(B) or (ii) of this Section 2(a) is hereinafter referred to as a "Bid" and collectively as "Bids"; and an Order containing the information referred to in clause (i)(C) of this Section 2(a) is hereinafter referred to as a "Sell Order" and collectively as "Sell Orders."

  (b)(i) A Bid by an Existing Holder shall constitute an irrevocable offer to sell:

              (A) the number of Outstanding shares of STAR Preferred specified in such Bid if the Applicable Rate determined on such Auction Date shall be less than such specified rate; or

              (B) such number or a lesser number to be determined as set forth in clause (iv) of Section 5(a) of this ARTICLE TWO if the Applicable Rate determined on such Auction Date shall be equal to such specified rate; or

              (C) a lesser number to be determined as set forth in clause
     (iii) of Section 5(b) of this ARTICLE TWO if such specified rate shall be higher than the Maximum Rate and Sufficient Clearing Bids do not exist.

     (ii) A Sell Order by an Existing Holder shall constitute an irrevocable offer to sell:

              (A) the number of shares specified in such Sell Order; or

             (B) such number or a lesser number as set forth in clause (iii) of Section 5(b) of this ARTICLE TWO if Sufficient Clearing Bids do not exist.

     (iii) A bid by a Potential Holder shall constitute an irrevocable offer to Purchase:

             (A) the number of shares of STAR Preferred specified in such Bid if the Applicable Rate determined on such Auction Date shall be higher than such specified rate; or

             (B) such number or a lesser number as set forth in clause (v) of
     Section 5(a) of this ARTICLE TWO if the Applicable Rate determined on such Auction Date shall be equal to such specified rate.

Section 3.  Submission of Orders by Broker-Dealers to Trust Company.

    (a) Each Broker-Dealer shall submit in writing to the Trust Company prior to the Submission Deadline on each Auction Date all Orders obtained by such Broker-Dealer and specifying with respect to each Order:

        (i) the name of the Bidder placing such Order;

       (ii) the aggregate number of shares of STAR Preferred that are the subject of such Order;

      (iii) to the extent that such Bidder is an Existing Holder:

               (A) the number of shares, if any, of STAR Preferred subject to any Hold Order placed by such Existing Holder;

               (B) the number of shares, if any, of STAR Preferred subject to any Bid placed by such Existing Holder and the rate specified in such Bid; and

               (C) the number of shares, if any, of STAR Preferred subject to any Sell Order placed by such Existing Holder;

   and

      (iv) to the extent that such Bidder is a Potential Holder, the rate specified in such Potential Holder's Bid.

   (b) If any rate specified in any Bid contains more than three figures to the right of the decimal point, the Trust Company shall round such rate up to the next highest one thousandth (.001) of 1%.

   (c) If an Order or Orders covering all of the Outstanding shares of STAR Preferred held by any Existing Holder is not submitted to the Trust Company prior to the Submission Deadline, the Trust Company shall deem a Hold Order to have been submitted on behalf of such Existing Holder covering the number of Outstanding shares of STAR Preferred held by such Existing Holder and not subject to Orders submitted to the Trust Company.

    (d) If one or more Orders covering in the aggregate more than the number of Outstanding shares of STAR Preferred held by any Existing Holder are submitted to the Trust Company, such Orders shall be considered valid as follows and in the following order of priority:

       (i) any Hold Order submitted on behalf of such Existing Holder shall be considered valid up to and including the number of Outstanding shares of STAR Preferred held by such Existing Holder; provided that if more than one Hold Order is submitted on behalf of such Existing Holder and the number of shares of STAR Preferred subject to such Hold Orders exceeds the number of Outstanding shares of STAR Preferred held by such Existing Holder, the number of shares of STAR Preferred subject to such Hold Orders shall be reduced pro rata so that such Hold Orders shall cover the number of Outstanding shares of STAR Preferred held by such Existing Holder;

       (ii)(A) any Bid shall be considered valid up to and including the excess of the number of Outstanding shares of STAR Preferred held by such Existing Holder over the number of shares of STAR Preferred subject to Hold Orders referred to in clause (i) of this Section 3(d), (B) subject to subclause
    (A), if more than one Bid with the same rate is submitted on behalf of such Existing Holder and the number of Outstanding shares of STAR Preferred subject to such Bids is greater than such excess, the number of shares of STAR Preferred subject to such Bids shall be reduced pro rata so that such Bids shall cover the number of shares of STAR Preferred equal to such excess, and (C) subject to subclause (A), if more than one Bid with different rates is submitted on behalf of such Existing Holder, such Bids shall be considered valid in the ascending order of their respective rates; and in any such event, the number, if any, of such Outstanding shares subject to Bids not valid under this clause (ii) shall be treated as the subject of a Bid by a Potential Holder; and

       (iii) any Sell Order shall be considered valid up to and including the excess of the number of Outstanding shares of STAR Preferred held by such Existing Holder over the sum of the shares of STAR Preferred subject to Hold Orders referred to in clause (i) of this Section 3(d) and Bids referred to in clause (ii) of this Section 3(d); provided that if more than one Sell Order is submitted on behalf of any Existing Holder and the number of shares of STAR Preferred subject to such Sell Orders is greater than such excess, the number of Outstanding shares of STAR Preferred subject to such Sell Orders shall be reduced pro rata so that such Sell Orders shall cover the number of Outstanding shares of STAR Preferred equal to such excess.

     (e) If more than one Bid is submitted on behalf of any Potential Holder, each Bid submitted shall be a separate Bid with the rate and number of shares of STAR Preferred therein specified.

  (f) If any rate specified in any Bid is lower than the Minimum Rate for the Dividend Period with respect to which such Bid relates, such Bid shall be deemed to be a Bid specifying a rate equal to such Minimum Rate.

Section 4. Determination of Sufficient Clearing Bids, Winning Bid Rate and Applicable Rate.

  (a) Not earlier than the Submission Deadline on each Auction Date, the Trust Company shall assemble all Orders submitted or deemed submitted to it by the Broker-Dealers (each such Order as submitted or deemed submitted by a Broker-Dealer being hereinafter referred to individually as a "Submitted Hold Order," a "Submitted Bid" or a "Submitted Sell Order", as the case may be, or as a "Submitted Order" and collectively as "Submitted Hold Orders," "Submitted Bids" or "Submitted Sell Orders," as the case may be, or as "Submitted Orders") and shall determine:

       (i) the excess of the total number of Outstanding shares of STAR Preferred over the number of Outstanding shares of STAR Preferred that are the subject of Submitted Hold Orders (such excess being hereinafter referred to as the "Available STAR Preferred");

     (ii) from the Submitted Orders whether:

              (A) the number of Outstanding shares of STAR Preferred that are the subject of Submitted Bids by Potential Holders specifying one or more rates equal to or lower than the Maximum Rate;

   exceeds or is equal to the sum of:

              (B)(I) the number of Outstanding shares of STAR Preferred that are the subject of Submitted Bids by Existing Holders specifying one or more rates higher than the Maximum Rate; and

                (II) the number of Outstanding shares of STAR Preferred that are subject to Submitted Sell Orders

   (in the event of such excess or such equality (other than because the number of shares of STAR Preferred in clauses (A) and (B) are each zero because all of the Outstanding shares of STAR Preferred are the subject of Submitted Hold Orders), such Submitted Bids in clause (A) being hereinafter referred to collectively as "Sufficient Clearing Bids"); and

        (iii) if Sufficient Clearing Bids exist, the lowest rate specified in the Submitted Bids (the "Winning Bid Rate") which if:

               (A)(I) each Submitted Bid from Existing Holders specifying such lowest rate and (II) all other Submitted Bids from Existing Holders specifying lower rates were accepted, thus entitling such Existing Holders to continue to hold the shares of STAR Preferred that are the subject of such Submitted Bids, and

                (B)(I) each Submitted Bid from Potential Holders specifying such lowest rate and (II) all other Submitted Bids from Potential Holders specifying lower rates were accepted,

   would result in such Existing Holders continuing to hold an aggregate number of Outstanding shares of STAR Preferred which, when added to the number of Outstanding shares of STAR Preferred to be purchased by such Potential Holders, would equal not less than the Available STAR Preferred.

  (b) Promptly after the Trust Company has made the determinations pursuant to
Section 4(a) of this ARTICLE TWO, the Trust Company shall advise the Company of the Maximum Rate and the Minimum Rate and, based on such determinations, the Applicable Rate for the next succeeding Dividend Period as follows:

       (i) if Sufficient Clearing Bids exist, that the Applicable Rate for the next succeeding Dividend Period shall be equal to the Winning Bid Rate;

       (ii) if Sufficient Clearing Bids do not exist (other than because all of the Outstanding shares of STAR Preferred are the subject of Submitted Hold Orders), that the Applicable Rate for the next Succeeding Dividend Period shall be equal to the Maximum Rate; or

       (iii) if all of the Outstanding shares of STAR Preferred are the subject of Submitted Hold Orders, that the Applicable Rate for the next succeeding Dividend Period shall be equal to the Minimum Rate.

Section 5. Acceptance and Rejection of Submitted Bids and Submitted Sell Orders and Allocation of Shares.

  Based on the determinations made pursuant to Section 4(a) of this ARTICLE TWO, the Submitted Bids and Submitted Sell Orders shall be accepted or rejected and the Trust Company shall take such other action as set forth below:

  (a) If Sufficient Clearing Bids have been made, subject to the provisions of Sections 5(c) and 5(d) of this ARTICLE TWO, Submitted Bids and Submitted Sell Orders shall be accepted or rejected as follows in the following order of priority and all other Submitted Bids shall be rejected:

               (i) the Submitted Sell Orders of Existing Holders shall be accepted and the Submitted Bid of each of the Existing Holders specifying any rate that is higher than the Winning Bid Rate shall be rejected, thus requiring each such Existing Holder to sell the shares of STAR Preferred that are the subject of such Submitted Bid;

               (ii) the Submitted Bid of each of the Existing Holders specifying any rate that is lower than the Winning Bid Rate shall be accepted, thus entitling each such Existing Holder to continue to hold the shares of STAR Preferred that are the subject of such Submitted Bid;

               (iii) the Submitted Bid of each of the Potential Holders specifying any rate that is lower than the Winning Bid Rate shall be accepted;

               (iv) the Submitted Bid of each of the Existing Holders specifying a rate that is equal to the Winning Bid Rate shall be accepted, thus entitling each such Existing Holder to continue to hold the shares of STAR Preferred that are the subject of such Submitted Bid, unless the number of Outstanding shares of STAR Preferred subject to all such Submitted Bids shall be greater than the number of shares of STAR Preferred ("remaining shares") equal to the excess of the Available STAR Preferred over the number of shares of STAR Preferred subject to Submitted Bids described in clauses (ii) and (iii) of this Section 5(a), in which event each such Existing Holder shall be required to sell shares of STAR Preferred, but only in an amount equal to the difference between
       (A) the number of Outstanding shares of STAR Preferred then held by such Existing Holder subject to such Submitted Bid and (B) the number of shares of STAR Preferred obtained by multiplying the number of remaining shares by a fraction the numerator of which shall be the number of Outstanding shares of STAR Preferred held by such Existing Holder subject to such Submitted Bid and the denominator of which shall be sum of the number of Outstanding shares of STAR Preferred subject to such Submitted Bids made by all such Existing Holders that specified a rate equal to the Winning Bid Rate; and

               (v) the Submitted Bid of each of the Potential Holders specifying a rate that is equal to the Winning Bid Rate shall be accepted but only in an amount equal to the number of shares of STAR Preferred obtained by multiplying the difference between the Available STAR Preferred and the number of shares of STAR Preferred subject to Submitted Bids described in clauses (ii), (iii) and (iv) of this Section 5(a) by a fraction the numerator of which shall be the number of Outstanding shares of STAR Preferred subject to such Submitted Bid and the denominator of which shall be the sum of the number of Outstanding shares of STAR Preferred subject to such Submitted Bids made by all such Potential Holders that specified rates equal to the Winning Bid Rate.

  (b) If Sufficient Clearing Bids have not been made (other than because all of the Outstanding shares of STAR Preferred are subject to Submitted Hold Orders), subject to the provisions of Sections 5(c) and 5(d) of this ARTICLE TWO, Submitted Orders shall be accepted or rejected as follows in the following order of priority and all other Submitted Bids shall be rejected:

               (i) the Submitted Bid of each Existing Holder specifying any rate that is equal to or lower than the Maximum Rate shall be ac-cepted, thus entitling such Existing Holder to continue to hold the shares of STAR Preferred that are the subject of such Submitted Bid;

                (ii) the Submitted Bid of each Potential Holder specifying any rate that is equal to or lower than the Maximum Rate shall be accepted; and

               (iii) the Submitted Bids of each Existing Holder specifying any rate that is higher than the Maximum Rate shall be rejected, thus requiring each such Existing Holder to sell the shares of STAR Preferred that are the subject of such Submitted Bid, and the Submitted Sell Orders of each Existing Holder shall be accepted, in both cases only in an amount equal to the difference between (A) the number of Outstanding shares of STAR Preferred then held by such Existing Holder subject to such Submitted Bid or Submitted Sell Order and (B) the number of shares of STAR Preferred obtained by multiplying the difference between the Available STAR Preferred and the aggregate number of shares of STAR Preferred subject to Submitted Bids described in clauses (i) and (ii) of this Section 5(b) by a fraction the numerator of which shall be the number of Outstanding shares of STAR Preferred held by such Existing Holder subject to such Submitted Bid or Submitted Sell Order and the denominator of which shall be the number of Outstanding shares of STAR Preferred subject to all such Submitted Bids and Submitted Sell Orders.

  (c) If as a result of the procedures described in Sections 5(a) or 5(b) of this ARTICLE TWO, any Existing Holder would be entitled or required to sell, or any Potential Holder would be entitled or required to purchase, a fraction of a share of STAR Preferred on any Auction Date, the Trust Company shall, in such manner as, in its sole discretion, it shall determine, round up or down the number of shares of STAR Preferred to be purchased or sold by any Existing Holder or Potential Holder on such Auction Date so that the number of shares purchased or sold by each Existing Holder or Potential Holder on such Auction Date shall be whole shares of STAR Preferred.

  (d) If as a result of the procedures described in Section 5(a) of this ARTICLE TWO, any Potential Holder would be entitled or required to purchase less than a whole share of STAR Preferred on any Auction Date, the Trust Company shall, in such manner as, in its sole discretion, it shall determine, allocate shares for purchase among Potential Holders so that only whole shares of STAR Preferred are purchased on such Auction Date by any Potential Holder, even if such allocation results in one or more of such Potential Holders not purchasing shares of STAR Preferred on such Auction Date.

  (e) Based on the results of each Auction, the Trust Company shall determine the aggregate number of shares of STAR Preferred to be purchased and the aggregate number of shares of STAR Preferred to be sold by Potential Holders and Existing Holders on whose behalf each Broker-Dealer submitted Bids or Sell Orders, and, with respect to each Broker-Dealer, to the extent that such aggregate number of shares to be purchased and such aggregate number of shares to be sold differ, determine to which other Broker-Dealer or Broker-Dealers acting for one or more purchasers such Broker-Dealer shall deliver, or from which other Broker-Dealer or Broker-Dealers acting for one or more sellers such Broker-Dealer shall receive, as the case may be, shares of STAR Preferred.

Section 6. Participation in Auctions.

  Neither the Company nor any Affiliate of the Company may submit a Bid in any Auction.

Section 7. Miscellaneous.

  The Board of Directors of the Corporation may interpret or adjust the provisions of this ARTICLE TWO to resolve any inconsistency or ambiguity, remedy any formal defect or make any other change or modification which does not adversely affect the rights of Existing Holders of STAR Preferred. During the Initial Dividend Period and so long as the Applicable Rate is based on the results of an Auction, (a) shares of STAR Preferred may be sold, transferred or otherwise disposed of only pursuant to a Bid or Sell Order in accordance with the procedures described in this ARTICLE TWO or to or through a Broker-Dealer or to a Person that has delivered a signed copy of a Purchaser's Letter to the Trust Company, provided that in the case of all transfers other than pursuant to Auctions the transferor, its Broker-Dealer or its Agent Member advises the Trust Company of such transfer, and (b) except as otherwise provided by law or if there is no Securities Depository, all Outstanding shares of STAR Preferred shall be represented by a certificate or certificates registered in the name of the nominee of the Securities Depository, and no Person acquiring shares of STAR Preferred shall be entitled to receive a certificate representing such shares.

  As long as the Applicable Rate is not based on LIBOR, the Corporation shall be obligated to exercise its best efforts to maintain a Trust Company pursuant to an agreement containing terms no less favorable to the Corporation than the terms of the agreement first entered into by the Corporation pursuant to the resolutions adopted by the Board of Directors of the Corporation on October 16. 1984.

Section 8. Headings of Subdivisions.

  The headings of the various subdivisions of this ARTICLE TWO are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

  Marilyn A. Vachon further says that the authority to adopt the foregoing resolution is by the Articles of Incorporation legally vested in the Board of Directors of the Corporation.


                            /s/ Marilyn A. Vachon
                            ----------------------------
                            Marilyn A. Vachon
                            Secretary of
                            Lincoln National Corporation

STATE OF INDIANA )
                 ) ss:
COUNTY OF ALLEN  )

     Ian M. Rolland, being duly sworn upon his oath, says that he is the duly elected, qualified and acting President of Lincoln National Corporation and that the foregoing certificate is true in substance and in fact; and that he verifies the same.

     Witness my hand and seal this 14th day of November, 1984.

                                       /s/ Ian M. Rolland
                                       ------------------------------
                                       IAN M. ROLLAND
                                       President of
                                       Lincoln National Corporation

STATE OF INDIANA )
                 ) ss:
COUNTY OF ALLEN  )

     Subscribed and sworn to before me, a Notary Public, in and for Allen County, State of Indiana, this 14th day of November, 1984.

                                       /s/ Carol Ann Johnston
[SEAL]                                 Notary Public in and for
                                       Allen County, Indiana
                                       Residing in Fort Wayne,
                                       Indiana
                                       My Commission Expires May 15, 1988

This instrument was prepared by John L. Steinkamp, Attorney at Law

                               STATE OF INDIANA
                       OFFICE OF THE SECRETARY OF STATE

                           CERTIFICATE OF AMENDMENT
                                      OF

                         LINCOLN NATIONAL CORPORATION

     I, EDWIN J. SIMCOX, Secretary of State of Indiana, hereby certify that Articles of Amendment for the above Corporation have been filed in the form prescribed by my office, prepared and signed in duplicate in accordance with Chapter Four of the Indiana General Corporation Act (IC 23-1-4).

     NOW, THEREFORE, upon due examination, I find that the Articles of Amendment conform to law, and have endorsed my approval upon the duplicate copies of such Articles; that all fees have been paid as required by law; that one copy of such Articles has been filed in my office; and that the remaining copy of such Articles bearing the endorsement of my approval and filing has been returned by me to the Corporation.


                 In Witness Whereof, I have hereunto set my hand and affixed the seal of the State of Indiana, at the City of Indianapolis, this 30th day of May, 1985

                 -------------------------------------------------------------
                                 EDWIN J. SIMCOX, Secretary of State

                 By __________________________________________________________
                                                             Deputy

                             ARTICLES OF AMENDMENT
                             ---------------------
                                    OF THE
                                    ------
                           ARTICLES OF INCORPORATION
                           -------------------------
                                      OF
                                      --
                         LINCOLN NATIONAL CORPORATION
- --------------------------------------------------------------------------------

                                        Lincoln National Corporation
   The undersigned officers of_______________________________________________

(hereinafter referred to as the "Corporation") existing pursuant to the provisions of the Indiana General Corporation Act (Medical Professional Corporation Act/Dental Professional Corporation Act/Professional Corporation Act of 1965), as amended (hereinafter referred to as the "Act"), desiring to give notice of corporate action effectuating amendment of certain provisions of its Articles of Incorporation, certify the following facts:

                                ARTICLE I
                                ---------
                          TEXT OF THE AMENDMENT
                          ---------------------
                                 VII and XI
   The exact text of Article(s)________________________________________________
of the Articles of Incorporation of the Corporation, as amended (hereinafter referred to as the "Amendments"), now is as follows:

               See pages 1-a through 1-f.

                                  ARTICLE VII

                                   Directors

  Section 1. Number. The initial Board of Directors shall be composed of thirteen members. The number of Directors may from time to time be fixed by the bylaws of the Corporation at any number not less than three. In the absence of a bylaw fixing the number of Directors, the number shall be thirteen.

  Section 2. Qualifications. Directors need not be shareholders of the Corporation, but shall have other qualifications as the bylaws of the Corporation prescribe.

  Section 3. Classification. When the Board of Directors consists of nine or more members, the bylaws of the Corporation may provide that the Directors shall be divided into two or more classes whose terms of office shall expire at different times, but no term shall continue longer than three years.

  Section 4. Removal. Any or all of the members of the Board of Directors may be removed, with or without cause, at a meeting of shareholders called expressly for that purpose by a vote of the holders of three-fourths of the shares of the Corporation outstanding and then entitled to vote at an election of Directors.

  Section 5. Amendment, Repeal, etc. Notwithstanding anything contained in these Articles of Incorporation to the contrary, the affirmative vote of the holders of at least three-fourths of the shares of the Corporation outstanding and then entitled to vote at an election of Directors, voting together and not by class, shall be required to alter, amend, repeal, or adopt provisions inconsistent with, this Article VII of these Articles of Incorporation.

                                      1-a

                                  ARTICLE XI

                 Provisions for Certain Business Combinations

  Section 1. Vote Required.

  Clause (a). Higher Vote for Certain Business Combinations. In addition to any affirmative vote required by law or these Articles of Incorporation, and except as otherwise expressly provided in Section 2 of this Article XI:

    1. any merger or consolidation of the Corporation or any Subsidiary (as hereinafter defined) with (A) any Interested Shareholder (as hereinafter defined), or (B) any other corporation (whether or not itself an Interested Shareholder) which is, or after such merger or consolidation would be, an Affiliate (as hereinafter defined) of an Interested Shareholder; or

    2. any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Shareholder or any Affiliate of any Interested Shareholder of any assets, of the Corporation or any Subsidiary, having an aggregate Fair Market Value of $1,000,000 or more; or

    3. the issuance or transfer by the Corporation or any Subsidiary (in one transaction or a series of transactions) of any securities of the Corporation or any Subsidiary to any Interested Shareholder or any Affiliate of any Interested Shareholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value of $1,000,000 or more; or

    4. the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of an Interested Shareholder or any Affiliate of any Interested Shareholder; or

    5. any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving an Interested Shareholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the Corporation or any Subsidiary which is directly or indirectly owned by any Interested Shareholder or any Affiliate of any Interested Shareholder;

shall require the affirmative vote of the holders of at least three-fourths of the shares of the Corporation outstanding and then entitled to vote at an election of directors (the "Voting Stock"), voting together and not by class (it being understood that for purposes of this Article XI, each share of the Voting Stock shall have the number of votes granted to it pursuant to Article V of these Articles of Incorporation). Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or in any agreement with any national securities exchange or otherwise.

  Clause (b). Definition of "Business Combination". The term "Business Combination" as used in this Article XI shall mean any transaction which is referred to in any one or more of paragraphs 1 through 5 of Clause (a) of this
Section 1.

  Section 2. When Higher Vote is Not Required. The provisions of Section 1 of this Article XI shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote as is required by law and any other provision of these Articles of Incorporation, if all of the conditions specified in either of the following Clauses (a) and (b) are met:

  Clause (a). Approval by Continuing Directors. The Business Combination shall have been approved by a majority of the Continuing Directors (as hereinafter defined).

  Clause (b). Price and Procedure Requirements. All of the following conditions shall have been met:
                                      1-b

  1. The aggregate amount of the cash and the Fair Market Value (as hereinafter defined), as of the date of the consummation of the Business Combination, of consideration other than cash to be received per share by holders of Common Stock in such Business Combination shall be at least equal to the higher of the following:

    A. the Highest Per Share Price paid by the Interested Shareholder for any shares of Common Stock acquired by it (i) within the two-year period immediately prior to the first public announcement of the proposal of the Business Combination (the "Announcement Date") or (ii) in the transaction in which it became an Interested Shareholder, whichever is higher; and

    B. the Fair Market Value per share of Common Stock on the Announcement Date or on the date on which the Interested Shareholder became an Interested Shareholder (such latter date is referred to in this Article XI as the "Determination Date"), whichever is higher.

  2. The aggregate amount of the cash and the Fair Market Value, as of the date of the consummation of the Business Combination, of consideration other than cash to be received per share by holders of shares of any other class of outstanding Voting Stock shall be at least equal to the highest of the following (it being intended that the requirements of this Clause (b)2 shall be required to be met with respect to every class of outstanding Voting Stock whether or not the Interested Shareholder has previously acquired any shares of a particular class of Voting Stock):

    A. the Highest Per Share Price paid by the Interested Shareholder for any shares of such class of Voting Stock acquired by it (i) within the two-year period immediately prior to the Announcement Date or (ii) in the transaction in which it became an Interested Shareholder, whichever is higher;

    B. the highest preferential amount per share to which the holders of shares of such class of Voting Stock are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation; and

    C. the Fair Market Value per share of such class of Voting Stock on the Announcement Date or on the Determination Date, whichever is higher.

  3. The consideration to be received by holders of a particular class of outstanding Voting Stock (including Common Stock) shall be in cash or in the same form as the Interested Shareholder has previously paid for shares of such class of Voting Stock. If the Interested Shareholder has paid for shares of any class of Voting Stock with varying forms of consideration, the form of consideration for such class of Voting Stock shall be either cash or the form used to acquire the largest number of shares of such class of Voting Stock previously acquired by it.

  4. After such Interested Shareholder has become an Interested Shareholder and prior to the consummation of such Business Combination: (A) except as approved by a majority of the Continuing Directors, there shall have been no failure to declare and pay at the regular date therefor any full periodic dividends (whether or not cumulative) on the outstanding Preferred Stock, No Par Value;
(B) there shall have been (i) no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any subdivision of the Common Stock), except as approved by a majority of the Continuing Directors, and
(ii) an increase in such annual rate of dividends as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of the Common Stock, unless the failure so to increase such annual rate is approved by a majority of the Continuing Directors; and (C) such Interested Shareholder shall not have become the beneficial owner of any additional shares of Voting Stock except as part of the transaction which results in such Interested Shareholder becoming an Interested Shareholder.

                                      1-c

   5. After such Interested Shareholder has become an Interested Shareholder, such Interested Shareholder shall not have received the benefit, directly or indirectly (except proportionately as a shareholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Corporation (or any Subsidiary of the Corporation), whether in anticipation of or in connection with such Business Combination or otherwise.

   6. A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) shall have been mailed to shareholders of the Corporation at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement was required to be mailed pursuant to such Act or subsequent provisions).

 Section 3. Certain Definitions. For the purposes of this Article XI:

  Clause (a). A "person" shall include any individual, firm, corporation or other entity. When two or more persons act as a partnership, limited partnership, syndicate, or other group for the purpose of acquiring Voting Stock of the Corporation, such partnership, syndicate or group shall be deemed a "person".

  Clause (b). "Interested Shareholder" shall mean any person (other than the Corporation or any Subsidiary) who or which:

    1. is the beneficial owner, directly or indirectly, of more than 10% of the voting power of the outstanding Voting Stock; or

    2. is an Affiliate (as hereinafter defined) of the Corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding Voting Stock; or

    3. is an assignee of or has otherwise succeeded to any shares of Voting Stock which were at any time within the two-year period immediately prior to the date in question beneficially owned by any Interested Shareholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

 Clause (c). A person shall be a "beneficial owner" of any Voting Stock:

    1. which such person or any of its Affiliates or Associates (as hereinafter defined) beneficially owns, directly or indirectly; or

    2. which such person or any of its Affiliates or Associates has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (B) the right to vote pursuant to any agreement, arrangement or understanding; or

    3. which is beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock.

  Clause (d). For the purpose of determining whether a person is an Interested Shareholder pursuant to Clause (b) of this Section 3, the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned through application of Clause (c) of this Section 3 but shall not include any other shares of Voting Stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.
                                      1-d

  Clause (e). "Affiliate" or "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on January 13, 1985.

  Clause (f). "Subsidiary" means any corporation of which a majority of any class of equity securities is owned, directly or indirectly, by the Corporation; provided, however, that for the purposes of the definition of Interested Shareholder set forth in Clause (b) of this Section 3, the term "Subsidiary" shall mean only a corporation of which a majority of each class of equity securities is owned, directly or indirectly, by the Corporation.

  Clause (g). "Continuing Director" means any member of the Board of Directors of the Corporation (the "Board") who is unaffiliated with the Interested Shareholder and was a member of the Board prior to the time that the Interested Shareholder became an Interested Shareholder, and any successor of a Continuing Director who is unaffiliated with the Interested Shareholder and is recommended to succeed a Continuing Director by a majority of Continuing Directors then on the Board.

  Clause (h). "Fair Market Value" means:

    1. in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange-Listed Stock, or if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing sale price, or, if none, the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, or if no such quotations are available, the fair market value of a share of such stock as determined by a majority of the Continuing Directors in good faith, in any case with respect to any class of stock, appropriately adjusted for any dividend or distribution in shares of such stock or any stock split, reclassification, recapitalization or combination of outstanding shares of such stock into a greater or lesser number of shares of such stock; and

    2. in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by a majority of the Continuing Directors in good faith.

  Clause (i). References to "Highest Per Share Price" shall in each case with respect to any class of stock reflect an appropriate adjustment for any dividend or distribution in shares of such stock or any stock split, reclassification, recapitalization or combination of outstanding shares of such stock into a greater or lesser number of shares of such stock.

  Clause (j). In the event of any Business Combination in which the Corporation survives, the phrase "consideration other than cash to be received" as used in Clauses (b)1 and 2 of Section 2 of this Article XI shall include the shares of Common Stock and/or the shares of any other class of outstanding Voting Stock owned by the holders of such shares.

  Section 4. Powers of the Board of Directors. A majority of the Continuing Directors of the Corporation shall have the power and duty to determine for the purposes of this Article XI, on the basis of information known to them after reasonable inquiry, (a) whether a person is an Interested Shareholder, (b) the number of shares of Voting Stock beneficially owned by any person, (c) whether a person is an Affiliate or Associate of another, and (d) whether the assets which are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the Corporation or any Subsidiary in any Business Combination has, an aggregate Fair Market Value of $1,000,000 or more.

                                      1-e

  Section 5. No Effect on Fiduciary Obligations of Interested Shareholders. Nothing contained in this Article XI shall be construed to relieve any Interested Shareholder from any fiduciary or other obligation imposed by law.

  Section 6. Amendment, Repeal, etc. Notwithstanding any other provisions of these Articles of Incorporation or the bylaws of the Corporation (and notwithstanding the fact that a lesser percentage may be specified by law, in these Articles of Incorporation or the bylaws of the Corporation), the affirmative vote of the holders of three-fourths or more of the voting power of the shares of the then outstanding Voting Stock, voting together and not by class shall be required to alter, amend, repeal, or adopt provisions inconsistent with, this Article XI of these Articles of Incorporation.

                                      1-f

                                 Corporate Form No. 102 (Oct. 1979) - Page Two

                                  ARTICLE II
                                  ----------
                          MANNER OF ADOPTION AND VOTE
                          ---------------------------

     Section 1. Action by Directors (select appropriate paragraph).
     (a) The Board of Directors of the Corporation, at a meeting thereof, duly called, constituted and held on March 14, 1985, at which a quorum of such Board of Directors was present, duly adopted a resolution proposing to the Shareholders of the Corporation entitled to vote in respect of the Amendments that the provisions and terms of Article(s) VII and XI of its Articles of Incorporation be amended so as to read as set forth in the Amendments; and called a meeting of such shareholders, to be held May 9, 1985, to adopt or reject the Amendments, unless the same were so approved prior to such date by unanimous written consent.

      X
     (b) By written consent executed on _________, 19__, signed by all of the members of the Board of Directors of the Corporation, a resolution was adopted proposing to the Shareholders of the Corporation entitled to vote in respect of the Amendments, that the provisions and terms of Articles of its Articles of Incorporation be amended so as to read as set forth in the Amendments, and a meeting of such shareholders was called to be held ___________, 19__, to adopt or reject the Amendments, unless the same were so approved prior to such date by unanimous written consent.

     Section 2. Action by Shareholders (select appropriate paragraph).
     (a) The Shareholders of the Corporation entitled to vote in respect of the Amendments, at a meeting thereof, duly called, constituted and held on May 9, 1985, at which a quorum of such shareholders was present, adopted the Amendments.

     The holders of the following classes of shares were entitled to vote as a class in respect of the Amendments:

     (1)  N/A

     (2)

     (3)

                              Corporate Form No. 102 (Oct. 1979) - Page Three

     The number of shares entitled to vote in respect of the Amendments, the number of shares voted in favor of the adoption of the Amendments, and the number of shares voted against such adoption are as follows:

     Amendments:             Article VII        Article XI
                               Total              Total           Shares Entitled to Vote as a Class
                               -----              -----              (as listed immeediately above)
                                                                     ------------------------------
                                                                 (1)                 (2)               (3)
Shares entitled to vote:     41,135,279         41,135,279
Shares voted in favor:       26,030,044         25,849,267
Shares voted against:         5,928,801          6,074,106

      x
     (b) By written consent executed on ___________, 19__, signed by the holders of _____ shares of the Corporation, being all of the shares of the Corporation entitled to vote in respect of the Amendments, the Shareholders adopted the Amendments.

     Section 3. Compliance with Legal Requirements.

     The manner of the adoption of the Amendments, and the vote by which they were adopted, constitute full legal compliance with the provisions of the Act, the Articles of Incorporation, and the By-Laws of the Corporation.


                                 ARTICLE III
                                ------------
            STATEMENT OF CHANGES MADE WITH RESPECT TO ANY INCREASE
            ------------------------------------------------------
                 IN THE NUMBER OF SHARES HERETOFORE AUTHORIZED
                 ---------------------------------------------


Aggregate Number of Shares                             N/A
    Previously Authorized                            _________

Increase (indicate "0" or "N/A" if no increase)      _________
Aggregate Number of Shares
    To Be Authorized After Effect of This Amendment                ________

                                Corporate Form No. 102 (Oct. 1979) - Page Four

     IN WITNESS WHEREOF, the undersigned officers execute these Articles of Amendment of the Articles of Incorporation of the Corporation, and certify to the truth of the facts herein stated, this 23 day of May, 1985.

/s/ Ian M. Rolland                    /s/ Marilyn A. Vachon
- -----------------------------         --------------------------------
    (Written Signature)                          (Written Signature)

  Ian M. Rolland                         Marilyn A. Vachon
- ----------------------------          --------------------------------
    (Printed Signature)                          (Printed Signature)

President                             Secretary


STATE OF INDIANA )
                 ) SS:
COUNTY OF ALLEN  )

     I, the undersigned, a Notary Public duly commissioned to take acknowledgements and administer oaths in the State of Indiana, certify that Ian M. Rolland, the President, and Marilyn A. Vachon, the Secretary of the Corporation, the officers executing the foregoing Articles of Amendment of the Articles of Incorporation, personally appeared before me, acknowledged the execution thereof, and swore or attested to the truth of the facts therein stated.

     Witness my hand and Notarial Seal this 23rd day of May, 1985.

                                       /s/ Jolene K. Shatto
                                       -----------------------------------
                                              (Written Signature)

                                       /s/ Jolene K. Shatto
                                       -----------------------------------
                                              (Printed Signature)

                                                 NOTARY PUBLIC

My Commission Expires:                 My County of Residence is:
January 6, 1987                          Allen
- ----------------------                 ---------------------------------

This instrument was prepared by J. Michael Keefer, Attorney at Law,
1300 South Clinton Street   Fort Wayne       Indiana       46801
- -------------------------------------------------------------------
 (Number and Street or Building)  (City)     (State)    (Zip Code)

                              STATE OF INDIANA
                      OFFICE OF THE SECRETARY OF STATE

  To Whom These Presents Come, Greeting:

          I, EDWIN J. SIMCOX, Secretary of State of the State of Indiana, do hereby certify that

                         LINCOLN NATIONAL CORPORATION
                         ----------------------------
    a corporation duly organized and existing under the laws of the State of Indiana, has this day filed in the Office of the Secretary of State, a certificate in triplicate showing a statement of the relative rights, preferences, limitations, or restrictions of shares as adopted by the Board of Directors acting by committee (pursuant to (1) Chapter 1-2-11(g) of The Indiana General Corporation Act, as amended, (2) Section 1, Article IV of the Bylaws and (3) Resolution No. 776 of the Board of Directors), at a duly held and constituted meeting on March 14, 1985, under the certificate of the Secretary and verification of its Senior Vice President in accordance with The Indiana General Corporation Act.

          I further certify that said certificate is now of record and on file in this office.


                                        In Witness Whereof, I have hereunto set
                                        my hand and affixed the seal of the
                                        State of Indiana, at the City of
                                        Indianapolis,

                                        this__________________27th_______day of
[SEAL OF THE STATE OF INDIANA]
                                        _______________June_____, 1985

                                        _______________________________________
                                                           Secretary of State,

                                        By_____________________________________
                                                                        Deputy

                                                                      [Series C]

              CERTIFICATE OF RESOLUTION BY THE BOARD Of DIRECTORS
                DETERMINING AND STATING THE DESIGNATION AND THE
                 RELATIVE RIGHTS, PREFERENCES, QUALIFICATIONS,
            LIMITATIONS AND RESTRICTIONS (OTHER THAN VOTING RIGHTS)
                  OF A SERIES OF A CLASS OF PREFERRED SHARES
                                      OF
                         LINCOLN NATIONAL CORPORATION

    Pursuant to Chapter 1-2-6(b) of The Indiana General
Corporation Act, as amended, Marilyn A. Vachon, Secretary of Lincoln National Corporation (a corporation existing pursuant to the provisions of The Indiana General Corporation Act, as amended, and hereinafter referred to as the "Corporation") states that the Board of Directors of the Corporation acting by committee pursuant to Chapter 1-2-11(g) of The Indiana General Corporation Act, as amended, at a duly called meeting on June 25, 1985, duly adopted the following resolution:

       RESOLVED: Pursuant to the authority expressly granted to and vested in the Board of Directors of the Corporation by the provisions of the Articles of Incorporation of the Corporation, this Board of Directors hereby creates and authorizes the issue of a series of the Preferred Stock, No Par Value, of the Corporation, to consist of five hundred (500) shares of Preferred Stock, No Par Value, of the Corporation, and this Board of Directors hereby fixes the designation and the relative rights, preferences, qualifications, limitations and restrictions (other than voting rights) of the shares of such series as follows:

ARTICLE ONE.  SHORT TERM AUCTION RATE CUMULATIVE PREFERRED STOCK, SERIES C (NO
              PAR VALUE)

          Section 1. Designation.
                     -----------

    (a) The designation of such series of Preferred Stock, No Par Value, shall be "Short Term Auction Rate Cumulative Preferred Stock, Series C (No Par Value)" (hereinafter referred to as "Series C STAR Preferred").

    (b) The number of authorized shares constituting Series C STAR Preferred is
500. Shares of Series C STAR Preferred shall be issued with a liquidation value of $100,000 per share plus accrued dividends and shall be without par value.

Section 2. Definitions.
           -----------

  As used herein, the following terms shall have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and vice versa), unless the context otherwise requires:

  (a) "AA Composite Commercial Paper Rate", on any date, shall mean (i) the interest equivalent of the 60-day rate on commercial paper placed on behalf of issuers whose corporate bonds are rated "AA" by Standard & Poor's Corporation or its successor, or the equivalent of such rating by another rating agency, as made available on a discount basis or otherwise by the Federal Reserve Bank of New York for the immediately preceding Business Day prior to such date, or (ii) in the event that the Federal Reserve Bank of New York does not make available such a rate, then the arithmetic average of the interest equivalent of the 60-day rate on commercial paper placed on behalf of such issuers, as quoted on a discount basis or otherwise by the Commercial Paper Dealers to the Trust Company or the Corporation, as the case may be, for the close of business of the immediately preceding Business Day prior to such date. If any Commercial Paper Dealer does not quote a rate required to determine the "AA" Composite
Commercial Paper Rate, the "AA" Composite Commercial Paper Rate shall be determined on the basis of the quotation or quotations furnished by the remaining Commercial Paper Dealer or Commercial Paper Dealers and any Substitute Commercial Paper Dealer or Substitute Commercial Paper Dealers selected by the Corporation to provide such rate or rates not being supplied by any Commercial Paper Dealer or Commercial Paper Dealers, as the case may be, or, if the Corporation does not select any such Substitute Commercial Paper Dealer or Substitute Commercial Paper Dealers, by the remaining Commercial Paper Dealer or Commercial Paper Dealers. If the Board of Directors of the Corporation shall make the adjustment referred to in clause (A) of the second sentence of Section 3(b) of this ARTICLE ONE with the result that (i) the dividend period days (as defined in such subparagraph (b)) shall be less than 70 days, such rate shall be the interest equivalent of the 60-day rate on such commercial paper, (ii) the dividend period days shall be 70 or more days but fewer than 85 days, such rate shall be the arithmetic average of the interest equivalent of the 60-day and 90-day rates on such commercial paper, and (iii) the dividend period days shall be 85 or more days but 98 or less days, such rate shall be the interest equivalent of the 90-day rate on such commercial paper. For purposes of this definition, the "interest equivalent" of a rate stated on a discount basis (a "discount rate") for commercial paper of a given days' maturity shall be equal to the quotient of (A) the discount rate divided by (B) the difference between
(x) 1.00 and (y) a fraction the numerator of which shall be the product of the discount rate times the number of days in which such commercial paper matures and the denominator of which shall be 360.

   (b) "Applicable Rate" shall have the meaning specified in Section 3(c)(i) of this ARTICLE ONE.

  (c) "Business Day" shall mean a day on which the New York Stock Exchange is open for trading and which is not a day on which banks in The City of New York, New York are authorized by law to close.

  (d) "Commercial Paper Dealers" shall mean Salomon Brothers Inc, The First Boston Corporation, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, or, in lieu of any thereof, their respective affiliates or successors.

  (e) "Common Shares" shall mean all shares now or hereafter authorized of the class of common shares of the Corporation presently authorized and any other shares into which such shares may hereafter be changed from time to time.

  (f) "Date of Original Issue" means the date on which the Corporation initially issues shares of Series C STAR Preferred.

  (g) "Dividend Payment Date" shall have the meaning specified in Section 3(b) of this ARTICLE ONE.

  (h) "Dividend Period" and "Dividend Periods" shall have the respective meanings specified in Section 3(c)(i) of this ARTICLE ONE.

  (i) "Holder" shall mean the holder of shares of Series C STAR Preferred as the same appears on the stock transfer books of the Corporation.

  (j) "Initial Dividend Payment Date" shall have the meaning specified in
Section 3(b) of this ARTICLE ONE.

  (k) "Initial Dividend Period" shall have the meaning specified in Section 3(c)(i) of this ARTICLE ONE.

  (1) "LIBOR" shall mean for any Dividend Period the average (rounded to the nearest 1/16 of 1%) of the respective rates per annum quoted by each of the Reference Banks at which United States dollar deposits for a two-month period in the amount of U.S. $10,000,000 are offered by such Reference Bank in the London interbank market at approximately 11:00 A.M. (London time) on the first day of such Dividend Period. If any Reference Bank does not quote a rate required to determine LIBOR, LIBOR shall be determined on the basis of the quotation or quotations furnished by the remaining Reference Bank or Reference Banks and any Substitute Reference Bank or Substitute Reference Banks selected by the Corporation to provide such quotation or quotations not being supplied by any Reference Bank or Reference Banks, as the case may be, or, if the Corporation does not select any such Substitute Reference Bank or Substitute Reference Banks, by the remaining Reference Bank or Reference Banks. If the Board of Directors of the Corporation shall make the adjustment referred to in clause (A) of the second sentence of Section 3(b) of this ARTICLE ONE with the result that
(i) the dividend period days (as defined in such subparagraph) shall be less than 70 days, LIBOR shall be based on the rates per annum quoted for United States dollar deposits for a two-month period, (ii) the dividend period days shall be 70 or more days but less than 85 days, LIBOR shall be the arithmetic average of the rates per annum quoted for United States dollar deposits for two- and three-month periods, or (iii) the dividend period days shall be 85 or more days but 98 or less days, such rate shall be based on the rates per annum quoted for United States dollar deposits for a three-month period.

  (m) "LIBOR Event" shall mean the failure by the Corporation timely to pay to the Trust Company, not later than 12 Noon, New York City time, (i) on the Business Day next preceding any Dividend Payment Date the full amount of any dividend (whether or not earned or declared) to be paid on such Dividend Payment Date on any share of Series C STAR Preferred or (ii) on the Business Day next preceding any redemption date the redemption price to be paid on such redemption date of any share of Series C STAR Preferred after notice of redemption is given pursuant to Section 4(b) of this ARTICLE ONE.

  (n) "Reference Banks" shall mean the principal London offices of Bank of America National Trust and Savings Association, Barclays Bank PLC, Citibank, N.A., Lloyds Bank PLC, Midland Bank PLC and National Westminster Bank PLC, or their respective successors.

  (o) "Subsequent Dividend Period" and "Subsequent Dividend Periods" shall have the respective meanings specified in Section 3(c)(i) of this ARTICLE ONE.

  (p) "Substitute Commercial Paper Dealer" shall mean Goldman, Sachs & Co. or Lehman Commercial Paper Incorporated, or, in lieu of any thereof, their respective affiliates or successors.

  (q) "Substitute Reference Bank" shall mean the principal London offices of The Chase Manhattan Bank (National Association), Deutsche Bank Aktiengesellschaft, Morgan Guaranty Trust Company of New York or Swiss Bank Corporation, or their respective successors.

  (r) "Trust Company" shall mean a bank or trust company appointed as such by a resolution of the Board of Directors of the Corporation.

Section 3. Dividends.

  (a) The Holders of shares of Series C STAR Preferred shall be entitled to receive, when and as declared by the Board of Directors of the Corporation out of funds legally available therefor, cumulative cash dividends at the Applicable Rate per annum thereof, determined as set forth below, and no more, payable on the respective dates set forth below.

  (b) Dividends on shares of Series C STAR Preferred, at the Applicable Rate per annum, shall accrue from the Date of Original Issue and shall be payable commencing on the 51st day after the Date of Original Issue and on each day thereafter which is the last day of successive 49-day periods after such 51st day after the Date of Original Issue, or if either (i) in the case of the Initial Dividend Payment Date, such 51st day after the Date of Original Issue or, in the case of any subsequent Dividend Payment Date, any such last day (in either case, the "normal day") is not a Business Day or (ii) the day next succeeding the normal day is not a Business Day, then on the first Business Day preceding the normal day that is next succeeded by a day that is also a Business Day, and if any particular Dividend Payment Date does not occur on the normal day because of the exceptions in clauses (i) or (ii), the next succeeding Dividend Payment Date shall be, subject to such exceptions, the 49th day following the normal day for the prior Dividend Period. Notwithstanding the foregoing, (A) in the event of a change in law altering the minimum holding period (currently found in Section 246(c) of the Internal Revenue Code of 1954, as amended) required for taxpayers to be entitled to the dividends received deduction on preferred stock held by non-affiliated corporations (currently found in Section 243(a) of such Code), the Board of Directors of the Corporation may, subject to clauses (i) and (ii) of this subparagraph (b), adjust the period of time between Dividend Payment Dates so as to adjust uniformly the number of days (such number of days without giving effect to such clauses (i) and (ii) being hereinafter referred to as "dividend period days") in Dividend Periods commencing after the date of such change in law to equal or exceed the then current minimum holding period, provided in such event that the number of dividend period days shall not exceed by more than nine days the length of such then current minimum holding period and shall be evenly divisible by seven, and the maximum number of dividend period days in no event shall exceed 98 days; (B) if, as a result of applying the procedures set forth in this subparagraph (b) for determining a Dividend Payment Date, the number of days in any Dividend Period would not equal or exceed the then current minimum holding period for a taxpayer to be entitled to the dividends received deduction on preferred stock held by a non-affiliated corporation referred to in clause (A) of this subparagraph, the Board of Directors of the Corporation may fix the Dividend Payment Date for that Dividend Period on the first Business Day next preceding the originally designated normal day, even though the day next succeeding such Business Day is not a Business Day and (C) in the event of a default in the payment of a dividend on shares of Series C STAR Preferred, dividends on shares of Series C STAR Preferred shall thereafter become payable quarterly, commencing on the 90th day after the Dividend Payment Date on which such default occurred with respect to any Dividend Period ending during such 90-day period, and on each day thereafter that is the last day of successive 90-day periods with respect to any Dividend Period ending during each such 90-day period, in each case subject to clauses (i) and (ii) of this subparagraph (b), until such time as no dividend on Series C STAR Preferred shall be in default, in which case, dividends shall next be payable on the last day of the Dividend Period which includes the first day on which no dividend was in default and thereafter dividends shall become payable on the 49th day after the last day of such Dividend Period and on each day thereafter which is the last day of successive 49-day periods after such date, subject to clauses (i) and (ii) of this subparagraph (b) (each date on which payment of dividends is due being herein referred to as a "Dividend Payment Date" and the first Dividend Payment

Date being herein referred to as the "Initial Dividend Payment Date"). Upon any change in the number of dividend period days as a result of a change in law as set forth in clause (A), or upon a change as set forth in clause (B) or (C), the Corporation shall give notice of such change to all Holders by first class mail, postage prepaid. Each such dividend shall be paid to the Holders as their names appear on the books and records of the Corporation on the Business Day next preceding the Dividend Payment Date thereof; provided, however, that if such dividend shall be calculated based upon LIBOR, as set forth in Section 3(c)(i) of this ARTICLE ONE, such dividend shall be paid to the Holders as their names appear on the books and records of the Corporation on such date, not exceeding 15 days preceding the payment date thereof, as may be fixed by the Board of Directors of the Corporation. Dividends in arrears for any past Dividend Period may be declared and paid at any time, without reference to any regular Dividend Payment Date, to the Holders as their names appear on the books and records of the Corporation on such date, not exceeding 15 days preceding the payment date thereof, as may be fixed by the Board of Directors of the Corporation.

  (c)(i) The dividend rate on shares of Series C STAR Preferred shall be 6.25% per annum during the period from and after the Date of Original Issue to the Initial Dividend Payment Date (the "Initial Dividend Period"). Commencing the day that is the Initial Dividend Payment Date, the dividend rate on shares of Series C STAR Preferred for each Subsequent Dividend Period (as hereinafter defined) shall be equal to the rate per annum that results from implementation of the Auction Procedures described in ARTICLE TWO hereof; provided, however, that (A) if a LIBOR Event shall have occurred prior to the first day of such Subsequent Dividend Period, the dividend rate for such Subsequent Dividend Period shall be at a rate per annum equal to LIB0R plus 1/4 of 1% and (B) if there is no Trust Company on the day prior to the first day of a Dividend Period (unless a LIB0R Event has occurred), the dividend rate for such Dividend Period shall be at a rate per annum equal to 110% of the "AA" Composite Commercial Paper Rate, as determined by the Corporation, on the first day of such Dividend Period. The rate per annum at which dividends are payable on shares of Series C STAR Preferred for any Dividend Period (as hereinafter defined) is herein referred to as the "Applicable Rate".

  Each dividend period following the Initial Dividend Period (herein referred to as a "Subsequent Dividend Period" and collectively as "Subsequent Dividend Periods" and the Initial Dividend Period or any Subsequent Dividend Period being herein referred to as a "Dividend Period" and collectively as "Dividend Periods") shall commence on the day that is the last day of the preceding Dividend Period and shall end on the next succeeding Dividend Payment Date; provided, however, that if the provisions of clause (C) of Section 3(b) are applicable, each Dividend Period shall end on the date which would have been the next succeeding Dividend Payment Date if the provisions of such clause had not been applicable.

   (ii) The amount of dividends payable on each share of Series C STAR Preferred for any Dividend Period shall be computed by multiplying the Applicable Rate for such Dividend Period by a fraction the numerator of which shall be the number of days in the Dividend Period (calculated by counting the first day thereof but excluding the last day thereof) such share was outstanding and the denominator of which shall be 360 and applying the rate obtained against $100,000 per share of Series C STAR Preferred.

  (d)(i) Holders of shares of Series C STAR Preferred shall not be entitled to any interest, or sum of money in lieu of interest, in respect of any dividend payment or payments on shares of Series C STAR Preferred which may be in arrears.

  (ii) Except as otherwise provided in resolutions of the Board of Directors of the Corporation adopted on May 28, 1969 creating the Corporation's $3.00 Cumulative Convertible Preferred Stock, Series A (No Par Value) (the "Series A Preferred Stock"), as such resolutions relate to the payment of dividends on the Series A Preferred Stock and except as hereinafter provided, no full dividends shall be declared or paid or set apart for payment on any series of Preferred Stock, No Par Value, for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for payment thereof set apart for such payment on shares of Series C STAR Preferred for the current and all past Dividend Periods. When dividends are not paid or set apart in full, as aforesaid, upon the shares of Series C STAR Preferred and any other Preferred Stock ranking on a parity as to dividends with Series C STAR Preferred, all dividends declared upon shares of Series C STAR Preferred and any other Preferred Stock ranking on a parity as to dividends with Series C STAR Preferred shall be declared pro rata so that the amount of dividends declared per share on Series C STAR Preferred and such other Preferred Stock ranking on a parity as to dividends with Series C STAR Preferred shall in all cases bear to each other the same ratio that accrued dividends per share on the shares of Series C STAR Preferred and such other Preferred Stock ranking on a parity as to dividends with shares of Series C STAR Preferred bear to each other.

  (iii) Except with respect to dividends on the Series A Preferred Stock and as otherwise provided in paragraph (d)(ii) above, so long as any shares of Series C STAR Preferred are outstanding, no dividend (other than a dividend payable in Common Shares or payable in any other stock of the Corporation ranking junior to shares of Series C STAR Preferred as to dividends and upon liquidation) shall be declared or paid or set aside for payment or other distribution declared or made upon Common Shares or upon any other stock of the Corporation ranking junior to or on a parity with shares of Series C STAR Preferred as to dividends or upon liquidation, nor shall any such Common Shares or any other stock of the Corporation ranking junior to or on a parity with shares of Series C STAR Preferred as to dividends or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Corporation (except by conversion into or exchange for stock of the Corporation ranking junior to shares of Series C STAR Preferred as to dividends and upon liquidation) unless, in each case, the full cumulative dividends on all outstanding shares of Series C STAR Preferred shall have been paid or contemporaneously are declared and paid for the current and all past Dividend Periods.

Section 4. Redemption.
           ----------

  (a)(i)(A) At the option of the Corporation, shares of Series C STAR Preferred may be redeemed, as a whole at any time or from time to time in part, on any Dividend Payment Date at a redemption price equal to:

         (I) $103,000 per share if redeemed during the twelve months ending on the first anniversary of the Date of Original Issue;

        (II) $102,000 per share if redeemed during the twelve months ending on the second anniversary of the Date of Original Issue;

       (III) $101,000 per share if redeemed during the twelve months ending on the third anniversary of the Date of Original Issue;

        (IV) $100,000 per share thereafter;

  plus, in each case, accrued and unpaid dividends thereon to the date fixed for redemption.

  (B) If fewer than all the outstanding shares of Series C STAR Preferred are to be redeemed pursuant to Section 4(a)(i)(A) of this ARTICLE ONE, the number of shares to be redeemed shall be determined by the Board of Directors of the Corporation, and such shares shall be redeemed pro rata from the Holders in proportion to the number of such shares held by such Holders (rounding to the nearest whole share to avoid redemption of fractional shares).

  (ii) At the option of the Corporation, shares of Series C STAR Preferred may be redeemed, as a whole but not in part, on any Dividend Payment Date at a redemption price of $100,000 per share, plus accrued and unpaid dividends thereon to the date fixed for redemption, if the Applicable Rate fixed for the Dividend Period ending on such Dividend Payment Date shall equal or exceed the "AA" Composite Commercial Paper Rate on the date of determination of such Applicable Rate.

  (b) In the event the Corporation shall redeem shares of Series C STAR Preferred, notice of such redemption shall be given by first class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the redemption date, to each Holder of record of the shares to be redeemed, at such Holder's address as the same appears on the stock record books of the Corporation. Each such notice shall state: (i) the redemption date; (ii) the number of shares of Series C STAR Preferred to be redeemed and, if fewer than all the shares held by such Holder are to be redeemed, the number of such shares to be redeemed from such Holder; (iii) the redemption price;
(iv) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (v) that dividends on the shares to be redeemed will cease to accrue on such redemption date.

  (c) Notice having been mailed as aforesaid, and if the Corporation shall have deposited a sum sufficient to redeem the shares of Series C STAR Preferred as to which notice of redemption has been given with the Trust Company, with irrevocable instructions and authority to pay the redemption price to the Holders thereof upon surrender of certificates therefor or, if no such deposit is made, then from and after the redemption date (unless default shall be made by the Corporation in providing money for the payment of the redemption price of the shares called for redemption), dividends on the shares of Series C STAR Preferred so called for redemption shall cease to accrue, and said shares shall no longer be deemed to be outstanding, and all rights of the Holders thereof as shareholders of the Corporation (except the right to receive from the Corporation the redemption price) shall cease and terminate. Upon surrender in accordance with said notice of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors of the Corporation shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the redemption price aforesaid but without interest. In case fewer than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the Holder thereof.

  (D) Any shares of Series C STAR Preferred which shall at any time have been redeemed or purchased by the Corporation shall, after such redemption or purchase, be cancelled in the manner provided by the laws of the State of Indiana.

  (e) Notwithstanding the foregoing provisions of this Section 4, unless the full cumulative dividends on all outstanding shares of Series C STAR Preferred shall have been paid or contemporaneously are declared and paid for all past Dividend Periods, (i) no shares of Series C STAR Preferred shall be redeemed unless all outstanding shares of Series C STAR Preferred are simultaneously redeemed, and (ii) the Corporation shall not purchase or otherwise acquire any shares of Series C STAR Preferred except pursuant to a purchase or exchange offer made on the same terms to Holders of all outstanding shares of Series C STAR Preferred.

Section 5.  Conversion or Exchange.

   The Holders of shares of Series C STAR Preferred shall not have any rights to convert such shares into or exchange such shares for shares of any other class or classes or of any other series of any class or classes of capital stock of the Corporation.

Section 6. Voting.

  The shares of Series C STAR Preferred shall have such voting rights as are provided in Section 5 Article V of the Corporation's Articles of Incorporation.

Section 7. Liquidation Rights.

  (a) In the event of the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the Holders of shares of Series C STAR Preferred then outstanding shall be entitled to receive, after payment or provision for payment of all creditors of the Corporation, but before any distribution or payment shall be made in respect of the Common Stock or any other stock of the Corporation ranking junior to shares of Series C STAR Preferred as to assets on liquidation, dissolution or winding up, an amount equal to $100,000 per share, plus an amount equal to all unpaid dividends thereon accrued on a daily basis to and including the date fixed for such distribution or payment, but the Holders shall be entitled to no further participation in any distribution or payment in connection with any such liquidation, dissolution or winding up. If, upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the net assets of the Corporation distributable among the Holders of all outstanding shares of Series C STAR Preferred and of any other series of Preferred Stock, No Par Value, or any other stock of the Corporation ranking on a parity with Series C STAR Preferred as to assets on liquidation shall be insufficient to permit the payment in full to such Holders of the preferential amounts to which they are entitled, then the entire net assets of the Corporation remaining after the distributions to Holders of any stock of the Corporation ranking senior to Series C STAR Preferred to which they may be entitled shall be distributable among the holders of shares of Series C STAR Preferred and of any other series of Preferred Stock, No Par Value, or of any other stock of the Corporation ranking on a parity with Series C STAR Preferred as to assets on liquidation ratably in proportion to the full amounts to which they would otherwise respectively be entitled.

  (b) Neither the consolidation or merger of the Corporation with or into any other corporation or corporations, nor the sale or transfer by the Corporation of all or any part of its assets, shall be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this Section 7. All shares of Series C STAR Preferred, the Corporation's outstanding Series A Preferred Stock, the Corporation's outstanding Short Term Auction Rate Cumulative Preferred Stock, Series B (No Par Value), and the Corporation's authorized Short Term Auction Rate Cumulative Preferred Stock, Series D (No Par Value) will rank on a parity as to assets upon liquidation.

ARTICLE TWO. AUCTION PROCEDURES

Section 1. Definitions.
           -----------
  Capitalized terms not defined in this Section 1 shall have the respective meanings specified in Section 2 of ARTICLE ONE. As used in this ARTICLE TWO, the following terms shall have the following meanings, unless the context otherwise requires:

  (a) "Affiliate" shall mean any Person known to the Trust Company to be controlled by, in control of or under common control with the Corporation.

  (b) "Agent Member" shall mean the member of the Securities Depository that will act on behalf of a Bidder and is identified as such in such Bidder's Purchaser's Letter.

  (c) "Auction" shall mean the periodic operation of the procedures set forth in this ARTICLE TWO.

  (d) "Auction Date" shall mean the Business Day next preceding a Dividend Payment Date.

  (e) "Available STAR Preferred" shall have the meaning specified in Section 4(a) of this ARTICLE TWO.

  (f) "Bid" and "Bids" shall have the respective meanings specified in Section 2(a) of this ARTICLE TWO.

  (g) "Bidder" and "Bidders" shall have the respective meanings specified in
Section 2(a) of this ARTICLE TWO.

  (h) "Broker-Dealer" shall mean any broker-dealer, or other entity permitted by law to perform the functions required of a Broker-Dealer in this ARTICLE TWO, that has been selected by the corporation and has entered into a Broker-Dealer Agreement with the Trust Company that remains effective.

  (i) "Broker-Dealer Agreement" shall mean an agreement between the Trust Company and a Broker-Dealer pursuant to which such Broker-Dealer agrees to follow the procedures specified in this ARTICLE TWO.

  (j) "Existing Holder," when used with respect to shares of Series C STAR Preferred, shall mean a Person who has signed a Purchaser's Letter and is listed as the beneficial owner of shares of Series C STAR Preferred in the records of the Trust Company.

  (k) "Hold Order" and "Hold Orders" shall have the respective meanings specified in subparagraph 2(a) of this ARTICLE TWO.

  (1) "Maximum Rate", on any Auction Date, shall mean the product of (i) 1.10 and (ii) the "AA" Composite Commercial Paper Rate.

  (m) "Minimum Rate", on any Auction Date, shall mean the product of (i) .58 and
(ii) the "AA" Composite Commercial Paper Rate.

  (n) "Order" and "Orders" shall have the respective meanings specified in
Section 2(a) of this ARTICLE TWO.

  (o) "Outstanding" shall mean, as of any date, shares of Series C STAR Preferred theretofore issued by the Corporation except, without duplication, (i) any shares of Series C STAR Preferred theretofore cancelled or delivered to the Trust Company for cancellation or redeemed by the Corporation or as to which a notice of redemption shall have been given by the Corporation, (ii) any shares of Series C STAR Preferred as to which the Corporation or any Affiliate thereof (other than a broker-dealer Affiliate) shall be an Existing Holder and (iii) any shares of Series C STAR Preferred represented by any certificate in lieu of which a new certificate has been executed and delivered by the Corporation.

  (p) "Person" shall mean and include an individual, a partnership, a corporation, a trust, an unincorporated association, a joint venture or other entity or a government or any agency or political subdivision thereof.

  (q) "Potential Holder" shall mean any Person, including any Existing Holder,
(i) who shall have executed a Purchaser's Letter and (ii) who may be interested in acquiring shares of Series C STAR Preferred (or, in the case of an Existing Holder, additional shares of Series C STAR Preferred).

  (r) "Purchaser's Letter" shall mean a letter addressed to the Corporation, the Trust Company and a Broker-Dealer in which a Person agrees, among other things, to offer to purchase, purchase, offer to sell and/or sell shares of Series C STAR Preferred as set forth in this ARTICLE TWO.

  (s) "Securities Depository" shall mean The Depository Trust Company and its successors and assigns or any other securities depository selected by the Corporation which agrees to follow the procedures required to be followed by such securities depository in connection with shares of Series C STAR Preferred.

  (t) "Sell Order" and "Sell Orders" shall have the respective meanings specified in Section 2(a) of this ARTICLE TWO.

  (u) "Submission Deadline" shall mean 12:30 P.M., New York City time, on any Auction Date or such other time on any Auction Date by which Broker-Dealers are required to submit Orders to the Trust Company as specified by the Trust Company from time to time.

  (v) "Submitted Bid" and "Submitted Bids" shall have the respective meanings specified in Section 4(a) of this ARTICLE TWO.

  (w) "Submitted Hold Order" and "Submitted Hold Orders" shall have the respective meanings specified in Section 4(a) of this ARTICLE TWO.

  (x) "Submitted Order" and "Submitted Orders" shall have the respective meanings specified in Section 4(a) of this ARTICLE TWO.

  (y) "Submitted Sell Order" and "Submitted Sell Orders" shall have the respective meanings specified in Section 4(a) of this ARTICLE TWO.

  (z) "Sufficient Clearing Bids" shall have the meaning specified in Section 4(a) of this ARTICLE TWO.

 (aa) "Winning Bid Rate" shall have the meaning specified in Section 4(a) of this ARTICLE TWO.

Section 2. Orders by Existing Holders and Potential Holders.
           ------------------------------------------------

 (a) On or prior to each Auction Date and prior to the Submission Deadline:

        (i) each Existing Holder may submit to a Broker-Dealer by telephone information as to:

                (A) the number of Outstanding shares, if any, of Series C STAR Preferred held by such Existing Holder which such Existing Holder desires to continue to hold without regard to the Applicable Rate for the next succeeding Dividend Period;

                (B) the number of Outstanding shares, if any, of Series C STAR Preferred that such Existing Holder desires to continue to hold if the Applicable Rate for the next succeeding Dividend Period shall not be less than the rate per annum specified by such Existing Holder; and/or

                (C) the number of Outstanding shares, if any, of Series C STAR Preferred held by such Existing Holder which such Existing Holder offers to sell without regard to the Applicable Rate for the next succeeding Dividend Period;

    and

         (ii) each Broker-Dealer, using a list of Potential Holders that shall be maintained by such Broker-Dealer in good faith for the purpose of conducting a competitive Auction, shall contact Potential Holders on such 1ist to determine the number of shares, if any, of Series C STAR Preferred which each such Potential Holder offers to purchase if the Applicable Rate for the next succeeding Dividend Period shall be not less than the rate per annum specified by such Potential Holder.

    For the purposes hereof, the communication to a Broker-Dealer of information referred to in clause (i)(A), (i)(B), (i)(C) or (ii) of this Section 2(a) is hereinafter referred to as an "Order" and collectively as "Orders" and each Existing Holder and each Potential Holder placing an Order is hereinafter referred to as a "Bidder" and collectively as "Bidders"; an Order containing the information referred to in clause (i)(A) of this Section 2(a) is hereinafter referred to as a "Hold Order" and collectively as "Hold Orders"; an Order containing the information referred to in clause (i)(B) or (ii) of this Section 2(a) is hereinafter referred to as a "Bid" and collectively as "Bids"; and an Order containing the information referred to in clause (i)(C) of this Section 2(a) is hereinafter referred to as a "Sell Order" and collectively as "Sell Orders."

   (b)(i) A Bid by an Existing Holder shall constitute an irrevocable offer to sell:

                (A) the number of Outstanding shares of Series C STAR Preferred specified in such Bid if the Applicable Rate determined on such Auction Date shall be less than such specified rate; or

                (B) such number or a lesser number to be determined as set forth in clause (iv) of Section 5(a) of this ARTICLE TWO if the Applicable Rate determined on such Auction Date shall be equal to such specified rate; or

                (C) a lesser number to be determined as set forth in clause
       (iii) of Section 5(b) of this ARTICLE TWO if such specified rate shall be higher than the Maximum Rate and Sufficient Clearing Bids do not exist.

        (ii) A Sell Order by an Existing Holder shall constitute an irrevocable offer to sell:

                (A) the number of shares specified in such Sell Order; or

                (B) such number or a lesser number as set forth in clause (iii) of Section 5(b) of this ARTICLE TWO if Sufficient Clearing Bids do not exist.

        (iii) A bid by a Potential Holder shall constitute an irrevocable offer to purchase:

                 (A) the number of shares of Series C STAR Preferred specified in such Bid if the Applicable Rate determined on such Auction Date shall be higher than such specified rate; or

                 (B) such number or a lesser number as set forth in clause (v) of Section 5(a) of this ARTICLE TWO if the Applicable Rate determined on such Auction Date shall be equal to such specified rate.

Section 3. Submission of Orders by Broker-Dealers to Trust Company.
           -------------------------------------------------------

  (a) Each Broker-Dealer shall submit in writing to the Trust Company prior to the Submission Deadline on each Auction Date all Orders obtained by such Broker-Dealer and specifying with respect to each Order:

      (i) the name of the Bidder placing such Order;

     (ii) the aggregate number of shares of Series C STAR Preferred that are the subject of such Order;

    (iii) to the extent that such Bidder is an Existing Holder:

                     (A) the number of shares, if any, of Series C STAR Preferred subject to any Hold Order placed by such Existing Holder;

                     (B) the number of shares, if any, of Series C STAR Preferred subject to any Bid placed by such Existing Holder and the rate specified in such Bid; and

                     (C) the number of shares, if any, of Series C STAR Preferred subject to any Sell Order placed by such Existing Holder;

   and

       (iv) to the extent that such Bidder is a Potential Holder, the rate specified in such Potential Holder's Bid.

  (b) If any rate specified in any Bid contains more than three figures to the right of the decimal point, the Trust Company shall round such rate up to the next highest one thousandth (.001) of 1%.

  (c) If an Order or Orders covering all of the Outstanding shares of Series C STAR Preferred held by any Existing Holder is not submitted to the Trust Company prior to the Submission Deadline, the Trust Company shall deem a Hold Order to have been submitted on behalf of such Existing Holder covering the number of Outstanding shares of Series C STAR Preferred held by such Existing Holder and not subject to Orders submitted to the Trust Company.

  (d) If one or more Orders covering in the aggregate more than the number of Outstanding shares of Series C STAR Preferred held by any Existing Holder are submitted to the Trust Company, such Orders shall be considered valid as follows and in the following order of priority:

        (i) any Hold Order submitted on behalf of such Existing Holder shall be considered valid up to and including the number of Outstanding shares of Series C STAR Preferred held by such Existing Holder; provided that if more than one Hold Order is submitted on behalf of such Existing Holder and the number of shares of Series C STAR Preferred subject to such Hold Orders exceeds the number of Outstanding shares of Series C STAR Preferred held by such Existing Holder, the number of shares of Series C STAR Preferred subject to such Hold Orders shall be reduced pro rata so that such Hold Orders shall cover the number of Outstanding shares of Series C STAR Preferred held by such Existing Holder;

      (ii)(A) any Bid shall be considered valid up to and including the excess of the number of Outstanding shares of Series C STAR Preferred held by such Existing Holder over the number of shares of Series C STAR Preferred subject to Hold Orders referred to in clause (i) of this Section 3(d), (B) subject to subclause (A), if more than one Bid with the same rate is submitted on behalf of such Existing Holder and the number of Outstanding shares of Series C STAR Preferred subject to such Bids is greater than such excess, the number of shares of Series C STAR Preferred subject to such Bids shall be reduced pro rata so that such Bids shall cover the number of shares of Series C STAR Preferred equal to such excess, and (C) subject to subclause (A), if more than one Bid with different rates is submitted on behalf of such Existing Holder, such Bids shall be considered valid in the ascending order of their respective rates; and in any such event, the number, if any, of such Outstanding shares subject to Bids not valid under this clause (ii) shall be treated as the subject of a Bid by a Potential Holder: and

      (iii) any Sell Order shall be considered valid up to and including the excess of the number of Outstanding shares of Series C STAR Preferred held by such Existing Holder over the sum of the shares of Series C STAR Preferred subject to Hold Orders referred to in clause (i) of this Section 3(d) and Bids referred to in clause (ii) of this Section 3(d); provided that if more than one Sell Order is submitted on behalf of any Existing Holder and the number of shares of Series C STAR Preferred subject to such Sell Orders is greater than such excess, the number of Outstanding shares of Series C STAR Preferred subject to such Sell Orders shall be reduced pro rata so that such Sell Orders shall cover the number of Outstanding shares of Series C STAR Preferred equal to such excess.

  (e) If more than one Bid is submitted on behalf of any Potential Holder, each Bid submitted shall be a separate Bid with the rate and number of shares of Series C STAR Preferred therein specified.

  (f) If any rate specified in any Bid is lower than the Minimum Rate for the Dividend Period with respect to which such Bid relates, such Bid shall be deemed to be a Bid specifying a rate equal to such Minimum Rate.

Section 4. Determination of Sufficient Clearing Bids, Winning Bid Rate and Applicable Rate.

  (a) Not earlier than the Submission Deadline on each Auction Date, the Trust Company shall assemble all Orders submitted or deemed submitted to it by the Broker-Dealers (each such Order as submitted or deemed submitted by a Broker-Dealer being hereinafter referred to individually as a "Submitted Hold Order," a "Submitted Bid" or a "Submitted Sell Order", as the case may be, or as a "Submitted Order" and collectively as "Submitted Hold Orders," "Submitted Bids" or "Submitted Sell Orders," as the case may be, or as "Submitted Orders") and shall determine:

  (i) the excess of the total number of Outstanding shares of Series C STAR Preferred over the number of Outstanding shares of Series C STAR Preferred that are the subject of Submitted Hold Orders (such excess being hereinafter referred to as the "Available STAR Preferred");

 (ii) from the Submitted Orders whether:

         (A) the number of Outstanding shares of Series C STAR Preferred that are the subject of Submitted Bids by Potential Holders specifying one or more rates equal to or lower than the Maximum Rate;

exceeds or is equal to the sum of:

         (B)(I) the number of Outstanding shares of Series C STAR Preferred that are the subject of Submitted Bids by Existing Holders specifying one or more rates higher than the Maximum Rate; and

         (II) the number of Outstanding shares of Series C STAR Preferred that are subject to Submitted Sell Orders

(in the event of such excess or such equality (other than because the number of shares of Series C STAR Preferred in clauses (A) and (B) are each zero because all of the Outstanding shares of Series C STAR Preferred are the subject of Submitted Hold Orders), such Submitted Bids in clause (A) being hereinafter referred to collectively as "Sufficient Clearing Bids"); and

  (iii) if Sufficient Clearing Bids exist, the lowest rate specified in the Submitted Bids (the "Winning Bid Rate") which if:

          (A)(I) each Submitted Bid from Existing Holders specifying such lowest rate and (II) all other Submitted Bids from Existing Holders specifying lower rates were accepted, thus entitling such Existing Holders to continue to hold the shares of Series C STAR Preferred that are the subject of such Submitted Bids, and

          (B)(I) each Submitted Bid from Potential Holders specifying such lowest rate and (II) all other Submitted Bids from Potential Holders specifying lower rates were accepted,

would result in such Existing Holders continuing to hold an aggregate number of Outstanding shares of Series C STAR Preferred which, when added to the number of Outstanding shares of Series C STAR Preferred to be purchased by such Potential Holders, would equal not less than the Available STAR Preferred.

  (b) Promptly after the Trust Company has made the determinations pursuant to
Section 4(a) of this ARTICLE TWO, the Trust Company shall advise the Company of the Maximum Rate and the Minimum Rate and, based on such determinations, the Applicable Rate for the next succeeding Dividend Period as follows:

       (i) if Sufficient Clearing Bids exist, that the Applicable Rate for the next succeeding Dividend Period shall be equal to the Winning Bid Rate;

      (ii) if Sufficient Clearing Bids do not exist (other than because all of the Outstanding shares of Series C STAR Preferred are the subject of Submitted Hold Orders), that the Applicable Rate for the next Succeeding Dividend Period shall be equal to the Maximum Rate: or

     (iii) if all of the Outstanding shares of Series C STAR Preferred are the subject of Submitted Hold Orders, that the Applicable Rate for the next succeeding Dividend Period shall be equal to the Minimum Rate.

Section 5. Acceptance and Rejection of Submitted Bids and Submitted Sell Orders and Allocation of Shares.

  Based on the determinations made pursuant to Section 4(a) of this ARTICLE TWO, the Submitted Bids and Submitted Sell Orders shall be accepted or rejected and the Trust Company shall take such other action as set forth below:

  (a) If Sufficient Clearing Bids have been made, subject to the provisions of Sections 5(c) and 5(d) of this ARTICLE TWO. Submitted Bids and Submitted Sell Orders shall be accepted or rejected as follows in the following order of priority and all other Submitted Bids shall be rejected:

       (i) the Submitted Sell Orders of Existing Holders shall be accepted and the Submitted Bid of each of the Existing Holders specifying any rate that is higher than the Winning Bid Rate shall be rejected, thus requiring each such Existing Holder to sell the shares of Series C STAR Preferred that are the subject of such Submitted Bid;

      (ii) the Submitted Bid of each of the Existing Holders specifying any rate that is lower than the Winning Bid Rate shall be accepted, thus entitling each such Existing Holder to continue to hold the shares of Series C STAR Preferred that are the subject of such Submitted Bid;

     (iii) the Submitted Bid of each of the Potential Holders specifying any rate that is lower than the Winning Bid Rate shall be accepted;

      (iv) the Submitted Bid of each of the Existing Holders specifying a rate that is equal to the Winning Bid Rate shall be accept-
       ed, thus entitling each such Existing Holder to continue to hold the shares of Series C STAR Preferred that are the subject of such Submitted Bid, unless the number of Outstanding shares of Series C STAR Preferred subject to all such Submitted Bids shall be greater than the number of shares of Series C STAR Preferred ("remaining shares") equal to the excess of the Available STAR Preferred over the number of shares of Series C STAR Preferred subject to Submitted Bids described in clauses
       (ii) and (iii) of this Section 5(a), in which event each such Existing Holder shall be required to sell shares of Series C STAR Preferred, but only in an amount equal to the difference between (A) the number of Outstanding shares of Series C STAR Preferred then held by such Existing Holder subject to such Submitted Bid and (B) the number of shares of Series C STAR Preferred obtained by multiplying the number of remaining shares by a fraction the numerator of which shall be the number of Outstanding shares of Series C STAR Preferred held by such Existing Holder subject to such Submitted Bid and the denominator of which shall be sum of the number of Outstanding shares of Series C STAR Preferred subject to such Submitted Bids made by all such Existing Holders that specified a rate equal to the Winning Bid Rate; and

               (v) the Submitted Bid of each of the Potential Holders specifying a rate that is equal to the Winning Bid Rate shall be accepted but only in an amount equal to the number of shares of Series C STAR Preferred obtained by multiplying the difference between the Available STAR Preferred and the number of shares of Series C STAR Preferred subject to Submitted Bids described in clauses (ii), (iii) and (iv) of this Section 5(a) by a fraction the numerator of which shall be the number of Outstanding shares of Series C STAR Preferred subject to such Submitted Bid and the denominator of which shall be the sum of the number of Outstanding shares of Series C STAR Preferred subject to such Submitted Bids made by all such Potential Holders that specified rates equal to the Winning Bid Rate.

  (b) If Sufficient Clearing Bids have not been made (other than because all of the Outstanding shares of Series C STAR Preferred are subject to Submitted Hold Orders), subject to the provisions of Sections 5(c) and 5(d) of this ARTICLE TWO, Submitted Orders shall be accepted or rejected as follows in the following order of priority and all other Submitted Bids shall be rejected:

                (i) the Submitted Bid of each Existing Holder specifying any rate that is equal to or lower than the Maximum Rate shall be accepted, thus entitling such Existing Holder to continue to hold the shares of Series C STAR Preferred that are the subject of such Submitted Bid;

                 (ii) the Submitted Bid of each Potential Holder specifying any rate that is equal to or lower than the Maximum Rate shall be accepted; and

               (iii) the Submitted Bids of each Existing Holder specifying any rate that is higher than the Maximum Rate shall be rejected, thus requiring each such Existing Holder to sell the shares of Series C STAR Preferred that are the subject of such Submitted Bid, and the Submitted Sell Orders of each Existing Holder shall be accepted, in both cases only in an amount equal to the difference between (A) the number of Outstanding shares of Series C STAR Preferred then held by such Existing Holder subject to such Submitted Bid or Submitted Sell Order and (B) the number of shares of Series C STAR Preferred obtained by multiplying the difference between the Available STAR Preferred and the aggregate number of shares of Series C STAR Preferred subject to Submitted Bids described in clauses (i) and (ii) of this Section 5(b) by a fraction the numerator of which shall be the number of Outstanding shares of Series C STAR Preferred held by such Existing Holder subject to such Submitted Bid or Submitted Sell Order and the denominator of which shall be the number of Outstanding shares of Series C STAR Preferred subject to all such Submitted Bids and Submitted Sell Orders.

  (c) If as a result of the procedures described in Sections 5(a) or 5(b) of this ARTICLE TWO, any Existing Holder would be entitled or required to sell, or any Potential Holder would be entitled or required to purchase, a fraction of a share of Series C STAR Preferred on any Auction Date, the Trust Company shall, in such manner as, in its sole discretion, it shall determine, round up or down the number of shares of Series C STAR Preferred to be purchased or sold by any Existing Holder or Potential Holder on such Auction Date so that the number of shares purchased or sold by each Existing Holder or Potential Holder on such Auction Date shall be whole shares of Series C STAR Preferred.

  (d) If as a result of the procedures described in Section 5(a) of this ARTICLE TWO, any Potential Holder would be entitled or required to purchase less than a whole share of Series C STAR Preferred on any Auction Date, the Trust Company shall, in such manner as, in its sole discretion, it shall determine, allocate shares for purchase among Potential Holders so that only whole shares of Series C STAR Preferred are purchased on such Auction Date by any Potential Holder, even if such allocation results in one or more of such Potential Holders not purchasing shares of Series C STAR Preferred on such Auction Date.

  (e) Based on the results of each Auction, the Trust Company shall determine the aggregate number of shares of Series C STAR Preferred to be purchased and the aggregate number of shares of Series C STAR Preferred to be sold by Potential Holders and Existing Holders on whose behalf each Broker-Dealer submitted Bids or Sell Orders, and, with respect to each Broker-Dealer, to the extent that such aggregate number of shares to be purchased and such aggregate number of shares to be sold differ, determine to which other Broker-Dealer or Broker-Dealers acting for one or more purchasers such Broker-Dealer shall deliver, or from which other Broker-Dealer or Broker-Dealers acting for one or more sellers such

Broker-Dealer shall receive, as the case may be, shares of Series C STAR Preferred.

Section 6. Participation in Auctions.
           -------------------------

  Neither the Company nor any Affiliate of the Company may submit a Bid in any Auction.

Section 7. Miscellaneous.
           -------------

  The Board of Directors of the Corporation may interpret or adjust the provisions of this ARTICLE TWO to resolve any inconsistency or ambiguity, remedy any formal defect or make any other change or modification which does not adversely affect the rights of Existing Holders of Series C STAR Preferred. During the Initial Dividend Period and so long as the Applicable Rate is based on the results of an Auction, (a) shares of Series C STAR Preferred may be sold, transferred or otherwise disposed of only pursuant to a Bid or Sell Order in accordance with the procedures described in this ARTICLE TWO or to or through a Broker-Dealer or to a Person that has delivered a signed copy of a Purchaser's Letter to the Trust Company, provided that in the case of all transfers other than pursuant to Auctions the transferor, its Broker-Dealer or its Agent Member advises the Trust Company of such transfer, and (b) except as otherwise provided by law or if there is no Securities Depository, all Outstanding shares of Series C STAR Preferred shall be represented by a certificate or certificates registered in the name of the nominee of the Securities Depository, and no Person acquiring shares of Series C STAR Preferred shall be entitled to receive a certificate representing such shares.

  As long as the Applicable Rate is not based on LIBOR, the Corporation shall be obligated to exercise its best efforts to maintain a Trust Company pursuant to an agreement containing terms no less favorable to the Corporation than the terms of the agreement first entered into by the Corporation pursuant to the resolutions adopted by the Board of Directors of the Corporation on March 14, 1985.

Section 8. Headings of Subdivisions.
           ------------------------

  The headings of the various subdivisions of this ARTICLE TWO are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

  Marilyn A. Vachon further says that the authority to adopt the foregoing resolution is by the Articles of Incorporation legally vested in the Board of Directors of the Corporation.

                             /s/ Marilyn A. Vachon
                             ----------------------------------
                             Marilyn A. Vachon
                             Secretary of
                             Lincoln National Corporation

STATE OF INDIANA  )
                  ) SS:
COUNTY OF ALLEN   )

     Jack D. Hunter, being duly sworn upon his oath, says that he is a duly elected, qualified and acting Senior Vice President of Lincoln National Corporation and that the foregoing certificate is true in substance and in fact; and that he verifies the same.

     Witness my hand and seal this 27th day of June, 1985.


                             /s/ Jack D. Hunter
                             ---------------------------------
                             Jack D. Hunter
                             Senior Vice President
                             Lincoln National Corporation

STATE OF INDIANA  )
                  )  SS:
COUNTY OF ALLEN   )

     Subscribed and sworn to before me, a Notary Public, in and for Allen County, State of Indiana, this 27th day of June, 1985.

                                       /s/ Ruth A. Knafel
                                       ------------------------------
                                               Notary Public

My Commission Expires:
January 22, 1989
- ---------------------------

This instrument was prepared by John L. Steinkamp, Attorney at Law.

                               STATE OF INDIANA
                       OFFICE OF THE SECRETARY OF STATE

 To Whom These Presents Come, Greeting:

 I, EDWIN J. SIMCOX, Secretary of State of the State of Indiana, do hereby certify that

                         LINCOLN NATIONAL CORPORATION
                         ----------------------------
 a corporation duly organized and existing under the laws of the State of Indiana, has this day filed in the Office of the Secretary of State, a certificate in triplicate showing a statement of the relative rights, preferences, limitations, or restrictions of shares as adopted by the Board of Directors acting by committee (pursuant to (1) Chapter 1-2-11(g) of The Indiana General Corporation Act, as amended, (2) Section 1, Article IV of the Bylaws and (3) Resolution No. 776 of the Board of Directors), at a duly held and constituted meeting on March 14, 1985, under the certificate of the Secretary and verification of its Senior Vice President in accordance with The Indiana General Corporation Act.
 I further certify that said certificate is now of record and on file in this office.


                                  In Witness Whereof, I have hereunto set my hand and affixed the seal of the State of Indiana, at the City of Indianapolis, this______________27th______________day of
                                  _______________June__________, 1985

                                  __________________________________________
                                  EDWIN J. SIMCOX       Secretary of State,

                                  By________________________________________

                                                                      Deputy

                                                                      [Series D]

                                                           Draft of May 23, 1985
                                                           ---------------------

              CERTIFICATE OF RESOLUTION BY THE B0ARD OF DIRECTORS
                DETERMINING AND STATING THE DESIGNATION AND THE
                 RELATIVE RIGHTS, PREFERENCES, QUALIFICATIONS,
            LIMITATIONS AND RESTRICTIONS (OTHER THAN VOTING RIGHTS)
                  OF A SERIES OF A CLASS OF PREFERRED SHARES
                                      OF
                         LINCOLN NATIONAL CORPORATION


  Pursuant to Chapter 1-2-6(b) of The Indiana General Corporation Act, as amended, Marilyn A. Vachon, Secretary of Lincoln National Corporation (a corporation existing pursuant to the provisions of The Indiana General Corporation Act, as amended, and hereinafter referred to as the "Corporation") states that the Board of Directors of the Corporation acting by committee pursuant to Chapter 1-2-11(g) of The Indiana General Corporation Act, as amended, at a duly called meeting on June 25, 1985, duly adopted the following resolution:

      RESOLVED: Pursuant to the authority expressly granted to and vested in the Board of Directors of the Corporation by the provisions of the Articles of Incorporation of the Corporation, this Board of Directors hereby creates and authorizes the issue of a series of the Preferred Stock, No Par Value, of the Corporation, to consist of five hundred (500) shares of Preferred Stock, No Par Value, of the Corporation, and this Board of Directors hereby fixes the designation and the relative rights, preferences, qualifications, limitations and restrictions (other than voting rights) of the shares of such series as follows:

ARTICLE ONE. SHORT TERM AUCTION RATE CUMULATIVE PREFERRED STOCK, SERIES D
             (NO PAR VALUE)

Section 1. Designation.
           -----------

   (a) The designation of such series of Preferred Stock, No Par Value, shall be "Short Term Auction Rate Cumulative Preferred Stock, Series D (No Par Value)" (hereinafter referred to as "Series D STAR Preferred").

   (b) The number of authorized shares constituting Series D STAR Preferred is
500. Shares of Series D STAR Preferred shall be issued with a liquidation value of $100,000 per share plus accrued dividends and shall be without par value.

Section 2. Definitions.
           -----------

  As used herein, the following terms shall have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and vice versa), unless the context otherwise requires:

  (a) "AA Composite Commercial Paper Rate", on any date, shall mean (i) the interest equivalent of the 60-day rate on commercial paper placed on behalf of issuers whose corporate bonds are rated "AA" by Standard & Poor's Corporation or its successor, or the equivalent of such rating by another rating agency, as made available on a discount basis or otherwise by the Federal Reserve Bank of New York for the immediately preceding Business Day prior to such date, or (ii) in the event that the Federal Reserve Bank of New York does not make available such a rate, then the arithmetic average of the interest equivalent of the 60-day rate on commercial paper placed on behalf of such issuers, as quoted on a discount basis or otherwise by the Commercial Paper Dealers to the Trust Company or the Corporation, as the case may be, for the close of business of the immediately preceding Business Day prior to such date. If any Commercial Paper Dealer does not quote a rate required to determine the "AA" Composite
Commercial Paper Rate, the "AA" Composite Commercial Paper Rate shall be determined on the basis of the quotation or quotations furnished by the remaining Commercial Paper Dealer or Commercial Paper Dealers and any Substitute Commercial Paper Dealer or Substitute Commercial Paper Dealers selected by the Corporation to provide such rate or rates not being supplied by any Commercial Paper Dealer or Commercial Paper Dealers, as the case may be, or, if the Corporation does not select any such Substitute Commercial Paper Dealer or Substitute Commercial Paper Dealers, by the remaining Commercial Paper Dealer or Commercial Paper Dealers. If the Board of Directors of the Corporation shall make the adjustment referred to in clause (A) of the second sentence of Section 3(b) of this ARTICLE ONE with the result that (i) the dividend period days (as defined in such subparagraph (b)) shall be less than 70 days, such rate shall be the interest equivalent of the 60-day rate on such commercial paper, (ii) the dividend period days shall be 70 or more days but fewer than 85 days, such rate shall be the arithmetic average of the interest equivalent of the 60-day and 90-day rates on such commercial paper, and (iii) the dividend period days shall be 85 or more days but 98 or less days, such rate shall be the interest equivalent of the 90-day rate on such commercial paper. For purposes of this definition, the "interest equivalent" of a rate stated on a discount basis (a "discount rate") for commercial paper of a given days' maturity shall be equal to the quotient of (A) the discount rate divided by (B) the difference between (x) 1.00 and (y) a fraction the numerator of which shall be the product of the discount rate times the number of days in which such commercial paper matures and the denominator of which shall be 360.

   (b) "Applicable Rate" shall have the meaning specified in Section 3(c)(i) of this ARTICLE ONE.

  (c) "Business Day" shall mean a day on which the New York Stock Exchange is open for trading and which is not a day on which banks in The City of New York, New York are authorized by law to close.

  (d) "Commercial Paper Dealers" shall mean Salomon Brothers Inc, The First Boston Corporation, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, or, in lieu of any thereof, their respective affiliates or successors.

  (e) "Common Shares" shall mean all shares now or hereafter authorized of the class of common shares of the Corporation presently authorized and any other shares into which such shares may hereafter be changed from time to time.

  (f) "Date of Original Issue" means the date on which the Corporation initially issues shares of Series D STAR Preferred.

  (g) "Dividend Payment Date" shall have the meaning specified in Section 3(b) of this ARTICLE ONE.

  (h) "Dividend Period" and "Dividend Periods" shall have the respective meanings specified in Section 3(c)(i) of this ARTICLE ONE.

  (i) "Holder" shall mean the holder of shares of Series D STAR Preferred as the same appears on the stock transfer books of the Corporation.

  (j) "Initial Dividend Payment Date" shall have the meaning specified in
Section 3(b) of this ARTICLE ONE.

  (k) "Initial Dividend Period" shall have the meaning specified in Section 3(c)(1) of this ARTICLE ONE.

  (l) "LIBOR" shall mean for any Dividend Period the average (rounded to the nearest l/16 of l%) of the respective rates per annum quoted by each of the Reference Banks at which United States dollar deposits for a two-month period in the amount of U.S. $10,000,000 are offered by such Reference Bank in the London interbank market at approximately 11:00 A.M. (London time) on the first day of such Dividend Period. If any Reference Bank does not quote a rate required to determine LIBOR, LIBOR shall be determined on the basis of the quotation or quotations furnished by the remaining Reference Bank or Reference Banks and any Substitute Reference Bank or Substitute Reference Banks selected by the Corporation to provide such quotation or quotations not being supplied by any Reference Bank or Reference Banks, as the case may be, or, if the Corporation does not select any such Substitute Reference Bank or Substitute Reference Banks, by the remaining Reference Bank or Reference Banks. If the Board of Directors of the Corporation shall make the adjustment referred to in clause (A) of the second sentence of Section 3(b) of this ARTICLE ONE with the result that
(i) the dividend period days (as defined in such subparagraph) shall be less than 70 days, LIBOR shall be based on the rates per annum quoted for United States dollar deposits for a two-month period, (ii) the dividend period days shall be 70 or more days but less than 85 days, LIBOR shall be the arithmetic average of the rates per annum quoted for United States dollar deposits for two- and three-month periods, or (iii) the dividend period days shall be 85 or more days but 98 or less days, such rate shall be based on the rates per annum quoted for United States dollar deposits for a three-month period.

  (m) "LIBOR Event" shall mean the failure by the Corporation timely to pay to the Trust Company, not later than 12 Noon, New York City time, (i) on the Business Day next preceding any Dividend Payment Date the full amount of any dividend (whether or not earned or declared) to be paid on such Dividend
Payment Date on any share of Series D STAR Preferred or (ii) on the Business Day next preceding any redemption date the redemption price to be paid on such redemption date of any share of Series D STAR Preferred after notice of redemption is given pursuant to Section 4(b) of this ARTICLE ONE.

  (n) "Reference Banks" shall mean the principal London offices of Bank of America National Trust and Savings Association, Barclays Bank PLC, Citibank, N.A., Lloyds Bank PLC, Midland Bank PLC and National Westminster Bank PLC, or their respective successors.

  (o) "Subsequent Dividend Period" and "Subsequent Dividend Periods" shall have the respective meanings specified in Section 3(c)(i) of this ARTICLE ONE.

  (p) "Substitute Commercial Paper Dealer" shall mean Goldman, Sachs & Co. or Lehman Commercial Paper Incorporated, or, in lieu of any thereof, their respective affiliates or successors.

  (q) "Substitute Reference Bank" shall mean the principal London offices of The Chase Manhattan Bank (National Association), Deutsche Bank Aktiengesellschaft, Morgan Guaranty Trust Company of New York or Swiss Bank Corporation, or their respective successors.

  (r) "Trust Company" shall mean a bank or trust company appointed as such by a resolution of the Board of Directors of the Corporation.

Section 3. Dividends.
           ---------

  (a) The Holders of shares of Series D STAR Preferred shall be entitled to receive, when and as declared by the Board of Directors of the Corporation out of funds legally available therefor, cumulative cash dividends at the Applicable Rate per annum thereof, determined as set forth below, and no more, payable on the respective dates set forth below.

  (b) Dividends on shares of Series D STAR Preferred, at the Applicable Rate per annum, shall accrue from the Date of Original Issue and shall be payable commencing on the 51st day after the Date of Original Issue and on each day thereafter which is the last day of successive 49-day periods after such 51st day after the Date of Original Issue, or if either (i) in the case of the Initial Dividend Payment Date, such 51st day after the Date of Original Issue or, in the case of any subsequent Dividend Payment Date, any such last day (in either case, the "normal day") is not a Business Day or (ii) the day next succeeding the normal day is not a Business Day, then on the first Business Day preceding the normal day that is next succeeded by a day that is also a Business Day, and if any particular Dividend Payment Date does not occur on the normal day because of the exceptions in clauses (i) or (ii), the next succeeding Dividend Payment Date shall be, subject to such exceptions, the 49th day following the normal day for the prior Dividend Period. Notwithstanding the foregoing, (A) in the event of a change in law altering the minimum holding period (currently found in Section 246(c) of the Internal Revenue Code of 1954, as amended) required for taxpayers to be entitled to the dividends received deduction on preferred stock held by non-affiliated corporations (currently found in Section 243(a) of such Code), the Board of Directors of the Corporation may, subject to clauses (i) and (ii) of this subparagraph (b), adjust the period of time between Dividend Payment Dates so as to adjust uniformly the number of days (such number of days without giving effect to such clauses (i) and (ii) being hereinafter referred to as "dividend period days") in Dividend Periods commencing after the date of such change in law to equal or exceed the then current minimum holding period, provided in such event that the number of dividend period days shall not exceed by more than nine days the length of such then current minimum holding period and shall be evenly divisible by seven, and the maximum number of dividend period days in no event shall exceed 98 days; (B) if, as a result of applying the procedures set forth in this subparagraph (b) for determining a Dividend Payment Date, the number of days in any Dividend Period would not equal or exceed the then current minimum holding period for a taxpayer to be entitled to the dividends received deduction on preferred stock held by a non-affiliated corporation referred to in clause (A) of this subparagraph, the Board of Directors of the Corporation may fix the Dividend Payment Date for that Dividend Period on the first Business Day next preceding the originally designated normal day, even though the day next succeeding such Business Day is not a Business Day and (C) in the event of a default in the payment of a dividend on shares of Series D STAR Preferred, dividends on shares of Series D STAR Preferred shall thereafter become payable quarterly, commencing on the 90th day after the Dividend Payment Date on which such default occurred with respect to any Dividend Period ending during such 90-day period, and on each day thereafter that is the last day of successive 90-day periods with respect to any Dividend Period ending during each such 90-day period, in each case subject to clauses (i) and (ii) of this subparagraph (b), until such time as no dividend on Series D STAR Preferred shall be in default, in which case, dividends shall next be payable on the last day of the Dividend Period which includes the first day on which no dividend was in default and thereafter dividends shall become payable on the 49th day after the last day of such Dividend Period and on each day thereafter which is the last day of successive 49-day periods after such date, subject to clauses (i) and (ii) of this subparagraph (b) (each date on which payment of dividends is due being herein referred to as a "Dividend Payment Date" and the first Dividend Payment

Date being herein referred to as the "Initial Dividend Payment Date"). Upon any change in the number of dividend period days as a result of a change in law as set forth in clause (A), or upon a change as set forth in clause (B) or (C), the Corporation shall give notice of such change to all Holders by first class mail, postage prepaid. Each such dividend shall be paid to the Holders as their names appear on the books and records of the Corporation on the Business Day next preceding the Dividend Payment Date thereof; provided, however, that if such dividend shall be calculated based upon LIBOR, as set forth in Section 3(c)(i) of this ARTICLE ONE, such dividend shall be paid to the Holders as their names appear on the books and records of the Corporation on such date, not exceeding 15 days preceding the payment date thereof, as may be fixed by the Board of Directors of the Corporation. Dividends in arrears for any past Dividend Period may be declared and paid at any time, without reference to any regular Dividend Payment Date, to the holders as their names appear on the books and records of the Corporation on such date, not exceeding 15 days preceding the payment date thereof, as may be fixed by the Board of Directors of the Corporation.

  (c)(i) The dividend rate on shares of Series D STAR Preferred shall be 6.25% per annum during the period from and after the Date of Original Issue to the Initial Dividend Payment Date (the "Initial Dividend Period"). Commencing the day that is the Initial Dividend Payment Date, the dividend rate on shares of Series D STAR Preferred for each Subsequent Dividend Period (as hereinafter defined) shall be equal to the rate per annum that results from implementation of the Auction Procedures described in ARTICLE TWO hereof; provided, however, that (A) if a LIBOR Event shall have occurred prior to the first day of such Subsequent Dividend Period, the dividend rate for such Subsequent Dividend Period shall be at a rate per annum equal to LIBOR plus l/4 of 1% and (B) if there is no Trust Company on the day prior to the first day of a Dividend Period (unless a LIBOR Event has occurred), the dividend rate for such Dividend Period shall be at a rate per annum equal to 110% of the "AA" Composite Commercial Paper Rate, as determined by the Corporation, on the first day of such Dividend Period. The rate per annum at which dividends are payable on shares of Series D STAR Preferred for any Dividend Period (as hereinafter defined) is herein referred to as the "Applicable Rate".

  Each dividend period following the Initial Dividend Period (herein referred to as a "Subsequent Dividend Period" and collectively as "Subsequent Dividend Periods" and the Initial Dividend Period or any Subsequent Dividend Period being herein referred to as a "Dividend Period" and collectively as "Dividend Periods") shall commence on the day that is the last day of the preceding Dividend Period and shall end on the next succeeding Dividend Payment Date; provided, however, that if the provisions of clause (C) of Section 3(b) are applicable, each Dividend Period shall end on the date which would have been the next succeeding Dividend Payment Date if the provisions of such clause had not been applicable.

  (ii) The amount of dividends payable on each share of Series D STAR Preferred for any Dividend Period shall be computed by multiplying the Applicable Rate for such Dividend Period by a fraction the numerator of which shall be the number of days in the Dividend Period (calculated by counting the first day thereof but excluding the last day thereof) such share was outstanding and the denominator of which shall be 360 and applying the rate obtained against $100,000 per share of Series D STAR Preferred.

     (d)(i) Holders of shares of Series D STAR Preferred shall not be entitled to any interest, or sum of money in lieu of interest, in respect of any dividend payment or payments on shares of Series D STAR Preferred which may be in arrears.

     (ii) Except as otherwise provided in resolutions of the Board of Directors of the Corporation adopted on May 28, 1969 creating the Corporation's $3.00 Cumulative Convertible Preferred Stock, Series A (No Par Value) (the "Series A Preferred Stock"), as such resolutions relate to the payment of dividends on the Series A Preferred Stock and except as hereinafter provided, no full dividends shall be declared or paid or set apart for payment on any series of Preferred Stock, No Par Value, for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for payment thereof set apart for such payment on shares of Series D STAR Preferred for the current and all past Dividend Periods. When dividends are not paid or set apart in full, as aforesaid, upon the shares of Series D STAR Preferred and any other Preferred Stock ranking on a parity as to dividends with Series D STAR Preferred, all dividends declared upon shares of Series D STAR Preferred and any other Preferred Stock ranking on a parity as to dividends with Series D STAR Preferred shall be declared pro rata so that the amount of dividends declared per share on Series D STAR Preferred and such other Preferred Stock ranking on a parity as to dividends with Series D STAR Preferred shall in all cases bear to each other the same ratio that accrued dividends per share on the shares of Series D STAR Preferred and such other Preferred Stock ranking on a parity as to dividends with shares of Series D STAR Preferred bear to each other.

     (iii) Except with respect to dividends on the Series A Preferred Stock and as otherwise provided in paragraph (d)(ii) above, so long as any shares of Series D STAR Preferred are outstanding, no dividend (other than a dividend payable in Common Shares or payable in any other stock of the Corporation ranking junior to shares of Series D STAR Preferred as to dividends and upon liquidation) shall be declared or paid or set aside for payment or other distribution declared or made upon Common Shares or upon any other stock of the Corporation ranking junior to or on a parity with shares of Series D STAR Preferred as to dividends or upon liquidation, nor shall any such Common Shares or any other stock of the Corporation ranking junior to or on a parity with shares of Series D STAR Preferred as to dividends or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Corporation (except by conversion into or exchange for stock of the Corporation ranking junior to shares of Series D STAR Preferred as to dividends and upon liquidation) unless, in each case, the full cumulative dividends on all outstanding shares of Series D STAR Preferred shall have been paid or contemporaneously are declared and paid for the current and all past Dividend Periods.
Section 4.  Redemption.
     (a)(i)(A) At the option of the Corporation, shares of Series D STAR Preferred may be redeemed, as a whole at any time or from time to time in part, on any Dividend Payment Date at a redemption price equal to:
         (I) $103,000 per share if redeemed during the twelve months ending on the first anniversary of the Date of Original Issue;
        (II) $102,000 per share if redeemed during the twelve months ending on the second anniversary of the Date of Original Issue;
       (III) $101,000 per share if redeemed during the twelve months ending on the third anniversary of the Date of Original Issue;
        (IV)  $100,000 per share thereafter;
     plus, in each case, accrued and unpaid dividends thereon to the date fixed for redemption.
     (B) If fewer than all the outstanding shares of Series D STAR Preferred are to be redeemed pursuant to Section 4(a)(i)(A) of this ARTICLE ONE, the number of shares to be redeemed shall be determined by the Board of Directors of the Corporation, and such shares shall be redeemed pro rata from the Holders in proportion to the number of such shares held by such Holders (rounding to the nearest whole share to avoid redemption of fractional shares).
     (ii) At the option of the Corporation, shares of Series D STAR Preferred may be redeemed, as a whole but not in part, on any Dividend Payment Date at a redemption price of $100,000 per share, plus accrued and unpaid dividends thereon to the date fixed for redemption, if the Applicable Rate fixed for the Dividend Period ending on such Dividend Payment Date shall equal or exceed the "AA" Composite Commercial Paper Rate on the date of determination of such Applicable Rate.
     (b) In the event the Corporation shall redeem shares of Series D STAR Preferred, notice of such redemption shall be given by first class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the redemption date, to each Holder of record of the shares to be redeemed, at such Holder's address as the same appears on the stock record books of the Corporation. Each such notice shall state: (i) the redemption date; (ii) the number of shares of Series D STAR Preferred to be redeemed and, if fewer than all the shares held by such Holder are to be redeemed, the number of such shares to be redeemed from such Holder; (iii) the redemption price;
(iv) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (v) that dividends on the shares to be redeemed will cease to accrue on such redemption date.
     (c) Notice having been mailed as aforesaid, and if the Corporation shall have deposited a sum sufficient to redeem the shares of Series D STAR Preferred as to which notice of redemption has been given with the Trust Company, with irrevocable instructions and authority to pay the redemption price to the Holders thereof upon surrender of certificates therefor or, if no such deposit is made, then from and after the redemption date (unless default shall be made by the Corporation in providing money for the payment of the redemption price of the shares called for redemption), dividends on the shares of Series D STAR Preferred so called for redemption shall cease to accrue, and said shares shall no longer be deemed to be outstanding, and all rights of the Holders thereof as shareholders of the Corporation (except the right to receive from the Corporation the redemption price) shall cease and terminate. Upon surrender in accordance with said notice of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors of the Corporation shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the redemption price aforesaid but without interest. In case fewer than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the Holder thereof.
     (d) Any shares of Series D STAR Preferred which shall at any time have been redeemed or purchased by the Corporation shall, after such redemption or purchase, be cancelled in the manner provided by the laws of the State of Indiana.
     (e) Notwithstanding the foregoing provisions of this Section 4, unless the full cumulative dividends on all outstanding shares of Series D STAR Preferred shall have been paid or contemporaneously are declared and paid for all past Dividend Periods, (i) no shares of Series D STAR Preferred shall be redeemed unless all outstanding shares of Series D STAR Preferred are simultaneously redeemed, and (ii) the Corporation shall not purchase or otherwise acquire any shares of Series D STAR Preferred except pursuant to a purchase or exchange offer made on the same terms to Holders of all outstanding shares of Series D STAR Preferred.

Section 5. Conversion or Exchange.

     The Holders of shares of Series D STAR Preferred shall not have any rights to convert such shares into or exchange such shares for shares of any other class or classes or of any other series of any class or classes of capital stock of the Corporation.

Section 6.  Voting.
     The shares of Series D STAR Preferred shall have such voting rights as are provided in Section 5 Article V of the Corporation's Articles of Incorporation.
Section 7.  Liquidation Rights.
     (a) In the event of the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the Holders of shares of Series D STAR Preferred then outstanding shall be entitled to receive, after payment or provision for payment of all creditors of the Corporation, but before any distribution or payment shall be made in respect of the Common Stock or any other stock of the Corporation ranking junior to shares of Series D STAR Preferred as to assets on liquidation, dissolution or winding up, an amount equal to $100,000 per share, plus an amount equal to all unpaid dividends thereon accrued on a daily basis to and including the date fixed for such distribution or payment; but the Holders shall be entitled to no further participation in any distribution or payment in connection with any such liquidation, dissolution or winding up. If, upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the net assets of the Corporation distributable among the Holders of all outstanding shares of Series D STAR Preferred and of any other series of Preferred Stock, No Par Value, or any other stock of the Corporation ranking on a parity with Series D STAR Preferred as to assets on liquidation shall be insufficient to permit the payment in full to such Holders of the preferential amounts to which they are entitled, then the entire net assets of the Corporation remaining after the distributions to Holders of any stock of the Corporation ranking senior to Series D STAR Preferred to which they may be entitled shall be distributable among the holders of shares of Series D STAR Preferred and of any other series of Preferred Stock, No Par Value, or of any other stock of the Corporation ranking on a parity with Series D STAR Preferred as to assets on liquidation ratably in proportion to the full amounts to which they would otherwise respectively be entitled.
     (b) Neither the consolidation or merger of the Corporation with or into any other corporation or corporations, nor the sale or transfer by the Corporation of all or any part of its assets, shall be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this
Section 7. All shares of Series D STAR Preferred, the Corporation's outstanding Series A Preferred Stock, the Corporation's authorized Short Term Auction Rate Cumulative Preferred Stock, Series B (No Par Value), and the Corporation's outstanding Short Term Auction Rate Cumulative Preferred Stock, Series C (No Par Value) will rank on a parity as to assets upon liquidation.

ARTICLE TWO.  AUCTION PROCEDURES
Section 1.  Definitions.
     Capitalized terms not defined in this Section 1 shall have the respective meanings specified in Section 2 of ARTICLE ONE. As used in this ARTICLE TWO, the following terms shall have the following meanings, unless the context otherwise requires:
     (a) "Affiliate" shall mean any Person known to the Trust Company to be controlled by, in control of or under common control with the Corporation.
     (b) "Agent Member" shall mean the member of the Securities Depository that will act on behalf of a Bidder and is identified as such in such Bidder's Purchaser's Letter.
     (c) "Auction" shall mean the periodic operation of the procedures set forth in this ARTICLE TWO.
     (d) "Auction Date" shall mean the Business Day next preceding a Dividend Payment Date.
     (e) "Available STAR Preferred" shall have the meaning specified in Section 4(a) of this ARTICLE TWO.
     (f)  "Bid" and "Bids" shall have the respective meanings specified in
Section 2(a) of this ARTICLE TWO.
     (g)  "Bidder" and "Bidders" shall have the respective meanings specified in
Section 2(a) of this ARTICLE TWO.
     (h) "Broker-Dealer" shall mean any broker-dealer, or other entity permitted by law to perform the functions required of a Broker-Dealer in this ARTICLE TWO, that has been selected by the corporation and has entered into a Broker-Dealer Agreement with the Trust Company that remains effective.
     (i) "Broker-Dealer Agreement" shall mean an agreement between the Trust Company and a Broker-Dealer pursuant to which such Broker-Dealer agrees to follow the procedures specified in this ARTICLE TWO.
     (j) "Existing Holder," when used with respect to shares of Series D STAR Preferred, shall mean a Person who has signed a Purchaser's Letter and is listed as the beneficial owner of shares of Series D STAR Preferred in the records of the Trust Company.
     (k) "Hold Order" and "Hold Orders" shall have the respective meanings specified in subparagraph 2(a) of this ARTICLE TWO.
     (l)  "Maximum Rate", on any Auction Date, shall mean the product of (i)
1.10 and (ii) the "AA" Composite Commercial Paper Rate.

   (m) "Minimum Rate", on any Auction Date, shall mean the product of (i) .58 and (ii) the "AA" Composite Commercial Paper Rate.
   (n) "Order" and "Orders" shall have the respective meanings specified in
Section 2(a) of this ARTICLE TWO.
   (o) "Outstanding" shall mean, as of any date, shares of Series D STAR Preferred theretofore issued by the Corporation except, without duplication, (i) any shares of Series D STAR Preferred theretofore cancelled or delivered to the Trust Company for cancellation or redeemed by the Corporation or as to which a notice of redemption shall have been given by the Corporation, (ii) any shares of Series D STAR Preferred as to which the Corporation or any Affiliate thereof (other than a broker-dealer Affiliate) shall be an Existing Holder and (iii) any shares of Series D STAR Preferred represented by any certificate in lieu of which a new certificate has been executed and delivered by the Corporation.
   (p) "Person" shall mean and include an individual, a partnership, a corporation, a trust, an unincorporated association, a joint venture or other entity or a government or any agency or political subdivision thereof.
   (q) "Potential Holder" shall mean any Person, including any Existing
Holder, (i) who shall have executed a Purchaser's Letter and (ii) who may be interested in acquiring shares of Series D STAR Preferred (or, in the case of an Existing Holder, additional shares of Series D STAR Preferred).
   (r) "Purchaser's Letter" shall mean a letter addressed to the Corporation, the Trust Company and a Broker-Dealer in which a Person agrees, among other things, to offer to purchase, purchase, offer to sell and/or sell shares of Series D STAR Preferred as set forth in this ARTICLE TWO.
   (s) "Securities Depository" shall mean The Depository Trust Company and its successors and assigns or any other securities depository selected by the Corporation which agrees to follow the procedures required to be followed by such securities depository in connection with shares of Series D STAR Preferred.
   (t) "Sell Order" and "Sell Orders" shall have the respective meanings specified in Section 2(a) of this ARTICLE TWO.
   (u) "Submission Deadline" shall mean 12:30 P.M., New York City time, on any Auction Date or such other time on any Auction Date by which Broker-Dealers are required to submit Orders to the Trust Company as specified by the Trust Company from time to time.
   (v) "Submitted Bid" and Submitted Bids" shall have the respective meanings specified in Section 4(a) of this ARTICLE TWO.
   (w) "Submitted Hold Order" and "Submitted Hold Orders" shall have the respective meanings specified in Section 4(a) of this ARTICLE TWO.

   (x) "Submitted Order and "Submitted Orders" shall have the respective meanings specified in Section 4(a) of this ARTICLE TWO.
   (y) "Submitted Sell Order" and "Submitted Sell Orders" shall have the respective meanings specified in Section 4(a) of this ARTICLE TWO.
   (z) "Sufficient Clearing Bids" shall have the meaning specified in Section 4(a) of this ARTICLE TWO.
   (aa) "Winning Bid Rate" shall have the meaning specified in Section 4(a) of this ARTICLE TWO.
Section 2. Orders by Existing Holders and Potential Holders.
   (a) On or prior to each Auction Date and prior to the Submission Deadline:
     (i) each Existing Holder may submit to a Broker-Dealer by telephone information as to:
         (A) the number of Outstanding shares, if any, of Series D STAR Preferred held by such Existing Holder which such Existing Holder desires to continue to hold without regard to the Applicable Rate for the next succeeding Dividend Period;
         (B) the number of Outstanding shares, if any, of Series D STAR Preferred that such Existing Holder desires to continue to hold if the Applicable Rate for the next succeeding Dividend Period shall not be less than the rate per annum specified by such Existing Holder; and/or
         (C) the number of Outstanding shares, if any, of Series D STAR Preferred held by such Existing Holder which such Existing Holder offers to sell without regard to the Applicable Rate for the next succeeding Dividend Period;
   and
     (ii) each Broker-Dealer, using a list of Potential Holders that shall be maintained by such Broker-Dealer in good faith for the purpose of conducting a competitive Auction, shall contact Potential Holders on such list to determine the number of shares, if any, of Series D STAR Preferred which each such Potential Holder offers to purchase if the Applicable Rate for the next succeeding Dividend Period shall be not less than the rate per annum specified by such Potential Holder.
   For the purposes hereof, the communication to a Broker-Dealer of information referred to in clause (i)(A), (i)(B), (i)(C) or (ii) of this Section 2(a) is hereinafter referred to as an "Order" and collectively as "Orders" and each Existing Holder and each Potential Holder placing an Order is hereinafter referred to as a "Bidder" and collectively as "Bidders"; an Order containing the information referred to in clause (i)(A) of this Section 2(a) is hereinafter referred to as a "Hold Order" and collectively as "Hold Orders"; an Order containing the information referred to in clause (i)(B) or (ii) of this Section 2(a) is hereinafter referred to as a "Bid" and collectively as "Bids"; and an Order containing the information referred to in clause (i)(C) of this Section 2(a) is hereinafter referred to as a "Sell Order" and collectively as "Sell Orders."

   (b)(i) A Bid by an Existing Holder shall constitute an irrevocable offer to sell:

         (A) the number of Outstanding shares of Series D STAR Preferred specified in such Bid if the Applicable Rate determined on such Auction Date shall be less than such specified rate; or

         (B) such number or a lesser number to be determined as set forth in clause (iv) of Section 5(a) of this ARTICLE TWO if the Applicable Rate determined on such Auction Date shall be equal to such specified rate; or

         (C) a lesser number to be determined as set forth in clause (iii) of
     Section 5(b) of this ARTICLE TWO if such specified rate shall be higher than the Maximum Rate and Sufficient Clearing Bids do not exist.

     (ii) A Sell Order by an Existing Holder shall constitute an irrevocable offer to sell:

         (A) the number of shares specified in such Sell Order; or

         (B) such number or a lesser number as set forth in clause (iii) of
     Section 5(b) of this ARTICLE TWO if Sufficient Clearing Bids do not exist.

     (iii) A bid by a Potential Holder shall constitute an irrevocable offer to purchase:

         (A) the number of shares of Series D STAR Preferred specified in such Bid if the Applicable Rate determined on such Auction Date shall be higher than such specified rate; or

         (B) such number or a lesser number as set forth in clause (v) of
     Section 5(a) of this ARTICLE TWO if the Applicable Rate determined on such Auction Date shall be equal to such specified rate.

Section 3. Submission of Orders by Broker-Dealers to Trust Company.

   (a) Each Broker-Dealer shall submit in writing to the Trust Company prior to the Submission Deadline on each Auction Date all Orders obtained by such Broker-Dealer and specifying with respect to each Order:

     (i) the name of the Bidder placing such Order;
     (ii) the aggregate number of shares of Series D STAR Preferred that are the subject of such Order;
     (iii) to the extent that such Bidder is an Existing Holder:
         (A) the number of shares, if any, of Series D STAR Preferred subject to any Hold Order placed by such Existing Holder;
         (B) the number of shares, if any, of Series D STAR Preferred subject to any Bid placed by such Existing Holder and the rate specified in such Bid; and
         (C) the number of shares, if any, of Series D STAR Preferred subject to any Sell Order placed by such Existing Holder;
   and
     (iv) to the extent that such Bidder is a Potential Holder, the rate specified in such Potential Holder's Bid.
   (b) If any rate specified in any Bid contains more than three figures to the right of the decimal point, the Trust Company shall round such rate up to the next highest one thousandth (.001) of 1%.
   (c) If an Order or Orders covering all of the Outstanding shares of Series D STAR Preferred held by any Existing Holder is not submitted to the Trust Company prior to the Submission Deadline, the Trust Company shall deem a Hold Order to have been submitted on behalf of such Existing Holder covering the number of Outstanding shares of Series D STAR Preferred held by such Existing Holder and not subject to Orders submitted to the Trust Company.
   (d) If one or more Orders covering in the aggregate more than the number of Outstanding shares of Series D STAR Preferred held by any Existing Holder are submitted to the Trust Company, such Orders shall be considered valid as follows and in the following order of priority:
     (i) any Hold Order submitted on behalf of such Existing Holder shall be considered valid up to and including the number of Outstanding shares of Series D STAR Preferred held by such Existing Holder; provided that if more than one Hold Order is submitted on behalf of such Existing Holder and the number of shares of Series D STAR Preferred subject to such Hold Orders exceeds the number of Outstanding shares of Series D STAR Preferred held by such Existing Holder, the number of shares of Series D STAR Preferred subject to such Hold Orders shall be reduced pro rata so that such Hold Orders shall cover the number of Outstanding shares of Series D STAR Preferred held by such Existing Holder;

     (ii)(A) any Bid shall be considered valid up to and including the excess of the number of Outstanding shares of Series D STAR Preferred held by such Existing Holder over the number of shares of Series D STAR Preferred subject to Hold Orders referred to in clause (i) of this Section 3(d), (B) subject to subclause (A), if more than one Bid with the same rate is submitted on behalf of such Existing Holder and the number of Outstanding shares of Series D STAR Preferred subject to such Bids is greater than such excess, the number of shares of Series D STAR Preferred subject to such Bids shall be reduced pro rata so that such Bids shall cover the number of shares of Series D STAR Preferred equal to such excess, and (C) subject to subclause (A), if more than one Bid with different rates is submitted on behalf of such Existing Holder, such Bids shall be considered valid in the ascending order of their respective rates; and in such event, the number, if any, of such Outstanding shares subject to Bids not valid under this clause (ii) shall be treated as the subject of a Bid by a Potential Holder; and
     (iii) any Sell Order shall be considered valid up to and including the excess of the number of Outstanding shares of Series D STAR Preferred held by such Existing Holder over the sum of the shares of Series D STAR Preferred subject to Hold Orders referred to in clause (i) of this Section 3(d) and Bids referred to in clause (ii) of this Section 3(d); provided that if more than one Sell Order is submitted on behalf of any Existing Holder and the number of shares of Series D STAR Preferred subject to such Sell Orders is greater than such excess, the number of Outstanding shares of Series D STAR Preferred subject to such Sell Orders shall be reduced pro rata so that such Sell Orders shall cover the number of Outstanding shares of Series D STAR Preferred equal to such excess.
   (e) If more than one Bid is submitted on behalf of any Potential Holder, each Bid submitted shall be a separate Bid with the rate and number of shares of Series D STAR Preferred therein specified.
   (f) If any rate specified in any Bid is lower than the Minimum Rate for the Dividend Period with respect to which such Bid relates, such Bid shall be deemed to be a Bid specifying a rate equal to such Minimum Rate.
Section 4. Determination of Sufficient Clearing Bids, Winning Bid Rate and Applicable Rate.
   (a) Not earlier than the Submission Deadline on each Auction Date, the Trust Company shall assemble all Orders submitted or deemed submitted to it by the Broker-Dealers (each such Order as submitted or deemed submitted by a Broker-Dealer being hereinafter referred to individually as a "Submitted Hold Order," a "Submitted Bid" or a "Submitted Sell Order", as the case may be, or as a "Submitted Order" and collectively as "Submitted Hold Orders," "Submitted Bids" or "Submitted Sell Orders," as the case may be, or as "Submitted Orders") and shall determine:

   (i) the excess of the total number of Outstanding shares of Series D STAR Preferred over the number of Outstanding shares of Series D STAR Preferred that are the subject of Submitted Hold Orders (such excess being hereinafter referred to as the "Available STAR Preferred");

  (ii) from the Submitted Orders whether:

         (A) the number of Outstanding shares of Series D STAR Preferred that are the subject of Submitted Bids by Potential Holders specifying one or more rates equal to or lower than the Maximum Rate;

exceeds or is equal to the sum of:

          (B)(I) the number of Outstanding shares of Series D STAR Preferred that are the subject of Submitted Bids by Existing Holders specifying one or more rates higher than the Maximum Rate; and

          (II) the number of Outstanding shares of Series D STAR Preferred that are subject to Submitted Sell Orders

(in the event of such excess or such equality (other than because the number of shares of Series D STAR Preferred in clauses (A) and (B) are each zero because all of the Outstanding shares of Series D STAR Preferred are the subject of Submitted Hold Orders), such Submitted Bids in CLAUSE (A) being hereinafter referred to collectively as "Sufficient Clearing Bids"); and

  (iii) if Sufficient Clearing Bids exist, the lowest rate specified in the Submitted Bids (the "Winning Bid Rate") which if:

           (A)(I) each Submitted Bid from Existing Holders specifying such lowest rate and (II) all other Submitted Bids from Existing Holders specifying lower rates were accepted, thus entitling such Existing Holders to continue to hold the shares of Series D STAR Preferred that are the subject of such Submitted Bids, and

           (B)(I) each Submitted Bid from Potential Holders specifying such lowest rate and (II) all other Submitted Bids from Potential Holders specifying lower rates were accepted,

 would result in such Existing Holders continuing to hold an aggregate number of Outstanding shares of Series D STAR Preferred which, when added to the number of Outstanding shares of Series D STAR Preferred to be purchased by such Potential Holders, would equal not less than the Available STAR Preferred.

  (b) Promptly after the Trust Company has made the determinations pursuant to
Section 4(a) of this ARTICLE TWO, the Trust Company shall advise the Company of the Maximum Rate and the Minimum Rate and, based on such determinations, the Applicable Rate for the next succeeding Dividend Period as follows:

         (i) if Sufficient Clearing Bids exist, that the Applicable Rate for the next succeeding Dividend Period shall be equal to the Winning Bid Rate;

        (ii) if Sufficient Clearing Bids do not exist (other than because all of the Outstanding shares of Series D STAR Preferred are the subject of Submitted Hold Orders), that the Applicable Rate for the next Succeeding Dividend Period shall be equal to the Maximum Rate; or

       (iii) if all of the Outstanding shares of Series D STAR Preferred are the subject of Submitted Hold Orders, that the Applicable Rate for the next succeeding Dividend Period shall be equal to the Minimum Rate.

Section 5. Acceptance and Rejection of Submitted Bids and Submitted Sell Orders and Allocation of Shares.

  Based on the determinations made pursuant to Section 4(a) of this ARTICLE TWO, the Submitted Bids and Submitted Sell Orders shall be accepted or rejected and the Trust Company shall take such other action as set forth below:

  (a) If Sufficient Clearing Bids have been made, subject to the provisions of Sections 5(c) and 5(d) of this ARTICLE TWO, Submitted Bids and Submitted Sell Orders shall be accepted or rejected as follows in the following order of priority and all other Submitted Bids shall be rejected:

                (i) the Submitted Sell Orders of Existing Holders shall be accepted and the Submitted Bid of each of the Existing Holders specifying any rate that is higher than the Winning Bid Rate shall be rejected, thus requiring each such Existing Holder to sell the shares of Series D STAR Preferred that are the subject of such Submitted Bid:

                (ii) the Submitted Bid of each of the Existing Holders specifying any rate that is lower than the Winning Bid Rate shall be accepted, thus entitling each such Existing Holder to continue to hold the shares of Series D STAR Preferred that are the subject of such Submitted Bid:

                 (iii) the Submitted Bid of each of the Potential Holders specifying any rate that is lower than the Winning Bid Rate shall be accepted;

                 (iv) the Submitted Bid of each of the Existing Holders specifying a rate that is equal to the Winning Bid Rate shall be accept ed, thus entitling each such Existing Holder to continue to hold the shares of Series D STAR Preferred that are the subject of such Submitted Bid, unless the number of Outstanding shares of Series D STAR Preferred subject to all such Submitted Bids shall be greater than the number of shares of Series D STAR Preferred ("remaining shares") equal to the excess of the Available STAR Preferred over the number of shares of Series D STAR Preferred subject to Submitted Bids described in clauses
       (ii) and (iii) of this Section 5(a), in which event each such Existing Holder shall be required to sell shares of Series D STAR Preferred, but only in an amount equal to the difference between (A) the number of Outstanding shares of Series D STAR Preferred then held by such Existing Holder subject to such Submitted Bid and (B) the number of shares of Series D STAR Preferred obtained by multiplying the number of remaining shares by a fraction the numerator of which shall be the number of Outstanding shares of Series D STAR Preferred held by such Existing Holder subject to such Submitted Bid and the denominator of which shall be sum of the number of Outstanding shares of Series D STAR Preferred subject to such Submitted Bids made by all such Existing Holders that specified a rate equal to the Winning Bid Rate; and

               (v) the Submitted Bid of each of the Potential Holders specifying a rate that is equal to the Winning Bid Rate shall be accepted but only in an amount equal to the number of shares of Series D STAR Preferred obtained by multiplying the difference between the Available STAR Preferred and the number of shares of Series D STAR Preferred subject to Submitted Bids described in clauses (ii), (iii) and (iv) of this Section 5(a) by a fraction the numerator of which shall be the number of Outstanding shares of Series D STAR Preferred subject to such Submitted Bid and the denominator of which shall be the sum of the number of Outstanding shares of Series D STAR Preferred subject to such Submitted Bids made by all such Potential Holders that specified rates equal to the Winning Bid Rate.

  (b) If Sufficient Clearing Bids have not been made (other than because all of the Outstanding shares of Series D STAR Preferred are subject to Submitted Hold Orders), subject to the provisions of Sections 5(c) and 5(d) of this ARTICLE TWO, Submitted Orders shall be accepted or rejected as follows in the following order of priority and all other Submitted Bids shall be rejected:

                (i) the Submitted Bid of each Existing Holder specifying any rate that is equal to or lower than the Maximum Rate shall be accepted, thus entitling such Existing Holder to continue to hold the shares of Series D STAR Preferred that are the subject of such Submitted Bid;

                (ii) the Submitted Bid of each Potential Holder specifying any rate that is equal to or lower than the Maximum Rate shall be accepted; and

              (iii) the Submitted Bids of each Existing Holder specifying any rate that is higher than the Maximum Rate shall be rejected, thus requiring each such Existing Holder to sell the shares of Series D STAR Preferred that are the subject of such Submitted Bid, and the Submitted Sell Orders of each Existing Holder shall be accepted, in both cases only in an amount equal to the difference between (A) the number of Outstanding shares of Series D STAR Preferred then held by such Existing Holder subject to such Submitted Bid or Submitted Sell Order and (B) the number of shares of Series D STAR Preferred obtained by multiplying the difference between the Available STAR Preferred and the aggregate number of shares of Series D STAR Preferred subject to Submitted Bids described in clauses (i) and (ii) of this Section 5(b) by a fraction the numerator of which shall be the number of Outstanding shares of Series D STAR Preferred held by such Existing Holder subject to such Submitted Bid or Submitted Sell Order and the denominator of which shall be the number of Outstanding shares of Series D STAR Preferred subject to all such Submitted Bids and Submitted Sell Orders.

  (c) If as a result of the procedures described in Sections 5(a) or 5(b) of this ARTICLE TWO, any Existing Holder would be entitled or required to sell, or any Potential Holder would be entitled or required to purchase, a fraction of a share of Series D STAR Preferred on any Auction Date, the Trust Company shall, in such manner as, in its sole discretion, it shall determine, round up or down the number of shares of Series D STAR Preferred to be purchased or sold by any Existing Holder or Potential Holder on such Auction Date so that the number of shares purchased or told by each Existing Holder or Potential Holder on such Auction Date shall be whole shares of Series D STAR Preferred.

  (d) If as a result of the procedures described in Section 5(a) of this ARTICLE TWO, any Potential Holder would be entitled or required to purchase less than a whole share of Series D STAR Preferred on any Auction Date, the Trust Company shall, in such manner as, in its sole discretion, it shall determine, allocate shares for purchase among Potential Holders so that only whole shares of Series D STAR Preferred are purchased on such Auction Date by any Potential Holder, even if such allocation results in one or more of such Potential Holders not purchasing shares of Series D STAR Preferred on such Auction Date.

  (e) Based on the results of each Auction, the Trust Company shall determine the aggregate number of shares of Series D STAR Preferred to be purchased and the aggregate number of shares of Series D STAR Preferred to be sold by Potential Holders and Existing Holders on whose behalf each Broker-Dealer submitted Bids or Sell Orders, and, with respect to each Broker-Dealer, to the extent that such aggregate number of shares to be purchased and such aggregate number of shares to be sold differ, determine to which other Broker-Dealer or Broker-Dealers acting for one or more purchasers such Broker-Dealer shall deliver, or from which other Broker-Dealer or Broker-Dealers acting for one or more sellers such

Broker-Dealer shall receive, as the case may be, shares of Series D STAR Preferred.

Section 6. Participation in Auctions.

  Neither the Company nor any Affiliate of the Company may submit a Bid in any Auction.

Section 7. Miscellaneous.

  The Board of Directors of the Corporation may interpret or adjust the provisions of this ARTICLE TWO to resolve any inconsistency or ambiguity, remedy any formal defect or make any other change or modification which does not adversely affect the rights of Existing Holders of Series D STAR Preferred. During the Initial Dividend Period and so long as the Applicable Rate is based on the results of an Auction, (a) shares of Series D STAR Preferred may be sold, transferred or otherwise disposed of only pursuant to a Bid or Sell Order in accordance with the procedures described in this ARTICLE TWO or to or through a Broker-Dealer or to a Person that has delivered a signed copy of a Purchaser's Letter to the Trust Company, provided that in the case of all transfers other than pursuant to Auctions the transferor, its Broker-Dealer or its Agent Member advises the Trust Company of such transfer, and (b) except as otherwise provided by law or if there is no Securities Depository, all Outstanding shares of Series D STAR Preferred shall be represented by a certificate or certificates registered in the name of the nominee of the Securities Depository, and no Person acquiring shares of Series D STAR Preferred shall be entitled to receive a certificate representing such shares.

  As long as the Applicable Rate is not based on LIBOR, the Corporation shall be obligated to exercise its best efforts to maintain a Trust Company pursuant to an agreement containing terms no less favorable to the Corporation than the terms of the agreement first entered into by the Corporation pursuant to the resolutions adopted by the Board of Directors of the Corporation on March 14, 1985.

Section 8. Headings of Subdivisions.

  The headings of the various subdivisions of this ARTICLE TWO are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

  Marilyn A. Vachon further says that the authority to adopt the foregoing resolution is by the Articles of Incorporation legally vested in the Board of Directors of the Corporation.

                             /s/ Marilyn A. Vachon
                             ----------------------------
                             Marilyn A. Vachon
                             Secretary of
                             Lincoln National Corporation

STATE OF INDIANA )
                 ) SS:
COUNTY OF ALLEN  )

     Jack D. Hunter, being duly sworn upon his oath, says that he is a duly elected, qualified and acting Senior Vice President of Lincoln National Corporation and that the foregoing certificate is true in substance and in fact; and that he verifies the same.

     Witness my hand and seal this 27th day of June, 1985.

                                       /s/ Jack D. Hunter
                                       ------------------------------
                                       Jack D. Hunter
                                       Senior Vice President
                                       Lincoln National Corporation

STATE OF INDIANA )
                 ) SS:
COUNTY OF ALLEN  )

     Subscribed and sworn to before me, a Notary Public, in and for Allen County, State of Indiana, this 27th day of June, 1985.

                                       /s/ Ruth A. Knafel
                                       ------------------------------
                                                Notary Public
My Commission Expires:

January 22, 1989
- ----------------------

This instrument was prepared by John L. Steinkamp, Attorney at Law.

                               STATE OF INDIANA
                       OFFICE OF THE SECRETARY OF STATE

To Whom These Presents Come, Greeting:

WHEREAS, there has been presented to me at this office a Resolution of the Bureau of Directors electing to be governed by the provisions of the Indiana Business Corporation Law prior to August 1, 1987 of LINCOLN NATIONAL
CORPORATION and said Resolution has been prepared and signed in accordance with the provisions of the Indiana Business Corporation Law.
WHEREAS, upon due examination, I find that it satisfies the requirements of I.C. 23-1-17-3(b) and I.C. 23-1-18-1:
NOW, THEREFORE, I, EDWIN J. SIMCOX, Secretary of State of Indiana, hereby certify that I have this day filed the Resolution of the Board of Directors in this office.

Effective date the provisions will apply is May 9, 1986.

                                       In Witness Whereof, I have hereunto set
                                       my hand and affixed the seal of the
                                       State of Indiana, at the City of
                                       Indianapolis, this 8th day of May, 1986

                                       _____________________________________
                                       EDWIN J. SIMCOX   Secretary of State,

                                       By __________________________________
                                                                      Deputy

    I, Marilyn A. Vachon, hereby certify that I am the duly elected and qualified Secretary of Lincoln National Corporation, that the following is a true and correct copy of a resolution adopted by the Board of Directors at their regular meeting of May 8, 1986, and that such resolution is in full force and effect as of the date hereof:

         WHEREAS, The Indiana Business Corporation Law ("BCL") has been enacted to replace the existing Indiana General Corporation Act; and

          WHEREAS, The BCL permits a corporation through resolution of its Board of Directors to elect to have provisions of the BCL apply to the corporation as of a specified date after March 31, 1986; and

         WHEREAS, The Board believes it to be desirable and in the best interest of the Corporation to elect to have the BCL apply to the Corporation;

         NOW, THEREFORE, BE IT RESOLVED, That on behalf of the Corporation this Board of Directors hereby elects, pursuant to Chapter 23-1-17-3(b) of the Indiana Code ("IC"), to have IC 23-1-18 through IC 23-1-54 (except for IC 23-1-18-3, IC 23-1-21 and IC 23-1-53-3) apply to the Corporation on and after May 9, 1986; and

         RESOLVED FURTHER, That the chief executive officer, a vice president of any class or the secretary of the Corporation is hereby authorized and directed to take any and all actions necessary or desirable in order to implement this resolution, including filing a copy of this resolution in the office of the Secretary of State of the State of Indiana as required by IC 23-1-17-3(b).

                                     /s/ Marilyn A. Vachon
    May 8, 1986                    ------------------------------
                                     Marilyn A. Vachon, Secretary

                               STATE OF INDIANA
                       OFFICE OF THE SECRETARY OF STATE

To Whom These Presents Come, Greeting:

WHEREAS, there has been presented to me at this office, Articles of Amendment for

                         LINCOLN NATIONAL CORPORATION

and said Articles of Amendment have been prepared and signed in accordance with the provisions of the Indiana Business Corporation Law;
WHEREAS, upon due examination, I find that it satisfies the requirements of I.C. 23-1-18-1;

NOW, THEREFORE, I, EVAN BAYH, Secretary of State of Indiana, hereby certify that I have this day filed said Articles in this office.
Effective date the provisions will apply is MAY 28, 1987.

                                 In Witness Whereof, I have hereunto set my hand and affixed the seal of the State of Indiana, at the City of Indianapolis, this 28th day of May, 1987

                                 -----------------------------------------------
                                 EVAN BAYH                  Secretary of State,

                                 By_____________________________________________
                                                                         Deputy

                                                  ARTICLES OF AMENDMENT
                                                  (APRIL, 1986)

                                                  Prescribed by Edwin J. Simcox
                                                  Secretary of State of Indiana

                                                  Present Original and One Copy

                             ARTICLES OF AMENDMENT
                                    OF THE
                           ARTICLES OF INCORPORATION
                                      OF

                         LINCOLN NATIONAL CORPORATION
          ----------------------------------------------------------
                               (Corporate Name)

     The above corporation (hereinafter referred to as the "Corporation") existing pursuant to the Indiana Business Corporation Law, desiring to give notice of corporate action effectuating amendment of certain provisions of its Articles of Incorporation, sets forth the following facts:

                                   ARTICLE I
                                  AMENDMENT(S)
                                  ------------

SECTION 1: The name of the Corporation following this amendment is:

                Lincoln National Corporation
           ---------------------------------------------------------------------

SECTION 2: The exact text of Article(s) II, IV, V, X and the prefatory paragraph of the Articles of Incorporation is now as follows (Attach additional pages if necessary):

                 See pages 1a through 1c.

SECTION 3: The date of each amendment's adoption is:

                May 7, 1987
           ---------------------------------------------------------------------

The first paragraph of the Articles of Incorporation, immediately preceding
Article I, is deleted in its entirety.


                                  ARTICLE II

                                   PURPOSE
  THE PURPOSE OF THE CORPORATION IS TO ENGAGE IN ANY LAWFUL ACT OR ACTIVITY FOR WHICH CORPORATIONS MAY BE ORGANIZED UNDER THE INDIANA BUSINESS CORPORATION LAW.

                                  ARTICLE IV

                    REGISTERED OFFICE AND REGISTERED AGENT
  THE ADDRESS OF THE CORPORATION'S REGISTERED OFFICE IN INDIANA IS CIRCLE TOWER, INDIANAPOLIS, INDIANA 46204, AND THE NAME OF THE CORPORATION'S REGISTERED AGENT AT THAT OFFICE IS THE PRENTICE-HALL CORPORATION SYSTEM, INC.

                                   ARTICLE V

                   NUMBER, TERMS AND VOTING RIGHTS OF SHARES
  SECTION 1. NUMBER OF SHARES. THE TOTAL NUMBER OF SHARES WHICH THE CORPORATION SHALL HAVE AUTHORITY TO ISSUE IS ONE HUNDRED THIRTY-FIVE MILLION (135,000,000) SHARES, CONSISTING OF ONE HUNDRED TWENTY-FIVE MILLION (125,000,000) SHARES WITH THE PAR VALUE OF ONE DOLLAR AND TWENTY-FIVE CENTS ($1.25) PER SHARE, AND TEN MILLION (10,000,000) SHARES WITHOUT PAR VALUE.

  SECTION 2. TERMS OF COMMON STOCK. THE ONE HUNDRED TWENTY-FIVE MILLION (125,000,000) SHARES WITH A PAR VALUE OF ONE DOLLAR AND TWENTY-FIVE CENTS ($1.25) PER SHARE WHICH THE CORPORATION SHALL HAVE AUTHORITY TO ISSUE SHALL CONSTITUTE A SINGLE CLASS OF SHARES TO BE KNOWN AS COMMON STOCK. ONLY WHEN ALL DIVIDENDS ACCRUED ON ALL PREFERRED OR SPECIAL CLASSES OF SHARES ENTITLED TO PREFERENTIAL DIVIDENDS SHALL HAVE BEEN PAID OR DECLARED AND SET APART FOR PAYMENT, BUT NOT OTHERWISE, THE HOLDERS OF COMMON STOCK SHALL BE ENTITLED TO RECEIVE DIVIDENDS, WHEN AND AS DECLARED BY THE BOARD OF DIRECTORS. IN EVENT OF ANY DISSOLUTION, LIQUIDATION OR WINDING UP OF THE CORPORATION, THE HOLDERS OF THE COMMON STOCK SHALL BE ENTITLED, AFTER DUE PAYMENT OR PROVISION FOR PAYMENT OF THE DEBTS AND OTHER LIABILITIES OF THE CORPORATION, AND THE AMOUNTS TO WHICH THE HOLDERS OF PREFERRED OR SPECIAL CLASSES OF SHARES MAY BE ENTITLED, TO SHARE RATABLY IN THE REMAINING NET ASSETS OF THE CORPORATION.

  SECTION 3. VOTING RIGHTS OF COMMON STOCK. EXCEPT AS OTHERWISE PROVIDED BY LAW, EVERY HOLDER OF COMMON STOCK OF THE CORPORATION SHALL HAVE THE RIGHT AT EVERY SHAREHOLDERS' MEETING TO ONE VOTE FOR EACH SHARE OF COMMON STOCK STANDING IN HIS NAME ON THE BOOKS OF THE CORPORATION ON THE DATE ESTABLISHED BY THE BOARD OF DIRECTORS AS THE RECORD DATE FOR DETERMINATION OF SHAREHOLDERS ENTITLED TO VOTE AT SUCH MEETING.

                                      1a

Section 4. Terms of Preferred Stock, No Par Value. The ten million (10,000,000) shares without par value which the Corporation shall have authority to issue shall constitute a single class of shares to be known as Preferred Stock, No Par Value. The Board of Directors shall have authority to determine and state in the manner provided by law the rights, preferences, qualifications, limitations and restrictions (other than voting rights) of the Preferred Stock, No Par Value. The Preferred Stock, No Par Value, may be issued in one or more series for such an amount of consideration as may be fixed from time to time by the Board of Directors, and the Board of Directors shall have authority to determine and state in the manner provided by law the designations and the relative rights, preferences, qualifications, limitations and restrictions (other than voting rights) of each series.

Section 5. Voting Rights of Preferred Stock, No Par Value. Except as otherwise provided by law, every holder of Preferred Stock, No Par Value, of the Corporation shall have the right at every shareholders' meeting to one vote for each share of Preferred Stock, No Par Value, standing in his name on the books of the Corporation on the date established by the Board of Directors as the record date for determination of shareholders entitled to vote at such meeting.

At any time when six or more quarterly dividends, whether or not consecutive, on the Preferred Stock, No Par Value, or on any one or more series thereof, shall be in default, the holders of all Preferred Stock, No Par Value, at the time or times outstanding as to which such default shall exist shall be entitled, at the next annual meeting of shareholders, voting as a class, to vote for and elect two Directors of the Corporation.

In the case of any vacancy in the office of a Director occurring among the Directors elected by the holders of the shares of the Preferred Stock, No Par Value, voting as a class pursuant to this Section, the remaining Director or Directors elected by the holders of the shares of the Preferred Stock, No Par Value, pursuant to this Section may elect a successor or successors to hold office until the next annual or special meeting of the shareholders.

At all meetings of shareholders held for the purpose of electing Directors during such time as the holders of the shares of the Preferred Stock, No Par Value, shall have the right, voting as a class, to elect Directors pursuant to this Section, the presence in person or by proxy of the holders of a majority of the outstanding shares of the Preferred Stock, No Par Value, then entitled, as a class, to elect Directors pursuant to this Section shall be required to constitute a quorum of such class for the election of Directors; provided, that the absence of a quorum of the holders of Preferred Stock, No Par Value, shall not prevent the election at any such meeting or adjournment thereof of Directors by any other class or classes of stock if the necessary quorum of the holders of such stock is present in person or by proxy at such meeting.

The right of the holders of Preferred Stock, No Par Value, voting as a class, to participate in the election of Directors pursuant to this Section shall continue in effect, in the case of all Preferred Stock, No Par Value, entitled to receive cumulative dividends, until all accumulated and unpaid dividends have been paid or declared and set apart for payment on all cumulative Preferred Stock, No Par Value, the holders of which shall have been entitled to vote at the previous annual meeting of shareholders, or in the case of all non-cumulative Preferred Stock, No Par Value, until non-cumulative dividends have been paid or declared and set apart for payment for four consecutive quarterly dividend periods on all non-cumulative Preferred Stock, No Par Value, the holders of which shall have been entitled to vote at the previous annual meeting of shareholders, and thereafter the right of the holders of Preferred Stock, No Par Value, voting as a class, to participate in the election of Directors pursuant to the Section shall terminate.

Upon termination of the right of the holders of Preferred Stock, No Par Value, voting as a class, to participate in the election of Directors pursuant to this Section, the term of office of each Director then in office elected by the holders of the Preferred Stock, No Par Value, shall terminate, and any vacancy so created may be filled as provided by the bylaws of the Corporation.

                                      1b

Any Director or Directors elected by the holders of Preferred Stock, No Par Value, voting as a class pursuant to this Section, may be removed, with or without cause, only by a vote of the holders of three-fourths of the outstanding shares of Preferred Stock, No Par Value, taken at a meeting as provided by
Section 4 of Article VII of these Articles of Incorporation.

The Corporation shall not, without the approval of the holders of at least two-thirds of the Preferred Stock, No Par Value, at the time outstanding, voting as a class:

   (a) Amend these Articles of Incorporation to create or authorize any kind of stock ranking prior to or on a parity with the Preferred Stock, No Par Value, with respect to payment of dividends or distribution on dissolution, liquidation or winding up, or create or authorize any security convertible into shares of stock of any such kind; or

   (b) Amend, alter, change or repeal any of the express terms of the Preferred Stock, No Par Value, or of any series thereof, then outstanding in a manner prejudicial to the holders thereof; provided, that if any such amendment, alteration, change or repeal would be prejudicial to the holders of one or more, but not all, of the series of the Preferred Stock, No Par Value, at the time outstanding, only such consent of the holders of two-thirds of the total number of outstanding shares of all series so affected shall be required, unless a different or greater vote shall be required by law; or

   (c) Authorize the voluntary dissolution of the Corporation or any revocation of dissolution proceedings theretofore approved, authorize the sale, lease, exchange, or other disposition of all or substantially all of the property of the Corporation, or approve any limitation of the term of existence of the Corporation; or

   (d) Merge or consolidate with another corporation in such manner that the Corporation does not survive as a continuing entity, if thereby the rights, preferences, or powers of the Preferred Stock, No Par Value, would be adversely affected, or if there would thereupon be authorized or outstanding securities which the Corporation, if it owned all of the properties then owned by the resulting corporation, could not create without the approval of the holders of the Preferred Stock, No Par Value.

   Section 6. Class Voting. The holders of the outstanding shares of a class, or of any series thereof, shall not be entitled to vote as a class except as shall be expressly provided by this Article or by law.

                                   ARTICLE X

                  Provisions for Regulation of Business and

                       Conduct of Affairs of Corporation

   No shares of the Common Stock of the Lincoln National Life Insurance Company owned by the Corporation shall be sold, leased, exchanged, mortgaged, pledged, or otherwise disposed of except by the vote of the holders of three-fourths of the shares of the Corporation outstanding and entitled to vote thereon at an annual or special meeting of the shareholders held upon notice which includes notice of the proposed sale, lease, exchange, mortgage, pledge, or other disposition.

                                      1c

SECTION 4: (Complete this section only if amendment provides for an exchange, reclassification or cancellation of issued shares and provisions for implementing the amendment are not contained in the amendment itself.)

           Provisions for implementing the exchange, reclassification or cancellation of issued shares are set forth below (Attach additional pages if necessary):

               N/A

                                  ARTICLE II
                          MANNER OF ADOPTION AND VOTE
                          ---------------------------
                         (Strike inapplicable section)

SECTION 1: XXXXXXXXXXXXXXXXXXXXXXXXXXXXXX

           XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
           XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
           XXXXXXXXXXXXXXXXXXXXXXXXX

SECTION 2: Vote of Shareholders

           The designation (i.e. common, preferred and any classification where different classes of stock exists), number of outstanding shares, number of votes entitled to be cast by each voting group entitled to vote separately on the amendment and the number of votes of each voting group represented at the meeting is set forth below:

                                                   TOTAL      A         B      C

           Designation of Each Voting Group                 Common    Preferred
           Number of Outstanding Shares            _____  44,332,739  112,290
           Number of Votes Entitled To Be Cast     _____  44,332,739  112,290
           Number of Votes Represented at Meeting  _____  32,729,673   67,868
           Shares Voted In Favor                   _____  30,100,193   64,760
           Shares Voted Against                    _____   1,217,614      805

                                  ARTICLE III
                    STATEMENT OF CHANGES MADE WITH RESPECT
                    --------------------------------------
                    TO ANY INCREASE IN THE NUMBER OF SHARES
                    ---------------------------------------
                             HERETOFORE AUTHORIZED
                             ---------------------

Aggregate Number of Shares
Previously Authorized                                      N/A
                                                          ______________________
Increase (indicate "O" or
"N/A" if no increase)                                     ______________________

Aggregate Number of Shares
to be Authorized After Effect
of this Amendment                                         ______________________

                                                      /s/ Ian M. Rolland
                                               ---------------------------------
                                               (Signature)

                                                Ian M. Rolland
                                               ---------------------------------
                                               (Printed Name)

                                                President
                                               ---------------------------------
                                               (Title)

                               STATE OF INDIANA
                       OFFICE OF THE SECRETARY OF STATE
                             ARTICLES OF AMENDMENT

To Whom These Presents Come, Greeting:

WHEREAS, there has been presented to me at this office, Articles of Amendment for:

     LINCOLN NATIONAL CORPORATION

and said Articles of Amendment have been prepared and signed in accordance with the provisions of the Indiana Business Corporation Law, as amended.

NOW, THEREFORE, I, EVAN BAYH, Secretary of State of Indiana, hereby certify that I have this day filed said articles in this office.

The effective date of these Articles of Amendment is May 10, 1988.

                                      In Witness Whereof, I have hereunto set my hand and affixed the seal of the State of Indiana, at the City of Indianapolis, this Tenth day of May, 1988

                                      ------------------------------------------
                                      EVAN BAYH, Secretary of State

                                      By________________________________________
                                                                          Deputy

[SEAL OF THE     ARTICLES OF AMENDMENT OF THE        Secretary of State
STATE OF         ARTICLES OF INCORPORATION            State House
INDIANA]         State Form 4161 (R5 / 12-87)        Corporations Division
                 Provided by Evan Bayh, Secretary     Room 155
                 of State of Indiana                Indianapolis, Indiana 46204
                                                         (317) 232-6576

Present Original and One Copy - Use 8 1/2" x 11"
paper for inserts.
FILING FEE: $30.00
Indiana Code 23-1-38-1 et. seq.   Approved by State Board of Accounts, 1988

- ------------------------------------------------------------------------------
                             ARTICLES OF AMENDMENT
                                    OF THE
                           ARTICLES OF INCORPORATION
                                      OF

                         LINCOLN NATIONAL CORPORATION
- ------------------------------------------------------------------------------
                             (NAME OF CORPORATION)

      The above corporation (hereinafter referred to as the "Corporation") existing pursuant to the Indiana Business Corporation Law, desiring to give notice of corporate action effectuating amendment of certain provisions of its Articles of Incorporation, sets forth the following facts:
- ------------------------------------------------------------------------------
                           ARTICLE I - AMENDMENT(S)
- ------------------------------------------------------------------------------
SECTION 1:    Date of incorporation:

                   January 5, 1968
- ------------------------------------------------------------------------------
SECTION 2:    The name of the Corporation following this amendment:

                   Lincoln National Corporation
- ------------------------------------------------------------------------------
SECTION 3:

              The exact text of Article(x)    V
              of the Articles of Incorporation is now as follows (Attach additional pages if necessary):

                   See pages i through iii, attached.

- ------------------------------------------------------------------------------
Date of each Amendment's Adoption:

                May 5, 1988
- ------------------------------------------------------------------------------

- ------------------------------------------------------------------------------
SECTION 4: (Complete this section only if amendments provides for an exchange, reclassification or cancellation of issued shares and provisions for implementing the amendment are not contained in the amendment itself.)

            Provisions for implementing the exchange, reclassification or cancellation of issued shares are set forth below (Attach additional sheets if necessary):

               N/A
- ------------------------------------------------------------------------------
   ARTICLE II - MANNER OF ADOPTION AND VOTE (Strike not applicable section)
- ------------------------------------------------------------------------------
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
            XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
            XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
- ------------------------------------------------------------------------------
SECTION 2:  Vote of Shareholders.
            The designation (i.e. common, preferred and any classification were different classes of stock exists), number of outstanding shares, number of votes entitled to be cast by each voting group entitled to vote separately on the amendment and the number of votes of each voting group represented at the meeting is set forth below:
- ------------------------------------------------------------------------------

- ---------------------------------------------------------------------------------------------------------
                                               TOTAL            A                B              C
                                               ----------------------------------------------------------
DESIGNATION OF EACH VOTING GROUP:                            Common
- ---------------------------------------------------------------------------------------------------------
NUMBER OF OUTSTANDING SHARES:                  41,909,852    41,810,554
- ---------------------------------------------------------------------------------------------------------
NUMBER OF VOTES ENTITLED TO BE CAST:           41,909,852    41,810,554
- ---------------------------------------------------------------------------------------------------------
NUMBER OF VOTES REPRESENTED AT THE MEETING:    33,549,022    33,491,845
- ---------------------------------------------------------------------------------------------------------
SHARES VOTED IN FAVOR:                         29,866,624    29,813,739
- ---------------------------------------------------------------------------------------------------------
SHARES VOTED AGAINST:                           3,311,986     3,309,584
- ---------------------------------------------------------------------------------------------------------

            In Witness Whereof, the undersigned being the   President
                                                          --------------------
                                                                  (title)

            of said Corporation executes these Articles of Amendments of the Articles of Incorporation and verifies, subject to penalties of perjury that the statements contained herein are true, this 9th day of May, 1988.
- ------------------------------------------------------------------------------
Signature                                       Printed Name

     /s/ Ian M. Rolland                          Ian M. Rolland
- ------------------------------------------------------------------------------

                                   ARTICLE V

                   Number, Terms and Voting Rights of Shares

     Section 1. Number and Classes of Shares. The total number of shares which the Corporation shall have authority to issue is four hundred ten million (410,000,000) shares, consisting of four hundred million (400,000,000) shares of a single class of shares to be known as Common Stock, and ten million (10,000,000) shares of a single class of shares to be known as Preferred Stock.

     Section 2. Terms of Common Stock. Only when all dividends accrued on all preferred or special classes of shares entitled to preferential dividends shall have been paid or declared and set apart for payment, but not otherwise, the holders of Common Stock shall be entitled to receive dividends, when and as declared by the Board of Directors. In event of any dissolution, liquidation or winding up of the Corporation, the holders of the Common Stock shall be entitled, after due payment or provision for payment of the debts and other liabilities of the Corporation, and the amounts to which the holders of preferred or special classes of shares may be entitled, to share ratably in the remaining net assets of the Corporation.

     Section 3. Voting Rights of Common Stock. Except as otherwise provided by law, every holder of Common Stock of the Corporation shall have the right at every shareholders' meeting to one vote for each share of Common Stock standing in his name on the books of the Corporation on the date established by the Board of Directors as the record date for determination of shareholders entitled to vote at such meeting.

     Section 4. Terms of Preferred Stock. The Board of Directors shall have authority to determine and state in the manner provided by law the rights, preferences, qualifications, limitations and restrictions (other than voting rights) of the Preferred Stock. The Preferred Stock may be issued in one or more series for such an amount of consideration as may be fixed from time to time by the Board of Directors, and the Board of Directors shall have authority to determine and state in the manner provided by law the designations and the relative rights, preferences, qualifications, limitations and restrictions (other than voting rights) of each series.

     Section 5. Voting Rights of Preferred Stock. Except as otherwise provided by law, every holder of Preferred Stock of the Corporation shall have the right at every shareholders' meeting to one vote for each share of Preferred Stock standing in his name on the books of the Corporation on the date established by the Board of Directors as the record date for determination of shareholders entitled to vote at such meeting.

     At any time when six or more quarterly dividends, whether or not consecutive, on the Preferred Stock, or on any one or more series thereof, shall be in default, the holders of all Preferred Stock at the time or times outstanding as to which such default shall exist shall be entitled, at the next annual meeting of shareholders, voting as a class, to vote for and elect two Directors of the Corporation.

     In the case of any vacancy in the office of a Director occurring among the Directors elected by the holders of the shares of the Preferred Stock voting as a class pursuant to this Section, the remaining Director or Directors elected by the holders of the shares of the Preferred Stock pursuant to this Section may elect a successor or successors to hold office until the next annual or special meeting of the shareholders.

     At all meetings of shareholders held for the purpose of electing Directors during such time as the holders of the shares of the Preferred Stock shall have the right, voting as a class, to elect Directors pursuant to this Section, the presence in person or by proxy of the holders of a majority of the outstanding shares of the Preferred Stock then entitled, as a class, to elect Directors pursuant to this Section shall be required to constitute a quorum of such class for the election of Directors; provided, that the absence of a quorum of the holders of Preferred Stock shall not prevent the election at any such meeting or adjournment thereof of Directors by any other class or classes of stock if the necessary quorum of the holders of such stock is present in person or by proxy at such meeting.

     The right of the holders of Preferred Stock, voting as a class, to participate in the election of Directors pursuant to this Section shall continue in effect, in the case of all Preferred Stock entitled to receive cumulative dividends, until a11 accumulated and unpaid dividends have been paid or declared and set apart for payment on all cumulative Preferred Stock, the holders of which shall have been entitled to vote at the previous annual meeting of shareholders, or in the case of all non-cumulative Preferred Stock until non-cumulative dividends have been paid or declared and set apart for payment for four consecutive quarterly dividend periods on a11 non-cumulative Preferred Stock, the holders of which shall have been entitled to vote at the previous annual meeting of shareholders, and thereafter the right of the holders of Preferred Stock, voting as a class, to participate in the election of Directors pursuant to this Section shall terminate.

     Upon termination of the right of the holders of Preferred Stock, voting as a class, to participate in the election of Directors pursuant to this Section, the term of office of each Director then in office elected by the holders of the Preferred Stock shall terminate, and any vacancy so created may be filled as provided by the bylaws of the Corporation.

     Any Director or Directors elected by the holders of Preferred stock, voting as a class pursuant to this Section, may be removed, with or without cause, only by a vote of the holders of three-fourths of the outstanding shares of Preferred Stock taken at a meeting as provided by Section 4 of Article VII of these Articles of Incorporation.

     The Corporation shall not, without the approval of the holders of at least two-thirds of the Preferred Stock at the time outstanding, voting as a class:

     (a) Amend these Articles of Incorporation to create or authorize any kind of stock ranking prior to or on a parity with the Preferred Stock with respect to payment of dividends or distribution on dissolution, liquidation or winding up, or create or authorize any security convertible into shares of stock of any such kind; or

     (b) Amend, alter, change or repeal any of the express terms of the Preferred Stock, or of any series thereof, then outstanding in a manner prejudicial to the holders thereof; provided, that if any such amendment, alteration, change or repeal would be prejudicial to the holders of one or more, but not a11, of the series of the Preferred Stock at the time outstanding, only such consent of the holders of two-thirds of the total number of outstanding shares of a11 series so affected shall be required, unless a different or greater vote shal1 be required by law; or

     (c) Authorize the voluntary dissolution of the Corporation or any revocation of dissolution proceedings theretofore approved, authorize the sale, lease, exchange, or other disposition of all or substantially all of the property of the Corporation, or approve any limitation of the term of existence of the Corporation; or

     (d) Merge or consolidate with another corporation in such manner that the Corporation does not survive as a continuing entity, if thereby the rights, preferences, or powers of the Preferred Stock would be adversely affected, or if there would thereupon be authorized or outstanding securities which the Corporation, if it owned all of the properties then owned by the resulting corporation, could not create without the approval of the holders of the Preferred Stock.

     Section 6. Class Voting. The holders of the outstanding shares of a class, or of any series thereof, shall not be entitled to vote as a class except as shall be expressly provided by this Article or by law.

                               STATE OF INDIANA
                       OFFICE OF THE SECRETARY OF STATE

                             ARTICLES OF AMENDMENT

To Whom These Presents Come, Greeting:

WHEREAS, there has been presented to me at this office, Articles of Amendment for:

          LINCOLN NATIONAL CORPORATION

and said Articles of Amendment have been prepared and signed in accordance with the provisions of the Indiana Business Corporation Law, as amended.

NOW, THEREFORE, I, EVAN BAYH, Secretary of State of Indiana, hereby certify that I have this day filed said articles in this office.

The effective date of these Articles of Amendment is May 24, 1988.

                                       In Witness Whereof, I have hereunto set
                                       my hand and affixed the seal of the State
                                       of Indiana, at the City of Indianapolis,
                                       this Twenty-fourth day of May   , 1988

                                       ----------------------------------------
                                       EVAN BAYH, Secretary of State

                                       By:_____________________________________
                                                                         Deputy

                             ARTICLES OF AMENDMENT
                                    OF THE
                           ARTICLES OF INCORPORATION
                                      OF
                         LINCOLN NATIONAL CORPORATION

                             (Name of Corporation)

The above corporation (hereinafter referred to as the "Corporation") existing pursuant to the Indiana Business Corporation Law, desiring to give notice of corporate action effectuating amendment of certain provisions of its Articles of Incorporation, sets forth the following facts:

                           ARTICLE I - AMENDMENT(S)

SECTION 1:     Date of Incorporation:
                    January 5, 1968

SECTION 2:     The name of the Corporation following this amendment:
                    Lincoln National Corporation

SECTION 3:

               The exact text of Note(s) _______________________________________
                    (Attach additional pages if necessary):

               The Certificate of Resolution by the Board of Directors Determining and Stating the Designation and the Relative Rights, Preferences, Qualifications, Limitations and Restrictions (Other than Voting Rights) of a Series of a Class of Preferred Shares of the Articles of Incorporation, as filed and approved by the Secretary of State August 20, 1969, is now as follows:
                    (See pages 1-a through 6-a, attached)

               The Certificate of Resolution by the Board of Directors Determining and Stating the Designation and the Relative Rights, Preferences, Qualifications, Limitations and Restrictions (Other than Voting Rights) of a Series of a Class of Preferred Shares of the Articles of Incorporation, as filed and approved by the Secretary of State November 14, 1984, is now as follows:
                    (See pages 1-b through 21-b, attached)

               The Certificate of Resolution by the Board of Directors Determining and Stating the Designation and the Relative Rights, Preferences, Qualifications, Limitations and Restrictions (Other than Voting Rights) of a Series of a Class of Preferred Shares of the Articles of Incorporation [Series C], as filed and approved by the Secretary of State June 27, 1985, is now as follows:
                    (See pages 1-c through 21-c, attached)

               The Certificate of Resolution by the Board of Directors Determining and Stating the Designation and the Relative Rights, Preferences, Qualifications, Limitations and Restrictions (Other than Voting Rights) of a Series of a Class of Preferred Shares of the Articles of Incorporation [Series D], as filed and approved by the Secretary of State June 27, 1985, is now as follows:
                    (See pages 1-d through 21-d, attached)


Date of each Amendment's Adoption:

               May 5, 1988

- ------------------------------------------------------------------------------
SECTION 4: (Complete this section only if amendments provides for an exchange, reclassification or cancellation of issued shares and provisions for implementing the amendment are not contained in the amendment itself.)

            Provisions for implementing the exchange, reclassification or cancellation of issued shares are set forth below (Attach additional sheets if necessary):

               N/A
- ------------------------------------------------------------------------------
   ARTICLE II - MANNER OF ADOPTION AND VOTE (Strike not applicable section)
- ------------------------------------------------------------------------------
SECTION 1:  Shareholder vote not required.
            The amendments was/were adopted by the XXXXXXXXX board of
            directors without shareholder action and shareholder action was not required.
- ------------------------------------------------------------------------------
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
            XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
            XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
            XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
            XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
- ------------------------------------------------------------------------------

- ---------------------------------------------------------------------------------------------------------
                                               TOTAL            A                B              C
                                               ----------------------------------------------------------
DESIGNATION OF EACH VOTING GROUP:               N/A
- ---------------------------------------------------------------------------------------------------------
NUMBER OF OUTSTANDING SHARES:
- ---------------------------------------------------------------------------------------------------------
NUMBER OF VOTES ENTITLED TO BE CAST:
- ---------------------------------------------------------------------------------------------------------
NUMBER OF VOTES REPRESENTED AT THE MEETING:
- ---------------------------------------------------------------------------------------------------------
SHARES VOTED IN FAVOR:
- ---------------------------------------------------------------------------------------------------------
SHARES VOTED AGAINST:
- ---------------------------------------------------------------------------------------------------------

            In Witness Whereof, the undersigned being the   President
                                                          --------------------
                                                                  (title)

            of said Corporation executes these Articles of Amendments of the Articles of Incorporation and verifies, subject to penalties of perjury that the statements contained herein are true, this 17th day of May, 1988.
- ------------------------------------------------------------------------------
Signature                                       Printed Name

     /s/ Ian M. Rolland                          Ian M. Rolland
- ------------------------------------------------------------------------------

                CERTIFICATE OF RESOLUTION BY BOARD OF DIRECTORS
                DETERMINING AND STATING THE DESIGNATION AND THE
                 RELATIVE RIGHTS, PREFERENCES, QUALIFICATIONS,
            LIMITATIONS AND RESTRICTIONS (OTHER THAN VOTING RIGHTS)
                  OF A SERIES OF A CLASS OF PREFERRED SHARES
                                      OF
                         LINCOLN NATIONAL CORPORATION


     RESOLVED that, pursuant to the authority expressly granted to and vested in the Board of Directors of the Corporation by the provisions of the Articles of Incorporation of the Corporation, this Board of Directors hereby creates and authorizes the issue of, for the consideration stated, a series of the Preferred Stock of the Corporation, to consist of 2,233,421 shares of Preferred Stock of the Corporation, and this Board of Directors hereby fixes the designation and the relative rights, preferences, qualifications, limitations and restrictions (other than voting rights) of the shares of such series as follows:

Section 1. Designation.

     1.1 The designation of the series of Preferred Stock created by this resolution shall be "$3.00 Cumulative Convertible Preferred Stock, Series A" (the "Series A Preferred Stock").

Section 2. Dividends.

     2.1 The holders of the Series A Preferred Stock shall be entitled to receive, but only when and as declared by the Board of Directors, out of any assets of the Corporation legally available for the purpose, cash dividends at the rate of $3.00 per share per annum, and no more, payable $0.75 per share quarterly on the fifth day of March, June, September, and December of each year to such stockholders of record on the respective dates, not exceeding 50 days preceding such dividend dates, fixed for the purpose by the Board of Directors.

     2.2 Dividends shall be cumulative on shares of the Series A Preferred Stock from and after dates determined as follows:

     (a) if issued on or prior to the record date for the first dividend on such shares, then from and after the fifth day of March, June, September or December next preceding such record date;

     (b) if issued during the period immediately after a record date for a dividend on the Series A Preferred Stock and ending on the payment date for such dividend, then from and after such dividend payment date; and

     (c) otherwise from and after the fifth day of March, June, September, or December next preceding the date of issue of such shares.

Accumulation of dividends shall not bear interest.

                                      1-a

     2.3 No dividends (other than dividends payable in Common Stock of the Corporation) shall be paid or declared on the Common Stock of the Corporation or on any other series of the Preferred Stock or on any other class or series of stock of the Corporation ranking as to dividends junior to or on a parity with the Series A Preferred Stock, unless full dividends on all outstanding shares of the Series A Preferred Stock for all past dividend periods have been paid and unless full dividends on all such shares for the then current dividend period shall have been paid or declared.

Section 3. Preference in Liquidation.

     3.1 In the event of the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the Series A Preferred Stock then outstanding shall be entitled to receive, after payment or provision for payment of all creditors of the Corporation, but before any distribution or payment shall be made in respect of the Common Stock or any other stock of the Corporation ranking junior to the Series A Preferred Stock as to assets on liquidation, dissolution or winding up, an amount equal to $80 per share, plus an amount equal to all unpaid dividends thereon accrued on a daily basis to the date when funds for payment are made available to the holders; and no payment on account of liquidation, dissolution or winding up shall be made to the holders of any series of Preferred Stock or any other stock of the Corporation ranking on a parity with the Series A Preferred Stock as to assets, unless there shall likewise be paid at the same time to the holders of all shares of Series A Preferred Stock like proportionate distributive amounts ratably, in proportion to the full distributive amounts to which they are respectively entitled. The holders of the Series A Preferred Stock shall have no rights in respect of the remaining assets of the Corporation.

     3.2 Neither the consolidation or merger of the Corporation with or into any other corporation or corporations, nor the sale or transfer by the Corporation of all or any part of its assets, shall be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this Section 3.

Section 4. Redemption.

     4.1 At any time or from time to time after October 31, 1974, (but not before such time) and so long as any dividends on the Series A Preferred Stock are not in arrears, the Corporation at the option of its Board of Directors, shall have the right to redeem the Series A Preferred Stock, in whole or from time to time in part, at a price equal to $80 per share plus an amount equal to all unpaid dividends thereon accrued on a daily basis to the date of redemption.

     4.2 Notice of every redemption shall be mailed at least 30 days, but not more than 60 days, prior to the date fixed for redemption, addressed to the holders of record of the shares to be redeemed at their respective addresses as the same shall appear on the books of the Corporation. In the case of a redemption of a part only of the Series A Preferred Stock the Corporation shall select by lot the shares so to be redeemed.

     4.3 If notice of redemption shall have been mailed as aforesaid, and if on or before the redemption date specified in such notice a sum equal to the redemption price of the shares so called for redemption shall have been set aside by the Corporation, separate and apart from its other funds for the pro rata benefit of the holders of the shares so called for redemption, so as to be and continue to be available therefor, then, whether or not certificates for the shares so called for redemption shall have been surrendered for cancellation, such shares, from and after the date of redemption so designated, shall be deemed to be no longer outstanding, the right to receive dividends thereon shall cease to accrue and all rights with respect to such shares shall forthwith on such redemption date cease and terminate except only the right of the holders thereof to receive the redemption price.

     4.4 The Corporation may, however, at any time prior to the redemption date specified in the notice of redemption but after such notice of redemption shall have been mailed as aforesaid, deposit in trust, for the account of the holders of the Series A Preferred Stock to be redeemed, with a bank or trust company in good standing organized under the laws of the United States of America or of the State of New York, or of

                                      2-a
the State of Illinois, doing business in the Borough of Manhattan, City of New York, or in the City of Chicago, Illinois, having capital, surplus and undivided profits aggregating at least $5,000,000, designated in such notice of redemption, a sum equal to the redemption price of such shares so called for redemption, and thereupon, whether or not certificates for the shares so called for redemption shall have been surrendered for cancellation (if such notice shall state that holders of the shares so called for redemption may receive their redemption price at any time after such deposit), all shares with respect to which such deposit shall have been made shall be deemed to be no longer outstanding, the right to receive dividends thereon for any period after the date so fixed for redemption shall cease to accrue and all rights with respect to such shares shall forthwith upon such deposit in trust cease and terminate except only (a) the rights of the holders thereof to receive from such bank or trust company, at any time after the time of such deposit, the redemption price of such shares to be redeemed, or (b) the right to exercise, on or before the close of business on the third business day prior to the date fixed for redemption, the privileges of conversion. Any moneys so deposited by the Corporation which shall not be required for such redemption because of the exercise of any such right of conversion, shall be repaid to the Corporation forthwith. Any moneys so deposited by the Corporation and unclaimed at the end of six years from the date fixed for such redemption shall be repaid to the Corporation upon its request expressed in a resolution of its Board of Directors, after which repayment the holders of the shares so called for redemption shall look only to the Corporation for the payment thereof.

     4.5 Shares of Series A Preferred Stock so redeemed shall, after the Corporation takes appropriate steps required or permitted by the laws of Indiana, have the status of authorized and unissued shares of Preferred Stock, and the number of shares of Preferred Stock which the Corporation shall have authority to issue shall not be decreased by the redemption of shares of Series A Preferred Stock.

     4.6. Nothing in this Section 4 shall limit any legal right of the Corporation to purchase or otherwise acquire any shares of the Preferred Stock at not exceeding the price at which the same may be redeemed at the option of the Corporation.

Section 5. Conversion Rights.

     5.1 Subject to adjustment as provided in this Section 5, each share of Series A Preferred Stock shall be convertible at the option of the respective holder thereof, at the office of the transfer agent for the Common Stock, and at such other place or places, if any, as the Board of Directors may determine, into one fully paid and non-assessable share of Common Stock (the "Common Stock") of the Corporation. In case of the redemption of any shares of Series A Preferred Stock, such right of conversion shall terminate, as to the shares called for redemption, at the close of business on the third business day prior to the date fixed for redemption, unless default shall be made in the payment of the redemption price. Upon conversion the Corporation shall make no payment or adjustment on account of unpaid dividends accrued on the Series A Preferred Stock surrendered for conversion.

     5.2 The Common Stock issuable upon conversion of Series A Preferred Stock shall be Common Stock as constituted at the date of this resolution, except as otherwise provided in subdivision (b) of Section 5.5.

     5.3 Before any holder of Series A Preferred Stock shall be entitled to convert the same into Common Stock, he shall surrender the certificate or certificates for such Series A Preferred Stock at the office of the transfer agent for the Common Stock, which certificate or certificates, if the Corporation shall so request, shall be duly endorsed to the Corporation or in blank or accompanied by proper instruments of transfer to the Corporation or in blank, and shall give written notice to the Corporation at that office that he elects so to convert Series A Preferred Stock, and shall state in writing therein the name or names in which he wishes the certificate or certificates for Common Stock to be issued. Every such notice of election to convert shall constitute a contract between the holder of such Series A Preferred Stock and the Corporation, whereby the holder of such Series A Preferred Stock shall be deemed to subscribe for the amount of Common Stock which he shall be entitled to receive upon such conversion, and, in satisfaction of such subscription, to

                                      3-a
deposit the Series A Preferred Stock to be converted and to release the Corporation from all liability thereunder, and thereby the Corporation shall be deemed to agree that the surrender of the certificate or certificates for the Series A Preferred Stock and the extinguishment of liability thereon shall constitute full payment of such subscription for Common Stock to be issued upon such conversion.

     5.4 As soon as practicable after such deposit of certificates for Series A Preferred Stock accompanied by the written notice and the statement above prescribed, the Corporation will issue and deliver at the office of the transfer agent to the person for whose account such Series A Preferred Stock was so surrendered, or to his nominee or nominees, certificates for the number of full shares of Common Stock to which he shall be entitled as aforesaid, together with a cash adjustment of any fraction of a share as herein stated, if not evenly convertible. Subject to the following provisions of this paragraph, such conversion shall be deemed to have been made as of the date of such surrender of the Series A Preferred Stock to be converted; and the person or persons entitled to receive the Common Stock issuable upon conversion of such Series A Preferred Stock shall be treated for all purposes as the record holder or holders of such Common Stock on such date. The Corporation shall not be required to convert, and no surrender of Series A Preferred Stock shall be effective for that purpose, while the stock transfer books of the Corporation are closed for any purpose; but the surrender of Series A Preferred Stock for conversion during any period while such books are so closed shall become effective for conversion immediately upon the re-opening of such books, as if the conversion had been made on the date such Series A Preferred Stock was surrendered.

     5.5 The number of shares of Common Stock into which the shares of Series A Preferred Stock shall be convertible shall be subject to adjustment from time to time as follows:

     (a) In case the Corporation shall at any time or from time to time

          (1) declare a dividend payable in Common Stock,

          (2) issue any shares of its Common Stock in subdivision of outstanding shares of Common Stock, by reclassification or otherwise, or

          (3) make any combination of shares of Common Stock, by reclassification or otherwise,

     the conversion rate shall be adjusted so that the holder of each share of Series A Preferred Stock shall thereafter be entitled to receive upon the conversion of such share the number of shares of the Corporation which he would have owned or have been entitled to receive after the happening of any of the events described above had such share been converted immediately prior to the happening of such event. Further such adjustments shall be made whenever any of the events listed above shall occur.

     (b) In case of any capital reorganization or any reclassification of the capital stock of the Corporation or in case of the consolidation or merger of the Corporation with or into another corporation, or in case of any sale or conveyance to another corporation of the assets of the Corporation as an entirety or substantially as an entirety, the holder of each share of Series A Preferred Stock then outstanding shall have the right to convert such share into the kind and number of shares of stock and other securities and property receivable upon such reorganization, reclassification, consolidation, merger, sale or conveyance, as the case may be, by a holder of that number of shares of Common Stock into which one share of Series A Preferred Stock is convertible; and, in any such case, appropriate adjustment (as determined in good faith by a resolution of the Board of Directors of the Corporation) shall be made in the application of the provisions herein set forth with respect to rights and interests thereafter of the holders of the Series A Preferred Stock, to the end that the provisions set forth herein (including the specified adjustments) shall thereafter be applicable, as near as reasonably may be, in relation to any shares or other property thereafter deliverable upon the conversion of the Series A Preferred Stock.

     (c) In case the Corporation shall issue rights or warrants to the holders of its Common Stock for the purpose of entitling them to subscribe for or purchase shares of Common Stock at a price per share less than 95% of the "current market price" per share of Common Stock (as defined in Section 5.9) on

                                      4-a
   the date at which a record is taken of the holders of such issuance, the number of shares of Common Stock into which each share of Series A Preferred Stock shall thereafter be convertible shall be determined by multiplying the number of shares of Common Stock into which such share of Series A Preferred Stock was immediately theretofore convertible by a fraction, of which the numerator shall be the sum of the number of shares of Common Stock outstanding at the time of the taking of such record plus the number of additional shares of Common Stock so offered for subscription or purchase, and of which the denominator shall be the sum of the number of shares of Common Stock outstanding at the time of the taking of such record plus the number of shares of Common Stock which the aggregate offering price of the total number of shares so offered would purchase at such current market price per share for such date.

   (d) No adjustment in the number of shares of Common Stock into which any share of Series A Preferred Stock is convertible shall be required unless such adjustment would require an increase or decrease of at least 5% in the number of shares of Common Stock into which a share of Series A Preferred Stock is then convertible; provided, however, that any adjustments which by reason of this subdivision (d) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 5.5 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

Whenever such an adjustment is to be made, the Corporation shall forthwith file with the transfer agent for the Series A Preferred Stock and the Common Stock, a statement signed by the President or one of the Vice Presidents of the Corporation and by its Treasurer or an Assistant Treasurer, stating the adjustment to be made. Such statement shall show in detail the facts requiring such adjustment. Whenever such an adjustment is to be made, the Corporation will forthwith cause a notice stating the adjustment to be mailed to the respective holders of record of Series A Preferred Stock. Where appropriate, such notice may be given in advance and included as a part of a notice required to be mailed under the provisions of the following paragraph of this Section 5.5.

In case at any time:

          (i) the Corporation shall pay any dividend payable in stock upon its Common Stock or make any distribution (other than cash dividends) to the holders of its Common Stock; or

          (ii) the Corporation shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or any other rights; or

          (iii) the consolidation or merger of the Corporation with or into another corporation or the sale or conveyance of all or substantially all the assets of the Corporation shall be proposed by the Corporation;

then in any one or more of those cases, the Corporation shall cause at least fifteen days' prior notice to be mailed to the transfer agent for the Series A Preferred Stock and the Common Stock and to the holders of record of the outstanding Series A Preferred Stock of the date on which (x) the books of the Corporation shall close, or a record be taken for such stock dividend, distribution or subscription rights, or (y) such consolidation or merger or conveyance shall take place, as the case may be. Such notice shall also specify the date as of which holders of Common Stock of record shall participate in the dividend, distribution or subscription rights or shall be entitled to exchange their Common Stock for securities or other property deliverable upon such consolidation, merger, sale or conveyance, as the case may be, and shall specify the proposed transactions in reasonable detail.

     5.6 Shares of Series A Preferred Stock converted into Common Stock shall have the status of authorized and unissued shares of Preferred Stock, and the number of shares of Preferred Stock which the Corporation shall have authority to issue shall not be decreased by the conversion of shares of Series A Preferred Stock.
                                      5-a

      5.7 The Corporation shall at all times reserve and keep available, out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Series A Preferred Stock, such number of shares as shall from time to time be sufficient to effect the conversion of all shares of Series A Preferred Stock from time to time outstanding. The Corporation shall from time to time, in accordance with the laws of Indiana increase the authorized amount of its Common Stock if at any time the number of shares of Common Stock remaining unissued shall not be sufficient to permit the conversion of all the then outstanding Series A Preferred Stock.

     5.8 No fractions of shares of Common Stock will be issued upon conversion. In the event that because of any adjustments required to be made by Section 5.5 fractions of shares of Common Stock would be required to be issued upon conversion, the Corporation will, in lieu of issuing such fractions of shares, pay to the person otherwise entitled to such fractions the cash value of such fractions based upon the current market price (as defined in Section 5.9) per share of Common Stock on the day prior to that on which shares of Series A Preferred Stock are surrendered by such person for conversion.

     5.9 The "current market price" per share of Common Stock as to any specified day shall be deemed to be the last reported sale price of the Common Stock for such day (or, if there is no sale on such day, the last bid quotation for the Common Stock) on the New York Stock Exchange (or, if the Common Stock is not listed on the New York Stock Exchange, on a national securities exchange designated by the Corporation) or, if the Common Stock is not listed upon any national securities exchange, the average of the closing bid and asked quotations for the Common Stock for such day as furnished by the trading department of any New York Stock Exchange member firm selected from time to time by the Corporation for the purpose and deemed by it to be reliable. If an exchange was not open, or if the Common Stock was not traded on an exchange or elsewhere, on a day as of which the current market price is to be determined, the determination of price or quotation shall be made as of the last business day before such day.

     5.10 The Corporation will pay any and all issue and other taxes that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of Series A Preferred Stock pursuant hereto. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of Common Stock in a name other than that in which the Series A Preferred Stock so converted was registered, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Corporation the amount of any such tax, or has established, to the satisfaction of the Corporation, that such tax has been paid.

     5.11 The Corporation covenants that if any shares of Common Stock, required to be reserved for purposes of conversion of the Series A Preferred Stock hereunder, require registration with, or approval of, any governmental authority under any federal or state law or listing on any national securities exchange, before such shares may be issued upon conversion, the Corporation will in good faith and as expeditiously as possible take such action as may be necessary to secure such registration or approval or listing on the relevant national securities exchange, as the case may be.

Section 6. Consideration for Issue of Series A Preferred Stock.

     6.1 Shares of Series A Preferred Stock shall be issued in exchange for shares of common stock of Chicago Title and Trust Company pursuant to the terms of the Memorandum of Understanding between this Corporation and Chicago Title and Trust Company, which memorandum was approved by the Board of Directors of the Corporation at its special meeting of April 28, 1969. Pursuant to Section 4 of Article V of the Articles of Incorporation, the Board of Directors hereby fixes as the amount of consideration to be received by the Corporation for the issue of each share of Series A Preferred Stock, one share of common stock of Chicago Title and Trust Company.

                                  6-a

               CERTIFICATE OF RESOLUTION BY THE BOARD OF DIRECTORS
                DETERMINING AND STATING THE DESIGNATION AND THE
                 RELATIVE RIGHTS, PREFERENCES, QUALIFICATIONS,
            LIMITATIONS AND RESTRICTIONS (OTHER THAN VOTING RIGHTS)
                  OF A SERIES OF A CLASS OF PREFERRED SHARES
                                      OF
                         LINCOLN NATIONAL CORPORATION

        RESOLVED: Pursuant to the authority expressly granted to and vested in the Board of Directors of the Corporation by the provisions of the Articles of Incorporation of the Corporation, this Board of Directors hereby creates and authorizes the issue of a series of the Preferred Stock of the Corporation, to consist of one thousand (1,000) shares of Preferred Stock of the Corporation, and this Board of Directors hereby fixes the designation and the relative rights, preferences, qualifications, limitations and restrictions (other than voting rights) of the shares of such series as follows:

ARTICLE ONE. SHORT TERM AUCTION RATE CUMULATIVE PREFERRED STOCK, SERIES B

Section 1. Designation.
           -----------
     (a) The designation of such series of Preferred Stock shall be "Short
Term Auction Rate Cumulative Preferred Stock, Series B" (hereinafter referred to as "STAR Preferred").

     (b) The number of authorized shares constituting STAR Preferred is 1,000. Shares of STAR Preferred shall be issued with a liquidation value of $100,000 per share plus accrued dividends and shall be without par value.

Section 2. Definitions.
           -----------
     As used herein, the following terms shall have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and vice versa), unless the context otherwise requires:

     (a) "AA Composite Commercial Paper Rate", on any date, shall mean
(i) the interest equivalent of the 60-day rate on commercial paper placed on behalf of issuers whose corporate bonds are rated "AA" by Standard & Poor's Corporation or its successor, or the equivalent of such rating by another rating agency, as made available on a discount

                                      1-b
basis or otherwise by the Federal Reserve Bank of New York for the immediately preceding Business Day prior to such date, or (ii) in the event that the Federal Reserve Bank of New York does not make available such a rate, then the arithmetic average of the interest equivalent of the 60-day rate on commercial paper placed on behalf of such issuers, as quoted on a discount basis or otherwise by the Commercial Paper Dealers to the Trust Company or the Corporation, as the case may be, for the close of business of the immediately preceding Business Day prior to such date. If any Commercial Paper Dealer does not quote a rate required to determine the "AA" Composite Commercial Paper
Rate, the "AA" Composite Commercial Paper Rate shall be determined on the basis of the quotation or quotations furnished by the remaining Commercial Paper Dealer or Commercial Paper Dealers and any Substitute Commercial Paper Dealer or Substitute Commercial Paper Dealers selected by the Corporation to provide such rate or rates not being supplied by any Commercial Paper Dealer or Commercial Paper Dealers, as the case may be, or, if the Corporation does not select any such Substitute Commercial Paper Dealer or Substitute Commercial Paper Dealers, by the remaining Commercial Paper Dealer or Commercial Paper Dealers. If the Board of Directors of the Corporation shall make the adjustment referred to in clause (A) of the second sentence of Section 3(b) of this ARTICLE ONE with the result that (i) the dividend period days (as defined in such subparagraph (b)) shall be less than 70 days, such rate shall be the interest equivalent of the 60-day rate on such commercial paper, (ii) the dividend period days shall be 70 or more days but fewer than 85 days, such rate shall be the arithmetic average of the interest equivalent of the 60-day and 90-day rates on such commercial paper, and (iii) the dividend period days shall be 85 or more days but 98 or less days, such rate shall be the interest equivalent of the 90-day rate on such commercial paper. For purposes of this definition, the "interest equivalent" of a rate stated on a discount basis (a "discount rate") for commercial paper of a given days' maturity shall be equal to the quotient of (A) the discount rate divided by (B) the difference between (x) 1.00 and (y) a fraction the numerator of which shall be the product of the discount rate times the number of days in which such commercial paper matures and the denominator of which shall be 360.

   (b) "Applicable Rate" shall have the meaning specified in Section 3(c)(i) of this ARTICLE ONE.

   (c) "Business Day" shall mean a day on which the New York Stock Exchange is open for trading and which is not a day on which banks in The City of New York, New York are authorized by law to close.

   (d) "Commercial Paper Dealers" shall mean The First Boston Corporation, Salomon Brothers Inc and Merrill Lynch, Pierce, Fenner & Smith Incorporated, or, in lieu of any thereof, their respective affiliates or successors.

   (e) "Common Shares" shall mean all shares now or hereafter authorized of the class of common shares of the Corporation presently

                                      2-b
authorized and any other shares into which such shares may hereafter be changed from time to time.
     (f) "Date of Original Issue" means the date on which the Corporation initially issues shares of STAR Preferred.
     (g) "Dividend Payment Date" shall have the meaning specified in Section 3(b) of this ARTICLE ONE.
     (h) "Dividend Period" and "Dividend Periods" shall have the respective meanings specified in Section 3(c)(i) of this ARTICLE ONE.
     (i) "Holder" shall mean the holder of shares of STAR Preferred as the same appears on the stock transfer books of the Corporation.
     (j)  "Initial Dividend Payment Date" shall have the meaning specified in
Section 3(b) of this ARTICLE ONE.
     (k) "Initial Dividend Period" shall have the meaning specified in Section 3(c)(i) of this ARTICLE ONE.
     (l) "LIBOR" shall mean for any Dividend Period the average (rounded to the nearest 1/16 of 1%) of the respective rates per annum quoted by each of the Reference Banks at which United States dollar deposits for a two-month period in the amount of U.S. $10,000,000 are offered by such Reference Bank in the London Interbank market at approximately 11:00 A.M. (London time) on the first day of such Dividend Period. If any Reference Bank does not quote a rate required to determine LIBOR, LIBOR shall be determined on the basis of the quotation or quotations furnished by the remaining Reference Bank or Reference Banks and any Substitute Reference Bank or Substitute Reference Banks selected by the Corporation to provide such quotation or quotations not being supplied by any Reference Bank or Reference Banks, as the case may be, or, if the Corporation does not select any such Substitute Reference Bank or Substitute Reference Banks, by the remaining Reference Bank or Reference Banks. If the Board of Directors of the Corporation shall make the adjustment referred to in clause (A) of the second sentence of Section 3(b) of this ARTICLE ONE with the result that
(i) the dividend period days (as defined in such subparagraph) shall be less than 70 days, LIBOR shall be based on the rates per annum quoted for United States dollar deposits for a two-month period, (ii) the dividend period days shall be 70 or more days but less than 85 days, LIBOR shall be the arithmetic average of the rates per annum quoted for the United States dollar deposits for two-and three-month periods, or (iii) the dividend period days shall be 85 or more days but 98 or less days, such rate shall be based on the rates per annum quoted for United States dollar deposits for a three-month period.

     (m) "LIBOR Event" shall mean the failure by the Corporation timely to pay to the Trust Company, not later than 12 Noon, New York City

                                      3-b
time, (i) on the Business Day next preceding any Dividend Payment Date the full amount of any dividend (whether or not earned or declared) to be paid on such Dividend Payment Date on any share of STAR Preferred or (ii) on the Business Day next preceding any redemption date the redemption price to be paid on such redemption date of any share of STAR Preferred after notice of redemption is given pursuant to Section 4(b) of this ARTICLE ONE.
     (n) "Reference Banks" shall mean the principal London offices of Bank of America National Trust and Savings Association, Barclays Bank PLC, Citibank, N.A., Lloyds Bank PLC, Midland Bank PLC and National Westminister Bank PLC, or their respective successors.
     (o) "Subsequent Dividend Period" and "Subsequent Dividend Periods" shall have the respective meanings specified in Section 3(c)(i) of this ARTICLE ONE.
     (p) "Substitute Commercial Paper Dealer" shall mean Goldman, Sachs & Co. or Lehman Commercial Paper Incorporated, or, in lieu of any thereof, their respective affiliates or successors.
     (q) "Substitute Reference Bank" shall mean the principal London offices of The Chase Manhattan Bank (National Association), Deutsche Bank Aktiengesellschaft, Morgan Guaranty Trust Company of New York or Swiss Bank Corporation, or their respective successors.
     (r) "Trust Company" shall mean a bank or trust company appointed as such by a resolution of the Board of Directors of the Corporation.
Section 3.  Dividends.
     (a) The Holders of shares of STAR Preferred shall be entitled to receive, when and as declared by the Board of Directors of the Corporation out of funds legally available therefor, cumulative cash dividends at the Applicable Rate per annum thereof, determined as set forth below, and no more, payable on the respective dates set forth below.
     (b) Dividends on shares of STAR Preferred, at the Applicable Rate per annum, shall accrue from the Date of Original Issue and shall be payable commencing on the 51st day after the Date of Original Issue and on each day thereafter which is the last day of successive 49-day periods after such 51st day after the Date of Original Issue, or if either (i) in the case of the Initial Dividend Payment Date, such 51st day after the Date of Original Issue or, in the case of any subsequent Dividend Payment Date, any such last day (in either case, the "normal day") is not a Business Day or (ii) the day next succeeding the normal day is not a Business Day, then on the first Business Day preceding the normal day that is next succeeded by a day that is also a Business Day, and if any particular Dividend Payment Date does not occur on the normal day because of the exceptions in clauses (i) or (ii), the next succeeding Dividend Payment Date shall be, subject to such exceptions, the 49th day following the normal day for the prior Dividend

                                      4-b

Period. Notwithstanding the foregoing, (A) in the event of a change in law altering the minimum holding period (currently found in Section 246(c) of the Internal Revenue Code of 1954, as amended) required for taxpayers to be entitled to the dividends received deduction on preferred stock held by non-affiliated corporations (currently found in Section 243(a) of such Code), the Board of Directors of the Corporation may, subject to clauses (i) and (ii) of this subparagraph (b), adjust the period of time between Dividend Payment Dates so as to adjust uniformly the number of days (such number of days without giving effect to such clauses (i) and (ii) being hereinafter referred to as "dividend period days") in Dividend Periods commencing after the date of such change in law to equal or exceed the then current minimum holding period, provided in such event that the number of dividend period days shall not exceed by more than nine days the length of such then current minimum holding period and shall be evenly divisible by seven, and the maximum number of dividend period days in no event shall exceed 98 days; (B) if, as a result of applying the procedures set forth in this subparagraph (b) for determining a Dividend Payment Date, the number of days in any Dividend Period would not equal or exceed the then current minimum holding period for a taxpayer to be entitled to the dividends received deduction on preferred stock held by a non-affiliated corporation referred to in clause
(A) of this subparagraph, the Board of Directors of the Corporation may fix the Dividend Payment Date for that Dividend Period on the first Business Day next preceding the originally designated normal day, even though the day next succeeding such Business Day is not a Business Day and (C) in the event of a default in the payment of a dividend on shares of STAR Preferred, dividends on shares of STAR Preferred shall thereafter become payable quarterly, commencing on the 90th day after the Dividend Payment Date on which such default occurred with respect to any Dividend Period ending during such 90-day period, and on each day thereafter that is the last day of successive 90-day periods with respect to any Dividend Period ending during each such 90-day period, in each case subject to clauses (i) and (ii) of this subparagraph (b), until such time as no dividend on STAR Preferred shall be in default, in which case, dividends shall next be payable on the last day of the Dividend Period which includes the first day on which no dividend was in default and thereafter dividends shall become payable on the 49th day after the last day of such Dividend Period and on each day thereafter which is the last day of successive 49-day periods after such date, subject to clause (i) and (ii) of this subparagraph (b) (each date on which payment of dividends is due being herein referred to as a "Dividend Payment Date" and the first Dividend Payment Date being herein referred to as the "Initial Dividend Payment Date"). Upon any change in the number of dividend period days as a result of a change in law as set forth in clause (A), or upon a change as set forth in clause (B) or (C), the Corporation shall give notice of such change to all Holders by first-class mail, postage prepaid. Each such dividend shall be paid to the Holders as their names appear on the books and records of the Corporation on the Business Day next preceding the Dividend Payment Date thereof; provided, however, that if such dividend shall be calculated based upon LIBOR, as set forth in Section 3(c)(i) of this ARTICLE ONE, such dividend shall be paid to the Holders as their names appear on the books and records of the Corporation on such date, not exceeding 15 days preceding the payment date

                                      5-b
thereof, as may be fixed by the Board of Directors of the Corporation. Dividends in arrears for any past Dividend Period may be declared and paid at any time, without reference to any regular Dividend Payment Date, to the Holders as their names appear on the books and records of the Corporation on such date, not exceeding 15 days preceding the payment date thereof, as may be fixed by the Board of Directors of the Corporation.
     (c)(i) The dividend rate on shares of STAR Preferred shall be 8% per annum during the period from and after the Date of Original Issue to the Initial Dividend Payment Date (the "Initial Dividend Period"). Commencing the day that is the Initial Dividend Payment Date, the dividend rate on shares of STAR Preferred for each Subsequent Dividend Period (as hereinafter defined) shall be equal to the rate per annum that results from implementation of the Auction Procedures described in ARTICLE TWO hereof; provided, however, that (A) if a LIBOR Event shall have occurred prior to the first day of such Subsequent Dividend Period, the dividend rate for such Subsequent Dividend Period shall be at a rate per annum equal to LIBOR plus 1/4 of 1% and (B) if there is no Trust Company on the day prior to the first day of a Dividend Period (unless a LIBOR Event has occurred), the dividend rate for such Dividend Period shall be at a rate per annum equal to 110% of the "AA" Composite Commercial Paper Rate, as determined by the Corporation, on the first day of such Dividend Period. The rate per annum at which dividends are payable on shares of STAR Preferred for any Dividend Period (as hereinafter defined) is herein referred to as the "Applicable Rate".
     Each dividend period following the Initial Dividend Period (herein referred to as a "Subsequent Dividend Period" and collectively as "Subsequent Dividend Period" and the Initial Dividend Period or any Subsequent Dividend Period being herein referred to as a "Dividend Period" and collectively as "Dividend Periods") shall commence on the day that is the last day of the preceding Dividend Period and shall end on the next succeeding Dividend Payment Date; provided, however, that if the provisions of clause (C) of Section 3(b) are applicable, each Dividend Period shall end on the date which would have been the next succeeding Dividend Payment Date if the provisions of such clause had not been applicable.
     (ii) The amount of dividends payable on each share of STAR Preferred for any Dividend Period shall be computed by multiplying the Applicable Rate for such Dividend Period by a fraction the numerator of which shall be the number of days in the Dividend Period (calculated by counting the first day thereof but excluding the last day thereof) such share was outstanding and the denominator of which shall be 360 and applying the rate obtained against $100,000 per share of STAR Preferred.
     (d)(i) Holders of shares of STAR Preferred shall not be entitled to any interest, or sum of money in lieu of interest, in respect of any dividend payment or payments on shares of STAR Preferred which may be in arrears.
     (ii) Except as otherwise provided in resolutions of the Board of Directors of the Corporation adopted on May 28, 1969 creating the

                                      6-b

Corporation's $3.00 Cumulative Convertible Preferred Stock, Series A (the "Series A Preferred Stock"), as such resolutions relate to the payment of dividends on the Series A Preferred Stock and except as hereinafter provided, no full dividends shall be declared or paid or set apart for payment on any series of Preferred Stock for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for payment thereof set apart for such payment on shares of STAR Preferred for the current and all past Dividend Periods. When dividends are not paid or set apart in full, as aforesaid, upon the shares of STAR Preferred and any other Preferred Stock ranking on a parity as to dividends with STAR Preferred, all dividends declared upon shares of STAR Preferred and any other Preferred Stock ranking on a parity as to dividends with STAR Preferred shall be declared pro rata so that the amount of dividends declared per share on STAR Preferred and such other Preferred Stock ranking on a parity as to dividends with STAR Preferred shall in all cases bear to each other the same ratio that accrued dividends per share on the shares of STAR Preferred and such other Preferred Stock ranking on a parity as to dividends with shares of STAR Preferred bear to each other.
     (iii) Except with respect to dividends on the Series A Preferred Stock and as otherwise provided in paragraph (d)(ii) above, so long as any shares of STAR Preferred are outstanding, no dividend (other than a dividend payable in Common Shares or payable in any other stock of the Corporation ranking junior to shares of STAR Preferred as to dividends and upon liquidation) shall be declared or paid or set aside for payment or other distribution declared or made upon Common Shares or upon any other stock of the Corporation ranking junior to or on a parity with shares of STAR Preferred as to dividends or upon liquidation, nor shall any such Common Shares or any other stock of the Corporation ranking junior to or on a parity with shares of STAR Preferred as to dividends or upon liquation be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Corporation (except by conversion into or exchange for stock of the Corporation ranking junior to shares of STAR Preferred as to dividends and upon liquidation) unless, in each case, the full cumulative dividends on all outstanding shares of STAR Preferred shall have been paid or contemporaneously are declared and paid for the current and all past Dividend Periods.
Section 4.  Redemption.
     (a)(i)(A) At the option of the Corporation, shares of STAR Preferred may be redeemed, as a whole at any time or from time to time in part, on any Dividend Payment Date at a redemption price equal to:
       (I) $103,000 per share if redeemed during the twelve months ending on the first anniversary of the Date of Original Issue;

                                      7-b

         (II) $102,000 per share if redeemed during the twelve months ending on the second anniversary of the Date of Original Issue;
        (III) $101,000 per share if redeemed during the twelve months ending on the third anniversary of the Date of Original Issue;
         (IV)  $100,000 per share thereafter;
     plus, in each case, accrued and unpaid dividends thereon to the date fixed for redemption.
     (B) If fewer than all the outstanding shares of STAR Preferred are to be redeemed pursuant to Section 4(a)(i)(A) of this ARTICLE ONE, the number of shares to be redeemed shall be determined by the Board of Directors of the Corporation, and such shares shall be redeemed pro rata from the Holders in proportion to the number of such shares held by such Holders (rounding to the nearest whole share to avoid redemption of fractional shares).
     (ii) At the option of the Corporation, shares of STAR Preferred may be redeemed, as a whole but not in part, on any Dividend Payment Date at a redemption price of $100,000 per share, plus accrued and unpaid dividends thereon to the date fixed for redemption, if the Applicable Rate fixed for the Dividend Period ending on such Dividend Payment Date shall equal or exceed the "AA" Composite Commercial Paper Rate on the date of determination of such Applicable Rate.
     (b) In the event the Corporation shall redeem shares of STAR Preferred, notice of such redemption shall be given by first class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the redemption date, to each Holder of record of the shares to be redeemed, at such Holder's address as the same appears on the stock record books of the Corporation. Each such notice shall state: (i) the redemption date; (ii) the number of shares of STAR Preferred to be redeemed and, if fewer than all the shares held by such Holder are to be redeemed, the number of such shares to be redeemed from such Holder;
(iii) the redemption price; (iv) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (v) that dividends on the shares to be redeemed will cease to accrue on such redemption date.
     (c) Notice having been mailed as aforesaid, and if the Corporation shall have deposited a sum sufficient to redeem the shares of STAR Preferred as to which notice of redemption has been given with the Trust Company, with irrevocable instructions and authority to pay the redemption price to the Holders thereof upon surrender of certificates therefor or, if no such deposit is made, then from and after the redemption date (unless default shall be made by the Corporation in providing money for the payment of the redemption price of the shares called for redemption), dividends on the shares of STAR Preferred so called for redemption shall cease to accrue, and said shares shall no longer be deemed to be outstanding, and all rights of

                                      8-b
the Holders thereof as shareholders of the Corporation (except the right to receive from the Corporation the redemption price) shall cease and terminate. Upon surrender in accordance with said notice of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors of the Corporation shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the redemption price aforesaid but without interest. In case fewer than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the Holder thereof.
     (d) Any shares of STAR Preferred which shall at any time have been redeemed or purchased by the Corporation shall, after such redemption or purchase, be cancelled in the manner provided by the laws of the State of Indiana.
     (e) Notwithstanding the foregoing provisions of this Section 4, unless the full cumulative dividends on all outstanding shares of STAR Preferred shall have been paid or contemporaneously are declared and paid for all past Dividend Periods, (i) no shares of STAR Preferred shall be redeemed unless all outstanding shares of STAR Preferred are simultaneously redeemed, and (ii) the Corporation shall not purchase or otherwise acquire any shares of STAR Preferred except pursuant to a purchase or exchange offer made on the same terms to Holders of all outstanding shares of STAR Preferred.
Section 5.  Conversion or Exchange.
     The Holders of shares of STAR Preferred shall not have any rights to convert such shares into or exchange such shares for shares of any other class or classes or of any other series of any class or classes of capital stock of the Corporation.
Section 6.  Voting.
     The shares of STAR Preferred shall have such voting rights as are provided in Section 5 Article V of the Corporation's Articles of Incorporation.
Section 7.  Liquidation Rights.
     (a) In the event of the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the Holders of shares of STAR Preferred then outstanding shall be entitled to receive, after payment or provision for payment of all creditors of the Corporation, but before any distribution or payment shall be made in respect of the Common Stock or any other stock of the Corporation ranking junior to shares of STAR Preferred as to assets on liquidation, dissolution or winding up, an amount equal to $100,000 per share, plus an amount equal to all unpaid dividends thereon accrued on a daily basis to and including the date fixed for such distribution or payment, but the Holders shall be entitled to no further participation in any distribution or payment in connection with any such

                                      9-b
liquidation, dissolution or winding-up. If, upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the net assets of the Corporation distributable among the holders of all outstanding shares of STAR Preferred and of any other series of Preferred Stock or any other stock of the Corporation ranking on a parity with STAR Preferred as to assets on liquidation shall be insufficient to permit the payment in full to such holders of the preferential amounts to which they are entitled, then the entire net assets of the Corporation remaining after the distributions to holders of any stock of the Corporation ranking senior to STAR Preferred to which they may be entitled shall be distributable among the holders of shares of STAR Preferred and of any other series of Preferred Stock or of any other stock of the Corporation ranking on a parity with STAR Preferred as to assets on liquidation ratably in proportion to the full amounts to which they would otherwise respectively be entitled.
     (b) Neither the consolidation or merger of the Corporation with or into any other corporation or corporations, nor the sale or transfer by the Corporation of all or any part of its assets, shall be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this
Section 7. All shares of STAR Preferred and the Corporation's outstanding Series A Preferred Stock will rank on a parity as to assets upon liquidation.
ARTICLE TWO.  AUCTION PROCEDURES
Section 1.  Definitions.
     Capitalized terms not defined in this Section 1 shall have the respective meanings specified in Section 2 of ARTICLE ONE. As used in this ARTICLE TWO, the following terms shall have the following meanings, unless the context otherwise requires:
     (a) "Affiliate" shall mean any Person known to the Trust Company to be controlled by, in control of or under common control with the Corporation.
     (b) "Agent Member" shall mean the member of the Securities Depository that will act on behalf of a Bidder and is identified as such in such Bidder's Purchaser's Letter.
     (c) "Auction" shall mean the periodic operation of the procedures set forth in this ARTICLE TWO.
     (d) "Auction Date" shall mean the Business Day next preceding a Dividend Payment Date.
     (e) "Available STAR Preferred" shall have the meaning specified in Section 4(a) of this ARTICLE TWO.
     (f)  "Bid" and "Bids" shall have the respective meanings specified in
Section 2(a) of this ARTICLE TWO.

                                     10-b

     (g)  "Bidder" and "Bidders" shall have the respective meanings specified in
Section 2(a) of this ARTICLE TWO.
     (h) "Broker-Dealer" shall mean any broker-dealer, or other entity permitted by law to perform the functions required of a Broker-Dealer in this ARTICLE TWO, that has been selected by the Corporation and has entered into a Broker-Dealer Agreement with the Trust Company that remains effective.
     (i) "Broker-Dealer Agreement" shall mean an agreement between the Trust Company and a Broker-Dealer pursuant to which such Broker-Dealer agrees to follow the procedures specified in this ARTICLE TWO.
     (j) "Existing Holder," when used with respect to shares of STAR Preferred, shall mean a Person who has signed a Purchaser's Letter and is listed as the beneficial owner of shares of STAR Preferred in the records of the Trust Company.
     (k) "Hold Order" and "Hold Orders" shall have the respective meanings specified in subparagraph 2(a) of this ARTICLE TWO.
     (l)  "Maximum Rate", on any Auction Date, shall mean the product of (i)
1.10 and (ii) the "AA" Composite Commercial Paper Rate.
     (m)  "Minimum Rate", on any Auction Date, shall mean the product of (i)
.58 and (ii) the "AA" Composite Commercial Paper Rate.
     (n)  "Order" and "Orders" shall have the respective meanings specified in
Section 2(a) of this ARTICLE TWO.
     (o) "Outstanding" shall mean, as of any date, shares of STAR Preferred theretofore issued by the Corporation except, without duplication, (i) any shares of STAR Preferred theretofore cancelled or delivered to the Trust Company for cancellation or redeemed by the Corporation or as to which a notice of redemption shall have been given by the Corporation, (ii) any shares of STAR Preferred as to which the Corporation or any Affiliate thereof (other than a broker-dealer Affiliate) shall be an Existing Holder and (iii) any shares of STAR Preferred represented by any certificate in lieu of which a new certificate has been executed and delivered by the Corporation.
     (p) "Person" shall mean and include an individual, a partnership, a corporation, a trust, an unincorporated association, a joint venture or other entity or a government or any agency or political subdivision thereof.
     (q) "Potential Holder" shall mean any Person, including any Existing Holder, (i) who shall have executed a Purchaser's Letter and (ii) who may be interested in acquiring shares of STAR Preferred (or, in the case of an Existing Holder, additional shares of STAR Preferred).
     (r) "Purchaser's Letter" shall mean a letter addressed to the Corporation, the Trust Company and a Broker-Dealer in which a Person agrees,

                                     11-b
among other things, to offer to purchase, purchase, offer to sell and/or sell shares of STAR Preferred as set forth in this ARTICLE TWO.
    (s) ""Securities Depository'' shall mean The Depository Trust Company and its successors and assigns or any other securities depository selected by the Corporation which agrees to follow the procedures required to be followed by such securities depository in connection with shares of STAR Preferred.
    (t) ""Sell Order'' and ""Sell Orders'' shall have the respective meanings specified in Section 2(a) of this ARTICLE TWO.
    (u) ""Submission Deadline'' shall mean 12:30 P.M., New York City time, on any Auction Date or such other time on any Auction Date by which Broker-Dealers are required to submit Orders to the Trust Company as specified by the Trust Company from time to time.
    (v) ""Submitted Bid'' and ""Submitted Bids'' shall have the respective meanings specified in Section 4(a) of this ARTICLE TWO.
    (w) ""Submitted Hold Order'' and ""Submitted Hold Orders'' shall have the respective meanings specified in Section 4(a) of this ARTICLE TWO.
    (x) ""Submitted Order'' and ""Submitted Orders'' shall have the respective meanings specified in Section 4(a) of this ARTICLE TWO.
    (y) ""Submitted Sell Order'' and ""Submitted Sell Orders'' shall have the respective meanings specified in Section 4(a) of this ARTICLE TWO.
    (z) ""Sufficient Clearing Bids'' shall have the meaning specified in Section 4(a) of this ARTICLE TWO.
    (aa) ""Winning Bid Rate'' shall have the meaning specified in Section 4(a) of this ARTICLE TWO.
Section 2. Orders by Existing Holders and Potential Holders.
    (a) On or prior to each Auction Date and prior to the Submission Deadline:
         (i) each Existing Holder may submit to a Broker-Dealer by telephone information as to:
            (A) the number of Outstanding shares, if any, of STAR Preferred held by such Existing Holder which such Existing Holder desires to continue to hold without regard to the Applicable Rate for the next succeeding Dividend Period;
            (B) the number of Outstanding shares, if any, of STAR Preferred that such Existing Holder desires to continue to hold if the Applicable Rate for the next succeeding Dividend Period shall

                                     12-b
    not be less than the rate per annum specified by such Existing Holder;
    and/or

      (C) the number of Outstanding shares, if any, of STAR Preferred held by such Existing Holder which such Existing Holder offers to sell without regard to the Applicable Rate for the next succeeding Dividend Period;

  and

    (ii) each Broker-Dealer, using a list of Potential Holders that shall be maintained by such Broker-Dealer in good faith for the purpose of conducting a competitive Auction, shall contact Potential Holders on such list to determine the number of shares, if any, of STAR Preferred which each such Potential Holder offers to purchase if the Applicable Rate for the next succeeding Dividend Period shall be not less than the rate per annum specified by such Potential Holder.

  For the purposes hereof, the communication to a Broker-Dealer of information referred to in clause (i)(A), (i)(B), (i)(C) or (ii) of this Section 2(a) is hereinafter referred to as an "Order" and collectively as "Orders" and each Existing Holder and each Potential Holder placing an Order is hereinafter referred to as a "Bidder" and collectively as "Bidders"; an Order containing the information referred to in clause (i)(A) of this Section 2(a) is hereinafter referred to as a "Hold Order" and collectively as "Hold Orders"; an Order containing the information referred to in clause (i)(B) or (ii) of this Section 2(a) is hereinafter referred to as a "Bid" and collectively as "Bids"; and an Order containing the information referred to in clause (i)(C) of this Section 2(a) is hereinafter referred to as a "Sell Order" and collectively as "Sell Orders"

  (b)(i) A Bid by an Existing Holder shall constitute an irrevocable offer to sell:

      (A) the number of Outstanding shares of STAR Preferred specified in such Bid if the Applicable Rate determined on such Auction Date shall be less than such specified rate; or

      (B) such number or a lesser number to be determined as set forth in clause (iv) of Section 5(a) of this ARTICLE TWO if the Applicable Rate determined on such Auction Date shall be equal to such specified rate: or

      (C) a lesser number to be determined as set forth in clause (iii) of
    Section 5(b) of this ARTICLE TWO if such specified rate shall be higher than the Maximum Rate and Sufficient Clearing Bids do not exist.

    (ii) A Sell Order by an Existing Holder shall constitute an irrevocable offer to sell:
                                     13-b

           (A) the number of shares specified in such Sell Order; or

           (B) such number or a lesser number as set forth in clause (iii) of
       Section 5(b) of this ARTICLE TWO if Sufficient Clearing Bids do not exist.

       (iii) A bid by a Potential Holder shall constitute an irrevocable offer to purchase:

           (A) the number of shares of STAR Preferred specified in such Bid if the Applicable Rate determined on such Auction Date shall be higher than such specified rate; or

           (B) such number or a lesser number as set forth in clause (v) of
         Section 5(a) of this ARTICLE TWO if the Applicable Rate determined on such Auction Date shall be equal to such specified rate.

Section 3. Submission of Orders by Broker-Dealers to Trust Company.
           -------------------------------------------------------

  (a) Each Broker-Dealer shall submit in writing to the Trust Company prior to the Submission Deadline on each Auction Date all Orders obtained by such Broker-Dealer and specifying with respect to each Order:

     (i) the name of the Bidder placing such Order;

     (ii) the aggregate number of shares of STAR Preferred that are the subject of such Order:

     (iii) to the extent that such Bidder is an Existing Holder:

              (A) the number of shares, if any, of STAR Preferred subject to any Hold Order placed by such Existing Holder;

              (B) the number of shares, if any, of STAR Preferred subject to any Bid placed by such Existing Holder and the rate specified in such Bid; and

              (C) the number of shares, if any, of STAR Preferred subject to any Sell Order placed by such Existing Holder;

  and

     (iv) to the extent that such Bidder is a Potential Holder, the rate specified in such Potential Holder's Bid.

  (b) If any rate specified in any Bid contains more than three figures to the right of the decimal point, the Trust Company shall round such rate up to the next highest one thousandth (.OOl) of 1%.

                                     14-b

  (c) If an Order or Orders covering all of the Outstanding shares of STAR Preferred held by any Existing Holder is not submitted to the Trust Company prior to the Submission Deadline, the Trust Company shall deem a Hold Order to have been submitted on behalf of such Existing Holder covering the number of Outstanding shares of STAR Preferred held by such Existing Holder and not subject to Orders submitted to the Trust Company.

  (d) If one or more Orders covering in the aggregate more than the number of Outstanding shares of STAR Preferred held by any Existing Holder are submitted to the Trust Company, such Orders shall be considered valid as follows and in the following order of priority:

     (i) any Hold Order submitted on behalf of such Existing Holder shall be considered valid up to and including the number of Outstanding shares of STAR Preferred held by such Existing Holder; provided that if more than one Hold Order is submitted on behalf of such Existing Holder and the number of shares of STAR Preferred subject to such Hold Orders exceeds the number of Outstanding shares of STAR Preferred held by such Existing Holder, the number of shares of STAR Preferred subject to such Hold Orders shall be reduced pro rata so that such Hold Orders shall cover the number of Outstanding shares of STAR Preferred held by such Existing Holder;

     (ii)(A) any Bid shall be considered valid up to and including the excess of the number of Outstanding shares of STAR Preferred held by such Existing Holder over the number of shares of STAR Preferred subject to Hold Orders referred to in clause (i) of this Section 3(d), (B) subject to subclause (A), if more than one Bid with the same rate is submitted on behalf of such Existing Holder and the number of Outstanding shares of STAR Preferred subject to such Bids is greater than such excess, the number of shares of STAR Preferred subject to such Bids shall be reduced pro rata so that such Bids shall cover the number of shares of STAR Preferred equal to such excess, and (C) subject to subclause (A), if more than one Bid with different rates is submitted on behalf of such Existing Holder, such Bids shall be considered valid in the ascending order of their respective rates; and in any such event, the number, if any, of such Outstanding shares subject to Bids not valid under this clause (ii) shall be treated as the subject of a Bid by a Potential Holder; and

     (iii) any Sell Order shall be considered valid up to and including the excess of the number of Outstanding shares of STAR Preferred held by such Existing Holder over the sum of the shares of STAR Preferred subject to Hold Orders referred to in clause (i) of this Section 3(d) and Bids referred to in clause (ii) of this Section 3(d); provided that if more than one Sell Order is submitted on behalf of any Existing Holder and the number of shares of STAR Preferred subject to such Sell Orders is greater than such excess, the number of Outstanding shares of STAR Preferred subject to such Sell Orders shall be reduced pro rata so that such Sell Orders shall cover the number of Outstanding shares of STAR Preferred equal to such excess.

                                     15-b

  (e) If more than one Bid is submitted on behalf of any Potential Holder, each Bid submitted shall be a separate Bid with the rate and number of shares of STAR Preferred therein specified.

  (f) If any rate specified in any Bid is lower than the Minimum Rate for the Dividend Period with respect to which such Bid relates, such Bid shall be deemed to be a Bid specifying a rate equal to such Minimum Rate.


Section 4. Determination of Sufficient Clearing Bids, Winning Bid Rate and
           ---------------------------------------------------------------
Applicable Rate.
- ---------------

  (a) Not earlier than the Submission Deadline on each Auction Date, the Trust Company shall assemble all Orders submitted or deemed submitted to it by the Broker-Dealers (each such Order as submitted or deemed submitted by a Broker-Dealer being hereinafter referred to individually as a "Submitted Hold Order," a "Submitted Bid" or a "Submitted Sell Order", as the case may be, or as a "Submitted Order" and collectively as "Submitted Hold Orders," "Submitted Bids" or "Submitted Sell Orders," as the case may be, or as "Submitted Orders") and shall determine:

     (i) the excess of the total number of Outstanding shares of STAR Preferred over the number of Outstanding shares of STAR Preferred that are the subject of Submitted Hold Orders (such excess being hereinafter referred to as the "Available STAR Preferred");

     (ii) from the Submitted Orders whether:

              (A) the number of Outstanding shares of STAR Preferred that are the subject of Submitted Bids by Potential Holders specifying one or more rates equal to or lower than the Maximum Rate;

exceeds or is equal to the sum of:

              (B)(I) the number of Outstanding shares of STAR Preferred that are the subject of Submitted Bids by Existing Holders specifying one or more rates higher than the Maximum Rate; and

              (II) the number of Outstanding shares of STAR Preferred that are subject to Submitted Sell Orders

(in the event of such excess or such equality (other than because the number of shares of STAR Preferred in clauses (A) and (B) are each zero because all of the Outstanding shares of STAR Preferred are the subject of Submitted Hold Orders), such Submitted Bids in clause (A) being hereinafter referred to collectively as "Sufficient Clearing Bids"); and

 (iii) if Sufficient Clearing Bids exist, the lowest rate specified in the Submitted Bids (the "Winning Bid Rate") which if:

                                     16-b

        (A)(I) each Submitted Bid from Existing Holders specifying such lowest rate and (II) all other Submitted Bids from Existing Holders specifying lower rates were accepted, thus entitling such Existing Holders to continue to hold the shares of STAR Preferred that are the subject of such Submitted Bids, and

        (B)(I) each Submitted Bid from Potential Holders specifying such lowest rate and (II) all other Submitted Bids from Potential Holders specifying lower rates were accepted,

  would result in such Existing Holders continuing to hold an aggregate number of Outstanding shares of STAR Preferred which, when added to the number of Outstanding shares of STAR Preferred to be purchased by such Potential Holders, would equal not less than the Available STAR Preferred.

  (b) Promptly after the Trust Company has made the determinations pursuant to
Section 4(a) of this ARTICLE TWO, the Trust Company shall advise the Company of the Maximum Rate and the Minimum Rate and, based on such determinations, the Applicable Rate for the next succeeding Dividend Period as follows:

      (i) if Sufficient Clearing Bids exist, that the Applicable Rate for the next succeeding Dividend Period shall be equal to the Winning Bid Rate;

      (ii) if Sufficient Clearing Bids do not exist (other than because all of the Outstanding shares of STAR Preferred are the subject of Submitted Hold Orders), that the Applicable Rate for the next Succeeding Dividend Period shall be equal to the Maximum Rate; or

      (iii) if all of the Outstanding shares of STAR Preferred are the subject of Submitted Hold Orders, that the Applicable Rate for the next succeeding Dividend Period shall be equal to the Minimum Rate.


Section 5. Acceptance and Rejection of Submitted Bids and Submitted Sell Orders
           --------------------------------------------------------------------
and Allocation of Shares.
- ------------------------

  Based on the determinations made pursuant to Section 4(a) of this ARTICLE TWO, the Submitted Bids and Submitted Sell Orders shall be accepted or rejected and the Trust Company shall take such other action as set forth below:

  (a) If Sufficient Clearing Bids have been made, subject to the provisions of Sections 5(c) and 5(d) of this ARTICLE TWO, Submitted Bids and Submitted Sell Orders shall be accepted or rejected as follows in the following order of priority and all other Submitted Bids shall be rejected:

         (i) the Submitted Sell Orders of Existing Holders shall be accepted and the Submitted Bid of each of the Existing Holders

                                     17-b
specifying any rate that is higher than the Winning Bid Rate shall be rejected, thus requiring each such Existing Holder to sell the shares of STAR Preferred that are the subject of such Submitted Bid;

   (ii) the Submitted Bid of each of the Existing Holders specifying any rate that is lower than the Winning Bid Rate shall be accepted, thus entitling each such Existing Holder to continue to hold the shares of STAR Preferred that are the subject of such Submitted Bid;

  (iii) the Submitted Bid of each of the Potential Holders specifying any rate that is lower than the Winning Bid Rate shall be accepted;

   (iv) the Submitted Bid of each of the Existing Holders specifying a rate that is equal to the Winning Bid Rate shall be accepted, thus entitling each such Existing Holder to continue to hold the shares of STAR Preferred that are the subject of such Submitted Bid, unless the number of Outstanding shares of STAR Preferred subject to all such Submitted Bids shall be greater than the number of shares of STAR Preferred ("remaining shares") equal to the excess of the Available STAR Preferred over the number of shares of STAR Preferred subject to Submitted Bids described in clauses (ii) and (iii) of this Section 5(a), in which event each such Existing Holder shall be required to sell shares of Star Preferred, but only in an amount equal to the difference between (A) the number of Outstanding shares of STAR Preferred then held by such Existing Holder subject to such Submitted Bid and (B) the number of shares of STAR Preferred obtained by multiplying the number of remaining shares by a fraction the numerator of which shall be the number of Outstanding shares of STAR Preferred held by such Existing Holder subject to such Submitted Bid and the denominator of which shall be the sum of the number of Outstanding shares of STAR Preferred subject to such Submitted Bids made by all such Existing Holders that specified a rate equal to the Winning Bid Rate; and

   (v) the Submitted Bid of each of the Potential Holders specifying a rate that is equal to the Winning Bid Rate shall be accepted but only in an amount equal to the number of shares of STAR Preferred obtained by multiplying the difference between the Available STAR Preferred and the number of shares of STAR Preferred subject to Submitted Bids described in clauses (ii), (iii) and (iv) of this Section 5(a) by a fraction the numerator of which shall be the number of Outstanding shares of STAR Preferred subject to such Submitted Bid and the denominator of which shall be the sum of the number of Outstanding shares of STAR Preferred subject to such Submitted Bids made by all such Potential Holders that specified rates equal to the Winning Bid Rate.

                                     18-b

  (b) If Sufficient Clearing Bids have not been made (other than because all of the Outstanding shares of STAR Preferred are subject to Submitted Hold Orders), subject to the provisions of Sections 5(c) and 5(d) of this ARTICLE TWO, Submitted Orders shall be accepted or rejected as follows in the following order of priority and all other Submitted Bids shall be rejected:

          (i) the Submitted Bid of each Existing Holder specifying any rate that is equal to or lower than the Maximum Rate shall be accepted, thus entitling such Existing Holder to continue to hold the shares of STAR Preferred that are the subject of such Submitted Bid;

         (ii) the Submitted Bid of each Potential Holder specifying any rate that is equal to or lower than the Maximum Rate shall be accepted; and

        (iii) the Submitted B1ds of each Existing Holder specifying any rate that is higher than the Maximum Rate shall be rejected, thus requiring each such Existing Holder to sell the shares of STAR Preferred that are the subject of such Submitted Bid, and the Submitted Sell Orders of each Existing Holder shall be accepted, in both cases only in an amount equal to the difference between (A) the number of Outstanding shares of STAR Preferred then held by such Existing Holder subject to such Submitted Bid or Submitted Sell Order and (B) the number of shares of STAR Preferred obtained by multiplying the difference between the Available STAR Preferred and the aggregate number of shares of STAR Preferred subject to Submitted Bids described in clauses (i) and (ii) of this Section 5(b) by a fraction the numerator of which shall be the number of Outstanding shares of STAR Preferred held by such Existing Holder subject to such Submitted Bid or Submitted Sell Order and the denominator of which shall be the number of Outstanding shares of STAR Preferred subject to all such Submitted Bids and Submitted Sell Orders.

  (c) If as a result of the procedures described in Sections 5(a) or 5(b) of this ARTICLE TWO, any Existing Holder would be entitled or required to sell, or any Potential Holder would be entitled or required to purchase, a fraction of a share of STAR Preferred on any Auction Date, the Trust Company shall, in such manner as, in its sole discretion, it shall determine, round up or down the number of shares of STAR Preferred to be purchased or sold by any Existing Holder or Potential Holder on such Auction Date so that the number of shares purchased or sold by each Existing Holder or Potential Holder on such Auction Date shall be whole shares of STAR Preferred.

  (d) If as a result of the procedures described in Section 5(a) of this ARTICLE TWO, any Potential Holder would be entitled or required to purchase less than a whole share of STAR Preferred on any Auction Date, the Trust Company shall, in such manner as, in its sole discretion, it shall determine, allocate shares for purchase among Potential Holders so that only

                                     19-b
whole shares of STAR Preferred are purchased on such Auction Date by any Potential Holder, even if such allocation results in one or more of such Potential Holders not purchasing shares of STAR Preferred on such Auction Date.

  (e) Based on the results of each Auction, the Trust Company shall determine the aggregate number of shares of STAR Preferred to be purchased and the aggregate number of shares of STAR Preferred to be sold by Potential Holders and Existing Holders on whose behalf each Broker-Dealer submitted Bids or Sell Orders, and, with respect to each Broker-Dealer, to the extent that such aggregate number of shares to be purchased and such aggregate number of shares to be sold differ, determine to which other Broker-Dealer or Broker-Dealers acting for one or more purchasers such Broker-Dealer shall deliver, or from which other Broker-Dealer or Broker-Dealers acting for one or more sellers such Broker-Dealer shall receive, as the case may be, shares of STAR Preferred.

Section 6. Participation in Auctions.
           -------------------------

  Neither the Company nor any Affiliate of the Company may submit a Bid in any Auction.

Section 7. Miscellaneous.
           -------------

  The Board of Directors of the Corporation may interpret or adjust the provisions of this ARTICLE TWO to resolve any inconsistency or ambiguity, remedy any formal defect or make any other change or modification which does not adversely affect the rights of Existing Holders of STAR Preferred. During the Initial Dividend Period and so long as the Applicable Rate is based on the results of an Auction, (a) shares of STAR Preferred may be sold, transferred or otherwise disposed of only pursuant to a Bid or Sell Order in accordance with the procedures described in this ARTICLE TWO or to or through a Broker-Dealer or to a Person that has delivered a signed copy of a Purchaser's Letter to the Trust Company, provided that in the case of all transfers other than pursuant to Auctions the transferor, its Broker-Dealer or its Agent Member advises the Trust Company of such transfer, and (b) except as otherwise provided by law or if there is no Securities Depository, all Outstanding shares of STAR Preferred shall be represented by a certificate or certificates registered in the name of the nominee of the Securities Depository, and no Person acquiring shares of STAR Preferred shall be entitled to receive a certificate representing such shares.

  As long as the Applicable Rate is not based on LIBOR, the Corporation shall be obligated to exercise its best efforts to maintain a Trust Company pursuant to an agreement containing terms no less favorable to the Corporation than the terms of the agreement first entered into by the Corporation pursuant to the resolutions adopted by the Board of Directors of the Corporation on October 16, 1984.


                                     20-b

Section 8. Headings of Subdivisions.
           ------------------------

  The headings of the various subdivisions of this ARTICLE TWO are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

                                     21-b

                                                                 [Series C]

              CERTIFICATE OF RESOLUTION BY THE BOARD OF DIRECTORS
                DETERMINING AND STATING THE DESIGNATION AND THE
                 RELATIVE RIGHTS, PREFERENCES, QUALIFICATIONS,
            LIMITATIONS AND RESTRICTIONS (OTHER THAN VOTING RIGHTS)
                  OF A SERIES OF A CLASS OF PREFERRED SHARES
                                      OF
                       LINCOLN NATIONAL CORPORATION


         RESOLVED: Pursuant to the authority expressly granted to and vested in the Board of Directors of the Corporation by the provisions of the Articles of Incorporation of the Corporation, this Board of Directors hereby creates and authorizes the issue of a series of the Preferred Stock of the Corporation, to consist of five hundred (500) shares of Preferred Stock of the Corporation, and this Board of Directors hereby fixes the designation and the relative rights, preferences, qualifications, limitations and restrictions (other than voting rights) of the shares of such series as follows:

ARTICLE ONE. SHORT TERM AUCTION RATE CUMULATIVE PREFERRED STOCK, SERIES C

Section 1. Designation.
           -----------

    (a) The designation of such series of Preferred Stock shall be "Short Term Auction Rate Cumulative Preferred Stock, Series C" (hereinafter referred to as "Series C STAR Preferred").

    (b) The number of authorized shares constituting Series C STAR Preferred is
500. Shares of Series C STAR Preferred shall be issued with a liquidation value of $100,000 per share plus accrued dividends and shall be without par value.

Section 2. Definitions.
           -----------

    As used herein, the following terms shall have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and vice versa), unless the context otherwise requires:

                                      1-c

     (a) "AA Composite Commercial Paper Rate", on any date, shall mean (i) the interest equivalent of the 60-day rate on commercial paper placed on behalf of issuers whose corporate bonds are rated "AA" by Standard & Poor's Corporation or its successor, or the equivalent of such rating by another rating agency, as made available on a discount basis or otherwise by the Federal Reserve Bank of New York for the immediately preceding Business Day prior to such date, or (ii) in the event that the Federal Reserve Bank of New York does not make available such a rate, then the arithmetic average of the interest equivalent of the 60-day rate on commercial paper placed on behalf of such issuers, as quoted on a discount basis or otherwise by the Commercial Paper Dealers to the Trust Company or the Corporation, as the case may be, for the close of business of the immediately preceding Business Day prior to such date. If any Commercial Paper Dealer does not quote a rate required to determine the "AA" Composite
Commercial Paper Rate, the "AA" Composite Commercial Paper Rate shall be determined on the basis of the quotation or quotations furnished by the remaining Commercial Paper Dealer or Commercial Paper Dealers and any Substitute Commercial Paper Dealer or Substitute Commercial Paper Dealers selected by the Corporation to provide such rate or rates not being supplied by any Commercial Paper Dealer or Commercial Paper Dealers, as the case may be, or, if the Corporation does not select any such Substitute Commercial Paper Dealer or Substitute Commercial Paper Dealers, by the remaining Commercial Paper Dealer or Commercial Paper Dealers. If the Board of Directors of the Corporation shall make the adjustment referred to in clause (A) of the second sentence of Section 3(b) of this ARTICLE ONE with the result that (i) the dividend period days (as defined in such subparagraph (b)) shall be less than 70 days, such rate shall be the interest equivalent of the 60-day rate on such commercial paper, (ii) the dividend period days shall be 70 or more days but fewer than 85 days, such rate shall be the arithmetic average of the interest equivalent of the 60-day and 90-day rates on such commercial paper, and (iii) the dividend period days shall be 85 or more days but 98 or less days, such rate shall be the interest equivalent of the 90-day rate on such commercial paper. For purposes of this definition, the "interest equivalent" of a rate stated on a discount basis (a "discount rate") for commercial paper of a given days' maturity shall be equal to the quotient of (A) the discount rate divided by (B) the difference between
(x) 1.00 and (y) a fraction the numerator of which shall be the product of the discount rate times the number of days in which such commercial paper matures and the denominator of which shall be 360.

     (b) "Applicable Rate" shall have the meaning specified in Section 3(c)(i) of this ARTICLE ONE.

     (c) "Business Day" shall mean a day on which the New York Stock Exchange is open for trading and which is not a day on which banks in The City of New York, New York are authorized by law to close.

     (d) "Commercial Paper Dealers" shall mean Salomon Brothers Inc, The First Boston Corporation, and Merrill Lynch, Pierce, Fenner & Smith

                                      2-c

Incorporated, or, in lieu of any thereof, their respective affiliates or successors.

     (e) "Common Shares" shall mean all shares now or hereafter authorized of the class of common shares of the Corporation presently authorized and any other shares into which such shares may hereafter be changed from time to time.

     (f) "Date of Original Issue" means the date on which the Corporation initially issues shares of Series C STAR Preferred.

     (g) "Dividend Payment Date" shall have the meaning specified in Section 3(b) of this ARTICLE ONE.

     (h) "Dividend Period" and "Dividend Periods" shall have the respective meanings specified in Section 3(c)(i) of this ARTICLE ONE.

     (i) "Holder" shall mean the holder of shares of Series C STAR Preferred as the same appears on the stock transfer books of the Corporation.

     (j) "Initial Dividend Payment Date" shall have the meaning specified in
Section 3(b) of this ARTICLE ONE.

     (k) "Initial Dividend Period" shall have the meaning specified in Section 3(c)(i) of this ARTICLE ONE.

     (l) "LIBOR" shall mean for any Dividend Period the average (rounded to the nearest 1/16 of 1%) of the respective rates per annum quoted by each of the Reference Banks at which United States dollar deposits for a two-month period in the amount of U.S. $10,000,000 are offered by such Reference Bank in the London interbank market at approximately 11:00 A.M. (London time) on the first day of such Dividend Period. If any Reference Bank does not quote a rate required to determine LIBOR, LIBOR shall be determined on the basis of the quotation or quotations furnished by the remaining Reference Bank or Reference Banks and any Substitute Reference Bank or Substitute Reference Banks selected by the Corporation to provide such quotation or quotations not being supplied by any Reference Bank or Reference Banks, as the case may be, or, if the Corporation does not select any such Substitute Reference Bank or Substitute Reference Banks, by the remaining Reference Bank or Reference Banks. If the Board of Directors of the Corporation shall make the adjustment referred to in clause (A) of the second sentence of Section 3(b) of this ARTICLE ONE with the result that
(i) the dividend period days (as defined in such subparagraph) shall be less than 70 days, LIBOR shall be based on the rates per annum quoted for United States dollar deposits for a two-month period, (ii) the dividend period days shall be 70 or more days but less than 85 days, LIBOR shall be the arithmetic average of the rates per annum quoted for United States dollar deposits for two- and three-month periods, or (iii) the dividend period days shall be 85

                                      3-c
or more days but 98 or less days, such rate shall be based on the rates per annum quoted for United States dollar deposits for a three-month period.

    (m) "LIBOR Event" shall mean the failure by the Corporation timely to pay to the Trust Company, not later than 12 Noon, New York City time, (i) on the Business Day next preceding any Dividend Payment Date the full amount of any dividend (whether or not earned or declared) to be paid on such Dividend Payment Date on any share of Series C STAR Preferred or (ii) on the Business Day next preceding any redemption date the redemption price to be paid on such redemption date of any share of Series C STAR Preferred after notice of redemption is given pursuant to Section 4(b) of this ARTICLE ONE.

    (n) "Reference Banks" shall mean the principal London offices of Bank of America National Trust and Savings Association, Barclays Bank PLC, Citibank, N.A., Lloyds Bank PLC, Midland Bank PLC and National Westminster Bank PLC, or their respective successors.

    (o) "Subsequent Dividend Period" and "Subsequent Dividend Periods" shall have the respective meanings specified in Section 3(c)(i) of this ARTICLE ONE.

    (p) "Substitute Commercial Paper Dealer" shall mean Goldman, Sachs & Co. or Lehman Commercial Paper Incorporated, or, in lieu of any thereof, their respective affiliates or successors.

    (q) "Substitute Reference Bank" shall mean the principal London offices of The Chase Manhattan Bank (National Association), Deutsche Bank
Aktiengesellschaft, Morgan Guaranty Trust Company of New York or Swiss Bank Corporation, or their respective successors.

    (r) "Trust Company" shall mean a bank or trust company appointed as such by a resolution of the Board of Directors of the Corporation.

Section 3.  Dividends.
            ---------

    (a) The Holders of shares of Series C STAR Preferred shall be entitled to receive, when and as declared by the Board of Directors of the Corporation out of funds legally available therefor, cumulative cash dividends at the Applicable Rate per annum thereof, determined as set forth below, and no more, payable on the respective dates set forth below.

    (b) Dividends on shares of Series C STAR Preferred, at the Applicable Rate per annum, shall accrue from the Date of Original Issue and shall be payable commencing on the 51st day after the Date of Original Issue and on each day thereafter which is the last day of successive 49-day periods after such 51st day after the Date of Original Issue, or if either (i) in the case of the Initial Dividend Payment Date, such 51st day after the Date of Original Issue or, in the case of any subsequent Dividend Payment Date, any such last day (in either case, the "normal day") is not a Business Day or

                                      4-c

(ii) the day next succeeding the normal day is not a Business Day, then on the first Business Day preceding the normal day that is next succeeded by a day that is also a Business Day, and if any particular Dividend Payment Date does not occur on the normal day because of the exceptions in clauses (i) or (ii), the next succeeding Dividend Payment Date shall be, subject to such exceptions, the 49th day following the normal day for the prior Dividend Period. Notwithstanding the foregoing, (A) in the event of a change in law altering the minimum holding period (currently found in Section 246(c) of the Internal Revenue Code of 1954, as amended) required for taxpayers to be entitled to the dividends received deduction on preferred stock held by non-affiliated corporations (currently found in Section 243(a) of such Code), the Board of Directors of the Corporation may, subject to clauses (i) and (ii) of this subparagraph (b), adjust the period of time between Dividend Payment Dates so as to adjust uniformly the number of days (such number of days without giving effect to such clauses (i) and (ii) being hereinafter referred to as "dividend period days") in Dividend Periods commencing after the date of such change in law to equal or exceed the then current minimum holding period, provided in such event that the number of dividend period days shall not exceed by more than nine days the length of such then current minimum holding period and shall be evenly divisible by seven, and the maximum number of dividend period days in no event shall exceed 98 days; (B) if, as a result of applying the procedures set forth in this subparagraph (b) for determining a Dividend Payment Date, the number of days in any Dividend Period would not equal or exceed the then current minimum holding period for a taxpayer to be entitled to the dividends received deduction on preferred stock held by a non-affiliated corporation referred to in clause (A) of this subparagraph, the Board of Directors of the Corporation may fix the Dividend Payment Date for that Dividend Period on the first Business Day next preceding the originally designated normal day, even though the day next succeeding such Business Day is not a Business Day and (C) in the event of a default in the payment of a dividend on shares of Series C STAR Preferred, dividends on shares of Series C STAR Preferred shall thereafter become payable quarterly, commencing on the 90th day after the Dividend Payment Date on which such default occurred with respect to any Dividend Period ending during such 90-day period, and on each day thereafter that is the last day of successive 90-day periods with respect to any Dividend Period ending during each such 90-day period, in each case subject to clauses (i) and (ii) of this subparagraph (b), until such time as no dividend on Series C STAR Preferred shall be in default, in which case, dividends shall next be payable on the last day of the Dividend Period which includes the first day on which no dividend was in default and thereafter dividends shall become payable on the 49th day after the last day of such Dividend Period and on each day thereafter which is the last day of successive 49-day periods after such date, subject to clauses (i) and (ii) of this subparagraph (b) (each date on which payment of dividends is due being herein referred to as a "Dividend Payment Date" and the first Dividend Payment Date being herein referred to as the "Initial Dividend Payment Date"). Upon any change in the number of dividend period days as a result of a change in law as set forth in clause (A), or upon a change as set forth in clause (B) or (C), the Corporation shall give notice of such change to all Holders by first class mail, postage prepaid. Each such dividend shall

                                      5-c
be paid to the Holders as their names appear on the books and records of the Corporation on the Business Day next preceding the Dividend Payment Date thereof; provided, however, that if such dividend shall be calculated based upon LIBOR, as set forth in Section 3(c)(i) of this ARTICLE ONE, such dividend shall be paid to the Holders as their names appear on the books and records of the Corporation on such date, not exceeding 15 days preceding the payment date thereof, as may be fixed by the Board of Directors of the Corporation. Dividends in arrears for any past Dividend Period may be declared and paid at any time, without reference to any regular Dividend Payment Date, to the Holders as their names appear on the books and records of the Corporation on such date, not exceeding 15 days preceding the payment date thereof, as may be fixed by the Board of Directors of the Corporation.

    (c)(i) The dividend rate on shares of Series C STAR Preferred shall be 6.25% per annum during the period from and after the Date of Original Issue to the Initial Dividend Payment Date (the "Initial Dividend Period"). Commencing the day that is the Initial Dividend Payment Date, the dividend rate on shares of Series C STAR Preferred for each Subsequent Dividend Period (as hereinafter defined) shall be equal to the rate per annum that results from implementation of the Auction Procedures described in ARTICLE TWO hereof; provided, however, that (A) if a LIBOR Event shall have occurred prior to the first day of such Subsequent Dividend Period, the dividend rate for such Subsequent Dividend Period shall be at a rate per annum equal to LIBOR plus 1/4 of 1% and (B) if there is no Trust Company on the day prior to the first day of a Dividend Period (unless a LIBOR Event has occurred), the dividend rate for such Dividend Period shall be at a rate per annum equal to 110% of the "AA" Composite Commercial Paper Rate, as determined by the Corporation, on the first day of such Dividend Period. The rate per annum at which dividends are payable on shares of Series C STAR Preferred for any Dividend Period (as hereinafter defined) is herein referred to as the "Applicable Rate".

    Each dividend period following the Initial Dividend Period (herein referred to as a "Subsequent Dividend Period" and collectively as "Subsequent Dividend Periods" and the Initial Dividend Period or any Subsequent Dividend Period being herein referred to as a "Dividend Period" and collectively as "Dividend Periods") shall commence on the day that is the last day of the preceding Dividend Period and shall end on the next succeeding Dividend Payment Date; provided, however, that if the provisions of clause (C) of Section 3(b) are applicable, each Dividend Period shall end on the date which would have been the next succeeding Dividend Payment Date if the provisions of such clause had not been applicable.

    (ii) The amount of dividends payable on each share of Series C STAR Preferred for any Dividend Period shall be computed by multiplying the Applicable Rate for such Dividend Period by a fraction the numerator of which shall be the number of days in the Dividend Period (calculated by counting the first day thereof but excluding the last day thereof) such share was outstanding and the denominator of which shall be 360 and applying the rate obtained against $100,000 per share of Series C STAR Preferred.

                                      6-c

    (d)(i) Holders of shares of Series C STAR Preferred shall not be entitled to any interest, or sum of money in lieu of interest, in respect of any dividend payment or payments on shares of Series C STAR Preferred which may be in arrears.

    (ii) Except as otherwise provided in resolutions of the Board of Directors of the Corporation adopted on May 28, 1969 creating the Corporation's $3.00 Cumulative Convertible Preferred Stock, Series A (the "Series A Preferred Stock"), as such resolutions relate to the payment of dividends on the Series A Preferred Stock and except as hereinafter provided, no full dividends shall be declared or paid or set apart for payment on any series of Preferred Stock for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for payment thereof set apart for such payment on shares of Series C STAR Preferred for the current and all past Dividend Periods. When dividends are not paid or set apart in full, as aforesaid, upon the shares of Series C STAR Preferred and any other Preferred Stock ranking on a parity as to dividends with Series C STAR Preferred, all dividends declared upon shares of Series C STAR Preferred and any other Preferred Stock ranking on a parity as to dividends with Series C STAR Preferred shall be declared pro rata so that the amount of dividends declared per share on Series C STAR Preferred and such other Preferred Stock ranking on a parity as to dividends with Series C STAR Preferred shall in all cases bear to each other the same ratio that accrued dividends per share on the shares of Series C STAR Preferred and such other Preferred Stock ranking on a parity as to dividends with shares of Series C STAR Preferred bear to each other.

    (iii) Except with respect to dividends on the Series A Preferred Stock and as otherwise provided in paragraph (d)(ii) above, so long as any shares of Series C STAR Preferred are outstanding, no dividend (other than a dividend payable in Common Shares or payable in any other stock of the Corporation ranking junior to shares of Series C STAR Preferred as to dividends and upon liquidation) shall be declared or paid or set aside for payment or other distribution declared or made upon Common Shares or upon any other stock of the Corporation ranking junior to or on a parity with shares of Series C STAR Preferred as to dividends or upon liquidation, nor shall any such Common Shares or any other stock of the Corporation ranking junior to or on a parity with shares of Series C STAR Preferred as to dividends or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Corporation (except by conversion into or exchange for stock of the Corporation ranking junior to shares of Series C STAR Preferred as to dividends and upon liquidation) unless, in each case, the full cumulative dividends on all outstanding shares of Series C STAR Preferred shall have been paid or contemporaneously are declared and paid for the current and all past Dividend Periods.

                                      7-c

Section 4.  Redemption.
            ----------

    (a)(i)(A) At the option of the Corporation, shares of Series C STAR Preferred may be redeemed, as a whole at any time or from time to time in part, on any Dividend Payment Date at a redemption price equal to:


        (I) $103,000 per share if redeemed during the twelve months ending on the first anniversary of the Date of Original Issue;

       (II) $102,000 per share if redeemed during the twelve months ending on the second anniversary of the Date of Original Issue;

      (III) $101,000 per share if redeemed during the twelve months ending on the third anniversary of the Date of Original Issue;

       (IV)  $100,000 per share thereafter;

  plus, in each case, accrued and unpaid dividends thereon to the date fixed for redemption.

  (B) If fewer than all the outstanding shares of Series C STAR Preferred are to be redeemed pursuant to Section 4(a)(i)(A) of this ARTICLE ONE, the number of shares to be redeemed shall be determined by the Board of Directors of the Corporation, and such shares shall be redeemed pro rata from the Holders in proportion to the number of such shares held by such Holders (rounding to the nearest whole share to avoid redemption of fractional shares).

  (ii) At the option of the Corporation, shares of Series C STAR Preferred may be redeemed, as a whole but not in part, on any Dividend Payment Date at a redemption price of $100,000 per share, plus accrued and unpaid dividends thereon to the date fixed for redemption, if the Applicable Rate fixed for the Dividend Period ending on such Dividend Payment Date shall equal or exceed the "AA" Composite Commercial Paper Rate on the date of determination of such Applicable Rate.

  (b) In the event the Corporation shall redeem shares of Series C STAR Preferred, notice of such redemption shall be given by first class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the redemption date, to each Holder of record of the shares to be redeemed, at such Holder's address as the same appears on the stock record books of the Corporation. Each such notice shall state: (i) the redemption date; (ii) the number of shares of Series C STAR Preferred to be redeemed and, if fewer than all the shares held by such Holder are to be redeemed, the number of such shares to be redeemed from such Holder; (iii) the redemption price; (iv) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (v) that dividends on the shares to be redeemed will cease to accrue on such redemption date.

                                      8-c

  (c) Notice having been mailed as aforesaid, and if the Corporation shall have deposited a sum sufficient to redeem the shares of Series C STAR Preferred as to which notice of redemption has been given with the Trust Company, with irrevocable instructions and authority to pay the redemption price to the Holders thereof upon surrender of certificates therefor or, if no such deposit is made, then from and after the redemption date (unless default shall be made by the Corporation in providing money for the payment of the redemption price of the shares called for redemption), dividends on the shares of Series C STAR Preferred so called for redemption shall cease to accrue, and said shares shall no longer be deemed to be outstanding, and all rights of the Holders thereof as shareholders of the Corporation (except the right to receive from the Corporation the redemption price) shall cease and terminate. Upon surrender in accordance with said notice of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors of the Corporation shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the redemption price aforesaid but without interest. In case fewer than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the Holder thereof.

  (d) Any shares of Series C STAR Preferred which shall at any time have been redeemed or purchased by the Corporation shall, after such redemption or purchase, be cancelled in the manner provided by the laws of the State of Indiana.

  (e) Notwithstanding the foregoing provisions of this Section 4, unless the full cumulative dividends on all outstanding shares of Series C STAR Preferred shall have been paid or contemporaneously are declared and paid for all past Dividend Periods, (i) no shares of Series C STAR Preferred shall be redeemed unless all outstanding shares of Series C STAR Preferred are simultaneously redeemed, and (ii) the Corporation shall not purchase or otherwise acquire any shares of Series C STAR Preferred except pursuant to a purchase or exchange offer made on the same terms to Holders of all outstanding shares of Series C STAR Preferred.

Section 5.  Conversion or Exchange.
            ----------------------

  The Holders of shares of Series C STAR Preferred shall not have any rights to convert such shares into or exchange such shares for shares of any other class or classes or of any other series of any class or classes of capital stock of the Corporation.

Section 6.  Voting.
            ------

  The shares of Series C STAR Preferred shall have such voting rights as are provided in Section 5 Article V of the Corporation's Articles of Incorporation.

                                      9-c

Section 7.  Liquidation Rights.
            ------------------
    (a) In the event of the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the Holders of shares of Series C STAR Preferred then outstanding shall be entitled to receive, after payment or provision for payment of all creditors of the Corporation, but before any distribution or payment shall be made in respect of the Common Stock or any other stock of the Corporation ranking junior to shares of Series C STAR Preferred as to assets on liquidation, dissolution or winding up, an amount equal to $100,000 per share, plus an amount equal to all unpaid dividends thereon accrued on a daily basis to and including the date fixed for such distribution or payment, but the Holders shall be entitled to no further participation in any distribution or payment in connection with any such liquidation, dissolution or winding up. If, upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the net assets of the Corporation distributable among the Holders of all outstanding shares of Series C STAR Preferred and of any other series of Preferred Stock or any other stock of the Corporation ranking on a parity with Series C STAR Preferred as to assets on liquidation shall be insufficient to permit the payment in full to such Holders of the preferential amounts to which they are entitled, then the entire net assets of the Corporation remaining after the distribution to Holders of any stock of the Corporation ranking senior to Series C STAR Preferred to which they may be entitled shall be distributable among the holders of shares of Series C STAR Preferred and of any other series of Preferred Stock or of any other stock of the Corporation ranking on a parity with Series C STAR Preferred as to assets on liquidation ratably in proportion to the full amounts to which they would otherwise respectively be entitled.

    (b) Neither the consolidation or merger of the Corporation with or into any other corporation or corporations, nor the sale or transfer by the Corporation of all or any part of its assets, shall be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this Section 7.
All shares of Series C STAR Preferred, the Corporation's outstanding Series A Preferred Stock, the Corporation's outstanding Short Term Auction Rate Cumulative Preferred Stock, Series B and the Corporation's authorized Short Term Auction Rate Cumulative Preferred Stock, Series D will rank on a parity as to assets upon liquidation.

ARTICLE TWO.  AUCTION PROCEDURES

Section 1.  Definitions.
            -----------
    Capitalized terms not defined in this Section 1 shall have the respective meanings specified in Section 2 of ARTICLE ONE. As used in this ARTICLE TWO, the following terms shall have the following meanings, unless the context otherwise requires:

    (a) "Affiliate" shall mean any Person known to the Trust Company to be controlled by, in control of or under common control with the Corporation.

                                     10-c

    (b) "Agent Member" shall mean the member of the Securities Depository that will act on behalf of a Bidder and is identified as such in such Bidder's Purchaser's Letter.

    (c) "Auction" shall mean the periodic operation of the procedures set forth in this ARTICLE TWO.

    (d) "Auction Date" shall mean the Business Day next preceding a Dividend Payment Date.

    (e) "Available STAR Preferred" shall have the meaning specified in Section 4(a) of this ARTICLE TWO.

    (f) "Bid" and "Bids" shall have the respective meanings specified in Section 2(a) of this ARTICLE TWO.

    (g) "Bidder" and "Bidders" shall have the respective meanings specified in
Section 2(a) of this ARTICLE TWO.

    (h) "Broker-Dealer" shall mean any broker-dealer, or other entity permitted by law to perform the functions required of a Broker-Dealer in this ARTICLE TWO, that has been selected by the Corporation and has entered into a Broker-Dealer Agreement with the Trust Company that remains effective.

    (i) "Broker-Dealer Agreement" shall mean an agreement between the Trust Company and a Broker-Dealer pursuant to which such Broker-Dealer agrees to follow the procedures specified in this ARTICLE TWO.

    (j) "Existing Holder," when used with respect to shares of Series C STAR Preferred, shall mean a Person who has signed a Purchaser's Letter and is listed as the beneficial owner of shares of Series C STAR Preferred in the records of the Trust Company.

    (k) "Hold Order" and "Hold Orders" shall have the respective meanings specified in subparagraph 2(a) of this ARTICLE TWO.

    (l) "Maximum Rate", on any Auction Date, shall mean the product of (i) 1.10 and (ii) the "AA" Composite Commercial Paper Rate.

    (m) "Minimum Rate", on any Auction Date, shall mean the product of (i) .58 and (ii) the "AA" Composite Commercial Paper Rate.

    (n) "Order" and "Orders" shall have the respective meanings specified in
Section 2(a) of this ARTICLE TWO.

    (o) "Outstanding" shall mean, as of any date, shares of Series C STAR Preferred theretofore issued by the Corporation except, without duplication, (i) any shares of Series C STAR Preferred theretofore cancelled or delivered to the Trust Company for cancellation or redeemed by the Corporation or as to which a notice of redemption shall have been given by the Corporation, (ii) any shares of Series C STAR Preferred as to which the Corporation or

                                     11-c
any Affiliate thereof (other than a broker-dealer Affiliate) shall be an Existing Holder and (iii) any shares of Series C STAR Preferred represented by any certificate in lieu of which a new certificate has been executed and delivered by the Corporation.

  (p) "Person" shall mean and include an individual, a partnership, a corporation, a trust, an unincorporated association, a joint venture or other entity or a government or any agency or political subdivision thereof.

  (q) "Potential Holder" shall mean any Person, including any Existing Holder,
(i) who shall have executed a Purchaser's Letter and (ii) who may be interested in acquiring shares of Series C STAR Preferred (or, in the case of an Existing Holder, additional shares of Series C STAR Preferred).

  (r) "Purchaser's Letter" shall mean a letter addressed to the Corporation, the Trust Company and a Broker-Dealer in which a Person agrees, among other things, to offer to purchase, purchase, offer to sell and/or sell shares of Series C STAR Preferred as set forth in this ARTICLE TWO.

  (s) "Securities Depository" shall mean The Depository Trust Company and its successors and assigns or any other securities depository selected by the Corporation which agrees to follow the procedures required to be followed by such securities depository in connection with shares of Series C STAR Preferred.

  (t) "Sell Order" and "Sell Orders" shall have the respective meanings specified in Section 2(a) of this ARTICLE TWO.

  (u) "Submission Deadline" shall mean 12:30 P.M., New York City time, on any Auction Date or such other time on any Auction Date by which Broker-Dealers are required to submit Orders to the Trust Company as specified by the Trust Company from time to time.

  (v) "Submitted Bid" and "Submitted Bids" shall have the respective meanings specified in Section 4(a) of this ARTICLE TWO.

  (w) "Submitted Hold Order" and "Submitted Hold Orders" shall have the respective meanings specified in Section 4(a) of this ARTICLE TWO.

  (x) "Submitted Order" and "Submitted Orders" shall have the respective meanings specified in Section 4(a) of this ARTICLE TWO.

  (y) "Submitted Sell Order" and "Submitted Sell Orders" shall have the respective meanings specified in Section 4(a) of this ARTICLE TWO.

  (z) "Sufficient Clearing Bids" shall have the meaning specified in Section 4(a) of this ARTICLE TWO.

  (aa) "Winning Bid Rate" shall have the meaning specified in Section 4(a) of this ARTICLE TWO.

                                     12-c

Section 2. Orders by Existing Holders and Potential Holders.
           ------------------------------------------------

    (a) On or prior to each Auction Date and prior to the Submission Deadline:

        (i) each Existing Holder may submit to a Broker-Dealer by telephone information as to:

            (A) the number of Outstanding shares, if any, of Series C STAR Preferred held by such Existing Holder which such Existing Holder desires to continue to hold without regard to the Applicable Rate for the next succeeding Dividend Period;

            (B) the number of Outstanding shares, if any, of Series C STAR Preferred that such Existing Holder desires to continue to hold if the Applicable Rate for the next succeeding Dividend Period shall not be less than the rate per annum specified by such Existing Holder; and/or

            (C) the number of Outstanding shares, if any, of Series C STAR Preferred held by such Existing Holder which such Existing Holder offers to sell without regard to the Applicable Rate for the next succeeding Dividend Period;

    and

        (ii) each Broker-Dealer, using a list of Potential Holders that shall be maintained by such Broker-Dealer in good faith for the purpose of conducting a competitive Auction, shall contact Potential Holders on such list to determine the number of shares, if any, of Series C STAR Preferred which each such Potential Holder offers to purchase if the Applicable Rate for the next succeeding Dividend Period shall be not less than the rate per annum specified by such Potential Holder.

    For the purposes hereof, the communication to a Broker-Dealer of information referred to in clause (i)(A), (i)(B), (i)(C) or (ii) of this Section 2(a) is hereinafter referred to as an "Order" and collectively as "Orders" and each Existing Holder and each Potential Holder placing an Order is hereinafter referred to as a "Bidder" and collectively as "Bidders"; an Order containing the information referred to in clause (i)(A) of this Section 2(a) is hereinafter referred to as a "Hold Order" and collectively as "Hold Orders"; an Order containing the information referred to in clause (i)(B) or (ii) of this Section 2(a) is hereinafter referred to as a "Bid" and collectively as "Bids"; and an Order containing the information referred to in clause (i)(C) of this Section 2(a) is hereinafter referred to as a "Sell Order" and collectively as "Sell Orders."

    (b)(i) A Bid by an Existing Holder shall constitute an irrevocable offer to sell:

                                     13-c

               (A) the number of Outstanding shares of Series C STAR
           Preferred specified in such Bid if the Applicable Rate determined on such Auction Date shall be less than such specified rate; or

               (B) such number or a lesser number to be determined as set forth in clause (iv) of Section 5(a) of this ARTICLE TWO if the Applicable Rate determined on such Auction Date shall be equal to such specified rate; or

               (C) a lesser number to be determined as set forth in clause
           (iii) of Section 5(b) of this ARTICLE TWO if such specified rate shall be higher than the Maximum Rate and Sufficient Clearing Bids do not exist.

           (ii) A Sell Order by an Existing Holder shall constitute an irrevocable offer to sell:

               (A) the number of shares specified in such Sell Order; or

               (B) such number or a lesser number as set forth in clause (iii) of Section 5(b) of this ARTICLE TWO if Sufficient Clearing Bids do not exist.

           (iii) A bid by a Potential Holder shall constitute an irrevocable offer to purchase:

               (A) the number of shares of Series C STAR Preferred specified in such Bid if the Applicable Rate determined on such Auction Date shall be higher than such specified rate; or

               (B) such number or a lesser number as set forth in clause (v) of
           Section 5(a) of this ARTICLE TWO if the Applicable Rate determined on such Auction Date shall be equal to such specified rate.

Section 3. Submission of Orders by Broker-Dealers to Trust Company.
           -------------------------------------------------------

  (a) Each Broker-Dealer shall submit in writing to the Trust Company prior to the Submission Deadline on each Auction Date all Orders obtained by such Broker-Dealer and specifying with respect to each Order:

      (i) the name of the Bidder placing such Order;

      (ii) the aggregate number of shares of Series C STAR Preferred that are the subject of such Order;

      (iii) to the extent that such Bidder is an Existing Holder:

                 (A) the number of shares, if any, of Series C STAR Preferred subject to any Hold Order placed by such Existing Holder;

                                     14-c

                 (B) the number of shares, if any, of Series C STAR Preferred subject to any Bid placed by such Existing Holder and the rate specified in such Bid; and

                 (C) the number of shares, if any, of Series C STAR Preferred subject to any Sell Order placed by such Existing Holder;
  and

      (iv) to the extent that such Bidder is a Potential Holder, the rate specified in such Potential Holder's Bid.

  (b) If any rate specified in any Bid contains more than three figures to the right of the decimal point, the Trust Company shall round such rate up to the next highest one thousandth (.001) of 1%.

  (c) If an Order or Orders covering all of the Outstanding shares of Series C STAR Preferred held by any Existing Holder is not submitted to the Trust Company prior to the Submission Deadline, the Trust Company shall deem a Hold Order to have been submitted on behalf of such Existing Holder covering the number of Outstanding shares of Series C STAR Preferred held by such Existing Holder and not subject to Orders submitted to the Trust Company.

  (d) If one or more Orders covering in the aggregate more than the number of Outstanding shares of Series C STAR Preferred held by any Existing Holder are submitted to the Trust Company, such Orders shall be considered valid as follows and in the following order of priority:

      (i) any Hold Order submitted on behalf of such Existing Holder shall be considered valid up to and including the number of Outstanding shares of Series C STAR Preferred held by such Existing Holder; provided that if more than one Hold Order is submitted on behalf of such Existing Holder and the number of shares of Series C STAR Preferred subject to such Hold Orders exceeds the number of Outstanding shares of Series C STAR Preferred held by such Existing Holder, the number of shares of Series C STAR Preferred subject to such Hold Orders shall be reduced pro rata so that such Hold Orders shall cover the number of Outstanding shares of Series C STAR Preferred held by such Existing Holder;

      (ii)(A) any Bid shall be considered valid up to and including the excess of the number of Outstanding shares of Series C STAR Preferred held by such Existing Holder over the number of shares of Series C STAR Preferred subject to Hold Orders referred to in clause (i) of this Section 3(d), (B) subject to subclause (A), if more than one Bid with the same rate is submitted on behalf of such Existing Holder and the number of Outstanding shares of Series C STAR Preferred subject to such Bids is greater than such excess, the number of shares of Series C STAR Preferred subject to such Bids shall be reduced pro rata so that such Bids shall cover the number of shares of Series C STAR Preferred equal

                                     15-c
   to such excess, and (C) subject to subclause (A), if more than one Bid with different rates is submitted on behalf of such Existing Holder, such Bids shall be considered valid in the ascending order of their respective rates; and in any such event, the number, if any, of such Outstanding shares subject to Bids not valid under this clause (ii) shall be treated as the subject of a Bid by a Potential Holder; and

   (iii) any Sell Order shall be considered valid up to and including the excess of the number of Outstanding shares of Series C STAR Preferred held by such Existing Holder over the sum of the shares of Series C STAR Preferred subject to Hold Orders referred to in clause (i) of this Section 3(d) and Bids referred to in clause (ii) of this Section 3(d); provided that if more than one Sell Order is submitted on behalf of any Existing Holder and the number of shares of Series C STAR Preferred subject to such Sell Orders is greater than such excess, the number of Outstanding shares of Series C STAR Preferred subject to such Sell Orders shall be reduced pro rata so that such Sell Orders shall cover the number of Outstanding shares of Series C STAR Preferred equal to such excess.

   (e) If more than one Bid is submitted on behalf of any Potential Holder, each Bid submitted shall be a separate Bid with the rate and number of shares of Series C STAR Preferred therein specified.

   (f) If any rate specified in any Bid is lower than the Minimum Rate for the Dividend Period with respect to which such Bid relates, such Bid shall be deemed to be a Bid specifying a rate equal to such Minimum Rate.


Section 4. Determination of Sufficient Clearing Bids, Winning Bid Rate and
           ---------------------------------------------------------------
Applicable Rate.
- ---------------

   (a) Not earlier than the Submission Deadline on each Auction Date, the Trust Company shall assemble all Orders submitted or deemed submitted to it by the Broker-Dealers (each such Order as submitted or deemed submitted by a Broker-Dealer being hereinafter referred to individually as a "Submitted Hold Order," a "Submitted Bid" or a "Submitted Sell Order", as the case may be, or as a "Submitted Order" and collectively as "Submitted Hold Orders," "Submitted Bids" or "Submitted Sell Orders," as the case may be, or as "Submitted Orders") and shall determine:

       (i) the excess of the total number of Outstanding shares of Series C STAR Preferred over the number of Outstanding shares of Series C STAR Preferred that are the subject of Submitted Hold Orders (such excess being hereinafter referred to as the "Available STAR Preferred");

       (ii) from the Submitted Orders whether:

                (A) the number of Outstanding shares of Series C STAR Preferred that are the subject of Submitted Bids by Potential Holders specifying one or more rates equal to or lower than the Maximum Rate;

                                     16-c
        exceeds or is equal to the sum of:

               (B)(I) the number of Outstanding shares of Series C STAR Preferred that are the subject of Submitted Bids by Existing Holders specifying one or more rates higher than the Maximum Rate; and

               (II) the number of Outstanding shares of Series C STAR Preferred that are subject to Submitted Sell Orders

  (in the event of such excess or such equality (other than because the number of shares of Series C STAR Preferred in clauses (A) and (B) are each zero because all of the Outstanding shares of Series C STAR Preferred are the subject of Submitted Hold Orders), such Submitted Bids in clause (A) being hereinafter referred to collectively as "Sufficient Clearing Bids"); and

    (iii) if Sufficient Clearing Bids exist, the lowest rate specified in the Submitted Bids (the "Winning Bid Rate") which if:

               (A)(I) each Submitted Bid from Existing Holders specifying such lowest rate and (II) all other Submitted Bids from Existing Holders specifying lower rates were accepted, thus entitling such Existing Holders to continue to hold the shares of Series C STAR Preferred that are the subject of such Submitted Bids, and

               (B)(I) each Submitted Bid from Potential Holders specifying such lowest rate and (II) all other Submitted Bids from Potential Holders specifying lower rates were accepted,

   would result in such Existing Holders continuing to hold an aggregate number of Outstanding shares of Series C STAR Preferred which, when added to the number of Outstanding shares of Series C STAR Preferred to be purchased by such Potential Holders, would equal not less than the Available STAR Preferred.

   (b) Promptly after the Trust Company has made the determinations pursuant to
Section 4(a) of this ARTICLE TWO, the Trust Company shall advise the Company of the Maximum Rate and the Minimum Rate and, based on such determinations, the Applicable Rate for the next succeeding Dividend Period as follows:

       (i) if Sufficient Clearing Bids exist, that the Applicable Rate for the next succeeding Dividend Period shall be equal to the Winning Bid Rate;

       (ii) if Sufficient Clearing Bids do not exist (other than because all of the Outstanding shares of Series C STAR Preferred are the subject of Submitted Hold Orders), that the Applicable Rate for the next Succeeding Dividend Period shall be equal to the Maximum Rate; or

                                     17-c

    (iii) if all of the Outstanding shares of Series C STAR Preferred are the subject of Submitted Hold Orders, that the Applicable Rate for the next succeeding Dividend Period shall be equal to the Minimum Rate.

Section 5. Acceptance and Rejection of Submitted Bids and Submitted Sell
           ---------------------------------------------------------------
Orders and Allocation of Shares.
- --------------------------------

  Based on the determinations made pursuant to Section 4(a) of this ARTICLE TWO, the Submitted Bids and Submitted Sel1 Orders shall be accepted or rejected and the Trust Company shall take such other action as set forth below:

  (a) If Sufficient Clearing Bids have been made, subject to the provisions of Sections 5(c) and 5(d) of this ARTICLE TWO, Submitted Bids and Submitted Sell Orders shall be accepted or rejected as follows in the following order of priority and all other Submitted Bids shall be rejected:

          (i) the Submitted Sell Orders of Existing Holders shall be accepted and the Submitted Bid of each of the Existing Holders specifying any rate that is higher than the Winning Bid Rate shall be rejected, thus requiring each such Existing Holder to sell the shares of Series C STAR Preferred that are the subject of such Submitted Bid;

         (ii) the Submitted Bid of each of the Existing Holders specifying any rate that is lower than the Winning Bid Rate shall be accepted, thus entitling each such Existing Holder to continue to hold the shares of Series C STAR Preferred that are the subject of such Submitted Bid;

        (iii) the Submitted Bid of each of the Potential Holders specifying any rate that is lower than the Winning Bid Rate shall be accepted;

         (iv) the Submitted Bid of each of the Existing Holders specifying a rate that is equal to the Winning Bid Rate shall be accepted, thus entitling each such Existing Holder to continue to hold the shares of Series C STAR Preferred that are the subject of such Submitted Bid, unless the number of Outstanding shares of Series C STAR Preferred subject to all such Submitted Bids shall be greater than the number of shares of Series C STAR Preferred ("remaining shares") equal to the excess of the Available STAR Preferred over the number of shares of Series C STAR Preferred subject to Submitted Bids described in clauses (ii) and (iii) of this
      Section 5(a), in which event each such Existing Holder shall be required to sell shares of Series C STAR Preferred, but only in an amount equal to the difference between (A) the number of Outstanding shares of Series C STAR Preferred then held by such Existing Holder subject to such Submitted Bid and (B) the number of shares of Series C STAR Preferred obtained by multiplying the number of remaining shares by a fraction the numerator of which
                                     18-c
      shall be the number of Outstanding shares of Series C STAR Preferred held by such Existing Holder subject to such Submitted Bid and the denominator of which shall be the sum of the number of Outstanding shares of Series C STAR Preferred subject to such Submitted Bids made by all such Existing Holders that specified a rate equal to the Winning Bid Rate; and

        (v) the Submitted Bid of each of the Potential Holders specifying a rate that is equal to the Winning Bid Rate shall be accepted but only in an amount equal to the number of shares of Series C STAR Preferred obtained by multiplying the difference between the Available STAR Preferred and the number of shares of Series C STAR Preferred subject to Submitted Bids described in clauses (ii), (iii) and (iv) of this Section 5(a) by a fraction the numerator of which shall be the number of Outstanding shares of Series C STAR Preferred subject to such Submitted Bid and the denominator of which shall be the sum of the number of Outstanding shares of Series C STAR Preferred subject to such Submitted Bids made by all such Potential Holders that specified rates equal to the Winning Bid Rate.

  (b) If Sufficient Clearing Bids have not been made (other than because all of the Outstanding shares of Series C STAR Preferred are subject to Submitted Hold Orders), subject to the provisions of Sections 5(c) and 5(d) of this ARTICLE TWO, Submitted Orders shall be accepted or rejected as follows in the following order of priority and all other Submitted Bids shall be rejected:

          (i) the Submitted Bid of each Existing Holder specifying any rate that is equal to or lower than the Maximum Rate shall be accepted, thus entitling such Existing Holder to continue to hold the shares of Series C STAR Preferred that are the subject of such Submitted Bid;

         (ii) the Submitted Bid of each Potential Holder specifying any rate that is equal to or lower than the Maximum Rate shall be accepted; and

        (iii) the Submitted Bids of each Existing Holder specifying any rate that is higher than the Maximum Rate shall be rejected, thus requiring each such Existing Holder to sell the shares of Series C STAR Preferred that are the subject of such Submitted Bid, and the Submitted Sell Orders of each Existing Holder shall be accepted, in both cases only in an amount equal to the difference between (A) the number of Outstanding shares of Series C STAR Preferred then held by such Existing Holder subject to such Submitted Bid or Submitted Sell Order and (B) the number of shares of Series C STAR Preferred obtained by multiplying the difference between the Available STAR Preferred and the aggregate number of shares of Series C STAR Preferred subject to Submitted Bids described in clauses (i) and (ii) of this Section 5(b) by a fraction the

                                     19-c
      numerator of which shall be the number of Outstanding shares of Series C STAR Preferred held by such Existing Holder subject to such Submitted Bid or Submitted Sell Order and the denominator of which shall be the number of Outstanding shares of Series C STAR Preferred subject to all such Submitted Bids and Submitted Sell Orders.

  (c) If as a result of the procedures described in Sections 5(a) or 5(b) of this ARTICLE TWO, any Existing Holder would be entitled or required to sell, or any Potential Holder would be entitled or required to purchase, a fraction of a share of Series C STAR Preferred on any Auction Date, the Trust Company shall, in such manner as, in its sole discretion, it shall determine, round up or down the number of shares of Series C STAR Preferred to be purchased or sold by any Existing Holder or Potential Holder on such Auction Date so that the number of shares purchased or sold by each Existing Holder or Potential Holder on such Auction Date shall be whole shares of Series C STAR Preferred.

  (d) If as a result of the procedures described in Section 5(a) of this ARTICLE TWO, any Potential Holder would be entitled or required to purchase less than a whole share of Series C STAR Preferred on any Auction Date, the Trust Company shall, in such manner as, in its sole discretion, it shall determine, allocate shares for purchase among Potential Holders so that only whole shares of Series C STAR Preferred are purchased on such Auction Date by any Potential Holder, even if such allocation results in one or more of such Potential Holders not purchasing shares of Series C STAR Preferred on such Auction Date.

  (e) Based on the results of each Auction, the Trust Company shall determine the aggregate number of shares of Series C STAR Preferred to be purchased and the aggregate number of shares of Series C STAR Preferred to be sold by Potential Holders and Existing Holders on whose behalf each Broker-Dealer submitted Bids or Sell Orders, and, with respect to each Broker-Dealer, to the extent that such aggregate number of shares to be purchased and such aggregate number of shares to be sold differ, determine to which other Broker-Dealer or Broker-Dealers acting for one or more purchasers such Broker-Dealer shall deliver, or from which other Broker-Dealer or Broker-Dealers acting for one or more sellers such Broker-Dealer shall receive, as the case may be, shares of Series C STAR Preferred.

Section 6. Participation in Auctions.
           -------------------------

  Neither the Company nor any Affiliate of the Company may submit a Bid in any Auction.

Section 7. Miscellaneous.
           -------------
  The Board of Directors of the Corporation may interpret or adjust the provisions of this ARTICLE TWO to resolve any inconsistency or ambiguity, remedy any formal defect or make any other change or modification which does

                                     20-c
not adversely affect the rights of Existing Holders of Series C STAR Preferred. During the Initial Dividend Period and so long as the Applicable Rate is based on the results of an Auction, (a) shares of Series C STAR Preferred may be sold, transferred or otherwise disposed of only pursuant to a Bid or Sell Order in accordance with the procedures described in this ARTICLE TWO or to or through a Broker-Dealer or to a Person that has delivered a signed copy of a Purchaser's Letter to the Trust Company, provided that in the case of all transfers other than pursuant to Auctions the transferor, its Broker-Dealer or its Agent Member advises the Trust Company of such transfer, and (b) except as otherwise provided by law or if there is no Securities Depository, all Outstanding shares of Series C STAR Preferred shall be represented by a certificate or certificates registered in the name of the nominee of the Securities Depository, and no Person acquiring shares of Series C STAR Preferred shall be entitled to receive a certificate representing such shares.

  As long as the Applicable Rate is not based on LIBOR, the Corporation shall be obligated to exercise its best efforts to maintain a Trust Company pursuant to an agreement containing terms no less favorable to the Corporation than the terms of the agreement first entered into by the Corporation pursuant to the resolutions adopted by the Board of Directors of the Corporation on March 14, 1985.

Section 8. Headings of Subdivisions.
           ------------------------

  The headings of the various subdivisions of this ARTICLE TWO are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

                                     21-c

                                                               [Series D]

             CERTIFICATE OF RESOLUTION BY THE BOARD OF DIRECTORS
                DETERMINING AND STATING THE DESIGNATION AND THE
                 RELATIVE RIGHTS, PREFERENCES, QUALIFICATIONS,
            LIMITATIONS AND RESTRICTIONS (OTHER THAN VOTING RIGHTS)
                  OF A SERIES OF A CLASS OF PREFERRED SHARES
                                      OF
                         LINCOLN NATIONAL CORPORATION


               RESOLVED: Pursuant to the authority expressly granted to and vested in the Board of Directors of the Corporation by the provisions of the Articles of Incorporation of the Corporation, this Board of Directors hereby creates and authorizes the issue of a series of the Preferred Stock of the Corporation, to consist of five hundred (500) shares of Preferred Stock of the Corporation, and this Board of Directors hereby fixes the designation and the relative rights, preferences, qualifications, limitations and restrictions (other than voting rights) of the shares of such series as follows:

ARTICLE ONE. SHORT TERM AUCTION RATE CUMULATIVE PREFERRED STOCK, SERIES D

Section 1. Designation.
           -----------
     (a) The designation of such series of Preferred Stock shall be "Short Term Auction Rate Cumulative Preferred Stock, Series D" (hereinafter referred to as "Series D STAR Preferred").

     (b) The number of authorized shares constituting Series D STAR Preferred is
500. Shares of Series D STAR Preferred shall be issued with a liquidation value of $100,000 per share plus accrued dividends and shall be without par value.

Section 2. Definitions.
           -----------
     As used herein, the following terms shall have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and vice versa), unless the context otherwise requires:

                                      1-d

  (a) "AA Composite Commercial Paper Rate", on any date, shall mean (i) the interest equivalent of the 60-day rate on commercial paper placed on behalf of issuers whose corporate bonds are rated "AA" by Standard & Poor's Corporation or its successor, or the equivalent of such rating by another rating agency, as made available on a discount basis or otherwise by the Federal Reserve Bank of New York for the immediately preceding Business Day prior to such date, or (ii) in the event that the Federal Reserve Bank of New York does not make available such a rate, then the arithmetic average of the interest equivalent of the 60-day rate on commercial paper placed on behalf of such issuers, as quoted on a discount basis or otherwise by the Commercial Paper Dealers to the Trust Company or the Corporation, as the case may be, for the close of business of the immediately preceding Business Day prior to such date. If any Commercial Paper Dealer does not quote a rate required to determine the "AA" Composite Commercial Paper Rate, the "AA" Composite Commercial Paper Rate shall be determined on the basis of the quotation or quotations furnished by the remaining Commercial Paper Dealer or Commercial Paper Dealers and any Substitute Commercial Paper Dealer or Substitute Commercial Paper Dealers selected by the Corporation to provide such rate or rates not being supplied by any Commercial Paper Dealer or Commercial Paper Dealers, as the case may be, or, if the Corporation does not select any such Substitute Commercial Paper Dealer or Substitute Commercial Paper Dealers, by the remaining Commercial Paper Dealer or Commercial Paper Dealers. If the Board of Directors of the Corporation shall make the adjustment referred to in clause (A) of the second sentence of Section 3(b) of this ARTICLE ONE with the result that (i) the dividend period days (as defined in such subparagraph (b)) shall be less than 70 days, such rate shall be the interest equivalent of the 60-day rate on such commerc1al paper, (ii) the dividend period days shall be 70 or more days but fewer than 85 days, such rate shall be the arithmetic average of the interest equivalent of the 60-day and 90-day rates on such commercial paper, and (iii) the dividend period days shall be 85 or more days but 98 or less days, such rate shall be the interest equivalent of the 90-day rate on such commercial paper. For purposes of this definition, the "interest equivalent" of a rate stated on a discount basis
(a "discount rate") for commercial paper of a given days' maturity shall be equal to the quotient of (A) the discount rate divided by (B) the difference between (x) 1.00 and (y) a fraction the numerator of which shall be the product of the discount rate times the number of days in which such commercial paper matures and the denominator of which shall be 360.

  (b) "Applicable Rate" shall have the meaning specified in Section 3(c)(i) of this ARTICLE ONE.

  (c) "Business Day" shall mean a day on which the New York Stock Exchange is open for trading and which is not a day on which banks in The City of New York, New York are authorized by law to close.

  (d) "Commercial Paper Dealers" shall mean Salomon Brothers Inc, The First Boston Corporation, and Merrill Lynch, Pierce, Fenner & Smith

                                      2-d

Incorporated, or, in lieu of any thereof, their respective affiliates or successors.

  (e) "Common Shares" shall mean all shares now or hereafter authorized of the class of common shares of the Corporation presently authorized and any other shares into which such shares may hereafter be changed from time to time.

  (f) "Date of Original Issue" means the date on which the Corporation initially issues shares of Series D STAR Preferred.

  (g) "Dividend Payment Date" shall have the meaning specified in Section 3(b) of this ARTICLE ONE.

  (h) "Dividend Period" and "Dividend Periods" shall have the respective meanings specified in Section 3(c)(i) of this ARTICLE ONE.

  (i) "Holder" shall mean the holder of shares of Series D STAR Preferred as the same appears on the stock transfer books of the Corporation.

  (j) "Initial Dividend Payment Date" shall have the meaning specified in
Section 3(b) of this ARTICLE ONE.

  (k) "Initial Dividend Period" shall have the meaning specified in Section 3(c)(i) of this ARTICLE ONE.

  (l) "LIBOR" shall mean for any Dividend Period the average (rounded to the nearest l/16 of l%) of the respective rates per annum quoted by each of the Reference Banks at which United States dollar deposits for a two-month period in the amount of U.S. $10,000,000 are offered by such Reference Bank in the London Interbank market at approximately 11:OO A.M. (London time) on the first day of such Dividend Period. If any Reference Bank does not quote a rate required to determine LIBOR, LIBOR shall be determined on the basis of the quotation or quotations furnished by the remaining Reference Bank or Reference Banks and any Substitute Reference Bank or Substitute Reference Banks selected by the Corporation to provide such quotation or quotations not being supplied by any Reference Bank or Reference Banks, as the case may be, or, if the Corporation does not select any such Substitute Reference Bank or Substitute Reference Banks, by the remaining Reference Bank or Reference Banks. If the Board of Directors of the Corporation shall make the adjustment referred to in clause (A) of the second sentence of Section 3(b) of this ARTICLE ONE with the result that
(i) the dividend period days (as defined in such subparagraph) shall be less than 70 days, LIBOR shall be based on the rates per annum quoted for United States dollar deposits for a two-month period, (ii) the dividend period days shall be 70 or more days but less than 85 days, LIBOR shall be the arithmetic average of the rates per annum quoted for United States dollar deposits for two- and three-month periods, or (iii) the dividend period days shall be 85

                                      3-d
or more days but 98 or less days, such rate shall be based on the rates per annum quoted for United States dollar deposits for a three-month period.

  (m) "LIBOR Event" shall mean the fai1ure by the Corporation timely to pay to the Trust Company, not later than 12 Noon, New York City time, (i) on the Business Day next preceding any Dividend Payment Date the full amount of any dividend (whether or not earned or declared) to be paid on such Dividend
Payment Date on any share of Series D STAR Preferred or (ii) on the Business Day next preceding any redemption date the redemption price to be paid on such redemption date of any share of Series D STAR Preferred after notice of redemption is given pursuant to Section 4(b) of this ARTICLE ONE.

  (n) "Reference Banks" shall mean the principal London offices of Bank of America National Trust and Savings Association, Barclays Bank PLC, Citibank, N.A., Lloyds Bank PLC, Midland Bank PLC and National Westminster Bank PLC, or their respective successors.

  (o) "Subsequent Dividend Period" and "Subsequent Dividend Periods" shall have the respective meanings specified in Section 3(c)(i) of this ARTICLE ONE.

  (p) "Substitute Commercial Paper Dealer" shall mean Goldman, Sachs & Co. or Lehman Commercial Paper Incorporated, or, in lieu of any thereof, their respective affiliates or successors.

  (q) "Substitute Reference Bank" shall mean the principal London offices of The Chase Manhattan Bank (National Association), Deutsche Bank Aktiengesellschaft, Morgan Guaranty Trust Company of New York or Swiss Bank Corporation, or their respective successors.

  (r) "Trust Company" shall mean a bank or trust company appointed as such by a resolution of the Board of Directors of the Corporation.

Section 3. Dividends.
           ---------
  (a) The Holders of shares of Series D STAR Preferred shall be entitled to receive, when and as declared by the Board of Directors of the Corporation out of funds legally available therefor, cumulative cash dividends at the Applicable Rate per annum thereof, determined as set forth below, and no more, payable on the respective dates set forth below.

  (b) Dividends on shares of Series D STAR Preferred, at the Applicable Rate per annum, shall accrue from the Date of Original Issue and shall be payable commencing on the 51st day after the Date of Original Issue and on each day thereafter which is the last day of successive 49-day periods after such 51st day after the Date of Original Issue, or if either (i) in the case of the Initial Dividend Payment Date, such 51st day after the Date of Original Issue or, in the case of any subsequent Dividend Payment Date, any such last day (in either case, the "normal day") is not a Business Day or

                                      4-d

(ii) the day next succeeding the normal day is not a Business Day, then on the first Business Day preceding the normal day that is next succeeded by a day that is also a Business Day, and if any particular Dividend Payment Date does not occur on the normal day because of the exceptions in clauses (i) or (ii), the next succeeding Dividend Payment Date shall be, subject to such exceptions, the 49th day following the normal day for the prior Dividend Period. Notwithstanding the foregoing, (A) in the event of a change in law altering the minimum holding period (currently found in Section 246(c) of the Internal Revenue Code of 1954, as amended) required for taxpayers to be entitled to the dividends received deduction on preferred stock held by non-affiliated corporations (currently found in Section 243(a) of such Code), the Board of Directors of the Corporation may, subject to clauses (i) and (ii) of this subparagraph (b), adjust the period of time between Dividend Payment Dates so as to adjust uniformly the number of days (such number of days without giving effect to such clauses (i) and (ii) being hereinafter referred to as "dividend period days") in Dividend Periods commencing after the date of such change in law to equal or exceed the then current minimum holding period, provided in such event that the number of dividend period days shall not exceed by more than nine days the length of such then current minimum holding period and shall be evenly divisible by seven, and the maximum number of dividend period days in no event shall exceed 98 days; (B) if, as a result of applying the procedures set forth in this subparagraph (b) for determining a Dividend Payment Date, the number of days in any Dividend Period would not equal or exceed the then current minimum holding period for a taxpayer to be entitled to the dividends received deduction on preferred stock held by a non-affiliated corporation referred to in clause (A) of this subparagraph, the Board of Directors of the Corporation may fix the Dividend Payment Date for that Dividend Period on the first Business Day next preceding the originally designated normal day, even though the day next succeeding such Business Day is not a Business Day and (C) in the event of a default in the payment of a dividend on shares of Series D STAR Preferred, dividends on shares of Series D STAR Preferred shall thereafter become payable quarterly, commencing on the 90th day after the Dividend Payment Date on which such default occurred with respect to any Dividend Period ending during such 90-day period, and on each day thereafter that is the last day of successive 90-day periods with respect to any Dividend Period ending during each such 90-day period, in each case subject to clauses (i) and (ii) of this subparagraph (b), until such time as no dividend on Series D STAR Preferred shall be in default, in which case, dividends shall next be payable on the last day of the Dividend Period which includes the first day on which no dividend was in default and thereafter dividends shall become payable on the 49th day after the last day of such Dividend Period and on each day thereafter which is the last day of successive 49-day periods after such date, subject to clauses (i) and (ii) of this subparagraph (b) (each date on which payment of dividends is due being herein referred to as a "Dividend Payment Date" and the first Dividend Payment Date being herein referred to as the "Initial Dividend Payment Date"). Upon any change in the number of dividend period days as a result of a change in law as set forth in clause (A), or upon a change as set forth in clause (B) or (C), the Corporation shall give notice of such change to all Holders by first class mail, postage prepaid. Each such dividend shall

                                      5-d
be paid to the Holders as their names appear on the books and records of the Corporation on the Business Day next preceding the Dividend Payment Date thereof; provided, however, that if such dividend shall be calculated based upon LIBOR, as set forth in Section 3(c)(i) of this ARTICLE ONE, such dividend shall be paid to the Holders as their names appear on the books and records of the Corporation on such date, not exceeding 15 days preceding the payment date thereof, as may be fixed by the Board of Directors of the Corporation. Dividends in arrears for any past Dividend Period may be declared and paid at any time, without reference to any regular Dividend Payment Date, to the Holders as their names appear on the books and records of the Corporation on such date, not exceeding 15 days preceding the payment date thereof, as may be fixed by the Board of Directors of the Corporation.

  (c)(i) The dividend rate on shares of Series D STAR Preferred shall be 6.25% per annum during the period from and after the Date of Original Issue to the Initial Dividend Payment Date (the "Initial Dividend Period"). Commencing the day that is the Initial Dividend Payment Date, the dividend rate on shares of Series D STAR Preferred for each Subsequent Dividend Period (as hereinafter defined) shall be equal to the rate per annum that results from implementation of the Auction Procedures described in ARTICLE TWO hereof; provided, however, that (A) if a LIBOR Event shall have occurred prior to the first day of such Subsequent Dividend Period, the dividend rate for such Subsequent Dividend Period shall be at a rate per annum equal to LIBOR plus 1/4 of 1% and (B) if there is no Trust Company on the day prior to the first day of a Dividend Period (unless a LIBOR Event has occurred), the dividend rate for such Dividend Period shall be at a rate per annum equal to 110% of the "AA" Composite Commercial Paper Rate, as determined by the Corporation, on the first day of such Dividend Period. The rate per annum at which dividends are payable on shares of Series D STAR Preferred for any Dividend Period (as hereinafter defined) is herein referred to as the "Applicable Rate".

  Each dividend period following the Initial Dividend Period (herein referred to as a "Subsequent Dividend Period" and collectively as "Subsequent Dividend Periods" and the Initial Dividend Period or any Subsequent Dividend Period being herein referred to as a "Dividend Period" and collectively as "Dividend Periods") shall commence on the day that is the last day of the preceding Dividend Period and shall end on the next succeeding Dividend Payment Date; provided, however, that if the provisions of clause (C) of Section 3(b) are applicable, each Dividend Period shall end on the date which would have been the next succeeding Dividend Payment Date if the provisions of such clause had not been applicable.

  (ii) The amount of dividends payable on each share of Series D STAR Preferred for any Dividend Period shall be computed by multiplyinq the Applicable Rate for such Dividend Period by a fraction the numerator of which shall be the number of days in the Dividend Period (calculated by counting the first day thereof but excluding the last day thereof) such share was outstanding and the denominator of which shall be 360 and applying the rate obtained against $100,000 per share of Series D STAR Preferred.
                                      6-d

    (d)(i) Holders of shares of Series D STAR Preferred shall not be entitled to any interest, or sum of money in lieu of interest, in respect of any dividend payment or payments on shares of Series D STAR Preferred which may be in arrears.

   (ii) Except as otherwise provided in resolutions of the Board of Directors of the Corporation adopted on May 28, 1969 creating the Corporation's $3.00 Cumulative Convertible Preferred Stock, Series A (the "Series A Preferred Stock"), as such resolutions relate to the payment of dividends on the Series A Preferred Stock and except as hereinafter provided, no full dividends shall be declared or paid or set apart for payment on any series of Preferred Stock for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for payment thereof set apart for such payment on shares of Series D STAR Preferred for the current and all past Dividend Periods. When dividends are not paid or set apart in full, as aforesaid, upon the shares of Series D STAR Preferred and any other Preferred Stock ranking on a parity as to dividends with Series D STAR Preferred, all dividends declared upon shares of Series D STAR Preferred and any other Preferred Stock ranking on a parity as to dividends with Series D STAR Preferred shall be declared pro rata so that the amount of dividends declared per share on Series D STAR Preferred and such other Preferred Stock ranking on a parity as to dividends with Series D STAR Preferred shall in all cases bear to each other the same ratio that accrued dividends per share on the shares of Series D STAR Preferred and such other Preferred Stock ranking on a parity as to dividends with shares of Series D STAR Preferred bear to each other.

  (iii) Except with respect to dividends on the Series A Preferred Stock and as otherwise provided in paragraph (d)(ii) above, so long as any shares of Series D STAR Preferred are outstanding, no dividend (other than a dividend payable in Common Shares or payable in any other stock of the Corporation ranking junior to shares of Series D STAR Preferred as to dividends and upon liquidation) shall be declared or paid or set aside for payment or other distribution declared or made upon Common Shares or upon any other stock of the Corporation ranking junior to or on a parity with shares of Series D STAR Preferred as to dividends or upon liquidation, nor shall any such Common Shares or any other stock of the Corporation ranking junior to or on a parity with shares of Series D STAR Preferred as to dividends or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Corporation (except by conversion into or exchange for stock of the Corporation ranking junior to shares of Series D STAR Preferred as to dividends and upon liquidation) unless, in each case, the full cumulative dividends on all outstanding shares of Series D STAR Preferred shall have been paid or contemporaneously are declared and paid for the current and all past Dividend Periods.
                                      7-d

Section 4. Redemption.
           ----------
  (a)(i)(A) At the option of the Corporation, shares of Series D STAR Preferred may be redeemed, as a whole at any time or from time to time in part, on any Dividend Payment Date at a redemption price equal to:

      (I) $103,000 per share if redeemed during the twelve months ending on the first anniversary of the Date of Original Issue;

      (II) $102,000 per share if redeemed during the twelve months ending on the second anniversary of the Date of Original Issue;

      (III) $101,000 per share if redeemed during the twelve months ending on the third anniversary of the Date of Original Issue;

      (IV) $100,000 per share thereafter;

   plus, in each case, accrued and unpaid dividends thereon to the date fixed for redemption.

  (B) If fewer than all the outstanding shares of Series D STAR Preferred are to be redeemed pursuant to Section 4(a)(i)(A) of this ARTICLE ONE, the number of shares to be redeemed shall be determined by the Board of Directors of the Corporation, and such shares shall be redeemed pro rata from the Holders in proportion to the number of such shares held by such Holders (rounding to the nearest whole share to avoid redemption of fractional shares).

  (ii) At the option of the Corporation, shares of Series D STAR Preferred may be redeemed, as a whole but not in part, on any Dividend Payment Date at a redemption price of $100,000 per share, plus accrued and unpaid dividends thereon to the date fixed for redemption, if the Applicable Rate fixed for the Dividend Period ending on such Dividend Payment Date shall equal or exceed the "AA" Composite Commercial Paper Rate on the date of determination of such Applicable Rate.

  (b) In the event the Corporation shall redeem shares of Series D STAR Preferred, notice of such redemption shall be given by first class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the redemption date, to each Holder of record of the shares to be redeemed, at such Holder's address as the same appears on the stock record books of the Corporation. Each such notice shall state: (i) the redemption date; (ii) the number of shares of Series D STAR Preferred to be redeemed and, if fewer than all the shares held by such Holder are to be redeemed, the number of such shares to be redeemed from such Holder; (iii) the redemption price; (iv) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (v) that dividends on the shares to be redeemed will cease to accrue on such redemption date.

                                      8-d

  (c) Notice having been mailed as aforesaid, and if the Corporation shall have deposited a sum sufficient to redeem the shares of Series D STAR Preferred as to which notice of redemption has been given with the Trust Company, with irrevocable instructions and authority to pay the redemption price to the Holders thereof upon surrender of certificates therefor or, if no such deposit is made, then from and after the redemption date (unless default shall be made by the Corporation in providing money for the payment of the redemption price of the shares called for redemption), dividends on the shares of Series D STAR Preferred so called for redemption shall cease to accrue, and said shares shall no longer be deemed to be outstanding, and all rights of the Holders thereof as shareholders of the Corporation (except the right to receive from the Corporation the redemption price) shall cease and terminate. Upon surrender in accordance with said notice of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors of the Corporation shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the redemption price aforesaid but without interest. In case fewer than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the Holder thereof.

  (d) Any shares of Series D STAR Preferred which shall at any time have been redeemed or purchased by the Corporation shall, after such redemption or purchase, be cancelled in the manner provided by the laws of the State of Indiana.

  (e) Notwithstanding the foregoing provisions of this Section 4, unless the full cumulative dividends on all outstanding shares of Series D STAR Preferred shall have been paid or contemporaneously are declared and paid for all past Dividend Periods, (i) no shares of Series D STAR Preferred shall be redeemed unless all outstanding shares of Series D STAR Preferred are simultaneously redeemed, and (ii) the Corporation shall not purchase or otherwise acquire any shares of Series D STAR Preferred except pursuant to a purchase or exchange offer made on the same terms to Holders of all outstanding shares of Series D STAR Preferred.

Section 5. Conversion or Exchange.
           ----------------------
  The Holders of shares of Series D STAR Preferred shall not have any rights to convert such shares into or exchange such shares for shares of any other class or classes or of any other series of any class or classes of capital stock of the Corporation.

Section 6. Voting.
           ------
  The shares of Series D STAR Preferred shall have such voting rights as are provided in Section 5 Article V of the Corporation's Articles of Incorporation.

                                      9-d

Section 7. Liquidation Rights.
           ------------------

  (a) In the event of the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the Holders of shares of Series D STAR Preferred then outstanding shall be entitled to receive, after payment or provision for payment of all creditors of the Corporation, but before any distribution or payment shall be made in respect of the Common Stock or any other stock of the Corporation ranking junior to shares of Series D STAR Preferred as to assets on liquidation, dissolution or winding up, an amount equal to $100,000 per share, plus an amount equal to all unpaid dividends thereon accrued on a daily basis to and including the date fixed for such distribution or payment, but the Holders shall be entitled to no further participation in any distribution or payment in connection with any such liquidation, dissolution or winding up. If, upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the net assets of the Corporation distributable among the Holders of all outstanding shares of Series D STAR Preferred and of any other series of Preferred Stock or any other stock of the Corporation ranking on a parity with Series D STAR Preferred as to assets on liquidation shall be insufficient to permit the payment in full to such Holders of the preferential amounts to which they are entitled, then the entire net assets of the Corporation remaining after the distributions to Holders of any stock of the Corporation ranking senior to Series D STAR Preferred to which they may be entitled shall be distributable among the holders of shares of Series D STAR Preferred and of any other series of Preferred Stock or of any other stock of the Corporation ranking on a parity with Series D STAR Preferred as to assets on liquidation ratably in proportion to the full amounts to which they would otherwise respectively be entitled.

  (b) Neither the consolidation or merger of the Corporation with or into any other corporation or corporations, nor the sale or transfer by the Corporation of all or any part of its assets, shall be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this Section 7. All shares of Series D STAR Preferred, the Corporation's outstanding Series A Preferred Stock, the Corporation's authorized Short Term Auction Rate Cumulative Preferred Stock, Series B and the Corporation's outstanding Short Term Auction Rate Cumulative Preferred Stock, Series C will rank on a parity as to assets upon liquidation.


ARTICLE TWO.  AUCTION PROCEDURES

Section l.    Definitions.
              -----------
  Capitalized terms not defined in this Section l shall have the respective meanings specified in Section 2 of ARTICLE ONE. As used in this ARTICLE TWO, the following terms shall have the following meanings, unless the context otherwise requires:

  (a) "Affiliate" shall mean any Person known to the Trust Company to be controlled by, in control of or under common control with the Corporation.

                                     10-d

  (b) "Agent Member" shall mean the member of the Securities Depository that will act on behalf of a Bidder and is identified as such in such Bidder's Purchaser's Letter.

  (c) "Auction" shall mean the periodic operation of the procedures set forth in this ARTICLE TWO.

  (d) "Auction Date" shall mean the Business Day next preceding a Dividend Payment Date.

  (e) "Available STAR Preferred" shall have the meaning specified in Section 4(a) of this ARTICLE TWO.

  (f) "Bid" and "Bids" shall have the respective meanings specified in Section 2(a) of this ARTICLE TWO.

  (g) "Bidder" and "Bidders" shall have the respective meanings specified in
Section 2(a) of this ARTICLE TWO.

  (h) "Broker-Dealer" shall mean any broker-dealer, or other entity permitted by law to perform the functions required of a Broker-Dealer in this ARTICLE TWO, that has been selected by the Corporation and has entered into a Broker-Dealer Agreement with the Trust Company that remains effective.

  (i) "Broker-Dealer Agreement" shall mean an agreement between the Trust Company and a Broker-Dealer pursuant to which such Broker-Dealer agrees to follow the procedures specified in this ARTICLE TWO.

  (j) "Existing Holder," when used with respect to shares of Series D STAR Preferred, shall mean a Person who has signed a Purchaser's Letter and is listed as the beneficial owner of shares of Series D STAR Preferred in the records of the Trust Company.

  (k) "Hold Order" and "Hold Orders" shall have the respective meanings specified in subparagraph 2(a) of this ARTICLE TWO.

  (1) "Maximum Rate", on any Auction Date, shall mean the product of (i) 1.10 and (ii) the "AA" Composite Commercial Paper Rate.

  (m) "Minimum Rate", on any Auction Date, shall mean the product of (i) .58 and (ii) the "AA" Composite Commercial Paper Rate.

  (n) "Order" and "Orders" shall have the respective meanings specified in
Section 2(a) of this ARTICLE TWO.

  (o) "Outstanding" shall mean, as of any date, shares of Series D STAR Preferred theretofore issued by the Corporation except, without duplication,
(i) any shares of Series D STAR Preferred theretofore cancelled or delivered to the Trust Company for cancellation or redeemed by the Corporation or as to which a notice of redemption shall have been given by the Corporation, (ii) any shares of Series D STAR Preferred as to which the Corporation or

                                     11-d
any Affiliate thereof (other than a broker-dealer Affiliate) shall be an Existing Holder and (iii) any shares of Series D STAR Preferred represented by any certificate in 1ieu of which a new certificate has been executed and delivered by the Corporation.

   (p) "Person" shall mean and include an individual, a partnership, a corporation, a trust, an unincorporated association, a joint venture or other entity or a government or any agency or political subdivision thereof.

   (q) "Potential Holder" shall mean any Person, including any Existing Holder,
(i) who shall have executed a Purchaser's Letter and (ii) who may be interested in acquiring shares of Series D STAR Preferred (or, in the case of an Existing Holder, additional shares of Series D STAR Preferred).

   (r) "Purchaser's Letter" shall mean a letter addressed to the Corporation, the Trust Company and a Broker-Dealer in which a Person agrees, among other things, to offer to purchase, purchase, offer to sell and/or sell shares of Series D STAR Preferred as set forth in this ARTICLE TWO.

   (s) "Securities Depository" shall mean The Depository Trust Company and its successors and assigns or any other securities depository selected by the Corporation which agrees to follow the procedures required to be followed by such securities depository in connection with shares of Series D STAR Preferred.

   (t) "Sell Order" and "Sell Orders" shall have the respective meanings specified in Section 2(a) of this ARTICLE TWO.

   (u) "Submission Deadline" shall mean 12:30 P.M., New York City time, on any Auction Date or such other time on any Auction Date by which Broker-Dealers are required to submit Orders to the Trust Company as specified by the Trust Company from time to time.

   (v) "Submitted Bid" and "Submitted Bids" shall have the respective meanings specified in Section 4(a) of this ARTICLE TWO.

   (w) "Submitted Hold Order" and "Submitted Hold Orders" shall have the respective meanings specified in Section 4(a) of this ARTICLE TWO.

   (x) "Submitted Order" and "Submitted Orders" shall have the respective meanings specified in Section 4(a) of this ARTICLE TWO.

   (y) "Submitted Sell Order" and "Submitted Sell Orders" shall have the respective meanings specified in Section 4(a) of this ARTICLE TWO.

   (z) "Sufficient Clearing Bids" shall have the meaning specified in Section 4(a) of this ARTICLE TWO.

  (aa) "Winning Bid Rate" shall have the meaning specified in Section 4(a) of this ARTICLE TWO.
                               12-d

Section 2. Orders by Existing Holders and Potential Holders.
           ------------------------------------------------
   (a) On or prior to each Auction Date and prior to the Submission Deadline:

       (i) each Existing Holder may submit to a Broker-Dealer by telephone information as to:

                (A) the number of Outstanding shares, if any, of Series D STAR Preferred held by such Existing Holder which such Existing Holder desires to continue to hold without regard to the Applicable Rate for the next succeeding Dividend Period;

                (B) the number of Outstanding shares, if any, of Series D STAR Preferred that such Existing Holder desires to continue to hold if the Applicable Rate for the next succeeding Dividend Period shall not be less than the rate per annum specified by such Existing Holder; and/or

                (C) the number of Outstanding shares, if any, of Series D STAR Preferred held by such Existing Holder which such Existing Holder offers to sell without regard to the Applicable Rate for the next succeeding Dividend Period;

   and

       (ii) each Broker-Dealer, using a list of Potential Holders that shall be maintained by such Broker-Dealer in good faith for the purpose of conducting a competitive Auction, shall contact Potential Holders on such list to determine the number of shares, if any, of Series D STAR Preferred which each such Potential Holder offers to purchase if the Applicable Rate for the next succeeding Dividend Period shall be not less than the rate per annum specified by such Potential Holder.

   For the purposes hereof, the communication to a Broker-Dealer of information referred to in clause (i)(A), (i)(B), (i)(C) or (ii) of this Section 2(a) is hereinafter referred to as an "Order" and collectively as "Orders" and each Existing Holder and each Potential Holder placing an Order is hereinafter referred to as a "Bidder" and collectively as "Bidders"; an Order containing the information referred to in clause (i)(A) of this Section 2(a) is hereinafter referred to as a "Hold Order" and collectively as "Hold Orders"; an Order containing the information referred to in clause (i)(B) or (ii) of this Section 2(a) is hereinafter referred to as a "Bid" and collectively as "Bids"; and an Order containing the information referred to in clause (i)(C) of this Section 2(a) is hereinafter referred to as a "Sell Order" and collectively as "Sell Orders."

   (b)(i) A Bid by an Existing Holder shall constitute an irrevocable offer to sell:
                                     13-d

           (A) the number of Outstanding shares of Series D STAR Preferred specified in such Bid if the Applicable Rate determined on such Auction Date shall be less than such specified rate; or

           (B) such number or a lesser number to be determined as set forth in clause (iv) of Section 5(a) of this ARTICLE TWO if the Applicable Rate determined on such Auction Date shall be equal to such specified rate; or

           (C) a lesser number to be determined as set forth in clause (iii) of
       Section 5(b) of this ARTICLE TWO if such specified rate shall be higher than the Maximum Rate and Sufficient Clearing Bids do not exist.

       (ii) A Sell Order by an Existing Holder shall constitute an irrevocable offer to sell:

           (A) the number of shares specified in such Sell Order; or

           (B) such number or a lesser number as set forth in clause (iii) of
       Section 5(b) of this ARTICLE TWO if Sufficient Clearing Bids do not exist.

       (iii) A bid by a Potential Holder shall constitute an irrevocable offer to purchase:

           (A) the number of shares of Series D STAR Preferred specified in such Bid if the Applicable Rate determined on such Auction Date shall be higher than such specified rate; or

           (B) such number or a lesser number as set forth in clause (v) of
       Section 5(a) of this ARTICLE TWO if the Applicable Rate determined on such Auction Date shall be equal to such specified rate.

Section 3. Submission of Orders by Broker-Dealers to Trust Company.
           -------------------------------------------------------

   (a) Each Broker-Dealer shall submit in writing to the Trust Company prior to the Submission Deadline on each Auction Date all Orders obtained by such Broker-Dealer and specifying with respect to each Order:

      (i) the name of the Bidder placing such Order;

     (ii) the aggregate number of shares of Series D STAR Preferred that are the subject of such Order;

    (iii) to the extent that such Bidder is an Existing Holder:

               (A) the number of shares, if any, of Series D STAR Preferred subject to any Hold Order placed by such Existing Holder;

                                     14-d

            (B) the number of shares, if any, of Series D STAR Preferred subject to any Bid placed by such Existing Holder and the rate specified in such Bid; and

           (C) the number of shares, if any, of Series D STAR Preferred subject to any Sell Order placed by such Existing Holder;

   and

        (iv) to the extent that such Bidder is a Potential Holder, the rate specified in such Potential Holder's Bid.

    (b) If any rate specified in any Bid contains more than three figures to the right of the decimal point, the Trust Company shall round such rate up to the next highest one thousandth (.001) of 1%.

    (c) If an Order or Orders covering all of the Outstanding shares of Series D STAR Preferred held by any Existing Holder is not submitted to the Trust Company prior to the Submission Deadline, the Trust Company shall deem a Hold Order to have been submitted on behalf of such Existing Holder covering the number of Outstanding shares of Series D STAR Preferred held by such Existing Holder and not subject to Orders submitted to the Trust Company.

    (d) If one or more Orders covering in the aggregate more than the number of Outstanding shares of Series D STAR Preferred held by any Existing Holder are submitted to the Trust Company, such Orders shall be considered valid as follows and in the following order of priority:

        (i) any Hold Order submitted on behalf of such Existing Holder shall be considered valid up to and including the number of Outstanding shares of Series D STAR Preferred held by such Existing Holder; provided that if more than one Hold Order is submitted on behalf of such Existing Holder and the number of shares of Series D STAR Preferred subject to such Hold Orders exceeds the number of Outstanding shares of Series D STAR Preferred held by such Existing Holder, the number of shares of Series D STAR Preferred subject to such Hold Orders shall be reduced pro rata so that such Hold Orders shall cover the number of Outstanding shares of Series D STAR Preferred held by such Existing Holder;

        (ii)(A) any Bid shall be considered valid up to and including the excess of the number of Outstanding shares of Series D STAR Preferred held by such Existing Holder over the number of shares of Series D STAR Preferred subject to Hold Orders referred to in clause (i) of this Section 3(d), (B) subject to subclause (A), if more than one Bid with the same rate is submitted on behalf of such Existing Holder and the number of Outstanding shares of Series D STAR Preferred subject to such Bids is greater than such excess, the number of shares of Series D STAR Preferred subject to such Bids shall be reduced pro rata so that such Bids shall cover the number of shares of Series D STAR Preferred equal
                                     15-d
  to such excess, and (C) subject to subclause (A), if more than one Bid with different rates is submitted on behalf of such Existing Holder, such Bids shall be considered valid in the ascending order of their respective rates; and in any such event, the number, if any, of such Outstanding shares subject to Bids not valid under this clause (ii) shall be treated as the subject of a Bid by a Potential Holder; and

      (iii) any Sell Order shall be considered valid up to and including the excess of the number of Outstanding shares of Series D STAR Preferred held by such Existing Holder over the sum of the shares of Series D STAR Preferred subject to Hold Orders referred to in clause (i) of this Section 3(d) and Bids referred to in clause (ii) of this Section 3(d); provided that if more than one Sell Order is submitted on behalf of any Existing Holder and the number of shares of Series D STAR Preferred subject to such Sell Orders is greater than such excess, the number of Outstanding shares of Series D STAR Preferred subject to such Sell Orders shall be reduced pro rata so that such Sell Orders shall cover the number of Outstanding shares of Series D STAR Preferred equal to such excess.

  (e) If more than one Bid is submitted on behalf of any Potential Holder, each Bid submitted shall be a separate Bid with the rate and number of shares of Series D STAR Preferred therein specified.

  (f) If any rate specified in any Bid is lower than the Minimum Rate for the Dividend Period with respect to which such Bid relates, such Bid shall be deemed to be a Bid specifying a rate equal to such Minimum Rate.

Section 4. Determination of Sufficient Clearing Bids, Winning Bid Rate and
           ---------------------------------------------------------------
Applicable Rate.
- ---------------

  (a) Not earlier than the Submission Deadline on each Auction Date, the Trust Company shall assemble all Orders submitted or deemed submitted to it by the Broker-Dealers (each such Order as submitted or deemed submitted by a Broker-Dealer being hereinafter referred to individually as a "Submitted Hold Order," a "Submitted Bid" or a "Submitted Sell Order", as the case may be, or as a "Submitted Order" and collectively as "Submitted Hold Orders," "Submitted Bids" or "Submitted Sell Orders," as the case may be, or as "Submitted Orders") and shall determine:

        (i) the excess of the total number of Outstanding shares of Series D STAR Preferred over the number of Outstanding shares of Series D STAR Preferred that are the subject of Submitted Hold Orders (such excess being hereinafter referred to as the "Available STAR Preferred");

       (ii) from the Submitted Orders whether:

              (A) the number of Outstanding shares of Series D STAR Preferred that are the subject of Submitted Bids by Potential Holders specifying one or more rates equal to or lower than the Maximum Rate;

                                     16-d
  exceeds or is equal to the sum of:

              (B)(I) the number of Outstanding shares of Series D STAR Preferred that are the subject of Submitted Bids by Existing Holders specifying one or more rates higher than the Maximum Rate; and

              (II) the number of Outstanding shares of Series D STAR Preferred that are subject to Submitted Sell Orders

  (in the event of such excess or such equality (other than because the number of shares of Series D STAR Preferred in clauses (A) and (B) are each zero because all of the Outstanding shares of Series D STAR Preferred are the subject of Submitted Hold Orders), such Submitted Bids in clause (A) being hereinafter referred to collectively as "Sufficient Clearing Bids"); and

      (iii) if Sufficient Clearing Bids exist, the lowest rate specified in the Submitted Bids (the "Winning Bid Rate") which if:

              (A)(I) each Submitted Bid from Existing Holders specifying such lowest rate and (II) all other Submitted Bids from Existing Holders specifying lower rates were accepted, thus entitling such Existing Holders to continue to hold the shares of Series D STAR Preferred that are the subject of such Submitted Bids, and

              (B)(I) each Submitted Bid from Potential Holders specifying such lowest rate and (II) all other Submitted Bids from Potential Holders specifying lower rates were accepted,

  would result in such Existing Holders continuing to hold an aggregate number of Outstanding shares of Series D STAR Preferred which, when added to the number of Outstanding shares of Series D STAR Preferred to be purchased by such Potential Holders, would equal not less than the Available STAR Preferred.

  (b) Promptly after the Trust Company has made the determinations pursuant to
Section 4(a) of this ARTICLE TWO, the Trust Company shall advise the Company of the Maximum Rate and the Minimum Rate and, based on such determinations, the Applicable Rate for the next succeeding Dividend Period as follows:

        (i) if Sufficient Clearing Bids exist, that the Applicable Rate for the next succeeding Dividend Period shall be equal to the Winning Bid Rate;

       (ii) if Sufficient Clearing Bids do not exist (other than because all of the Outstanding shares of Series D STAR Preferred are the subject of Submitted Hold Orders), that the Applicable Rate for the next Succeeding Dividend Period shall be equal to the Maximum Rate; or

                                     17-d

       (iii) if all of the Outstanding shares of Series D STAR Preferred are the subject of Submitted Hold Orders, that the Applicable Rate for the next succeeding Dividend Period shall be equal to the Minimum Rate.

Section 5. Acceptance and Rejection of Submitted Bids and Submitted Sell Orders
           -------------------------------------------------------------------
and Allocation of Shares.
- ------------------------

  Based on the determinations made pursuant to Section 4(a) of this ARTICLE TWO, the Submitted Bids and Submitted Sell Orders shall be accepted or rejected and the Trust Company shall take such other action as set forth below:

  (a) If Sufficient Clearing Bids have been made, subject to the provisions of Sections 5(c) and 5(d) of this ARTICLE TWO, Submitted Bids and Submitted Sell Orders shall be accepted or rejected as follows in the following order of priority and all other Submitted Bids shall be rejected:

                (i) the Submitted Sell Orders of Existing Holders shall be accepted and the Submitted Bid of each of the Existing Holders specifying any rate that is higher than the Winning Bid Rate shall be rejected, thus requiring each such Existing Holder to sell the shares of Series D STAR Preferred that are the subject of such Submitted Bid;

                (ii) the Submitted Bid of each of the Existing Holders specifying any rate that is lower than the Winning Bid Rate shall be accepted, thus entitling each such Existing Holder to continue to hold the shares of Series D STAR Preferred that are the subject of such Submitted Bid;

                (iii) the Submitted Bid of each of the Potential Holders specifying any rate that is lower than the Winning Bid Rate shall be accepted;

                (iv) the Submitted Bid of each of the Existing Holders specifying a rate that is equal to the Winning Bid Rate shall be accepted, thus entitling each such Existing Holder to continue to hold the shares of Series D STAR Preferred that are the subject of such Submitted Bid, unless the number of Outstanding shares of Series D STAR Preferred subject to all such Submitted Bids shall be greater than the number of shares of Series D STAR Preferred ("remaining shares") equal to the excess of the Available STAR Preferred over the number of shares of Series D STAR Preferred subject to Submitted Bids described in clauses
       (ii) and (iii) of this Section 5(a), in which event each such Existing Holder shall be required to sell shares of Series D STAR Preferred, but only in an amount equal to the difference between (A) the number of Outstanding shares of Series D STAR Preferred then held by such Existing Holder subject to such Submitted Bid and (B) the number of shares of Series D STAR Preferred obtained by multiplying the number of remaining shares by a fraction the numerator of which

                                     18-d
       shall be the number of Outstanding shares of Series D STAR Preferred held by such Existing Holder subject to such Submitted Bid and the denominator of which shall be sum of the number of Outstanding shares of Series D STAR Preferred subject to such Submitted Bids made by all such Existing Holders that specified a rate equal to the Winning Bid Rate; and

         (v) the Submitted Bid of each of the Potential Holders specifying a rate that is equal to the Winning Bid Rate shall be accepted but only in an amount equal to the number of shares of Series D STAR Preferred obtained by multiplying the difference between the Available STAR Preferred and the number of shares of Series D STAR Preferred subject to Submitted Bids described in clauses (ii), (iii) and (iv) of this Section 5(a) by a fraction the numerator of which shall be the number of Outstanding shares of Series D STAR Preferred subject to such Submitted Bid and the denominator of which shall be the sum of the number of Outstanding shares of Series D STAR Preferred subject to such Submitted Bids made by all such Potential Holders that specified rates equal to the Winning Bid Rate.

  (b) If Sufficient Clearing Bids have not been made (other than because all of the Outstanding shares of Series D STAR Preferred are subject to Submitted Hold Orders), subject to the provisions of Sections 5(c) and 5(d) of this ARTICLE TWO, Submitted Orders shall be accepted or rejected as follows in the following order of priority and all other Submitted Bids shall be rejected:

         (i) the Submitted Bid of each Existing Holder specifying any rate that is equal to or lower than the Maximum Rate shall be accepted, thus entitling such Existing Holder to continue to hold the shares of Series D STAR Preferred that are the subject of such Submitted Bid;

         (ii) the Submitted Bid of each Potential Holder specifying any rate that is equal to or lower than the Maximum Rate shall be accepted; and

         (iii) the Submitted Bids of each Existing Holder specifying any rate that is higher than the Maximum Rate shall be rejected, thus requiring each such Existing Holder to sell the shares of Series D STAR Preferred that are the subject of such Submitted Bid, and the Submitted Sell Orders of each Existing Holder shall be accepted, in both cases only in an amount equal to the difference between (A) the number of Outstanding shares of Series D STAR Preferred then held by such Existing Holder subject to such Submitted Bid or Submitted Sell Order and (B) the number of shares of Series D STAR Preferred obtained by multiplying the difference between the Available STAR Preferred and the aggregate number of shares of Series D STAR Preferred subject to Submitted Bids described in clauses (i) and (ii) of this Section 5(b) by a fraction the

                                     19-d
       numerator of which shall be the number of Outstanding shares of Series D STAR Preferred held by such Existing Holder subject to such Submitted Bid or Submitted Sell Order and the denominator of which shall be the number of Outstanding shares of Series D STAR Preferred subject to all such Submitted Bids and Submitted Sell Orders.

  (c) If as a result of the procedures described in Sections 5(a) or 5(b) of this ARTICLE TWO, any Existing Holder would be entitled or required to sell, or any Potential Holder would be entitled or required to purchase, a fraction of a share of Series D STAR Preferred on any Auction Date, the Trust Company shall, in such manner as, in its sole discretion, it shall determine, round up or down the number of shares of Series D STAR Preferred to be purchased or sold by any Existing Holder or Potential Holder on such Auction Date so that the number of shares purchased or sold by each Existing Holder or Potential Holder on such Auction Date shall be whole shares of Series D STAR Preferred.

  (d) If as a result of the procedures described in Section 5(a) of this ARTICLE TWO, any Potential Holder would be entitled or required to purchase less than a whole share of Series D STAR Preferred on any Auction Date, the Trust Company shall, in such manner as, in its sole discretion, it shall determine, allocate shares for purchase among Potential Holders so that only whole shares of Series D STAR Preferred are purchased on such Auction Date by any Potential Holder, even if such allocation results in one or more of such Potential Holders not purchasing shares of Series D STAR Preferred on such Auction Date.

  (e) Based on the results of each Auction, the Trust Company shall determine the aggregate number of shares of Series D STAR Preferred to be purchased and the aggregate number of shares of Series D STAR Preferred to be sold by Potential Holders and Existing Holders on whose behalf each Broker-Dealer submitted Bids or Sell Orders, and, with respect to each Broker-Dealer, to the extent that such aggregate number of shares to be purchased and such aggregate number of shares to be sold differ, determine to which other Broker-Dealer or Broker-Dealers acting for one or more purchasers such Broker-Dealer shall deliver, or from which other Broker-Dealer or Broker-Dealers acting for one or more sellers such Broker-Dealer shall receive, as the case may be, shares of Series D STAR Preferred.

Section 6. Participation in Auctions.
           -------------------------

  Neither the Company nor any Affiliate of the Company may submit a Bid in any Auction.

Section 7. Miscellaneous.
           -------------

  The Board of Directors of the Corporation may interpret or adjust the provisions of this ARTICLE TWO to resolve any inconsistency or ambiguity, remedy any formal defect or make any other change or modification which does

                               20-d
not adversely affect the rights of Existing Holders of Series D STAR Preferred. During the Initial Dividend Period and so long as the Applicable Rate is based on the results of an Auction, (a) shares of Series D STAR Preferred may be sold, transferred or otherwise disposed of only pursuant to a Bid or Sell Order in accordance with the procedures described in this ARTICLE TWO or to or through a Broker-Dealer or to a Person that has delivered a signed copy of a Purchaser's Letter to the Trust Company, provided that in the case of all transfers other than pursuant to Auctions the transferor, its Broker-Dealer or its Agent Member advises the Trust Company of such transfer, and (b) except as otherwise provided by law or if there is no Securities Depository, all Outstanding shares of Series D STAR Preferred shall be represented by a certificate or certificates registered in the name of the nominee of the Securities Depository, and no Person acquiring shares of Series D STAR Preferred shall be entitled to receive a certificate representing such shares.

  As long as the Applicable Rate is not based on LIBOR, the Corporation shall be obligated to exercise its best efforts to maintain a Trust Company pursuant to an agreement containing terms no less favorable to the Corporation than the terms of the agreement first entered into by the Corporation pursuant to the resolutions adopted by the Board of Directors of the Corporation on March 14, 1985.

Section 8. Headings of Subdivisions.
           ------------------------

  The headings of the various subdivisions of this ARTICLE TWO are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

                                     21-d

  I, C. Suzanne Womack, hereby certify that I am the duly elected and qualified Secretary of Lincoln National Corporation, that the following is a true and correct copy of a resolution adopted by the Board of Directors at their regular meeting of May 5, 1988, and that such resolution is in full force and effect as of the date hereof:

           WHEREAS, On May 5, 1988 the shareholders of the Corporation approved an Amendment to the Articles of Incorporation of the Corporation ("the Approved Amendment") which eliminates the Par Value designation for the Corporation's Common Stock and the No Par Value designation for the Corporation's Preferred Stock; and

           WHEREAS, Pursuant to Article V, Section 4 of the Articles of Incorporation of the Corporation, the Board of Directors is authorized to determine and state the designations and relative rights with respect to each series of the Corporation's Preferred Stock in the manner provided by law;

          NOW, THEREFORE, BE IT RESOLVED, That in conformance with the Approved Amendment, the Certificates of Resolution adopted by the Board on May 28, 1969 with respect to the Corporation's Series A Preferred Stock and November 13, 1984 with respect to the Corporation's STAR Preferred Stock, Series B and the Certificates of Resolution adopted by the Preferred Stock Committee of the Board on June 25, 1985 with respect to the Corporation's STAR Preferred Stock, Series C and D, all such Certificates of Resolution now being part of the Articles of Incorporation of the Corporation according to law, are amended to eliminate all references to Par Value and No Par Value and any related terms and punctuation contained therein, to be effective with the filing of Articles of Amendment to the Articles of Incorporation of the Corporation ("Articles of Amendment") with the Secretary of State of the State of Indiana ("Secretary of State"); and

          RESOLVED FURTHER, That the proper officers of the Corporation are authorized to file with the Secretary of State Articles of Amendment reflecting the elimination of such Par Value and No Par Value references and related terms and punctuation and such other documents as may be necessary, advisable or appropriate to carry out the intent of this resolution.

May 18, 1988                    /s/ C. Suzanne Womack
                                ---------------------------------
                                    C. Suzanne Womack, Secretary

                               STATE OF INDIANA
                       OFFICE OF THE SECRETARY OF STATE

                             ARTICLES OF AMENDMENT


TO Whom These Presents Come, Greeting:

WHEREAS, there has been presented to me at this office, Articles of Amendment for:

      LINCOLN NATIONAL CORPORATION

and said Articles of Amendment have been prepared and signed in accordance with the provisions of the Indiana Business Corporation Law, as amended.

NOW, THEREFORE, I, JOSEPH H. HOGSETT, Secretary of State of Indiana, hereby certify that I have this day filed said articles in this office.

The effective date of these Articles of Amendment is July 03, 1990.

                         In Witness Whereof, I have hereunto set my hand and affixed the seal of the State of Indiana, at the City of Indianapolis, this Third day of July, 1990

                         -------------------------------------------
                         JOSEPH H. HOGSETT, Secretary of State

                         By
                           -----------------------------------------
                                                            Deputy

                             ARTICLES OF AMENDMENT
                                    OF THE
                           ARTICLES OF INCORPORATION

                         LINCOLN NATIONAL CORPORATION

  The undersigned officer of LINCOLN NATIONAL CORPORATION (hereinafter referred to as "Corporation") existing pursuant to the provisions of the Indiana Business Corporation Law, as amended (hereinafter referred to as the "Act"), desiring to give notice of corporate action effectuating amendment of its Articles of Incorporation, certifies to the following facts:

                                   ARTICLE I
                                   AMENDMENT

  SECTION 1. The date of incorporation of the Corporation is January 5, 1968.

  SECTION 2. The name of the Corporation is LINCOLN NATIONAL CORPORATION.

  SECTION 3. The text of the amendment, which determines and sets forth the designation and the relative rights, preferences, qualifications, limitations and restrictions (other than voting rights) of the shares of a series of Preferred Stock, is as follows:

Section 1. Designation.
           -----------

   1.1 The designation of the series of Preferred Stock, without par value, of the Corporation created by this amendment is the "5 1/2% Cumulative Convertible Exchangeable Preferred Stock, Series E", without par value (the "Series E Preferred Stock").

Section 2. Authorized Number of Shares
           ---------------------------

   2.1 The number of authorized shares constituting the Series E Preferred Stock is 2,201,443 shares.

Section 3. Dividends.
           ---------
  3.1 The holders of shares of Series E Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors of the Corporation (the "Board") out of assets of the Corporation legally available therefor, cumulative cash dividends at the annual rate of 5 1/2% of the Liquidation Preference (specified in section 5.1 hereof) per share, and no more, payable quarterly on the 5th day of March, June, September and December in each year beginning on the first quarterly dividend payment date following the first date on which the Corporation shall issue any shares of the Series E Preferred Stock. Dividends on the Series E Preferred Stock shall be cumulative from the first date on which the Corporation shall issue any shares of the Series E Preferred Stock. Dividends on the Series E Preferred Stock shall be payable to holders of record as they appear on the stock record books of the Corporation on the dividend payment dates, provided that the Board or any duly authorized committee may in any case fix a record date, not more than 60 days nor less than 15 days before the dividend payment date, in which event the dividend shall be payable to the holders of record on such record date (whether or not such holders shall have exercised their rights of conversion after such record date). Dividends on the Series E Preferred Stock will be calculated on the basis of a 360-day year of twelve 30-day months.

  Holders of the Series E Preferred Stock shall not be entitled to any interest, or sum of money in lieu of interest, in respect of any dividend payment or payments on shares of Series E Preferred Stock which may be in arrears.

  3.2 No dividend shall be declared or paid or set apart for payment on shares of any series of the Preferred Stock of the Corporation for any period unless full cumulative dividends on all outstanding shares of Series E Preferred Stock shall have been or shall contemporaneously be declared and paid or declared and a sum sufficient for payment thereof set apart for such payment for the current and all past dividend periods; provided, however, that there may be declared and paid or declared and a sum sufficient for payment thereof set apart for such payment full dividends on all outstanding shares of Series A Preferred Stock created by resolutions of the Board adopted on May 28, 1969 outstanding on the first date the Corporation issues any shares of Series E Preferred Stock and dividends pro rata, as provided in the next proviso, on all outstanding shares of Series E Preferred Stock and of all series of Preferred Stock ranking on a parity with the Series E Preferred Stock with respect to dividends; and provided further that dividends may be declared and paid or declared and a sum sufficient for payment thereof set apart for such payment pro rata on all outstanding shares of Series E Preferred Stock and all series of Preferred Stock of the Corporation ranking on a parity with the Series E Preferred Stock with respect to dividends so that the amounts of the dividends per share declared on the respective outstanding series of such Preferred Stock shall bear to each other the same ratios that the amounts of accumulated and unpaid dividends on such respective series shall bear to each other.

  3.3 No dividend (other than a dividend payable in Common Stock of the Corporation or in any other shares of the Corporation ranking junior to the shares of Series E Preferred Stock as to dividends and upon liquidation, dissolution or winding up) shall be declared or paid or set apart for payment, and no other distribution shall be declared or made, on shares of Common Stock of the Corporation or any other shares of the Corporation ranking junior to the Series E Preferred Stock as to dividends or upon liquidation, dissolution or winding up, and no shares of Common Stock or Preferred Stock, other than the Series E Preferred Stock, of the Corporation and no other shares of the Corporation ranking junior to or on a parity with the Series E Preferred Stock as to dividends or upon liquidation, dissolution or winding up (except Series F Preferred Stock contemplated in resolutions adopted by the Board on June 25,
1990) shall be redeemed, purchased or otherwise acquired for any consideration (and no moneys shall be paid to or made available for a sinking fund for the redemption of any such shares) by the Corporation (except by conversion into or exchange for shares of Common Stock or other shares of the Corporation ranking junior to the Series E Preferred Stock as to dividends and upon liquidation, dissolution or winding up), unless, in each such case, full cumulative cash dividends on all outstanding shares of Series E Preferred Stock shall have been or shall contemporaneously be declared and paid or declared and a sum sufficient for payment thereof set apart for such payment for the current and all past dividend periods and unless, in the case of any such action after the twelfth anniversary of the first date on which shares of Series E Preferred Stock are issued, no shares of Series E Preferred Stock shall be outstanding.

Section 4. Voting.
           ------

  The holders of the Series E Preferred Stock shall have the voting rights provided in Section 5 Article V of the Articles of Incorporation of the Corporation.

Section 5. Liquidation Rights.
           ------------------
  5.1 In the event of the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of shares of Series E Preferred Stock then outstanding shall be entitled to receive, after payment or provision for payment of all creditors of the Corporation, but before any distribution or payment shall be made in respect of the Common Stock or any other shares of the Corporation ranking junior to the Series E Preferred Stock upon liquidation, dissolution or winding up, an amount equal to $68.85 per share (the "Liquidation Preference"), plus an amount equal to all accumulated and unpaid dividends thereon (whether or not earned or declared) to the distribution or payment date, but such holders shall not be entitled to any further participation in any distribution or payment in connection with any such liquidation, dissolution or winding up. If, upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the net assets of the Corporation distributable among the holders of all outstanding shares of Series E Preferred Stock and any other series of Preferred Stock and of any other shares of the Corporation ranking on a parity with the Series E Preferred Stock upon liquidation, dissolution, or winding up shall be insufficient to permit the payment in full to all such holders of the preferential amounts to which they are entitled, then, the net assets so distributable shall be distributed among such holders ratably in proportion to the full amounts to which they would otherwise be entitled.

  5.2 Neither the consolidation or merger of the Corporation with or into any other corporation or corporations, nor the sale or transfer by the Corporation of all or any part of its assets, shall be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this Section 5.

Section 6. Redemption.
           ----------

  6.1 The Corporation may at its option at any time or from time to time redeem, in whole or in part, any share of Series E Preferred Stock that, at the time the notice of redemption thereof is given as provided in Section 6.3 hereof, is not beneficially owned by The Dai-ichi Mutual Life Insurance Company ("Dai-ichi") or any direct or indirect successor to all or substantially all of Dai-ichi's business or by any corporation at least 99% of whose outstanding voting securities is at the time owned directly or indirectly by such Company or any such successor and which agrees to be bound to the same obligations as to which

Dai-ichi is bound under that certain Investment Agreement, dated as of June 25, 1990, at a redemption price per share, in cash, equal to the Liquidation Preference plus an amount equal to all accumulated and unpaid dividends thereon (whether or not earned or declared) to the redemption date.

  If fewer than all of the outstanding shares of Series E Preferred Stock that are subject to redemption pursuant to the provisions of this Section 6.1 are to be redeemed, the Board shall have complete discretion as to which of such shares subject to redemption are to be redeemed.

  6.2 On the twelfth anniversary of the first date on which shares of Series E Preferred Stock are issued, the Corporation shall redeem (but only out of assets of the Corporation legally available therefor and subject to any applicable redemption or dividend limitations set forth in Section 2.3 of the terms of the Series A Preferred Stock and Section 3(d) of the terms of the Series B, C and D Preferred Stocks, as such terms are in effect at the date of this amendment to the Articles of Incorporation, Section 9.3 of the Purchase Agreement, dated as of July 13, 1979, for the purchase of the Company's 9-3/4% Subordinated Notes due 1994, Section 8.6 of the $300,000,000 Revolving Credit Agreement, dated as of July 14, 1987, among the Company, Swiss Bank Corporation International Limited, Swiss Bank Corporation, New York Branch, and several financial institutions and Section 5.06 of the $200,000,000 Revolving Credit Agreement, dated as of July 28, 1987, among the Company, certain financial institutions and Morgan Guaranty Trust Company of New York) all shares of Series E Preferred Stock then outstanding, at a redemption price per share, in cash, equal to the Liquidation Preference per share plus an amount equal to all accumulated and unpaid dividends thereon (whether or not earned or declared) to the redemption date, provided, however, that this Section 6.2 shall not apply to any shares in exchange for which the Corporation shall on such date issue other securities pursuant to and in accordance with the provisions of Section 7 hereof. In the event that on such twelfth anniversary date the Corporation shall be unable, by reason of an insufficiency of assets legally available therefor or by reason of the redemption and dividend limitations referred to above, to redeem all of the outstanding shares of Series E Preferred Stock, the Corporation shall redeem on such twelfth anniversary date under this Section 6.2 such number of shares as it shall be able to redeem, pro rata as nearly as practicable (without redemption of fractions of shares) in proportion to the respective numbers of shares held by each holder, and thereafter, if and to the extent assets shall at any time or from time to time become legally available therefor and such redemption and dividend limitations shall permit, the Corporation shall as promptly as practicable redeem shares of Series E Preferred Stock, pro rata as provided above, at such redemption price, plus an amount equal to accumulated and unpaid dividends thereon (whether or not earned or declared) to the redemption date.

  6.3 In the event the Corporation shall elect or be obligated to redeem shares of Series E Preferred Stock, notice of such redemption shall be given by airmail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the redemption date, to each holder of record of the shares to be redeemed, at such holder's address as the same shall appear on the stock record books of the Corporation. Each such notice shall state: (1) the redemption date; (2) the number of shares of Series E Preferred Stock to be redeemed and, if fewer than all the shares held by the holder are to be redeemed, the number of such holder's shares to be redeemed; (3) the redemption price; (4) the place or places in the States of Indiana or New York where certificates for such shares are to be surrendered for payment of the redemption price; (5) that dividends on the shares to be redeemed will cease to accumulate on the redemption date specified in the notice; (6) the provision of this amendment to the Articles of Incorporation authorizing or requiring such redemptions; and (7) the then effective Conversion Price (as defined in Section 8.1 hereof), that until the close of business on the redemption date the holders may exercise their right to convert shares of Series E Preferred Stock being redeemed and that such right will terminate at the close of business on the redemption date.

  6.4 From and after the redemption date specified in any such notice of redemption, unless default shall be made by the Corporation in providing monies at the time and place specified for payment of the redemption price pursuant to such notice, all dividends on the shares of Series E Preferred Stock thereby called for redemption shall cease to accumulate and all rights of the holders thereof as such holders, except the right to receive the redemption price upon surrender, shall cease and terminate.

  6.5 The Corporation may, however, at any time prior to the redemption date specified in a duly given notice of redemption but after such notice of redemption shall have been mailed as aforesaid, deposit in trust for the benefit of the holders of the Series E Preferred Stock to be redeemed, with a bank or trust company in good standing organized under the laws of the United States of

America or of the State of New York, or of the State of Indiana, doing business in the Borough of Manhattan, City of New York, or in the State of Indiana, having capital, surplus and undivided profits aggregating at least $50,000,000, designated in such notice of redemption, an amount in cash equal to the redemption price of all such shares so called for redemption under arrangements providing irrevocably for payment to such holders, and thereupon, whether or not certificates for the shares so called for redemption shall have been surrendered for cancellation (if such notice shall state that holders of the shares so called for redemption may receive their redemption price at any time after such deposit), all shares with respect to which such deposit shall have been made shall be deemed to be no longer outstanding, dividends thereon for any period after the date so fixed for redemption shall cease to accumulate and all rights with respect to such shares shall forthwith upon such deposit in trust cease and terminate except only (a) the rights of the holders thereof to receive from such bank or trust company, at any time after the time of such deposit, the redemption price of such shares to be redeemed, or (b) the right to exercise, on or before the close of business on the date fixed for redemption, the privileges of conversion. Any moneys so deposited by the Corporation which shall not be required for such redemption because of the exercise of any such right of conversion, shall be repaid to the Corporation forthwith. Any moneys so deposited by the Corporation and unclaimed at the end of six years from the date fixed for such redemption shall be repaid to the Corporation upon its request expressed in a resolution of its Board of Directors, after which repayment the holders of the shares so called for redemption shall look only to the Corporation for the payment thereof.

     6.6 Nothing in this Section 6 shall limit any legal right of the Corporation to purchase or otherwise acquire any shares of the Series E Preferred Stock at not exceeding the price at which the same may be redeemed at the option of the Corporation.

     Section 7. Exchange.
                --------
     7.1 On the twelfth anniversary of the first date on which shares of Series E Preferred Stock are issued, the Corporation may, at its option, with respect to any shares of Series E Preferred Stock then outstanding, other than any for which notice of redemption shall have previously been given, issue in exchange therefor either:

     (1) a whole number of shares of a series of nonconvertible Preferred Stock of the Corporation, or

     (2) a whole number of shares of Common Stock of the Corporation,

or any combination of shares described in the foregoing clauses (1) and (2) (and cash in lieu of fractional interests, if any), provided that the shares so issued shall (a) have on the date of issue an aggregate fair market value, as determined by an Independent Financial Firm (as defined hereinafter in this Section 7.1) selected by the Board, equal to the aggregate Liquidation Preference of the shares of Series E Preferred Stock for which such shares are to be issued in exchange, plus an amount equal to accumulated and unpaid dividends on such shares of Series E Preferred Stock (whether or not earned or declared) to the exchange date; (b) be free of any transfer restriction and, if and to the extent necessary for public offering and sale, registered or qualified under the Federal Securities Act of 1933, as amended, or any successor statute, and under such State securities laws as any holder may reasonably request (provided, that in connection with qualification under State securities laws the Corporation shall not be obligated to qualify to do business in any jurisdiction when it is not so qualified or to take any action that would subject it to taxation or general service of process in any State where it is not otherwise subject to taxation or general service of process); and (c) in the case of Common Stock, listed on each securities exchange, if any, upon which outstanding Common Stock is listed at the time of the exchange. The term "Independent Financial Firm," as of any time, shall mean an internationally recognized investment banking or investment advisory firm which does not at such time have a direct or indirect material interest in, or other direct or indirect material relationship with, the Corporation or any of its subsidiaries or affiliates.

  7.2 In the event the Corporation shall elect to issue shares in exchange pursuant to Section 7.1 hereof, notice of such exchange shall be given by airmail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the exchange date, to each holder of record of the shares of Series E Preferred Stock to be exchanged, at such holder's address as the same shall appear on the stock record books of the Corporation. Each such notice shall state: (1) the exchange date; (2) the number and terms of the shares to be issued in exchange for shares held by such holder; (3) the identity of the Independent Financial Firm selected by the Board to determine fair market value as provided in Section
7.1 hereof; (4) the place or places in the State of Indiana or New York where certificates for the shares of Series E Preferred Stock to be exchanged are to be surrendered for the shares to be issued in exchange therefor; (5) that dividends on the shares of Series E Preferred Stock to be exchanged will cease to accumulate on the exchange date; and (6) the then effective Conversion Price (as defined in Section 8.1 hereof), that until the close of business on the exchange date the holders may exercise their right to convert shares of Series E Preferred Stock being exchanged and that such right shall terminate at the close of business on the exchange date.

  7.3 From and after the exchange date specified on any such notice of exchange, unless default shall be made by the Corporation in issuing the shares to be issued in the exchange, all dividends on the shares of Series E Preferred Stock to be exchanged as specified in the notice shall cease to accumulate and all rights of the holders thereof as such holders, except the right to receive the shares to be issued in the exchange, shall cease and terminate and the person or persons entitled to the shares to be issued in the exchange shall be treated for all purposes as the registered holder of the shares to be issued.

Section 8. Conversion.
           ----------
  8.1 Subject to and upon compliance with the provisions of this Section 8, the holder of each share of Series E Preferred Stock shall have the right, at the holder's option, at any time (except that, if such share is called for redemption or exchange, not after the close of business on the date fixed for such redemption or exchange, unless default shall be made in the payment of the redemption price or the issuance of shares in the exchange) to convert such share into that number of fully paid and nonassessable shares of Common Stock (calculated as to each conversion to the nearest l/l,000th of a share) obtained by dividing the Liquidation Preference of such share being converted by the Conversion Price (as defined below) and by surrender of such share so to be converted, such surrender to be made in the manner provided in Section 8.2.

  For the purposes of this Section 8, the term "Common Stock" shall include any stock of any class of the Corporation which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation and which is not subject to redemption by the Corporation. However, shares issuable on conversion of shares of Series E Preferred Stock shall include only shares of the class designated as Common Stock of the Corporation as of the date of this amendment to the Articles of Incorporation creating the Series E Preferred Stock, or shares of any class or classes resulting from any reclassi-fication or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation and which are not subject to redemption by the Corporation; provided that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable upon conversion shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

     The term "Conversion Price" shall mean the Initial Conversion Price, as adjusted in accordance with the provisions of this Section 8. The term "Initial Conversion Price" shall mean an amount equal to the Liquidation Preference. On the fifth anniversary of the first date on which shares of Series E Preferred Stock are issued, the Conversion Price then in effect shall be increased by 4-1/6% and on the eighth anniversary of such first date, the Conversion Price then in effect shall be increased by 4%.

     8.2 In order to exercise the conversion privilege, the holder of each share of Series E Preferred Stock to be converted shall surrender the certificate representing such share at the office of the conversion agent for the Series E Preferred Stock in the Borough of Manhattan, City of New York, appointed for such purpose by the Corporation or, if no conversion agent has been appointed, to the Corporation at its offices at 1300 South Clinton, Fort Wayne, Indiana 46801 Attention: Treasurer (such conversion agent or Corporation, as the case may be, referred to herein as the "conversion agent"), with the Notice of Election to Convert on the back of said certificate completed and signed. Such notice shall be substantially in the following form:

                        "NOTICE OF ELECTION TO CONVERT

     The undersigned, being a holder of the 5-1/2% Cumulative Convertible Exchangeable Preferred Stock, Series E (the "Series E Preferred Stock") of Lincoln National Corporation, irrevocably exercises the right to convert
_____ outstanding shares of Series E Preferred Stock on _______, ______, into shares of Common Stock of Lincoln National Corporation in accordance with the terms of the Series E Preferred Stock, and directs that the shares issuable and deliverable upon the conversion, together with any check in payment for fractional shares, be issued and delivered in the denominations indicated below to the registered holder hereof unless a different name has been indicated below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto.

     Dated:

Fill in for registration of
 shares of Common Stock
 if to be issued otherwise
 than to the registered
 holder:
                                  If fractional interests:
- --------------------------
Name                              TAX ID # _______________

- --------------------------
Address

- --------------------------        --------------------------
(Please print name and            (Signature)
 address, including
 postal code number)

Denominations: ____________"

Unless the shares issuable on conversion are to be issued in the same name as the name in which such share of Series E Preferred Stock is registered, each share surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder or his duly authorized attorney and an amount sufficient to pay any transfer or similar tax. A payment shall be made on conversion for dividends accumulated on the Series E Preferred Stock surrendered for conversion but not for dividends on Common Stock delivered on such conversion. As promptly as practicable after the surrender of the certificates for shares of Series E Preferred Stock as aforesaid, the Corporation shall issue and shall deliver at such office to such holder, or on his written order, a certificate or certificates for the number of full shares of Common Stock issuable upon the conversion of such shares in accordance with the provisions of this Section 8, and any fractional interest in respect of a share of Common Stock arising upon such conversion shall be settled as provided in Section 8.3 hereof.

     Each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which the certificates for shares of Series E

Preferred Stock shall have been surrendered and such notice received by the Corporation as aforesaid, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby at such time on such date and such conversion shall be at the Conversion Price in effect at such time on such date. All shares of Common Stock delivered upon conversions of the Series E Preferred Stock shall upon delivery be duly and validly issued and fully paid and non-assessable, free of all liens and charges and not subject to any preemptive rights.

     8.3 No fractional shares or scrip representing fractions of shares of Common Stock shall be issued upon conversion of shares of Series E Preferred Stock. Instead of any fractional interest in a share of Common Stock which would otherwise be deliverable upon the conversion of a share of Series E Preferred Stock, the Corporation shall pay to the holder of such share an amount in cash (computed to the nearest one cent) equal to the Average Market Price of the Common Stock at the close of business on the business day next preceding the day of conversion. If more than one share shall be surrendered for conversion at one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate Conversion Price of the shares of Series E Preferred Stock so surrendered.

     The term "Average Market Price" of any security on any date means the average of the daily closing prices of such security for a period of five consecutive trading days within the 10 trading days immediately preceding the day in question, which five consecutive trading days are selected by the Corporation provided, however, that if the "ex" date for any event (other than the event requiring such computation) that requires an adjustment pursuant to
Section 8.4 occurs during the 10-trading day period in question and prior to the "ex" date for the event requiring computation, the closing price for each trading day prior to the "ex" date for such other event shall be adjusted by multiplying such closing price by the same fraction by which the Conversion Price is required to be adjusted pursuant to Section 8.4 as a result of such other event (and in the case of Section 8.4(a) the fraction that would result in the adjustment provided for therein). The closing price for each day shall be the last reported sales price regular way or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case on the New York Stock Exchange or, if such security is not listed or admitted to trading on such Exchange, on the principal national securities exchange on which such security is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the National Association of Securities Dealers Automated Quotations National Market System or, if such security is not listed or admitted to trading on any national securities exchange or quoted on such National Market System, the average of the closing bid and asked prices in the over-the-counter market as furnished by any New York Stock Exchange member firm selected from time to time by the issuer of such security for that purpose. For the purposes of this definition, the term "trading day" means each Monday, Tuesday, Wednesday, Thursday and Friday, other than any day on which such security is not traded on such exchange or in such market. For the purposes of this definition, the term "'ex' date", (i) when used with respect to any issuance or distribution, means the first date on which the Common Stock trades regular way on the relevant exchange or in the relevant market from which the closing price was obtained without the right to receive such issuance or distribution and (ii) when used with respect to any subdivision or combination of shares of Common Stock, means the first date on which the Common Stock trades regular way on such exchange or in such market after the time at which such subdivision or combination becomes effective.

     8.4 In addition to the increases in the Conversion Price set forth in
Section 8.1 hereof, the Conversion Price shall be adjusted from time to time as follows:

         (a) In case the Corporation shall hereafter (i) pay a dividend or make a distribution on the Common Stock in shares of Common Stock, (ii) subdivide its outstanding shares of Common Stock into a greater number of shares, or
    (iii) combine its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such action shall be adjusted so that the holder of any share of Series E Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock which he would have been entitled to receive immediately following such action had such share been converted immediately prior thereto. An adjustment made pursuant to this Section 8.4(a) shall become effective immediately after the record date, in the case of a dividend or distribution, or immediately after the effective date, in the case of a subdivision or combination.

  (b) In case the Corporation shall hereafter pay or make a dividend or other distribution in shares of Common Stock on any class of capital stock of the Corporation other than the Common Stock, the Conversion Price in effect immediately after the record date mentioned in the next sentence shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the record date mentioned in the next sentence by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the record date mentioned in the next sentence and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution. Such reduction shall become effective immediately after the record date for the determination of shareholders entitled to receive such dividend or other distribution. For the purposes of this Section 8.4(b), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Corporation but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Corporation shall not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Corporation.

  (c) In case the Corporation shall hereafter issue rights or warrants to holders of its outstanding shares of Common Stock generally entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the Average Market Price of the Common Stock (as defined in Section 8.3 hereof) on the record date mentioned in the next sentence (other than pursuant to an automatic dividend reinvestment plan of the Corporation or any substantially similar plan), the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the record date mentioned in the next sentence by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the record date mentioned in the next sentence plus the number of shares which the aggregate offering price of the total number of shares so offered for subscription or purchase would purchase at such Average Market Price, and of which the denominator shall be the number of shares of Common Stock outstanding at the close of business on the record date mentioned in the next sentence plus the number of shares of Common Stock so offered for subscription or purchase. Such reduction shall become effective immediately after the record date for the determination of shareholders entitled to receive such rights or warrants. For the purposes of this Section 8.4(c), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Corporation but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. Rights or warrants issued or distributed by the Company to all holders of its Common Stock entitling the holders thereof to subscribe for or purchase shares of Common Stock, which rights or warrants (x) are deemed to be transferred with such shares of Common Stock, (y) are not exercisable and (z) are issued also in respect of future issuances of Common Stock, in each case in clauses (x) through (z) until the occurrence of a specified event or events ("Trigger Event"), shall for purposes of this Section
8.4 not be deemed issued or distributed until the occurrence of the earliest Trigger Event. Such rights or warrants are referred to herein as "Rights".

  (d) In case the Corporation shall, by dividend or otherwise, hereafter distribute to holders of its outstanding shares of Common Stock generally evidences of its indebtedness, any securities of the Corporation, any rights or warrants to subscribe to securities of the Corporation, cash or assets (excluding (i) any cash dividend paid from retained earnings of the Corporation to the extent such dividends in any calendar year do not in the aggregate exceed 150% of the aggregate regular periodic cash dividends actually paid in the prior calendar year, (ii) dividends or distributions payable in stock for which adjustment is made pursuant to Section 8.4(a) or 8.4(b) hereof, (iii) rights or warrants to subscribe to Common Stock for which adjustment is made pursuant to
Section 8.4(c) hereof, and (iv) pursuant to a consolidation, merger, statutory exchange, sale or conveyance for which adjustment is made pursuant to Section
8.11 hereof), then in each such case the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the record date mentioned in the next sentence by a fraction (not equal to or less than zero) of which the numerator shall be the Average Market Price of the Common Stock (as defined in Section 8.3 hereof) on the record date mentioned in the next sentence less the then fair market value (as determined by the Board and

    Dai-ichi (or any direct or indirect successor to all or substantially all of such Company's business) jointly (if such Company or successor or any corporation at least 99% of whose outstanding voting securities at the time outstanding is owned by such Company or successor shall be a holder of any of the Series E Preferred Stock) or an internationally recognized investment banking firm selected by them if they are unable to reach agreement, or the Board in its reasonable discretion whose determination will be conclusive and evidenced by a board resolution filed with the conversion agent (if none of the foregoing shall be a holder of Series E Preferred Stock)) of the portion of the evidences of indebtedness, securities, right or warrants, cash or assets so distributed to the holder of one share of Common Stock, and of which the denominator shall be such Average Market Price of the Common Stock. Such adjustment shall become effective immediately after the record date for the determination of shareholders entitled to receive such distribution. Such determination of fair market value shall be set forth in a statement filed with the conversion agent by the Corporation as soon as practicable.

      (e) The reclassification (including any reclassification upon a merger in which the Corporation is the continuing corporation but excluding a reclassification upon a consolidation, merger, statutory exchange, sale or conveyance as to which Section 8.11 applies) of Common Stock into securities including other than Common Stock shall be deemed to involve (i) a distribution of such securities other than Common Stock to all holders of Common Stock and the effective date of such reclassification shall be deemed to be "the record date for the determination of shareholders entitled to receive such distribution" within the meaning of Section 8.4(d) hereof, and
    (ii) a subdivision or combination, as the case may be, of the number of shares of Common Stock outstanding immediately prior to such reclassification into the number of shares of Common Stock outstanding immediately thereafter and the effective date of such reclassification shall be deemed to be "the day upon which such subdivision becomes effective" or "the day upon which such combination becomes effective", as the case may be.

      (f) In any case in which this Section 8 shall require that an adjustment be made immediately following a record date or an effective date, the Corporation may elect to defer (but only until five business days following the prompt filing by the Corporation with the conversion agent of the certificate of independent accountants required by
    Section 8.4(h) hereof) issuing to the holder of any share of Series E Preferred Stock converted after such record date or effective date the additional shares of Common Stock or other capital stock issuable upon such conversion over and above the shares of Common Stock or other capital stock issuable upon such conversion on the basis of the Conversion Price prior to adjustment, and paying to such holder any amount of cash in lieu of a fractional share.

      (g) All calculations under this Section 8 shall be made to the nearest one cent or to the nearest l/l,000th of a share, as the case may be. Anything in this Section 8 to the contrary notwithstanding, the Corporation shall be entitled to make such reduction in the Conversion Price, in addition to those required by this Section 8, as it considers to be advisable in order that any stock dividend, subdivision of shares, distribution of rights to purchase stock or securities, or distribution of securities convertible into or exchangeable for stock hereafter made by the Corporation to its shareholders shall not be taxable to the recipients.

      (h) Whenever the Conversion Price is adjusted as herein provided, (A) the Corporation shall promptly obtain and file with the conversion agent a certificate of a firm of independent public accountants (who may be the regular accountants employed by the Corporation) setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment and the manner of computing the same, and (B) a notice stating that the Conversion Price has been adjusted and setting forth that the adjusted Conversion Price shall forthwith be airmailed by the Corporation to the holders of the Series E Preferred Stock at their addresses as shown on the stock record books of the Corporation.

      (i) In the event that at any time as a result of an adjustment made pursuant to this Section 8, the holder of any share of Series E Preferred Stock thereafter surrendered for conversion shall become entitled to receive any shares of the Corporation other than shares of Common Stock, thereafter the Conversion Price of such other shares so receivable upon conversion of any share shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained in this Section 8.

      (j) Anything herein to the contrary notwithstanding, in the event the Corporation shall declare any dividend or distribution requiring an adjustment in the Conversion Price hereunder and shall, thereafter and before the payment of such dividend or distribution to shareholders, legally abandon its plan to pay such dividend or distribution, the Conversion Price then in effect hereunder, if changed to reflect such dividend or distribution, shall be changed to the Conversion Price which would have been in effect immediately after the date of such abandonment had such dividend or distribution never been declared. Such change shall become effective immediately after the date of such abandonment.

      (k) No adjustment (except pursuant to Section 8.4(a)) in the Conversion Price need be made unless the adjustment would require an increase or decrease of at least 2% in the Conversion Price provided, however, that any adjustments which by reason of this subsection (k) are not required to be made shall be carried forward and taken into account in any subsequent adjustment, and provided further, that adjustment shall be required and made in accordance with the provisions hereof not later than such time as may be required in order to preserve the tax-free nature of a distribution to the holders of shares of Series E Preferred Stock.

    8.5. In case:

      (i) the Corporation shall declare a dividend (or any other distribution) on its Common Stock other than a cash dividend payable in cash out of its retained earnings for which adjustment under Section 8.4(d) is not required; or

      (ii) the Corporation shall authorize the granting to the holders of the Common Stock of rights or warrants to subscribe for or purchase any shares of stock of any class or of any other rights; or

      (iii) there shall be any capital stock reorganization or reclassification of the Common Stock (other than a subdivision or combination of the outstanding Common Stock and other than a change in the par value of the Common Stock), or any consolidation or merger to which the Corporation is a party or any statutory exchange of securities with another corporation, or any sale or transfer of all or substantially all the assets of the Corporation, in each case which is to be effected in such a way that holders of the Common Stock will be entitled to receive stock, securities, cash or other property with respect to or in exchange for Common Stock; or

      (iv) there shall be a voluntary dissolution, liquidation or winding up of the Corporation;

then the Corporation shall cause to be filed with the conversion agent, and shall cause to be airmailed to the holders of shares of the Series E Preferred Stock at their addresses as shown on the stock record books of the Corporation, at least 15 days (or 10 days in any case specified in clause (i) or (ii) above) prior to the applicable record or effective date hereinafter specified, a notice stating (A) the date on which a record is to be taken for the purpose of such dividend, distribution, rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, rights or warrants are to be determined, or (B) the date on which such reorganization, reclassification, consolidation, merger, statutory exchange, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, statutory exchange, sale, transfer, dissolution, liquidation or winding up.

  8.6 The Corporation covenants that it will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued shares of Common Stock or its issued shares of Common Stock held in its treasury, or both, for the purpose of effecting conversions of the Series E Preferred Stock, the full number of shares of Common Stock, deliverable upon the conversion of all outstanding shares of Series E Preferred Stock not theretofore converted. For purposes of this Section 8.6, the number of shares of Common Stock which shall be deliverable upon the conversion of all outstanding shares of Series E Preferred Stock shall be computed as if at the time of computation all such outstanding shares were held by a single holder.

  8.7 Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value (if any) of the shares of Common Stock deliverable upon conversion of the Series E Preferred Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the

Corporation may validly and legally issue fully paid and non-assessable shares of Common Stock, at such adjusted Conversion Price.

     8.8 The Corporation shall use its best efforts to list the shares of Common Stock required to be delivered upon conversion of the Series E
Preferred Stock prior to such delivery upon each securities exchange, if any, upon which the outstanding Common Stock is listed at the time of such delivery.

     8.9 Prior to the delivery of any securities which the Corporation shall be obligated to deliver upon conversion of the Series E Preferred Stock, the Corporation shall use its best efforts to comply with all Federal and state laws and regulations thereunder requiring the registration of such securities with, or any approval of or consent to the delivery thereof by, any governmental authority.

     8.10 The Corporation shall pay any and all documentary, stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock on conversions of the Series E Preferred Stock pursuant hereto; provided, however, that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock in a name other than that of the holder of the Series E Preferred Stock to be converted and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

     8.11 In case of any consolidation or merger in which the Corporation is a party (other than a merger in which the Corporation is the continuing corporation), or in case of any sale or conveyance to another corporation of the property of the Corporation as an entirety or substantially as an entirety, or in the case of any statutory exchange of securities with another corporation (including any exchange effected in connection with a merger of a third corporation into the Corporation), in each case effected in such a way that holders of Common Stock shall be entitled to receive stock, securities, cash or other property with respect to or in exchange for Common Stock, the holder of each share of Series E Preferred Stock then outstanding shall have the right thereafter to convert such share into the kind and amount of stock, securities, cash or other property receivable upon such consolidation, merger, statutory exchange, sale or conveyance by a holder of the number of shares of Common Stock into which such share of Series E Preferred Stock might have been converted immediately prior to such consolidation, merger, statutory exchange, sale or conveyance, assuming such holder of Common Stock failed to exercise his rights of election, if any, as to the kind or amount of securities, cash or other property receivable upon such consolidation, merger, statutory exchange, sale or conveyance (provided, that if the kind or amount of securities, cash or other property receivable upon such consolidation, merger, statutory exchange, sale or conveyance is not the same for each share of Common Stock in respect of which such rights of election shall not have been exercised ("non-electing share"), then for the purpose of this Section 8.11 the kind and amount of securities, cash or other property receivable upon such consolidation, merger, statutory exchange, sale or conveyance for each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). Thereafter, the holders of the Series E Preferred Stock shall be entitled to appropriate adjustments with respect to their conversion rights to the end that the provisions set forth in this Section 8.11 shall correspondingly be made applicable, as nearly as may reasonably be, in relation to any shares of stock or other securities or property thereafter deliverable on the conversion of the Series E Preferred Stock. Any such adjustment shall be approved by a firm of independent public accountants (who may be the regular accountants employed by the Corporation), evidenced by a certificate to that effect delivered to the conversion agent. The foregoing provisions of this Section 8.11 shall similarly apply to successive consolidations, mergers, statutory exchanges, sales or conveyances.

     8.12 Notwithstanding Sections 8.4(c) and (d) hereof, no adjustments to the Conversion Price by reason of any issuance or distribution of any Rights shall be made if either (i) the Corporation had made proper provision so that each holder of shares of Series E Preferred Stock who converts such shares into shares of Common Stock after the record date for such distribution and prior to the expiration or redemption of the Rights shall be entitled to receive upon such conversion, in addition to the shares of Common Stock issuable upon such conversion, a number of Rights to be determined as follows: (A) if such conversion occurs on or prior to the date for the distribution to the holders of Rights of separate certificates evidencing such Rights ("Distribution Date"), the same number of Rights to which a holder of a number of shares of Common Stock equal to the number of shares of Common Stock issuable upon such conversion is entitled at the time of such conversion in accordance with the terms and provisions of the applicable

Rights; and (B) if such conversion occurs after the Distribution Date, the same number of Rights to which a holder of the same number of shares of Common Stock into which the shares of Series E Preferred Stock so converted was convertible immediately prior to the Distribution Date would have been entitled on the Distribution Date in accordance with the terms and provisions of and applicable to the Rights or (ii) each holder of shares of Series E Preferred Stock shall have received rights at all times substantially equivalent to the Rights, if any, held from time to time by a holder of the number of shares of Common Stock issuable upon conversion of the shares of Series E Preferred Stock held by such Series E Preferred Stock holder.

Section 9.  Status Upon Conversion, Redemption or Exchange.
            ----------------------------------------------
     Upon any conversion, redemption or exchange of shares of Series E Preferred Stock, the shares of Series E Preferred Stock so converted, redeemed or exchanged shall have the status of authorized and unissued shares of Preferred Stock undesignated as to series.

Section 10.  General.
             -------
     10.1 Certificates representing shares of the Series E Preferred Stock shall be exchangeable, at the option of the holder, for a new certificate or certificates of the same or different denominations representing in the aggregate the same number of shares.

     10.2 The headings of the various subdivisions of this amendment to the Articles of Incorporation are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

                                  ARTICLE II
                          MANNER OF ADOPTION AND VOTE

     SECTION 1. Action by Directors. The Board of Directors of the Corporation adopted the foregoing amendment to the Articles of Incorporation by resolution duly adopted at a meeting held on June 25, 1990, at which a quorum was present.

     SECTION 2. Action by Shareholders. The foregoing amendment to the Articles of Incorporation was duly adopted by the Board of Directors without shareholder action. Pursuant to Sections 23-1-25-2(d) and 23-1-38-2(7) of the

Act, no shareholder action is required in connection with such amendment to the Articles of Incorporation.

     SECTION 3. Compliance with Legal Requirements. The manner of adoption of the Articles of Amendment and the vote by which they were adopted constitute full legal compliance with the provisions of the Act and the Articles of Incorporation and the Bylaws of the Corporation.

     I hereby state subject to the penalties of perjury, that the statements contained herein are true this 3rd day of July, 1990.

                                              /s/ John L. Steinkamp
                                              ---------------------
                                                  Vice President
                                                 ------------------

                        DECLARATION OF NAME RECORDATION

     I, Paje Etling, Assistant to the Counsel, State of Indiana, do hereby
        -----------  ------------------------
           Name           Title

declare that as of September 27, 1989, there was no Indiana corporation listed by the name LINCOLN NATIONAL CORPORATION, INC., but rather there was an Indiana corporation listed as

                         LINCOLN NATIONAL CORPORATION
                           1300 South [Clanton] Street
                          Fort Wayne, Indiana  46801

     I hereby declare that all statements made herein of my own knowledge are true and that all statements made on information and belief are believed to be true; and further that these statements were made with the knowledge that willful false statements and the like so made are punishable by fine or imprisonment, or both, under Section 1001 of Title 18 of the United States Code, and that such willful false statements may jeopardize the validity of the application or any trademark issuing thereon.


Date  July 30, 1990              Signature   /s/ Paje Etling
    -------------------                   -----------------------------
                                 Title      Assistant to the Counsel
                                          -----------------------------
                                          State of Indiana

                               STATE OF INDIANA
                       OFFICE OF THE SECRETARY OF STATE

                             ARTICLES OF AMENDMENT

To Whom These Presents Come, Greeting:

WHEREAS, there has been presented to me at this office, Articles of Amendment for:

     LINCOLN NATIONAL CORPORATION

and said Articles of Amendment have been prepared and signed in accordance with the provisions of the Indiana Business Corporation Law, as amended.

NOW, THEREFORE, I, JOSEPH H. HOGSETT, Secretary of State of Indiana, hereby certify that I have this day filed said articles in this office.

The effective date of these Articles of Amendment is May 24, 1991.

                                     In Witness Whereof, I have hereunto set my
                                     hand and affixed the seal of the State of
                                     Indiana, at the City of Indianapolis, this
                                     Twenty-fourth day of May, 1991
                                     -------------------------------------------
                                     JOSEPH H. HOGSETT, Secretary of State

                                     By_________________________________________
                                                                          Deputy

                             ARTICLES OF AMENDMENT
                                    OF THE
                           ARTICLES OF INCORPORATION
                         LINCOLN NATIONAL CORPORATION

     The undersigned officer of LINCOLN NATIONAL CORPORATION (the "Corporation") existing pursuant to the provisions of the Indiana Business Corporation Law, as amended (the "Act"), desiring to give notice of corporate action effectuating amendment of its Articles of Incorporation, certifies to the following facts:

                                   ARTICLE I
                                   AMENDMENT

  SECTION 1. The date of incorporation of the Corporation is January 5, 1968.

  SECTION 2. The name of the Corporation is LINCOLN NATIONAL CORPORATION.

  SECTION 3. The text of the following amendment, which determines and sets forth the designation and the relative rights, preferences, qualifications, limitations and restrictions (other than voting rights) of the shares of a series of Preferred Stock, is as follows:

Section 1. Designation.

     1.1 The designation of the series of Preferred Stock, without par value, of the Corporation created by this amendment is the "5 1/2% Cumulative Convertible Exchangeable Preferred Stock, Series F", without par value (the "Series F Preferred Stock").

Section 2. Authorized Number of Shares.

     2.1 The number of authorized shares constituting the Series F Preferred Stock is 2,216,454 shares.

Section 3. Dividends.

     3.1 The holders of shares of Series F Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors of the Corporation (the "Board") out of assets of the Corporation legally available therefor, cumulative cash dividends at the annual rate of 5 1/2% of the Liquidation Preference (specified in Section 5.1 hereof) per share, and no more, payable quarterly on the 5th day of March, June, September and December in each year beginning on the first quarterly dividend payment date following the first date on which the Corporation shall issue any shares of the Series F

Preferred Stock. Dividends on the Series F Preferred Stock shall be cumulative from the first date on which the Corporation shall issue any shares of the Series F Preferred Stock. Dividends on the Series F Preferred Stock shall be payable to holders of record as they appear on the stock record books of the Corporation on the dividend payment dates, provided that the Board or any duly authorized committee may in any case fix a record date, not more than 60 days nor less than 15 days before the dividend payment date, in which event the dividend shall be payable to the holders of record on such record date (whether or not such holders shall have exercised their rights of conversion after such record date). Dividends on the Series F Preferred Stock will be calculated on the basis of a 360-day year of twelve 30-day months.

  Holders of the Series F Preferred Stock shall not be entitled to any interest, or sum of money in lieu of interest, in respect of any dividend payment or payments on shares of Series F Preferred Stock which may be in arrears.

  3.2 No dividend shall be declared or paid or set apart for payment on shares of any series of the Preferred Stock of the Corporation for any period unless full cumulative dividends on all outstanding shares of Series F Preferred Stock shall have been or shall contemporaneously be declared and paid or declared and a sum sufficient for payment thereof set apart for such payment for the current and all past dividend periods; provided, however, that there may be declared and paid or declared and a sum sufficient for payment thereof set part for such payment full dividends on all outstanding shares of $3.00 Cumulative Convertible Preferred Stock, Series A, without par value (the "Series A Preferred Stock"), created by resolutions of the Board adopted on May 28, 1969, which were outstanding on July 6, 1990, the first date the Corporation issued any shares of its 5-1/2% Cumulative Convertible Exchangeable Preferred Stock, Series E
(the "Series E Preferred Stock") and dividends pro rata, as provided in the next proviso, on all outstanding shares of Series F Preferred Stock and of all series of Preferred Stock ranking on a parity with the Series F Preferred Stock with respect to dividends; and provided further that dividends may be declared and paid or declared and a sum sufficient for payment thereof set apart for such payment pro rata on all outstanding shares of Series F Preferred Stock and all series of Preferred Stock of the Corporation ranking on a parity with the Series F Preferred Stock with respect to dividends so that the amounts of the dividends per share declared on the respective outstanding series of such Preferred Stock shall bear to each other the same ratios that the amounts of accumulated and unpaid dividends on such respective series shall bear to each other.

    3.3 No dividend (other than a dividend payable in Common Stock of the Corporation or in any other shares of the Corporation ranking junior to the shares of Series F Preferred Stock as to dividends and upon liquidation, dissolution or winding up) shall be declared or paid or set apart for payment, and no other distribution shall be declared or made, on shares of Common Stock of the Corporation or any other shares of the Corporation ranking junior to the Series F Preferred Stock as to dividends or upon liquidation, dissolution or winding up, and no shares of Common Stock or Preferred Stock, other than the Series F Preferred Stock, of the Corporation and no other shares of the Corporation ranking junior to or on a parity with the Series F Preferred Stock as to dividends or upon liquidation, dissolution or winding up (except the Series E Preferred Stock) shall be redeemed, purchased or otherwise acquired for any consideration (and no moneys shall be paid to or made available for a sinking fund for the redemption of any such shares) by the Corporation (except by conversion into or exchange for shares of Common Stock or other shares of the Corporation ranking junior to the Series F Preferred Stock as to dividends and upon liquidation, dissolution or winding up), unless, in each such case, full cumulative cash dividends on all outstanding shares of Series F Preferred Stock shall have been or shall contemporaneously be declared and paid or declared and a sum sufficient for payment thereof set apart for such payment for the current and all past dividend periods and unless, in the case of any such action after July 6, 2002, the twelfth anniversary of the first date on which shares of Series E Preferred Stock were issued, no shares of Series F Preferred Stock shall be outstanding.

Section 4. Voting.
           ------
  The holders of the Series F Preferred Stock shall have the voting rights provided in Section 5 Article V of the Articles of Incorporation of the Corporation.

Section 5. Liquidation Rights.
           ------------------
    5.1 In the event of the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of shares of Series F Preferred Stock then outstanding shall be entitled to receive, after payment or provision for payment of all creditors of the Corporation, but before any distribution or payment shall be made in respect of the Common Stock or any other shares of the Corporation ranking junior to the Series F Preferred Stock upon liquidation, dissolution or winding up, an amount equal to $71.604 per share (the "Liquidation Preference"), plus an amount equal to all accumulated and unpaid dividends thereon (whether or not earned or declared) to the distribution or payment date, but such holders shall not be entitled to any further participation in any distribution or payment in connection with any such liquidation, dissolution or winding up. If, upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the net assets of the Corporation distributable among the holders of all outstanding shares of Series F Preferred Stock and any other series of Preferred Stock and of any other shares of the Corporation ranking on a parity with the Series F Preferred Stock upon liquidation, dissolution, or winding up shall be insufficient to permit the payment in full to all such holders of the preferential amounts to which they are entitled, then, the net assets so distributable shall be distributed among such holders ratably in proportion to the full amounts to which they would otherwise be entitled.

    5.2 Neither the consolidation or merger of the Corporation with or into any other corporation or corporations, nor the sale or transfer by the Corporation of all or any part of its assets, shall be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this Section 5.

Section 6. Redemption.
           ----------

    6.1 The Corporation may at its option at any time or from time to time redeem, in whole or in part, any share of Series F Preferred Stock that, at the time the notice of redemption thereof is given as provided in Section 6.3 hereof, is not beneficially owned by The Dai-ichi Mutual Life Insurance Company ("Dai-ichi") or any direct or indirect successor to all or substantially all of Dai-ichi's business or by any corporation at least 99% of whose outstanding voting securities is at the time owned directly or indirectly by such Company or any such successor and which agrees to be bound to the same obligations as to which Dai-ichi is bound under that certain Investment Agreement, dated as of June 25, 1990, at a redemption price per share, in cash, equal to the Liquidation Preference plus an amount equal to all accumulated and unpaid dividends thereon (whether or not earned or declared) to the redemption date.

  If fewer than all of the outstanding shares of Series F Preferred Stock that are subject to redemption pursuant to the provisions of this Section 6.1 are to be redeemed, the Board shall have complete discretion as to which of such shares subject to redemption are to be redeemed.

    6.2 On July 6, 2002, the twelfth anniversary of the first date on which shares of Series E Preferred Stock were issued, the Corporation shall redeem (but only out of assets of the Corporation legally available therefor and subject to any applicable redemption or dividend limitations set forth in Section 2.3 of the terms of the Series A Preferred Stock and Section 3(d) of the terms of the Series B Preferred Stock, the Series C Preferred Stock and the Series D Preferred Stock as such terms were in effect on July 3, 1990, the date the amendment to the Articles of Incorporation creating the Series E Preferred Stock was filed with the Indiana Secretary of State, Section 9.3 of the Purchase Agreement, dated as of July 13, 1979, for the purchase of the Company's 9-3/4% Subordinated Notes due 1994, Section 8.6 of the $300,000,000 Revolving Credit Agreement, dated as of July 14, 1987, among the Company, Swiss Bank Corporation International Limited, Swiss Bank Corporation, New York Branch, and several financial institutions and Section 5.06 of the $200,000,000 Revolving Credit Agreement, dated as of July 28, 1987, among the Company, certain financial institutions and Morgan Guaranty Trust Company of New York) all shares of Series F Preferred Stock then outstanding, at a redemption price per share, in cash, equal to the Liquidation Preference per share plus an amount equal to all accumulated and unpaid dividends thereon (whether or not earned or declared) to the redemption date, provided, however, that this Section 6.2 shall not apply to any shares in exchange for which the Corporation shall on such date issue other securities pursuant to and in accordance with the provisions of Section 7 hereof. In the event that on July 6, 2002 the Corporation shall be unable, by reason of an insufficiency of assets legally available therefor or by reason of the redemption and dividend limitations referred to above, to redeem all of the outstanding shares of Series F Preferred Stock, the Corporation shall redeem on July 6, 2002 under this Section 6.2 such number of shares as it shall be able to redeem, pro rata as nearly as practicable (without redemption of fractions of shares) in proportion to the respective numbers of shares held by each holder, and thereafter, if and to the extent assets shall at any time or from time to time become legally available therefor and such redemption and dividend limitations shall permit, the Corporation shall as promptly as practicable redeem shares of Series F Preferred Stock, pro rata as provided above, at such redemption price, plus an amount equal to accumulated and unpaid dividends thereon (whether or not earned or declared) to the redemption date.

    6.3 In the event the Corporation shall elect or be obligated to redeem shares of Series F Preferred Stock, notice of such redemption shall be given by airmail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the redemption date, to each holder of record of the shares to be redeemed, at such holder's address as the same shall appear on the stock record books of the Corporation. Each such notice shall state: (1) the redemption date; (2) the number of shares of Series F Preferred Stock to be redeemed and, if fewer than all the shares held by the holder are to be redeemed, the number of such holder's shares to be redeemed; (3) the redemption price; (4) the place or places in the States of Indiana or New York where certificates for such shares are to be surrendered for payment of the redemption price; (5) that dividends on the shares to be redeemed will cease to accumulate on the redemption date specified in the notice; (6) the provision of this amendment to Articles of Incorporation authorizing or requiring such redemptions; and (7) the then effective Conversion Price (as defined in Section 8.1 hereof), that until the close of business on the redemption date the holders may exercise their right to convert shares of Series F Preferred Stock being redeemed and that such right will terminate at the close of business on the redemption date.

    6.4 From and after the redemption date specified in any such notice of redemption, unless default shall be made by the Corporation in providing monies at the time and place specified for payment of the redemption price pursuant to such notice, all dividends on the shares of Series F Preferred Stock thereby called for redemption shall cease to accumulate and all rights of the holders thereof as such holders, except the right to receive the redemption price upon surrender, shall cease and terminate.

    6.5 The Corporation may, however, at any time prior to the redemption date specified in a duly given notice of redemption but after such notice of redemption shall have been mailed as aforesaid, deposit in trust for the benefit of the holders of the Series F Preferred Stock to be redeemed, with a bank or trust company in good standing organized under the laws of the United States of America or of the State of New York, or of the State of Indiana, doing business in the Borough of Manhattan, City of New York, or in the State of Indiana, having capital, surplus and undivided profits aggregating at least $50,000,000 designated in such notice of redemption, an amount in cash equal to the redemption prices of all such shares so called for redemption under arrangements providing irrevocably for payment to such holders, and thereupon, whether or not certificates for the shares so called for redemption shall have been surrendered for cancellation (if such notice shall state that holders of the shares so called for redemption may receive their redemption price at any time after such deposit), all shares with respect to which such deposit shall have been made shall be deemed to be no longer outstanding, dividends thereon for any period after the date so fixed for redemption shall cease to accumulate and all rights with respect to such shares shall forthwith upon such deposit in trust cease and terminate except only (a) the rights of the holders thereof to receive from such bank or trust company, at any time after the time of such deposit, the redemption price of such shares to be redeemed, or (b) the right to exercise, on or before the close of business on the date fixed for redemption, the privileges of conversion. Any moneys so deposited by the Corporation which shall not be required for such redemption because of the exercise of any such right of conversion, shall be repaid to the Corporation forthwith. Any moneys so deposited by the Corporation and unclaimed at the end of six years from the date fixed for such redemption shall be repaid to the Corporation upon its request expressed in a resolution of its Board of Directors, after which repayment the holders of the shares so called for redemption shall look only to the Corporation for the payment thereof.

     6.6 Nothing in this Section 6 shall limit any legal right of the Corporation to purchase or otherwise acquire any shares of the Series F Preferred Stock at not exceeding the price at which the same may be redeemed at the option of the Corporation.

Section 7. Exchange.
           --------

     7.1 On July 6, 2002, the twelfth anniversary of the first date on which shares of Series E Preferred Stock were issued, the Corporation may, at its option, with respect to any shares of Series F Preferred Stock then outstanding, other than any for which notice of redemption shall have previously been given, issue in exchange therefore either:

         (1) a whole number of shares of a series of nonconvertible Preferred Stock of the Corporation, or

         (2) a whole number of shares of Common Stock of the Corporation,

or any combination of shares described in the foregoing clauses (1) and (2) (and cash in lieu of fractional interests, if any), provided that the shares so issued shall (a) have on the date of issue an aggregate fair market value, as determined by an Independent Financial Firm (as defined hereinafter in this Section 7.1) selected by the Board, equal to the aggregate Liquidation Preference of the shares of Series F Preferred Stock for which such shares are to be issued in exchange, plus an amount equal to accumulated and unpaid dividends on such shares of Series F Preferred Stock (whether or not earned or declared) to the exchange date; (b) be free of any transfer restriction and, if and to the extent necessary for public offering and sale, registered or qualified under the Federal Securities Act of 1933, as amended, or any successor statute, and under such State securities laws as any holder may reasonably request (provided, that in connection with qualification under State securities laws the Corporation shall not be obligated to qualify to do business in any jurisdiction when it is not so qualified or to take any action that would subject it to taxation or general service of process in any State where it is not otherwise subject to taxation or general service of process); and (c) in the case of Common Stock, listed on each securities exchange, if any, upon which outstanding Common Stock is listed at the time of the exchange. The term "Independent Financial Firm," as of any time, shall mean an internationally recognized investment banking or investment advisory firm which does not at such time have a direct or indirect material interest in, or other direct or indirect material relationship with, the Corporation or any of its subsidiaries or affiliates.

    7.2 In the event the Corporation shall elect to issue shares in exchange pursuant to Section 7.1 hereof, notice of such exchange shall be given by airmail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the exchange date, to each holder of record of the shares of Series F Preferred Stock to be exchanged, at such holder's address as the same shall appear on the stock record books of the Corporation. Each such notice shall state: (1) the exchange date; (2) the number and terms of the shares to be issued in exchange for shares held by such holder; (3) the identity of the Independent Financial Firm selected by the Board to determine fair market value as provided in Section
7.1 hereof; (4) the place or places in the State of Indiana or New York where certificates for the shares of Series F Preferred Stock to be exchanged are to be surrendered for the shares to be issued in exchange therefore; (5) that dividends on the shares of Series F Preferred Stock to be exchanged will cease to accumulate on the exchange date; (6) the then effective Conversion Price (as defined in Section 8.1 hereof), that until the close of business on the exchange date the holders may exercise their right to convert shares of Series F Preferred Stock being exchanged and that such right shall terminate at the close of business on the exchange date.

    7.3 From and after the exchange date specified on any such notice of exchange, unless default shall be made by the Corporation in issuing the shares to be issued in the exchange, all dividends on the shares of Series F Preferred Stock to be exchanged as specified in the notice shall cease to accumulate and all rights of the holders thereof as such holders, except the right to receive the shares to be issued in the exchange, shall cease and terminate and the person or persons entitled to the shares to be issued in the exchange shall be treated for all purposes as the registered holder of the shares to be issued.

Section 8. Conversion.
           ----------

    8.1 Subject to and upon compliance with the provisions of this Section 8, the holder of each share of Series F Preferred Stock shall have the right, at the holder's option, at any time (except that, if such share is called for redemption or exchange, not after the close of business on the date fixed for such redemption or exchange, unless default shall be made in the payment of the redemption price or the issuance of shares in the exchange) to convert such share into that number of fully paid and nonassessable shares of Common Stock (calculated as to each conversion to the nearest 1/1,000th of a share) obtained by dividing the Liquidation Preference of such share being converted by the Conversion Price (as defined below) and by surrender of such share so to be converted, such surrender to be made in the manner provided in Section 8.2.

    For the purposes of this Section 8, the term "Common Stock" shall include any stock of any class of the Corporation which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation and which is not subject to redemption by the Corporation. However, shares issuable on conversion of shares of Series F Preferred Stock shall include only shares of the class designated as Common Stock of the Corporation as of the date of this amendment to the Articles of Incorporation creating the Series F Preferred Stock, or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation and which are not subject to redemption by the Corporation; provided that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable upon conversion shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

    The term "Conversion Price" shall mean the Initial Conversion Price, as adjusted in accordance with the provisions of this Section 8. The term "Initial Conversion Price" shall mean an amount equal to the Liquidation Preference. On July 6, 1995, the fifth anniversary of the first date on which shares of Series E Preferred Stock were issued, the Conversion Price then in effect for the Series F Preferred Stock shall be increased by 4-1/6% and on July 6, 1998, the eighth anniversary of such first date, the Conversion Price then in effect for the Series F Preferred Stock shall be increased by 4%.

     8.2 In order to exercise the conversion privilege, the holder of each share of Series F Preferred Stock to be converted shall surrender the certificate representing such share at the office of the conversion agent for the Series F Preferred Stock in the Borough of Manhattan, City of New York, appointed for such purpose by the Corporation or, if no conversion agent has been appointed, to the Corporation at its offices at 1300 South Clinton Street, Fort Wayne, Indiana 46801 Attention: Treasurer (such conversion agent or Corporation, as the case may be, referred to herein as the "conversion agent"), with the Notice of Election to Convert on the back of said certificate completed and signed. Such notice shall be substantially in the following form:


                        "NOTICE OF ELECTION TO CONVERT

     The undersigned, being a holder of the 5-1/2% Cumulative Convertible Exchangeable Preferred Stock, Series F (the "Series F Preferred Stock") of Lincoln National Corporation, irrevocably exercises the right to convert _____ outstanding shares of Series F Preferred Stock on _______, ______, into shares of Common Stock of Lincoln National Corporation in accordance with the terms of the Series F Preferred Stock, and directs that the shares issuable and deliverable upon the conversion, together with any check in payment for fractional shares, be issued and delivered in the denominations indicated below to the registered holder hereof unless a different name has been indicated below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto.

             Dated:

Fill in for registration of
 shares of Common Stock
 if to be issued otherwise
 than to the registered holder:          If fractional interests:


- --------------------------------         TAX ID # _______________________
Name

- --------------------------------
Address


- --------------------------------         ---------------------------------
(Please print name and                            (Signature)
 address, including postal
 code number)

Denominations: ___________________"

Unless the shares issuable on conversion are to be issued in the same name as the name in which such share of Series F Preferred Stock is registered, each share surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder or his duly authorized attorney and an amount sufficient to pay any transfer or similar tax. A payment shall be made on conversion for dividends accumulated on the Series F Preferred Stock surrendered for conversion but not for dividends on Common Stock delivered on such conversion. As promptly as practicable after the surrender of the certificates for shares of Series F Preferred Stock as aforesaid, the Corporation shall issue and shall deliver at such office to such holder, or on his written order, a certificate or certificates for the number of full shares of Common Stock issuable upon the conversion of such shares in accordance with the provisions of this Section 8, and any fractional interest in respect of a share of Common Stock arising upon such conversion shall be settled as provided in Section 8.3 hereof.

     Each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which the certificates for shares of Series F Preferred Stock shall have been surrendered and such notice received by the Corporation as aforesaid, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby at such time on such date and such conversion shall be at the Conversion Price in effect at such time on such date. All shares of Common Stock delivered upon conversion of the Series F Preferred Stock shall upon delivery be duly and validly issued and fully paid and non-assessable, free of all liens and charges and not subject to any preemptive rights.

  8.3 No fractional shares or scrip representing fractions of shares of Common Stock shall be issued upon conversion of shares of Series F Preferred Stock. Instead of any fractional interest in a share of Common Stock which would otherwise be deliverable upon the conversion of a share of Series F Preferred Stock, the Corporation shall pay to the holder of such share an amount in cash (computed to the nearest one cent) equal to the Average Market Price of the Common Stock at the close of business on the business day next preceding the day of conversion. If more than one share shall be surrendered for conversion at one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate Conversion Price of the shares of Series F Preferred Stock so surrendered.

  The term "Average Market Price" of any security on any date means the average of the daily closing prices of such security for a period of five consecutive trading days within the 10 trading days immediately preceding the day in question, which five consecutive trading days are selected by the Corporation provided, however, that if the "ex" date for any event (other than the event requiring such computation) that requires an adjustment pursuant to Section 8.4 occurs during the 10-day trading period in question and prior to the "ex" date for the event requiring computation, the closing price for each trading day prior to the "ex" date for such other event shall be adjusted by multiplying such closing price by the same fraction by which the Conversion Price is required to be adjusted pursuant to Section 8.4 as a result of such other event (and in the case of Section 8.4(a) the fraction that would result in the adjustment provided for therein). The closing price for each day shall be the last reported sales price regular way or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case on the New York Stock Exchange or, if such security is not listed or admitted to trading on such Exchange, on the principal national securities exchange on which such security is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the National Association of Securities Dealers Automated Quotations National Market System or, if such security is not listed or admitted to trading on any national securities exchange or quoted on such National Market System, the average of the closing bid and asked prices in the over-the-counter market as furnished by any

New York Stock Exchange member firm selected from time to time by the issuer of such security for that purpose. For the purposes of this definition, the term "trading day" means each Monday, Tuesday, Wednesday, Thursday and Friday, other than any day on which such security is not traded on such exchange or in such market. For the purposes of this definition, the term "'ex' date", (i) when used with respect to any issuance or distribution, means the first date on which the Common Stock trades regular way on the relevant exchange or in the relevant market from which the closing price was obtained without the right to receive such issuance or distribution and (ii) when used with respect to any subdivision or combination of shares of Common Stock, means the first date on which the Common Stock trades regular way on such exchange or in such market after the time at which such subdivision or combination becomes effective.

     8.4  In addition to the increases in the Conversion Price set forth in
Section 8.1 hereof, the Conversion Price shall be adjusted from time to time as follows:

     (a) In case the Corporation shall hereafter (i) pay a dividend or make a distribution on the Common Stock in shares of Common Stock, (ii) subdivide its outstanding shares of Common Stock into a greater number of shares, or
   (iii) combine its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such action shall be adjusted so that the holder of any share of Series F Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock which he would have been entitled to receive immediately following such action had such share been converted immediately prior thereto. An adjustment made pursuant to this Section 8.4(a) shall become effective immediately after the record date, in the case of a dividend or distribution, or immediately after the effective date, in the case of a subdivision or combination.

     (b) In case the Corporation shall hereafter pay or make a dividend or other distribution in shares of Common Stock on any class of capital stock of the Corporation other than the Common Stock, the Conversion Price in effect immediately after the record date mentioned in the next sentence shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the record date mentioned in the next sentence by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the record date mentioned in the next sentence and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution. Such reduction shall become effective immediately after the record date for the determination of shareholders entitled to receive such dividend or other distribution. For the purposes of this Section 8.4(b), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Corporation but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Corporation shall not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Corporation.

  (c) In case the Corporation shall hereafter issue rights or warrants to holders of its outstanding shares of Common Stock generally entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the Average Market Price of the Common Stock (as defined in Section 8.3 hereof) on the record date mentioned in the next sentence (other than pursuant to an automatic dividend reinvestment plan of the Corporation or any substantially similar plan), the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the record date mentioned in the next sentence by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the record date mentioned in the next sentence plus the number of shares which the aggregate offering price of the total number of shares so offered for subscription or purchase would purchase at such Average Market Price, and of which the denominator shall be the number of shares of Common Stock outstanding at the close of business on the record date mentioned in the next sentence plus the number of shares of Common Stock so offered for subscription or purchase. Such reduction shall become effective immediately after the record date for the determination of shareholders entitled to receive such rights or warrants. For the purposes of this Section 8.4(c), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Corporation but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. Rights or warrants issued or distributed by the Company to all holders of its Common Stock entitling the holders thereof to subscribe for or purchase shares of Common Stock, which rights or warrants (x) are deemed to be transferred with such shares of Common Stock, (y) are not exercisable and (z) are issued also in respect of future issuances of Common Stock, in each case in clauses (x) through (z) until the occurrence of a specified event or events ("Trigger Event"), shall for purposes of this Section 8.4 not be deemed issued or distributed until the occurrence of the earliest Trigger Event. Such rights or warrants are referred to herein as "Rights".

  (d) In case the Corporation shall, by dividend or otherwise, hereafter distribute to holders of its outstanding shares of Common Stock generally evidences of its indebtedness, any securities of the Corporation, any rights or warrants to subscribe to securities of the Corporation, cash or assets (excluding (i) any cash dividend paid from retained earnings of the Corporation to the extent such dividends in any calendar year do not in the aggregate exceed 150% of the aggregate regular periodic cash dividends actually paid in the prior calendar year, (ii) dividends or distributions payable in stock for which adjustment is made pursuant to Section 8.4(a) or 8.4(b) hereof, (iii) rights or warrants to subscribe to Common Stock for which adjustment is made pursuant to
Section 8.4(c) hereof, and (iv) pursuant to a consolidation, merger, statutory exchange, sale or conveyance for which adjustment is made pursuant to Section
8.11 hereof), then in each such case the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the record date mentioned in the next sentence by a fraction (not equal to or less than zero) or which the numerator shall be the Average Market Price of the Common Stock (as defined in Section 8.3 hereof) on the record date mentioned in the next sentence less the then fair market value (as determined by the Board and Dai-ichi (or any direct or indirect successor to all or substantially all of such Company's business) jointly (if such Company or successor or any corporation at least 99% of whose outstanding voting securities at the time outstanding is owned by such Company or successor shall be a holder of any of the Series F Preferred Stock) or an internationally recognized investment banking firm selected by them if they are unable to reach agreement, or the Board in its reasonable discretion whose determination will be conclusive and evidenced by a board resolution filed with the conversion agent (if none of the foregoing shall be a holder of Series F Preferred Stock)) of the portion of the evidences of indebtedness, securities, rights or warrants, cash or assets so distributed to the holder of one share of Common Stock, and of which the denominator shall be such Average Market Price of the Common Stock. Such adjustment shall become effective immediately after the record date for the determination of shareholders entitled to receive such distribution. Such determination of fair market value shall be set forth in a statement filed with the conversion agent by the Corporation as soon as practicable.

  (e) The reclassification (including any reclassification upon a merger in which the Corporation is the continuing corporation but excluding a reclassification upon a consolidation, merger, statutory exchange, sale or conveyance as to which Section 8.11 applies) of Common Stock into securities including other than Common Stock shall be deemed to involve (i) a distribution of such securities other than Common Stock to all holders of Common Stock and the effective date of such reclassification shall be deemed to be "the record date for the determination of shareholders entitled to receive such distribution" within the meaning of Section 8.4(d) hereof, and (ii) a subdivision or combination, as the case may be, of the number of shares of Common Stock outstanding immediately prior to such reclassification into the number of shares of Common Stock outstanding immediately thereafter and the effective date of such reclassification shall be deemed to be "the day upon which such subdivision becomes effective" or "the day upon which such combination becomes effective", as the case may be.

  (f) In any case in which this Section 8 shall require that an adjustment be made immediately following a record date or an effective date, the Corporation may elect to defer (but only until five business days following the prompt filing by the Corporation with the conversion agent of the certificate of independent accountants required by Section 8.4(h) hereof) issuing to the holder of any share of Series F Preferred Stock converted after such record date or effective date the additional shares of Common Stock or other capital stock issuable upon such conversion over and above the shares of Common Stock or other capital stock issuable upon such conversion on the basis of the Conversion Price prior to adjustment, and paying to such holder any amount of cash in lieu of a fractional share.

  (g) All calculations under this Section 8 shall be made to the nearest one cent or to the nearest l/l,OOOth of a share, as the case may be. Anything in this Section 8 to the contrary notwithstanding, the Corporation shall be entitled to make such reduction in the Conversion Price, in addition to those required by this Section 8, as it considers to be advisable in order that any stock dividend, subdivision of shares, distribution of rights to purchase stock or securities, or distribution of securities convertible into or exchangeable for stock hereafter made by the Corporation to its shareholders shall not be taxable to the recipients.

  (h) Whenever the Conversion Price is adjusted as herein provided, (A) the Corporation shall promptly obtain and file with the conversion agent a certificate of a firm of independent public accountants (who may be the regular accountants employed by the Corporation) setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment and the manner of computing the same, and (B) a notice stating that the Conversion Price has been adjusted and setting forth that the adjusted Conversion Price shall forthwith be airmailed by the Corporation to the holders of the Series F Preferred Stock at their addresses as shown on the stock record books of the Corporation.

  (i) In the event that at any time as a result of an adjustment made pursuant to this Section 8, the holder of any share of Series F Preferred Stock thereafter surrendered for conversion shall become entitled to receive any shares of the Corporation other than shares of Common Stock, thereafter the Conversion Price of such other shares so receivable upon conversion of any share shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained in this Section 8.

  (j) Anything herein to the contrary notwithstanding, in the event the Corporation shall declare any dividend or distribution requiring an adjustment in the Conversion Price hereunder and shall, thereafter and before the payment of such dividend or distribution to shareholders, legally abandon its plan to pay such dividend or distribution, the Conversion Price then in effect hereunder, if changed to reflect such dividend or distribution, shall be changed to the Conversion Price which would have been in effect immediately after the date of such abandonment had such dividend or distribution never been declared. Such changes shall become effective immediately after the date of such abandonment.

  (k) No adjustment (except pursuant to Section 8.4(a)) in the Conversion Price need be made unless the adjustment would require an increase or decrease of at least 2% in the Conversion Price provided, however, that any adjustments which by reason of this subsection (k) are not required to be made shall be carried forward and taken into account in any subsequent adjustment, and provided further, that adjustment shall be required and made in accordance with the provision hereof not later than such time as may be required in order to preserve the tax-free nature of a distribution to the holders of shares of Series F Preferred Stock.

   8.5 In case:

  (i) the Corporation shall declare a dividend (or any other distribution) on its Common Stock other than a cash dividend payable in cash out of its retained earnings for which adjustment under Section 8.4(d) is not required; or

  (ii) the Corporation shall authorize the granting to the holders of the Common Stock of rights or warrants to subscribe for or purchase any shares of stock of any class or of any other rights; or

  (iii) there shall be any capital stock reorganization or reclassification of the Common Stock (other than a subdivision or combination of the outstanding Common Stock and other than a change in the par value of the Common Stock), or any consolidation or merger to which the Corporation is a party or any statutory exchange of securities with another corporation, or any sale or transfer of all or substantially all the assets of the Corporation, in each case which is to be effected in such a way that holders of the Common Stock will be entitled to receive stock, securities, cash or other property with respect to or in exchange for Common Stock; or

  (iv) there shall be a voluntary dissolution, liquidation or winding up of the Corporation;

then the Corporation shall cause to be filed with the conversion agent, and shall cause to be airmailed to the holders of shares of the Series F Preferred Stock at their addresses as shown on the stock record books of the Corporation, at least 15 days (or 10 days in any case specified in clause (i) or (ii) above) prior to the applicable record or effective date hereinafter specified, a notice stating (A) the date on which a record is to be taken for the purpose of such dividend, distribution, rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, rights or warrants are to be determined, or (B) the date on which such reorganization, reclassification, consolidation, merger, statutory exchange, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, statutory exchange, sale, transfer, dissolution, liquidation or winding up.

  8.6 The Corporation covenants that it will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued shares of Common Stock or its issued shares of Common Stock held in its treasury, or both, for the purpose of effecting conversions of the Series F Preferred Stock, the full number of shares of Common Stock, deliverable upon the conversion of all outstanding shares of Series F Preferred Stock not theretofore converted. For purposes of this Section 8.6, the number of shares of Common Stock which shall be deliverable upon the conversion of all outstanding shares of Series F Preferred Stock shall be computed as if at the time of computation a11 such outstanding shares were held by a single holder.

  8.7 Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value (if any) of the shares of Common Stock deliverable upon conversion of the Series F Preferred Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and non-assessable shares of Common Stock, at such adjusted Conversion Price.

  8.8 The Corporation shall use its best efforts to list the shares of Common Stock required to be delivered upon conversion of the Series F Preferred Stock prior to such delivery upon each securities exchange, if any, upon which the outstanding Common Stock is listed at the time of such delivery.

  8.9 Prior to the delivery of any securities which the Corporation shall be obligated to deliver upon conversion of the Series F Preferred Stock, the Corporation shall use its best efforts to comply with all Federal and state laws and regulations thereunder requiring the registration of such securities with, or any approval of or consent to the delivery thereof by, any governmental authority.

  8.10 The Corporation shall pay any and all documentary, stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock on conversions of the Series F Preferred Stock pursuant hereto; provided, however, that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock in a name other than that of the holder of the Series F Preferred Stock to be converted and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

     8.11 In case of any consolidation or merger in which the Corporation is a party (other than a merger in which the Corporation is the continuing corporation), or in case of any sale or conveyance to another corporation of the property of the Corporation as an entirety or substantially as an entirety, or in the case of any statutory exchange of securities with another corporation (including any exchange effected in connection with a merger of a third corporation into the Corporation), in each case effected in such a way that holders of Common Stock shall be entitled to receive stock, securities, cash or other property with respect to or in exchange for Common Stock, the holder of each share of Series F Preferred Stock then outstanding shall have the right thereafter to convert such share into the kind and amount of stock, securities, cash or other property receivable upon such consolidation, merger, statutory exchange, sale or conveyance by a holder of the number of shares of Common Stock into which such share of Series F Preferred Stock might have been converted immediately prior to such consolidation, merger, statutory exchange, sale or conveyance, assuming such holder of Common Stock failed to exercise his rights of election, if any, as to the kind or amount of securities, cash or other property receivable upon such consolidation, merger, statutory exchange, sale or conveyance (provided, that if the kind or amount of securities, cash or other property receivable upon such consolidation, merger, statutory exchange, sale or conveyance is not the same for each share of Common Stock in respect of which such rights of election shall not have been exercised ("non-electing share"), then for the purpose of this Section 8.11 the kind and amount of securities, cash or other property receivable upon such consolidation, merger, statutory exchange, sale or conveyance for each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). Thereafter, the holders of the Series F Preferred Stock shall be entitled to appropriate adjustments with respect to their conversion rights to the end that the provisions set forth in this Section 8.11 shall correspondingly be made applicable, as nearly as may reasonably be, in relation to any shares of stock or other securities or property thereafter deliverable on the conversion of the Series F Preferred Stock. Any such adjustment shall be approved by a firm of independent public accountants (who may be the regular accountants employed by the Corporation), evidenced by a certificate to that effect delivered to the conversion agent. The foregoing provisions of this
Section 8.11 shall similarly apply to successive consolidations, mergers, statutory exchanges, sales or conveyances.

     8.12 Notwithstanding Sections 8.4(c) and (d) hereof, no adjustment to the Conversion Price by reason of any issuance or distribution of any Rights shall be made if either (i) the

Corporation had made proper provision so that each holder of shares of Series F Preferred Stock who converts such shares into shares of Common Stock after the record date for such distribution and prior to the expiration or redemption of the Rights shall be entitled to receive upon such conversion, in addition to the shares of Common Stock issuable upon such conversion, a number of Rights to be determined as follows: (A) if such conversion occurs on or prior to the date for the distribution to the holders of Rights of separate certificates evidencing such Rights ("Distribution Date"), the same number of Rights to which a holder of a number of shares of Common Stock equal to the number of shares of Common Stock issuable upon such conversion is entitled at the time of such conversion in accordance with the terms and provisions of the applicable Rights; and (B) if such conversion occurs after the Distribution Date, the same number of Rights to which a holder of the same number of shares of Common Stock into which the shares of Series F Preferred Stock so converted was convertible immediately prior to the Distribution Date would have been entitled on the Distribution Date in accordance with the terms and provisions of and applicable to the Rights or
(ii) each holder of shares of Series F Preferred Stock shall have received rights at all times substantially equivalent to the Rights, if any, held from time to time by a holder of the number of shares of Common Stock issuable upon conversion of the shares of Series F Preferred Stock held by such Series F Preferred Stock holder.

Section 9. Status Upon Conversion, Redemption or Exchange.
           ----------------------------------------------
     Upon any conversion, redemption or exchange of shares of Series F Preferred Stock, the shares of Series F Preferred Stock so converted, redeemed or exchanged shall have the status of authorized and unissued shares of Preferred Stock undesignated as to series.

Section 10. General.
            -------
     10.1 Certificates representing shares of the Series F Preferred Stock shall be exchangeable, at the option of the holder, for a new certificate or certificates of the same or different denominations representing in the aggregate the same number of shares.

     10.2 The headings of the various subdivisions of this amendment to the Articles of Incorporation are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

                                  ARTICLE II
                          MANNER OF ADOPTION AND VOTE

     SECTION 1. Action by Directors. The Board of Directors of the Corporation
     ---------  -------------------
adopted the foregoing amendment to the Articles of Incorporation by resolution duly adopted at a meeting held on June 25, 1990, at which a quorum was present.

     SECTION 2. Action by Shareholders. The foregoing amendment to the Articles
     ---------  ----------------------
of Incorporation was duly adopted by the Board of Directors without shareholder action. Pursuant to Sections 23-1-25-2(d) and 23-1-38-2(7) of the Act, no shareholder action is required in connection with such amendment to the Articles of Incorporation.

     SECTION 3. Compliance with Legal Requirements. The manner of adoption of
     ---------  ----------------------------------
the Articles of Amendment and the vote by which they were adopted constitute full legal compliance with the provisions of the Act and the Articles of Incorporation and the Bylaws of the Corporation.

     I hereby state subject to the penalties of perjury, that the statements contained herein are true this 20 day of May, 1991.

                                       /s/  John L. Steinkamp
                                       ----------------------
                                            John L. Steinkamp
                                              Vice President
3007H

                               STATE OF INDIANA
                       OFFICE OF THE SECRETARY OF STATE

                             ARTICLES OF AMENDMENT

To Whom These Presents Come, Greeting:

WHEREAS, there has been presented to me at this office, Articles of Amendment for:

                         LINCOLN NATIONAL CORPORATION

and said Articles of Amendment have been prepared and signed in accordance with the provisions of the Indiana Business Corporation Law, as amended.

NOW, THEREFORE, I, JOSEPH H. HOGSETT, Secretary of State of Indiana, hereby certify that I have this day filed said articles in this office.

The effective date of these Articles of Amendment is May 12, 1994.

                                      In Witness Whereof, I have hereunto set
                                      my hand and affixed the seal of the State of Indiana, at the City of Indianapolis, this Twelfth day of May, 1994

                                       /s/ Joseph H. Hogsett
                                      ----------------------------------------
                                       JOSEPH H. HOGSETT, Secretary of State

[SEAL OF THE STATE OF INDIANA]

                                       By         Doug Mason
                                         --------------------------------------
                                                                        Deputy

                         ARTICLES OF AMENDMENT OF THE
                         ARTICLES OF INCORPORATION OF
                         LINCOLN NATIONAL CORPORATION

    The undersigned officer of Lincoln National Corporation (the "Corporation") existing pursuant to the provisions of the Indiana Business Corporation Law, as amended (the "Act"), desiring to give notice of corporate action effectuating amendment of certain provisions of its Articles of Incorporation, certifies the following facts:

                                   ARTICLE I

                                   AMENDMENT

     Section 1. The date of incorporation of the Corporation is January 5, 1968.

     Section 2. The name of the Corporation following this amendment to the Articles of Incorporation is Lincoln National Corporation.

     Section 3. The text of Article V, Section 1 of the Articles of Incorporation is hereby amended and restated as follows:

          Section 1. Number and Classes of Shares. The total number of shares which the Corporation shall have authority to issue is eight hundred ten million (810,000,000) shares, consisting of eight hundred million (800,000,000) shares of a single class of shares to be known as Common Stock, and ten million (10,000,000) shares of a single class of shares to be known as Preferred Stock.

     Section 4. Date of the amendment's adoption: May 12, 1994.


                                 ARTICLE II
                          MANNER OF ADOPTION AND VOTE

     Section 1. Action by Directors.

     The Board of Directors of the Corporation duly adopted a resolution proposing to amend the terms and provisions of Article V, Section 1 of the Articles of Incorporation and directing a meeting of the shareholders, to be held on May 12, 1994, allowing such shareholders to vote on the proposed amendment. The resolution was adopted by vote of the Board of Directors at a meeting held on November 11, 1993, at which a quorum of such Board was present.

   Section 2. Action by Shareholders.

   The shareholders of the Corporation entitled to vote in respect of the Articles of Amendment adopted the proposed amendment. The designation, number of outstanding shares, number of votes entitled to be cast by each voting group and the number of votes of each voting group represented at a meeting held on May 12, 1994, pursuant to which the Articles of Amendment were approved by the shareholders of the Corporation, are as follows:

- -----------------------------------------------------------------------------
 Designation                               All capital stock, comprised of
   of Each              Common              Common Stock, $3.00 Cumulative
   Voting               Stock            Convertible Preferred Stock, Series
    Group:                                 A, 5 1/2% Cumulative Convertible
                                         Exchangeable Preferred Stock, Series
                                               E, and 5 1/2% Cumulative
                                          Convertible Exchangeable Preferred
                                                   Stock, Series F
- -----------------------------------------------------------------------------
  Number of
 Outstanding          94,725,811                      99,190,014
   Shares:
- -----------------------------------------------------------------------------
  Number of
    Votes             94,725,811                      99,190,014
 Entitled to
  be Cast:
- -----------------------------------------------------------------------------
  Number of
    Votes
 Represented          79,739,258                      85,633,973
   at the
  Meeting:
- -----------------------------------------------------------------------------
Shares Voted          70,104,590                      75,828,877
  in Favor:
- -----------------------------------------------------------------------------
Shares Voted           8,980,799                       9,108,237
  Against:
- -----------------------------------------------------------------------------

  Section 3. Compliance with Legal Requirements.
  ---------

  The manner of the adoption of the Articles of Amendment and the vote by which they were adopted constitute full legal compliance with the provisions of the Act, the Articles of Incorporation, and the By-Laws of the Corporation.

           [The Remainder of this Page was Intentionally Left Blank]

  IN WITNESS WHEREOF, the undersigned Corporation has caused these Articles of Amendment to be signed by a duly authorized officer this 12th day of May, 1994.

                                    LINCOLN NATIONAL CORPORATION

                                    By: /s/ John L. Steinkamp
                                        -------------------------------------
                                            John L. Steinkamp, Vice President